UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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WEBMD HEALTH CORP.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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WEBMD HEALTH CORP.

111 Eighth Avenue

New York, New York 10011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 1, 2014

To the Stockholders of WebMD Health Corp.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of WebMD Health Corp. will be held at 9:30 a.m., Eastern time, on October 1, 2014, at The Ritz-Carlton New York, Battery Park, Two West Street, New York, New York 10004, for the following purposes:

1. To elect four Class III directors, each to serve a three-year term expiring at our Annual Meeting of Stockholders in 2017 or until his or her successor is elected and has qualified or his or her earlier resignation or removal;

2. To conduct an advisory vote on WebMD’s executive compensation;

3. To consider and vote on a proposal to ratify and approve WebMD’s Amended and Restated 2005 Long-Term Incentive Plan to increase the number of shares of WebMD Common Stock issuable under that Plan by 1,700,000 shares and to provide the stockholder approval needed for WebMD to take deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended, for certain performance-based grants that may be made in the future;

4. To vote on a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2014; and

5. To consider and transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on August 6, 2014 will be entitled to vote at this meeting. The stock transfer books will not be closed.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as promptly as possible.

By Order of the Board of Directors

of WebMD Health Corp.

DOUGLAS W. WAMSLEY

Executive Vice President,

Co-General Counsel and Secretary

New York, New York

August 18, 2014

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be, forward-looking statements. For example, statements concerning projections, predictions, expectations, estimates or forecasts and statements that describe our objectives, future performance, plans or goals are, or may be, forward-looking statements. These forward-looking statements reflect management’s current expectations concerning future results and events and can generally be identified by the use of expressions such as “may,” “will,” “should,” “could,” “would,” “likely,” “predict,” “potential,” “continue,” “future,” “estimate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” and other similar words or phrases, as well as statements in the future tense.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. Information about important risks and uncertainties that could affect future results, causing those results to differ materially from those expressed in our forward-looking statements, can be found in Annex F to this Proxy Statement and in our other Securities and Exchange Commission filings. Other unknown or unpredictable factors also could have material adverse effects on our future results.

The forward-looking statements included in this Proxy Statement are made only as of the date of this Proxy Statement. Except as required by law or regulation, we do not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances.

WEBMD HEALTH CORP. 2013 ANNUAL REPORT

Annexes A through G of this Proxy Statement are taken from WebMD’s Annual Report on Form 10-K for the year ended December 31, 2013 and are being provided to WebMD stockholders with this Proxy Statement, instead of a stand-alone Annual Report. These Annexes, together with other information contained in this Proxy Statement, contain all of the information that WebMD would have included in a stand-alone 2013 Annual Report to Stockholders.

ii

WEBMD HEALTH CORP.

111 Eighth Avenue

New York, New York 10011

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 1, 2014

This Proxy Statement and the enclosed form of proxy (which we sometime refer to as a Proxy Card) are furnished to stockholders of WebMD Health Corp., a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors from holders of outstanding shares of our Common Stock, par value $0.01 per share, for use at our Annual Meeting of Stockholders to be held on October 1, 2014, at 9:30 a.m., Eastern time, at The Ritz-Carlton New York, Battery Park, Two West Street, New York, New York 10004, and at any adjournment or postponement thereof. The date of this Proxy Statement is August 18, 2014 and it and a form of proxy are first being mailed or otherwise delivered to stockholders on or about August 22, 2014.

SUMMARY OF PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

The following proposals will be voted on at the Annual Meeting:

•

Proposal 1 — Election of four Class III directors, each to serve a three-year term expiring at the Annual Meeting of Stockholders in 2017 or until his or her successor is elected and has qualified or his or her earlier resignation or removal. The nominees are:

William J. Marino

Herman Sarkowsky

Kristiina Vuori, M.D.

Martin J. Wygod

Our Board of Directors recommends a vote “FOR” the election of each the nominees for director listed in Proposal 1.

•

Proposal 2 — We are providing stockholders of WebMD with the opportunity to cast an advisory vote on WebMD’s executive compensation (which is commonly referred to as a “Say-on-Pay Vote” and we sometimes use that name in this Proxy Statement). As described more fully in Proposal 2, this Say-on-Pay Vote is not intended to address any specific element of compensation; instead, it is intended to provide stockholders with an opportunity to communicate their views on overall compensation practices relating to the Named Executive Officers whose compensation is described in this Proxy Statement. While the Say-on-Pay Vote is advisory and is not binding, the Compensation Committee of our Board intends to take into account the outcome of the vote when making future determinations relating to executive compensation. On behalf of our Board of Directors, the Compensation Committee recommends a vote “FOR” Proposal 2.

•

Proposal 3 — A proposal to ratify and approve WebMD’s Amended and Restated 2005 Long-Term Incentive Plan to increase the number of shares of WebMD Common Stock issuable under that Plan by 1,700,000 shares and to provide the stockholder approval needed for WebMD to take deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended, for certain performance-based grants that may be made in the future. On behalf of our Board of Directors, the Compensation Committee recommends a vote “FOR” Proposal 3.

•

Proposal 4 — A proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2014. If shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee of the Board will reconsider the appointment but is not obligated to appoint another independent registered public accounting firm. Our Board of Directors recommends a vote “FOR” Proposal 4.

VOTING RIGHTS AND RELATED MATTERS

Please complete, date and sign the accompanying Proxy Card and promptly return it in the enclosed envelope or otherwise mail it to us. All properly signed proxies that we receive prior to the vote at the Annual Meeting and that are not revoked will be voted (or withheld from voting, as the case may be) at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, as follows:

•	“FOR” the election of each of the nominees for director listed in Proposal 1;

•	“FOR” the approval, on an advisory basis, of WebMD executive compensation, as described in this Proxy Statement;

•	“FOR” the ratification and approval of WebMD’s Amended and Restated 2005 Long-Term Incentive Plan (which we refer to, in this Proxy Statement, as the 2005 Plan), as described in Proposal 3; and

•

“FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2014.

None of the proposals requires the approval of any other proposal to become effective.

There are no other matters that the Board intends to present, or has reason to believe others will present, for action at the Annual Meeting. If you have returned your signed and completed Proxy Card and other matters are properly presented for voting at the Annual Meeting, the persons named in the Proxy Card will have discretion to vote, on your behalf, on these matters in accordance with their judgment.

A stockholder may revoke a proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•

delivering to the Secretary of WebMD, at the address set forth above, prior to the vote at the Annual Meeting, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares.

Record Date and Outstanding Shares

Our Board of Directors has fixed the close of business on August 6, 2014 as the record date for the determination of our stockholders entitled to notice of and to vote at our Annual Meeting. Only holders of record of our Common Stock at the close of business on the record date are entitled to notice of and to vote at the meeting. No other voting securities of WebMD are outstanding. Votes may be cast either in person or by properly executed proxy.

As of the close of business on the record date, there were 39,129,823 shares of our Common Stock outstanding and entitled to vote held of record by approximately 1,500 stockholders. However, we believe that there are approximately 20,000 beneficial owners of our Common Stock. Unvested shares of restricted Common Stock granted under the 2005 Plan (which we refer to as WebMD Restricted Stock) are entitled to vote at the Annual Meeting and are included in the above number of outstanding shares of Common Stock. Under Delaware law, any shares of WebMD Common Stock repurchased by WebMD between the record date of the 2014 Annual Meeting and the meeting date (which we refer to collectively as Repurchased Shares below), including any shares purchased in the tender offer that WebMD commenced on August 11, 2014, would not be considered outstanding for purposes of voting at the 2014 Annual Meeting. Holders of Repurchased Shares will, however, already have received proxy cards soliciting their votes on the proposals to be presented at the 2014 Annual Meeting and may return completed proxy cards, even though those Repurchased Shares are no longer considered outstanding for voting purposes. Generally, it will not be practicable for WebMD to trace the voting instructions that apply to specific Repurchased Shares. Accordingly, WebMD intends to instruct the Inspector of Election for the 2014 Annual Meeting to assume that all such Repurchased Shares had voted “FOR” each of the directors listed in Proposal 1 and “FOR” each of Proposals 2 through 4, and to reduce the total amount of “FOR” votes cast by an amount equal to the number of Repurchased Shares.

Vote and Quorum Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of WebMD Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented and even though the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (sometimes referred to as a “broker non-vote”). If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. On all matters to be considered at the Annual Meeting, each share of WebMD Common Stock is entitled to one vote per share.

Proposal 1 (Election of Directors).    Election of directors is by a plurality of the votes cast at the Annual Meeting with respect to such election. Accordingly, the four nominees receiving the greatest number of votes for their election will be elected. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote with respect to a nominee will result in that nominee receiving fewer votes for election.

Proposal 2 (Advisory Vote on Executive Compensation), Proposal 3 (Approval of 2005 Plan) and Proposal 4 (Ratification of Appointment of Independent Registered Public Accounting Firm).    The affirmative vote of the holders of a majority of the voting power of the outstanding shares present or represented at the meeting and entitled to vote on the matter is required to approve each of Proposals 2, 3 and 4. Abstentions with respect to Proposal 2, 3 or 4 will be treated as shares that are present or represented at the meeting, but will not be counted in favor of the respective proposal. Accordingly, an abstention from voting on Proposal 2, 3 or 4 will have the same effect as a vote “AGAINST” the respective proposal. Broker non-votes will have no impact on these proposals since shares that have not been voted by brokers are not considered “shares present” for voting purposes.

Expenses of Proxy Solicitation

We will pay the expenses of soliciting proxies from our stockholders to be voted at the Annual Meeting and the cost of preparing and mailing this Proxy Statement to our stockholders. Following the original mailing of this Proxy Statement and other soliciting materials, we and our agents also may solicit proxies by mail, telephone, facsimile or in person. In addition, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, facsimile or other means of communication. These officers, directors and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Following the original mailing of this Proxy Statement and other soliciting materials, we will request brokers, custodians, nominees and other record holders of our Common Stock to forward copies of this Proxy Statement and other soliciting materials to persons for whom they hold shares of our Common Stock and to request authority for the exercise of proxies. In these cases, we will, upon the request of the record holders, reimburse these holders for their reasonable expenses. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, for assistance in connection with the solicitation of proxies for our Annual Meeting and will pay customary fees plus reimbursement of out-of-pocket expenses.

No Appraisal Rights

Holders of our Common Stock are not entitled to appraisal rights with respect to the proposals to be considered at the Annual Meeting.

DIRECTORS AND EXECUTIVE OFFICERS

The charts below list our directors and executive officers and are followed by biographical information about them. The biographical information regarding each member of our Board of Directors ends with a statement regarding that member’s qualification for service on our Board, as considered by the Nominating & Governance Committee of our Board (regardless of whether the individual director is up for election this year).

Directors

Name	Age	Positions
Mark J. Adler, M.D.(3)	57	Director; Chairman of the Compensation Committee
Kevin M. Cameron	48	Director; Special Advisor to the Chairman of the Board
Neil F. Dimick(1)(2)(4)	65	Director; Chairman of the Nominating & Governance Committee
Jerome C. Keller(4)	72	Director
James V. Manning(1)(2)	67	Director; Chairman of the Audit Committee
William J. Marino	70	Director
Herman Sarkowsky(3)	89	Director
Joseph E. Smith(3)	75	Director
Stanley S. Trotman, Jr.(1)(2)	71	Director
Kristiina Vuori, M.D.	46	Director
Martin J. Wygod(1)	74	Chairman of the Board

(1)	Member of the Executive Committee

(2)	Member of the Audit Committee

(3)	Member of the Compensation Committee

(4)	Member of the Nominating & Governance Committee

For a description of each of the standing committees of the Board of Directors and other corporate governance matters, see “Corporate Governance” below.

Executive Officers

Name	Age	Positions
David J. Schlanger	54	Chief Executive Officer
Steven Zatz, M.D.	57	President
Peter Anevski	47	Executive Vice President and Chief Financial Officer
Michael B. Glick	57	Executive Vice President and Co-General Counsel
Douglas W. Wamsley	55	Executive Vice President, Co-General Counsel and Secretary
Martin J. Wygod	74	Chairman of the Board

Mark J. Adler, M.D. has been a member of WebMD’s Board of Directors since September 2005. From September 2000 until completion of WebMD’s merger with HLTH Corporation (which we refer to as HLTH), the former parent company of WebMD, in October 2009 (which we refer to as the Merger), Dr. Adler was a member of HLTH’s Board of Directors. Dr. Adler is an oncologist and served for over 10 years as Chief Executive Officer of the San Diego Cancer Center until its acquisition in February 2011 by the University of California. He continued as a director of this cancer center until February 2014. He is currently a director of the San Diego Cancer Research Institute. Until April 2006, he had also served, for more than five years, as the Chief Executive Officer of the combined internal medicine and oncology group of Medical Group of North County in San Diego, California. Dr. Adler’s qualifications for membership on WebMD’s Board of Directors include: his many years of experience as a physician and an executive of a physician practice; and his prior service as a director of WebMD, HLTH and predecessor companies.

Peter Anevski has served as Executive Vice President and Chief Financial Officer of WebMD since May 2013. Prior to that, Mr. Anevski served in senior finance and operations roles at WebMD and predecessor companies for 14 years, most recently as Senior Vice President, Finance of WebMD for more than five years.

Kevin M. Cameron became a member of WebMD’s Board of Directors in October 2009, upon completion of the Merger. Mr. Cameron had been a member of HLTH’s Board of Directors from October 2004 until the Merger. He also served as Chief Executive Officer of HLTH from October 2004 until February 2008, when he went on medical leave. Since November 2009, Mr. Cameron has served as Special Advisor to the Chairman of WebMD. From November 2005 until November 2006, Mr. Cameron also served as Acting Chief Executive Officer of Emdeon Business Services, which was then one of HLTH’s segments. From January 2002 until October 2004, Mr. Cameron was Special Advisor to the Chairman of HLTH. From September 2000 to January 2002, he served as Executive Vice President, Business Development of HLTH and, in addition, from September 2001 through January 2002, was a member of the Office of the President. From April 2000 until its merger with HLTH in September 2000, Mr. Cameron served as Executive Vice President, Business Development of a predecessor to HLTH. Prior to April 2000, Mr. Cameron was a Managing Director of the Health Care Investment Banking Group of UBS and held various positions at Salomon Smith Barney. Mr. Cameron’s qualifications for membership on WebMD’s Board of Directors include: his prior service as an executive of WebMD and predecessor companies (including his service as Chief Executive Officer of HLTH) and on HLTH’s Board; and his experience as an investment banker specializing in healthcare, as described above.

Neil F. Dimick has been a member of WebMD’s Board of Directors since September 2005. From December 2002 until completion of the Merger in October 2009, Mr. Dimick was a member of HLTH’s Board of Directors. Mr. Dimick served as Executive Vice President and Chief Financial Officer of AmerisourceBergen Corporation, a wholesale distributor of pharmaceuticals, from 2001 to 2002, and as Senior Executive Vice President and Chief Financial Officer and as a director of Bergen Brunswig Corporation, a wholesale distributor of pharmaceuticals, for more than five years prior to its merger in 2001 with AmeriSource Health Corporation to form AmerisourceBergen. He also serves as a member of the boards of directors of the following companies: Alliance Imaging Inc., a provider of outsourced diagnostic imaging services to hospitals and other healthcare companies; Global Resources Professionals, an international professional services firm that provides outsourced services to companies on a project basis; Mylan Laboratories, Inc., a pharmaceutical manufacturer; and Thoratec Corporation, a developer of products to treat cardiovascular disease. Mr. Dimick’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD and HLTH; his experience as a director of other public companies, as described above; his experience as a public company chief financial officer, as described above; and his experience, prior to that, as a CPA and partner of a major public accounting firm.

Michael B. Glick became Executive Vice President and Co-General Counsel of WebMD in May 2012. He served as Senior Vice President and Assistant General Counsel of WebMD from 2007 until May 2012 and, before that, had served as Senior Vice President and Assistant General Counsel of HLTH and its predecessors for more than five years.

Jerome C. Keller has been a member of WebMD’s Board of Directors since September 2005. From 1997 until he retired in October 2005, Mr. Keller served as Senior Vice President, Sales and Marketing at Martek Biosciences Corporation, a company that develops and sells microalgae products, and he served from October 2005 until its acquisition by Royal DSM N.V. in February 2011, as a member of its board of directors. He served as Vice President of Sales for Merck & Co. Inc., a pharmaceutical company, from 1986 to 1993. Mr. Keller’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a member of the WebMD Board; his service on the Board of Directors of Martek; and his many years of experience as an executive of and consultant to pharmaceutical manufacturers and other healthcare companies.

James V. Manning has been a member of WebMD’s Board of Directors since September 2005. From September 2000 until completion of the Merger in October 2009, Mr. Manning was a member of HLTH’s Board of Directors. Prior to that, he was a member of a predecessor company’s board of directors for more than five years. Mr. Manning’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD, HLTH and predecessor companies in the healthcare industry; his experience as a chief financial officer of several public companies (including of Medco Containment Services, Inc. for more than five years prior to 1994); and his experience, prior to that, as a CPA and partner of a major public accounting firm.

William J. Marino has been a member of WebMD’s Board of Directors since April 2014. Mr. Marino served as Chairman, President and Chief Executive Officer of Horizon Blue Cross Blue Shield of New Jersey (BCBSNJ), the state’s largest health insurer, until he retired in 2011. During that time, he also served as Co-Chairman of America’s Health Insurance Plans (AHIP), Chairman of the National Institute for Health Care Management (NIHCM) and on the Board of Directors of the Blue Cross Blue Shield Association (BCBSA). Before joining Horizon BCBSNJ, Mr. Marino was Vice President of Regional Group Operations for New York and Connecticut for the Prudential, capping a 23-year career with them. Mr. Marino is also a member of the Board of Directors of two other publicly-traded corporations: Sealed Air Corporation (since 2002) and Sun Bancorp, Inc. (since 2010). He also serves as the Co-Chairman of the Board of Directors of the New Jersey Performing Arts Center (NJPAC) and a member of the Board of the New Jersey Symphony Orchestra. He is a member of the Campaign Committee of Saint Vincent Academy and a member of the Board of Trustees of Delbarton School in Morristown. Mr. Marino’s qualifications for membership on WebMD’s Board of Directors include: his experience as a business leader in the health insurance industry; his knowledge of the healthcare industry; and his service on the other boards described above.

Herman Sarkowsky became a member of WebMD’s Board of Directors in October 2009, upon completion of the Merger. Mr. Sarkowsky was a member of HLTH’s Board of Directors from November 2000 until the Merger. Prior to that, he was a member of a predecessor company’s board of directors for more than five years. Mr. Sarkowsky has been President of Sarkowsky Investment Corporation, a private investment company, for more than five years. From July 2010 until December 2011, Mr. Sarkowsky was a member of the Board of Directors of Power Efficiency Corp., which develops and markets energy saving technologies for electric motors. Since 2009, Mr. Sarkowsky has been a member of The UW Medicine Board, which advises and assists the chief executive officer and the dean of the School of Medicine of the University of Washington in strategic planning and oversight of programs across UW Medicine. Prior to that, Mr. Sarkowsky served on the University of Washington Hospital Board for 12 years, during two of which he was chairman of that board. Mr. Sarkowsky’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD, HLTH and predecessor companies; his service on the other boards described above; and his experience as an investor in public and private companies.

David J. Schlanger became Chief Executive Officer of WebMD in August 2013, after serving as Interim Chief Executive Officer starting in May 2013. Mr. Schlanger had served in senior executive positions with WebMD and predecessor companies for more than 15 years, most recently as Senior Vice President, Strategic and Corporate Development from January 2012 to May 2013. Prior to that, he was Senior Vice President, Corporate Development of WebMD for more than five years.

Joseph E. Smith became a member of WebMD’s Board of Directors in October 2009, upon completion of the Merger. Mr. Smith was a member of HLTH’s Board of Directors from September 2000 until the Merger. Mr. Smith served in various positions with Warner-Lambert Company, a pharmaceutical company, from March 1989 to September 1997, the last of which was Corporate Executive Vice President and a member of the Office of the Chairman and the firm’s Management Committee. Mr. Smith was a member of the Board of Directors of Par Pharmaceutical Companies, Inc., a manufacturer and distributor of generic and branded pharmaceuticals, for more than five years prior to its acquisition by affiliates of TPG in September 2012. Mr. Smith is a member of the Board of Directors of NovaMedica, a privately held pharmaceutical company. Mr. Smith’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD, HLTH and a predecessor company; his many years of experience as an executive of a pharmaceutical manufacturer; and his service on the boards of other public and private companies in the healthcare industry.

Stanley S. Trotman, Jr. has been a member of WebMD’s Board of Directors since September 2005. Mr. Trotman retired in 2001 from UBS Financial Services, Inc. after it acquired, in 2000, PaineWebber Incorporated, an investment banking firm where he had been a Managing Director with the Health Care Group since 1995. He serves as a member of the board of directors of American Shared Hospital Services, a public company that provides radio surgery services to medical centers for use in brain surgery. Mr. Trotman’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD; his experience as a director of other public and private companies in various aspects of the healthcare industry; and his experience as an investment banker specializing in healthcare companies.

Kristiina Vuori, M.D., Ph.D. has been a member of WebMD’s Board of Directors since July 2014. Dr. Vuori has been President of Sanford-Burnham Medical Research Institute since 2010 and its Interim CEO since 2013, leading the Institute’s academic, scientific and general operations. The Institute is a non-profit research organization dedicated to discovering the fundamental molecular causes of disease and devising the innovative therapies of tomorrow, with major research programs in cancer, neurodegeneration, diabetes, and infectious, inflammatory, and childhood diseases. Dr. Vuori also holds the Pauline and Stanley Foster Presidential Chair at the Institute and serves as Professor at the Institute’s National Cancer Institute (NCI)-designated Cancer Center, an interdisciplinary basic and translational research effort mobilizing over 400 scientists. From 2005 until 2013, Dr. Vuori also led the Cancer Center. Dr. Vuori earned her M.D. and Ph.D. degrees at University of Oulu, Finland. After completing her internship and residency, she received postdoctoral training at Sanford-Burnham from 1992 to 1995 and was appointed to the faculty in 1996. Dr. Vuori has received numerous research grants and awards from NIH, NCI, Department of Defense (DoD), Stand Up To Cancer Dream Team, and the California Cancer Research Programs. She also serves in a wide variety of advisory capacities to NCI and other cancer organizations, including advisory roles for the NCI’s Developmental Therapeutics Program, Center for Strategic Scientific Initiatives, and the National Cancer Advisory Board. Additionally, Dr. Vuori serves on the Boards of Directors for the American Association for Cancer Research (AACR), the California Institute for Regenerative Medicine (CIRM), and the California Breast Cancer Research Council. She has also served on numerous editorial boards for scientific journals and institutional scientific advisory boards. Dr. Vuori’s qualifications for membership on WebMD’s Board of Directors include: her experience in biomedical research and as an educator of research scientists; and her experience managing a large non-profit research organization, including as its current leader, and prior to that, managing its Cancer Center, as described above.

Douglas W. Wamsley served as Executive Vice President, General Counsel and Secretary of WebMD from July 2005 until May 2012, when he began to serve as Executive Vice President, Co-General Counsel and Secretary. From September 2001 until July 2005, Mr. Wamsley served as Senior Vice President — Legal of HLTH, focusing on its WebMD segment.

Martin J. Wygod has, since May 2005, served as Chairman of the Board of WebMD. From March 2001 until the Merger in October 2009, Mr. Wygod served as HLTH’s Chairman of the Board and served as a member of its Board of Directors from September 2000 until the Merger. Mr. Wygod also served as HLTH’s Acting Chief Executive Officer from February 2008 until the Merger and as its Chief Executive Officer from September 2000 until May 2003. He is also engaged in the business of racing and breeding thoroughbred horses. Mr. Wygod’s qualifications for membership on WebMD’s Board of Directors include: his prior service as an executive officer and director of WebMD, HLTH and predecessor companies and as an executive officer and director of other companies in the healthcare industry.

Steven Zatz, M.D. has, since August 2013, served as President of WebMD, overseeing WebMD’s consumer and professional websites and services. Prior to that, Dr. Zatz had served as Executive Vice President, Professional Services of WebMD from July 2005 to August 2013, providing leadership for WebMD’s professional websites and services including its flagship site for healthcare professionals, Medscape.com. From October 2000 to July 2005, Dr. Zatz had similar responsibilities at HLTH, where he focused on the physician portals. Dr. Zatz was Senior Vice President, Medical Director of CareInsite, Inc. from June 1999 until its acquisition by HLTH in September 2000. Prior to joining CareInsite, Dr. Zatz was a Senior Vice President of RR Donnelly Financial in charge of its healthcare business from October 1998 to May 1999. From August 1995 to May 1998, Dr. Zatz was President of Physicians’ Online, an online portal for physicians.

No family relationship exists among any of our directors or executive officers. No arrangement or understanding exists between any director or executive officer of WebMD and any other person pursuant to which any of them were selected as a director or executive officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of WebMD Common Stock, as of August 6, 2014 (except where otherwise indicated), by each person or entity known by us to beneficially own more than 5% of the outstanding shares of WebMD Common Stock, by each of our directors, by each of our executive officers who is a Named Executive Officer, and by all of our directors and executive officers as a group. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed in the table below have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Common Stock(2)		Other(3)		Total Shares	Percent of Outstanding(3)
Kensico Capital Management Corporation, Michael Lowenstein and Thomas J. Coleman(4) 55 Railroad Avenue, 2nd Floor Greenwich, CT 06830	5,117,187		—		5,117,187	13.1%
Soros Fund Management LLC, George Soros and Robert Soros(5) 888 Seventh Avenue, 33rd Floor New York, NY 10106	—		2,772,766	(5)	2,772,766	6.6%
Blackrock, Inc.(6) 40 East 52nd Street New York, NY 10022	2,308,916		—		2,308,916	5.9%
Waddell & Reed Financial, Inc. and related entities(7) 6300 Lamar Avenue Overland Park, KS 66202	2,023,760		—		2,023,760	5.2%
The Vanguard Group, Inc.(8) 100 Vanguard Blvd. Malvern, PA 19355	2,009,719		—		2,009,719	5.1%
Mark J. Adler, M.D.	2,535		57,314		59,849	*
Peter Anevski	69,748	(9)	144,500		214,248	*
Kevin M. Cameron	228,113	(10)	483,236		711,349	1.8%
Neil F. Dimick	13,006		102,564		115,570	*
Jerome C. Keller	14,939	(11)	82,500		97,439	*
James V. Manning	184,850		47,225		232,075	*
William J. Marino	—		—		—	*
Herman Sarkowsky	79,035	(12)	54,208		133,243	*
David J. Schlanger	89,518	(13)	202,500		292,018	*
Joseph E. Smith	40,402		64,429		104,831	*
Stanley S. Trotman, Jr.	33,988	(14)	62,700		96,688	*
Kristiina Vuori, M.D.	—		—		—	*
Martin J. Wygod	1,037,821	(15)	549,156		1,586,977	4.0%
Steven Zatz, M.D.	112,160	(16)	221,250		333,410	*
All executive officers and directors as a group (16 persons)	1,975,493		2,260,332		4,235,825	10.2%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the beneficial owners identified is c/o WebMD Health Corp., 111 Eighth Avenue, New York, NY 10011.

(2)

The amounts set forth in this column for “All executive officers and directors as a group” includes a total of 1,037 shares of WebMD common stock held for the accounts of Messrs. Anevski, Cameron, Glick, Keller, Wamsley and Wygod and Dr. Zatz in the 401(k) Plan

(which we refer to in this table as 401(k) Plan Shares), all of which are vested in accordance with terms of the 401(k) Plan. Those individuals have the right to direct the voting and disposition of their respective 401(k) Plan Shares. Amounts for 401(k) Plan Share holdings are provided in the footnotes applicable to individual beneficial ownership below.

Certain of the individuals listed in this table are beneficial owners of shares of unvested WebMD Restricted Stock in the respective amounts stated in the footnotes below. Holders of shares of restricted WebMD common stock issued under the 2005 Plan (which we refer to as WebMD Restricted Stock) have voting power, but not dispositive power, with respect to unvested shares of WebMD Restricted Stock.

(3)	Beneficial ownership is determined under the rules and regulations of the SEC, which provide that shares of common stock that a person has the right to acquire within 60 days are deemed to be outstanding and beneficially owned by that person for the purpose of computing the total number of shares beneficially owned by that person and the percentage ownership of that person. However, those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Accordingly, we have set forth, in the column entitled “Other”: (a) with respect to each director and executive officer for whom an amount in that column is listed, the number of shares of WebMD common stock that such person has the right to acquire pursuant to options that are currently exercisable or that will be exercisable within 60 days of August 6, 2014; and (b) with respect to the ownership described in Footnote 5 below, the shares of WebMD common stock that those persons currently have the right to acquire upon conversion of our Convertible Notes. We have calculated the percentages set forth in the column entitled “Percent of Outstanding” based on the number of shares outstanding as of August 6, 2014 (which was 39,129,823, including all outstanding unvested shares of WebMD Restricted Stock) plus, for each listed person or group, the number of additional shares deemed outstanding, as set forth in the column entitled “Other.”

(4)	The information shown is as of January 15, 2014 and is based upon disclosures by Kensico Capital Management Corporation, Michael Lowenstein and Thomas J. Coleman in a Schedule 13G filed with the SEC on that date, which indicated that they have shared power to vote and shared power to dispose of or to direct the disposition of shares included in the amount shown.

(5)	The information shown is as of December 31, 2013 and is based upon disclosures by Soros Fund Management LLC, George Soros and Robert Soros in a Schedule 13G amendment filed with the SEC on February 13, 2014. Such persons reported that they had shared power to vote and shared power to dispose of or to direct the disposition of shares included in the amount shown, all of which are issuable upon conversion of Convertible Notes.

(6)	The information shown is as of December 31, 2013 and is based upon disclosures by Blackrock, Inc. in a Schedule 13G filed with the SEC on February 6, 2014 reporting that it had sole power to vote and sole power to dispose of or to direct the disposition of the shares.

(7)	The information shown is as of December 31, 2013 and is based upon disclosures by Waddell & Reed Financial, Inc. and related entities in a Schedule 13G filed with the SEC on February 7, 2014 reporting that they had sole power to vote and sole power to dispose of or direct the disposition of the shares.

(8)	The information shown is as of December 31, 2013 and is based upon disclosures by The Vanguard Group, Inc. in a Schedule 13G filed with the SEC on February 6, 2014, in which it reported: sole power to vote or direct to vote of 47,752 shares; sole power to dispose of or to direct the disposition of 1,964,619 shares; and shared power to dispose or to direct the disposition of: 45,100 shares.

(9)	Includes: 20,546 shares held by Mr. Anevski: 202 401(k) Plan Shares; and 49,000 unvested shares of WebMD Restricted Stock.

(10)	Includes: 216,794 shares held by Mr. Cameron; 69 401(k) Plan Shares; and 11,250 unvested shares of WebMD Restricted Stock.

(11)	Includes: 14,870 shares held by Mr. Keller; and 69 401(k) Plan Shares.

(12)	Includes: 76,123 shares held by Mr. Sarkowsky; and 2,912 shares held by SPF Holdings (an entity controlled by Mr. Sarkowsky).

(13)	Includes: 14,018 shares held by Mr. Schlanger; and 75,500 unvested shares of WebMD Restricted Stock.

(14)	Includes: 33,053 shares held by Mr. Trotman; and 935 shares held by The Stanley S. Trotman, Jr. Trust, of which Mr. Trotman is a trustee.

(15)	Includes: 48,374 shares held by Mr. Wygod; 105 401(k) Plan Shares; 123,216 shares of unvested WebMD Restricted Stock; 837,758 shares held by The Wygod Family Revocable Living Trust, of which Mr. Wygod is a trustee and shares voting and dispositive power; 2,222 shares held by Mr. Wygod’s spouse; and 26,146 shares held by SYNC, Inc., which is controlled by Mr. Wygod.

(16)	Includes: 49,056 shares held by Dr. Zatz; 104 401(k) Plan Shares; and 63,000 unvested shares of WebMD Restricted Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10 percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of these securities with the SEC. Officers, directors and greater than 10 percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the forms furnished to us during or with respect to our most recent fiscal year, all of our directors and officers subject to the reporting requirements and each beneficial owner of more than 10 percent of our Common Stock satisfied all applicable filing requirements under Section 16(a), except that: (a) due to an administrative error, a Form 4 reporting the sale on September 10, 2013 of 6,888 shares of WebMD Common Stock indirectly beneficially owned by Mr. Manning was filed one day after it was due; and (b) 275 shares of WebMD Common Stock owned by Mr. Anevski at the time he became subject to the reporting requirements were inadvertently omitted from the Form 3 that he filed on May 10, 2013, as subsequently reported in May 2014.

PROPOSAL 1:     ELECTION OF DIRECTORS

Proposal 1 is the election of four Class III directors, each to serve a three-year term expiring at the Annual Meeting of Stockholders in 2017 or until his or her successor is elected and has qualified or his or her earlier resignation or removal.

WebMD’s Board of Directors has 11 members and, under WebMD’s Restated Certificate of Incorporation, is divided into three classes. At each Annual Meeting, the term of one of the classes of directors expires and WebMD stockholders vote to elect nominees for the directorships in that class for a new three-year term. At this year’s Annual Meeting, the terms of the four Class III directors, William J. Marino, Herman Sarkowsky, Kristiina Vuori, M.D. and Martin J. Wygod, will expire. The terms of Mark J. Adler, M.D., Neil F. Dimick, James V. Manning and Joseph E. Smith are scheduled to expire at the Annual Meeting in 2015; and the terms of Kevin M. Cameron, Jerome C. Keller and Stanley S. Trotman are scheduled to expire at the Annual Meeting in 2016.

The Board of Directors, based on the recommendation of the Nominating & Governance Committee of the Board, has nominated Messrs. Marino, Sarkowsky and Wygod and Dr. Vuori for election at the 2014 Annual Meeting, each to serve a three-year term expiring at the Annual Meeting in 2017 or until his or her successor is elected and has qualified or his or her earlier resignation or removal. The Board of Directors recommends a vote “FOR” the election of these nominees as directors.

The persons named in the enclosed proxy intend to vote for the election of Messrs. Marino, Sarkowsky and Wygod and Dr. Vuori, unless you indicate on the Proxy Card that your vote should be withheld.

WebMD has inquired of each nominee and has determined that each will serve if elected. While WebMD’s Board of Directors does not anticipate that any of the nominees will be unable to serve, if any nominee is not able to serve, proxies will be voted for a substitute nominee unless the Board of Directors chooses to reduce the number of directors serving on the Board.

For biographical information regarding the nominees and other directors and information regarding each nominee’s qualification for service on our Board, as considered by the Nominating & Governance Committee of our Board, see “Directors and Executive Officers” above. For information regarding corporate governance and related matters involving WebMD’s Board of Directors and its committees, see “Corporate Governance” below. For information regarding the compensation of non-employee directors, see “Non-Employee Director Compensation” below.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors has 11 members. Two of the members are employees of WebMD and the other nine are “Non-Employee Directors.” The two employee directors are: Mr. Wygod, Chairman of the Board; and Mr. Cameron, Special Advisor to the Chairman. The Non-Employee Directors are: Drs. Adler and Vuori and Messrs. Dimick, Keller, Manning, Marino, Sarkowsky, Smith and Trotman. The Nominating & Governance Committee of our Board of Directors has determined that each of those Non-Employee Directors is also an independent director under applicable SEC rules and Nasdaq Global Select Market listing standards. In addition, in 2013, the Nominating & Governance Committee determined that each of Thomas Coleman, Abdool Rahim Moossa, M.D. and David Schechter, the other individuals who were non-employee members of our Board of Directors during 2013 was an independent director under applicable SEC rules and Nasdaq Global Select Market listing standards. For additional information, see “Director Independence” below. When we refer to “Non-Employee Directors” below with respect to periods in which Dr. Moossa, Mr. Coleman and Mr. Schechter served on our Board, we are including them where appropriate. At certain meetings, the Non-Employee Directors meet in private sessions with the Chairman of the Board without any other employee directors or other WebMD employees present or meet with only Non-Employee Directors present. For information regarding the compensation of our Non-Employee Directors, see “Non-Employee Director Compensation” below.

Our Board of Directors met 15 times in 2013. During 2013, each of our directors attended 75% or more of the meetings held by our Board and the Board committees on which he served during the period of his service on the Board, except Dr. Moossa. In addition to meetings, our Board and its committees may act upon matters by unanimous written consent. All but one of the members of our Board of Directors attended our 2013 Annual Meeting of Stockholders and all but two members of our Board attended our 2012 Annual Meeting.

Our Board of Directors currently has four standing committees: an Executive Committee, a Compensation Committee, an Audit Committee, and a Nominating & Governance Committee. Each of these Committees has the authority to retain such outside advisors as it may determine to be appropriate.

Director Independence

Our Board of Directors has delegated to the Nominating & Governance Committee of the Board the authority to make determinations regarding the independence of members of the Board. The Nominating & Governance Committee has determined that Drs. Adler and Vuori, and Messrs. Dimick, Keller, Manning, Sarkowsky, Smith and Trotman (all nine of our Non-Employee Directors) are “independent” in accordance with the published listing requirements of the Nasdaq Global Select Market applicable generally to members of our Board and, with respect to the committees of our Board on which they serve, those applicable to the specific committees. Messrs. Cameron and Wygod, as current employees of our company, are not independent. Abdool Rahim Moossa, M.D. (who served as a non-employee member of the WebMD Board from 2005 until his death on July 17, 2013), Thomas J. Coleman (who served as a non-employee member of the WebMD Board from October 2012 until his resignation in January 2014) and David Schechter (who served as a non-employee member of the WebMD Board from July 2012 until his resignation in August 2013), were also previously determined to be “independent” under the applicable standards.

The Nasdaq independence definition includes a series of objective tests, including one that requires a three year period to have elapsed since employment by the listed company and other tests relating to specific types of transactions or business dealings between a director (or persons or entities related to the director) and the listed company. In addition, as further required by the Nasdaq Marketplace Rules, the Nominating & Governance Committee of our Board has made a subjective determination as to each Non-Employee Director that no relationships exist that, in the opinion of the Nominating & Governance Committee, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In considering whether Dr. Adler qualified as “independent,” the Nominating & Governance Committee considered that he has provided services, and may in the future provide services, without compensation, to WebMD’s public portals for physicians, such as writing reviews of important topics in oncology and providing perspectives on results presented at meetings of oncologists. In considering whether Mr. Manning qualified as “independent,” the

Nominating & Governance Committee considered that (1) he had, more than 12 years ago, served as an executive officer of a predecessor of HLTH, and (2) he and Mr. Wygod both serve as trustees of the WebMD Health Foundation, Inc., a charitable foundation. In considering whether Mr. Keller qualified as “independent,” the Nominating & Governance Committee considered the fact that he had previously served as a part-time employee of HLTH for a short period, more than eight years ago. In considering whether Mr. Sarkowsky qualified as “independent,” the Nominating & Governance Committee considered the fact that he and Mr. Wygod have jointly owned race horses and been involved in related transactions. In considering whether Dr. Vuori qualified as “independent,” the Nominating & Governance Committee considered that the Rose Foundation, a charitable foundation for which Mr. Wygod and members of his family serve as Trustees, has provided funding to support research at Sanford-Burnham Medical Research Institute in the past two years and expects to do so in the future. Each member of the Nominating & Governance Committee abstained from voting with respect to his own independence.

Corporate Leadership Structure

Since WebMD’s initial public offering in 2005, the positions of Chairman of the Board and Chief Executive Officer have not been held simultaneously by one person. The Board believes that this separation of the positions of Chief Executive Officer and the Chairman of the Board is appropriate because it enables the Chief Executive Officer to focus on executing our business plan and the day-to-day operation of our business and allows the Chairman of the Board to focus on overall strategy, strategic relationships and transactions intended to create long-term value for stockholders and facilitating the flow of information between the Board and management. The Board has chosen not to have a non-executive Chairman of the Board or a lead outside director because it believes that its outside director members work well together as a group and in their assigned committees, without designating a single leader among them, and have frequent opportunities, through various avenues of communication, to provide their views to management, both individually and as a group.

Communications with Our Directors

Our Board of Directors encourages our security holders to communicate in writing to our directors. Security holders may send written communications to our Board of Directors or to specified individual directors by sending such communications care of the Corporate Secretary’s Office, WebMD Health Corp., 111 Eighth Avenue, New York, New York 10011. Such communications will be reviewed by our Legal Department and, depending on the content, will be:

•	forwarded to the addressees or distributed at the next scheduled Board meeting; or

•	if they relate to financial or accounting matters, forwarded to the Board’s Audit Committee or discussed at the next scheduled Audit Committee meeting; or

•

if they relate to the recommendation of the nomination of an individual, forwarded to the Board’s Nominating & Governance Committee or discussed at the next scheduled Nominating & Governance Committee meeting; or

•	if they relate to the operations of WebMD, forwarded to the appropriate officers of WebMD, and the response or other handling reported to the Board at the next scheduled Board meeting.

Committees of the Board of Directors

This section describes the roles of the committees of our Board in the corporate governance of our company. With respect to certain committees, including the Audit Committee, the Compensation Committee and the Nominating & Governance Committee, a portion of their responsibilities are specified by SEC rules and Nasdaq listing standards. The Compensation Committee, the Audit Committee and the Nominating & Governance Committee each has the authority to retain such outside advisors as it may determine to be appropriate.

Executive Committee.    The Executive Committee, which met once during 2013, is currently comprised of Messrs. Dimick, Manning, Trotman and Wygod. The Executive Committee has the power to exercise, to the fullest extent permitted by law, the powers of the entire Board.

Audit Committee.    The Audit Committee, which met eight times during 2013, is currently comprised of Messrs. Dimick, Manning and Trotman; Mr. Manning is its Chairman. Each of the members of the Audit Committee meets the standards of independence applicable to audit committee members under applicable SEC rules and Nasdaq Global Select Market listing standards and is financially literate, as required under applicable Nasdaq Global Select Market listing standards. In addition, the Nominating & Governance Committee has determined that Messrs. Dimick and Manning qualify as “audit committee financial experts,” as that term is used in applicable SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002. The determination with respect to Mr. Dimick was based on his training and experience as a certified public accountant, including as a partner of a major accounting firm, and based on his service as a senior executive and chief financial officer of a public company. The determination with respect to Mr. Manning was based on his training and experience as a certified public accountant, including as a partner of a major accounting firm, and based on his service as a senior executive and chief financial officer of public companies.

The Audit Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Audit Committee. A copy of that Charter, as amended through October 30, 2012, is included as Annex H to this Proxy Statement. No changes were made to that Charter when it was reviewed by the Audit Committee in 2013. The Audit Committee’s responsibilities are summarized below in “Report of the Audit Committee” and include oversight of the administration of WebMD’s Code of Business Conduct. A copy of WebMD’s Code of Business Conduct, as amended, was filed as Exhibit 14.1 to a Current Report on Form 8-K filed on February 25, 2014. The Code of Business Conduct applies to all directors and employees of WebMD and its subsidiaries. Any waiver of applicable requirements in the Code of Business Conduct that is granted to any of our directors, to our principal executive officer, to any of our senior financial officers (including our principal financial officer, principal accounting officer or controller) or to any other person who is an executive officer of WebMD requires the approval of the Audit Committee and waivers will be disclosed on our corporate Web site, www.wbmd.com, in the “Investor Relations” section, or in a Current Report on Form 8-K.

Compensation Committee.    The Compensation Committee, which met 11 times during 2013, is currently comprised of Dr. Adler and Messrs. Sarkowsky and Smith; Dr. Adler is its Chairman. Each of these directors is a non-employee director within the meaning of the rules promulgated under Section 16 of the Securities Exchange Act, an outside director within the meaning of Section 162(m) of the Internal Revenue Code, and an independent director under applicable Nasdaq Global Select Market listing standards. The responsibilities delegated by the Board to the Compensation Committee include:

•	oversight of WebMD’s executive compensation program and WebMD’s incentive and equity compensation plans;

•	determination of compensation levels for and grants of incentive and equity-based awards to WebMD’s executive officers and the terms of any employment agreements with them;

•	determination of compensation levels for non-employee directors; and

•	review of and making recommendations regarding other matters relating to WebMD’s compensation practices.

The Compensation Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Compensation Committee. A copy of that Charter, as amended through October 30, 2013, is included as Annex I to this Proxy Statement. For additional information regarding our Compensation Committee and its oversight of executive compensation, see “Executive Compensation — Compensation Discussion and Analysis” below.

The Compensation Committee did not retain any advisors in 2013 and has not, as of the date of this Proxy Statement, retained any advisors in 2014. The Compensation Committee may, in its discretion, decide to do so in the future.

Nominating & Governance Committee.    The Nominating & Governance Committee, which met four times during 2013, is currently comprised of Messrs. Dimick and Keller; Mr. Dimick is its Chairman. Each of these directors is an independent director under applicable Nasdaq Global Select Market listing standards.

Dr. Moossa, who was a member of the Nominating & Governance Committee for part of 2013, was also an independent director under the applicable standards. The responsibilities delegated by the Board to the Nominating & Governance Committee include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the director nominees for each Annual Meeting of Stockholders;

•	recommending to the Board candidates for filling vacancies that may occur between Annual Meetings;

•	evaluating and making recommendations to the Board regarding matters relating to the governance of WebMD;

•	providing oversight of WebMD’s compliance programs and assisting the Board and the Board’s other standing committees with respect to their oversight of those compliance programs; and

•	providing oversight of senior executive recruitment and management development.

As part of its responsibilities relating to corporate governance, the Nominating & Governance Committee will evaluate and make recommendations to the Board regarding any proposal for which a stockholder has provided required notice that such stockholder intends to make at an Annual Meeting of Stockholders, including recommendations regarding the Board’s response and regarding whether to include such proposal in WebMD’s proxy statement.

The Nominating & Governance Committee operates pursuant to a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Nominating & Governance Committee. A copy of that Charter, as amended as of October 30, 2013, is included as Annex J to this Proxy Statement. The Nominating & Governance Committee has not adopted specific objective requirements for service on the WebMD Board. Instead, the Nominating & Governance Committee considers various factors in determining whether to recommend to the Board potential new Board members, or the continued service of existing members, including:

•	the amount and type of the potential nominee’s managerial and policy-making experience in complex organizations and whether any such experience is particularly relevant to WebMD;

•	any specialized skills or experience that the potential nominee has and whether such skills or experience are particularly relevant to WebMD;

•

in the case of non-employee directors, whether the potential nominee has sufficient time to devote to service on the WebMD Board and the nature of any conflicts of interest or potential conflicts of interest arising from the nominee’s existing relationships;

•

in the case of non-employee directors, whether the nominee would be an independent director and would be considered a “financial expert” or to have “financial sophistication” under applicable SEC rules and the listing standards of The Nasdaq Global Select Market;

•

in the case of potential new members, whether the nominee assists in achieving a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, race, areas of expertise and skills; and

•	in the case of existing members, the nominee’s contributions as a member of the Board during his or her prior service.

For information regarding the qualifications for service on our Board of Directors of each of its current members, as considered by the Nominating & Governance Committee of our Board (regardless of whether the individual director is up for election this year), please see the biographical information for each Board member included in “Directors and Executive Officers” above. As noted there, the Nominating & Governance Committee considers prior service on our Board of Directors and on the boards of directors of our predecessor companies to be part of our Board members’ qualifications for continued service, particularly in light of the fact that WebMD’s public and private Internet portals have a relatively short operating history and the experience our Board members have had in overseeing the evolution of those portals provides useful background for their current service on our Board. The Nominating & Governance Committee also believes that healthcare industry experience provides important background for service on our Board and that our Board should include individuals with diverse types of such experience, including experience as physicians, as industry executives, as board members of public or private healthcare industry companies, and as investment bankers or investors focused on those companies.

The Nominating & Governance Committee will consider candidates recommended by stockholders in the same manner as described above. Any such recommendation should be sent in writing to the Nominating & Governance Committee, care of Corporate Secretary, WebMD Health Corp., 111 Eighth Avenue, New York, NY 10011. To facilitate consideration by the Nominating & Governance Committee, the recommendation should be accompanied by a full statement of the qualifications of the recommended nominee, the consent of the recommended nominee to serve as a director of WebMD if nominated and to be identified in WebMD’s proxy materials and the consent of the recommending stockholder to be named in WebMD’s proxy materials. The recommendation and related materials will be provided to the Nominating & Governance Committee for consideration at its next regular meeting.

Other Committees.    From time to time, our Board of Directors forms additional committees to make specific determinations or to provide oversight of specific matters or initiatives. For example:

•

Strategic Planning Committee.    Dr. Adler and Messrs. Dimick, Keller, Manning, Trotman and Wygod were members of a Strategic Planning Committee of the Board, which met informally regarding WebMD’s business strategies and their implementation. That committee was disbanded in October 2013.

•

Securities Repurchase Committee.    Messrs. Cameron, Smith and Trotman are members of a Securities Repurchase Committee of the Board, which is authorized to make determinations relating to repurchases of WebMD’s Common Stock and Convertible Notes.

The Board’s Role in Risk Oversight

WebMD’s management is responsible for the day-to-day management of the risks that WebMD faces, while the WebMD Board has responsibility for the oversight of risk management. The WebMD Board exercises oversight, as a whole and also at the committee level, of how WebMD management seeks to mitigate the risks that WebMD faces, including those described in Annex F (Risk Factors) to this Proxy Statement. A fundamental part of setting WebMD’s business strategy is the assessment of the risks the company faces and how to manage those risks. The Board regularly reviews information regarding strategic, financial, operational and reputational risks that WebMD faces and discusses with management the resources to be allocated to avoiding or mitigating specific risks, including through insurance, internal controls, compliance programs (and related policies and procedures) and similar means. In addition, in its own decision-making processes, the Board considers both the benefits and the risks applicable to the alternatives it is considering and seeks to foster similar processes in management’s decision-making.

NON-EMPLOYEE DIRECTOR COMPENSATION

Introduction

This section of our Proxy Statement describes the compensation paid by WebMD during 2013 to the Non-Employee Directors. Employees of WebMD who serve on our Board of Directors do not receive additional compensation for Board service. The Compensation Committee of the WebMD Board is authorized to determine the compensation of the Non-Employee Directors paid by WebMD. As described below, WebMD paid three types of compensation to its Non-Employee Directors in 2013 for their Board and Board committee service:

•

annual fees for service on the Board and its standing committees, paid by WebMD in October 2013 in the form of shares of WebMD Common Stock not subject to any vesting requirements (with one Non-Employee Director receiving cash, as described in footnote 1 to the 2013 Director Compensation Table, below);

•	grants of non-qualified options to purchase WebMD Common Stock; and

•	cash fees for service on the Strategic Planning Committee of the Board.

WebMD does not offer any deferred compensation plans or retirement plans to its Non-Employee Directors. None of the Non-Employee Directors received any other compensation from WebMD during 2013 and none of them provided any services to WebMD during 2013 while a Board member, except their service as a director.

2013 Director Compensation Table

This table provides information regarding the value of the compensation paid by WebMD to the Non-Employee Directors in 2013, as calculated in accordance with applicable SEC regulations. It includes information for Non-Employee Directors who were members of our Board for all or part of 2013, regardless of whether they are currently a member. This table should be read together with the additional information under the headings “— Annual Fees” and “— Option Grants” below.

(a)	(b)	(c)	(d)	(e)
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Mark J. Adler, M.D.	6,000	40,000	77,495	123,495
Thomas J. Coleman	30,000	—	77,495	107,495
Neil F. Dimick	6,000	55,000	77,495	138,495
Jerome C. Keller	6,000	37,500	77,495	120,995
James V. Manning	6,000	55,000	77,495	138,495
Abdool Rahim Moossa, M.D.	—	—	77,495	77,495
Herman Sarkowsky	—	37,500	77,495	114,995
David Schechter	—	—	77,495	77,495
Joseph E. Smith	—	37,500	77,495	114,995
Stanley S. Trotman, Jr.	6,000	45,000	77,495	128,495

(1)	Except with respect to Mr. Coleman, the amounts in Column (b) reflect fees to members of the Strategic Planning Committee of the WebMD Board. See “Corporate Governance — Committees of the Board of Directors — Other Committees” above. With respect to Mr. Coleman, the amount in Column (b) reflects a cash payment of his annual retainer for services on the WebMD Board. Mr. Coleman served on the WebMD Board pursuant to a Director Appointment Agreement between WebMD and Kensico Capital Management Corp. and the investment funds it advises, as described under “Certain Relationships and Related Transactions – Kensico Capital Management” below. Mr. Coleman’s fees were paid in cash to facilitate crediting of his net fees to Kensico affiliates.

(2)	Except for Mr. Coleman (as described in Note 1 above), the Non-Employee Directors received shares of WebMD Common Stock, not subject to any vesting requirements and valued at the respective amounts reported in Column (c) above, in payment of their annual retainers for service on the WebMD Board and its standing committees. See “— Annual Fees” below for additional information. For each such Non-Employee Director, the number of shares to be issued was determined by dividing the aggregate dollar amount of the fees payable to such Non-Employee Director by $34.92 (the closing price of WebMD Common Stock on the Nasdaq Global Select Market on October 23, 2013, the date of payment), with cash paid in lieu of issuing fractional shares. Based on that, the individual Non-Employee Directors who were members of the Board on that date received the following numbers of shares:

Name	Number of Shares
Mark J. Adler, M.D.	1,145
Neil F. Dimick	1,575
Jerome C. Keller	1,073
James V. Manning	1,575
Herman Sarkowsky	1,073
Joseph E. Smith	1,073
Stanley S. Trotman, Jr.	1,288

For each of Dr. Moossa (who passed away in July 2013) and Mr. Schechter (who resigned from the Board in August 2013), the only compensation during 2013 was the automatic annual grant of options on January 1, 2013 described in footnote (3) below.

(3)	Each Non-Employee Director of WebMD is automatically granted, under the terms of the 2005 Plan, non-qualified options to purchase 13,200 shares of WebMD Common Stock on each January 1 until 2015, with an exercise price equal to the closing price on the last trading date of the prior year. See “—Option Grants” below for additional information. The amounts in Columns (d) and (e) above reflect the grant date fair value for the stock options awarded to Non-Employee Directors by WebMD on January 1, 2013, computed in accordance with FASB ASC Topic 718. See Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements included in Annex A to this Proxy Statement for an explanation of the methodology and assumptions used in determining the fair value of stock option awards granted. The actual amounts, if any, ultimately realized by Non-Employee Directors from these stock options will depend on the price of our Common Stock at the time they exercise vested stock options.

The following lists the total number of shares of WebMD Common Stock subject to outstanding unexercised option awards granted by WebMD that were held by Non-Employee Directors who were members of the Board as of December 31, 2013 and the weighted average exercise price of those options:

Name	Number of Shares Subject to Outstanding Options	Weighted Average Exercise Price
Mark J. Adler, M.D.	66,000	$34.29
Thomas J. Coleman	13,200	$14.34
Neil F. Dimick	92,400	$32.02
Jerome C. Keller	99,000	$31.09
James V. Manning	52,800	$28.66
Herman Sarkowsky	39,600	$30.13
Joseph E. Smith	39,600	$30.13
Stanley S. Trotman, Jr.	79,200	$33.42

Under HLTH’s Amended and Restated 2000 Long-Term Incentive Plan (which we refer to as the HLTH 2000 Plan), each Non-Employee Director of HLTH automatically received, on each January 1 prior to the Merger, non-qualified options to purchase 20,000 shares of HLTH Common Stock with an exercise price equal to the closing price of HLTH Common Stock on the last trading date of the prior year. All such options that are outstanding have vested. The options to purchase HLTH Common Stock were automatically converted to options to purchase WebMD Common Stock in the Merger. The following lists the total number of shares of WebMD Common Stock subject to outstanding unexercised option awards originally granted by HLTH that were held by our Non-Employee Directors as of December 31, 2013 and the weighted average exercise price of those options:

Name	Number of Shares Subject to Outstanding Options	Weighted Average Exercise Price
Mark J. Adler, M.D.	7,814	$76.33
Neil F. Dimick	26,664	$27.20
James V. Manning	10,925	$24.01
Herman Sarkowsky	31,108	$35.38
Joseph E. Smith	47,106	$34.56

Annual Fees

Overview.    The amount set forth in Column (c) of the 2013 Director Compensation Table represents the sum of the value of shares issued to pay the following amounts to Non-Employee Directors:

•	an annual retainer for service on the Board;

•	annual fees for service on standing committees of the Board; and

•	annual fees, if any, for serving as Chairperson of standing committees of the Board.

Non-Employee Directors do not receive per-meeting fees but are reimbursed for out-of-pocket expenses they incur in connection with attending Board and Board committee meetings and our Annual Meeting of Stockholders.

Board Service.    Each Non-Employee Director receives an annual retainer of $30,000 for service on the WebMD Board, payable in WebMD Common Stock (except for Mr. Coleman, who received his retainer in cash to facilitate crediting of his net fees to Kensico affiliates). The retainer, together with the annual fees for Committee service described below, are paid in late October each year to the Non-Employee Directors then in office.

Service on Standing Committees.    We pay annual fees for service on some of the standing committees of our Board, as well as an additional fee to the Chairperson of each of those committees, in the following amounts, payable in WebMD Common Stock:

Type of Service	Annual Fee
Membership on Audit Committee (Messrs. Dimick, Manning and Trotman)	$15,000
Chairperson of Audit Committee (Mr. Manning)	$10,000
Membership on Compensation Committee (Dr. Adler and Messrs. Sarkowsky and Smith) or Nominating & Governance Committee (Messrs. Dimick and Keller)	$7,500
Chairperson of Compensation Committee (Dr. Adler) or Nominating & Governance Committee (Mr. Dimick)	$2,500

The amounts of the fees payable to Non-Employee Directors for service on our Board and its standing committees are determined by the Compensation Committee and may be changed by it from time to time. The Compensation Committee also has discretion to determine whether such compensation is paid in cash, in WebMD Common Stock or some other form of compensation.

Service on Other Committees.    Our Non-Employee Directors may also receive additional fees for service on committees established by the Board for specific purposes. Those fees have generally been paid in cash on a quarterly basis for the period that the committee exists and may be set by the Board, the Compensation Committee or the committee itself. The only such fees paid for service in 2013 were to Dr. Adler and Messrs. Dimick, Keller, Manning and Trotman for service on the Strategic Planning Committee of the Board. That committee was disbanded in October 2013.

Option Grants

Annual Stock Option Grants.    On January 1 of each year until 2015, each Non-Employee Director receives a non-qualified option to purchase 13,200 shares of WebMD Common Stock pursuant to automatic annual grants of stock options under our 2005 Plan. The annual stock option awards are granted with a per-share exercise price equal to the fair market value of a share of WebMD Common Stock on the grant date. For these purposes, and in accordance with the terms of the 2005 Plan and WebMD’s equity award grant practices, the fair market value is equal to the closing price of a share of WebMD Common Stock on the Nasdaq Global Select Market on the last trading day of the prior year. Each of the Non-Employee Directors serving on January 1, 2013 received an automatic annual grant of options to purchase 13,200 shares of WebMD Common Stock on that date (with an exercise price of $14.34 per share, the closing price of a share of WebMD Common Stock on the last trading day of 2012).

The vesting schedule for each automatic annual grant is as follows: 25% of the underlying shares on each of the first through fourth anniversaries of the date of grant (full vesting on the fourth anniversary of the date of the grant). The options granted to Non-Employee Directors do not include any dividend or dividend equivalent rights. Each such option will expire, to the extent not previously exercised, 10 years after the date of grant or earlier if their service as a director ends (generally three years from the date such service ends).

Under the 2005 Plan, outstanding unvested options held by Non-Employee Directors vest and become fully exercisable: (a) upon the Non-Employee Director’s death or termination of service as a result of disability; and (b) upon a “Change of Control” of WebMD. Those options, and any others that had previously vested, will then continue to be exercisable or lapse in accordance with the other provisions of the 2005 Plan and the award agreement. For purposes of the 2005 Plan, a Change of Control generally includes: (i) a change in the majority of the Board of Directors of WebMD without the consent of the incumbent directors; (ii) any person or entity becoming the beneficial owner of 50% or more of the voting shares of WebMD; (iii) consummation of a reorganization, merger or similar transaction unless (A) WebMD’s stockholders immediately prior to such consummation continue to represent more than 50% of the voting power immediately following such consummation, (B) the incumbent directors of WebMD continue to constitute a majority of the Board and (C) no person (subject to certain exceptions) owns 25% or more of the voting power following such consummation; and (iv) consummation of a sale of all or substantially all of WebMD’s assets.

Discretionary Grants.    Our Non-Employee Directors may receive grants of options to purchase WebMD Common Stock or shares of restricted WebMD Common Stock (which we refer to as WebMD Restricted Stock) under the 2005 Plan at the discretion of the Compensation Committee of the Board. Upon Mr. Marino’s appointment to the Board on April 29, 2014, the Compensation Committee made a discretionary grant to him of non-qualified options to purchase 13,200 shares of WebMD Common Stock under the 2005 Plan, with an exercise price of $44.06 per share (the closing market price of WebMD Common Stock on the date of grant) and with 25% of the shares underlying the option scheduled to vest on each of the first through fourth anniversaries of the date of grant. Similarly, upon Dr. Vuori’s appointment to the Board on July 7, 2014, the Compensation Committee made a discretionary grant of options to purchase 13,200 shares of WebMD Common Stock to her with the same terms, except that the exercise price was $50.89 per share (the closing market price of WebMD Common Stock on the date of grant). The only other such discretionary grant was made on December 10, 2008, when each person who was a Non-Employee Director of WebMD at that time received non-qualified options to purchase 13,200 shares of WebMD Common Stock under the 2005 Plan. The Compensation Committee plans to consider, after the annual automatic grants cease to occur under the terms of the 2005 Plan, making discretionary annual grants beginning on January 1, 2016 with similar timing and terms as the automatic annual grants described above.

EXECUTIVE COMPENSATION

Overview

This section of our Proxy Statement contains information regarding our compensation programs and policies and, in particular, their application to a specific group of individuals who we refer to as our Named Executive Officers. For an explanation regarding the composition of this group, see “Compensation Discussion and Analysis — Introduction” below. This section is organized as follows:

•

2013 Report of the Compensation Committee.    This section contains a report of the Compensation Committee of our Board of Directors regarding the “Compensation Discussion and Analysis” section described below. The material in the 2013 Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that WebMD specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

•	Compensation Committee Interlocks and Insider Participation. This section contains information regarding certain types of relationships involving our Compensation Committee members.

•

Compensation Discussion and Analysis.    This section contains a description of the specific types of compensation we pay, a discussion of our compensation policies, information regarding how those policies were applied to the compensation of our Named Executive Officers for 2013 and other information that we believe may be useful to investors regarding compensation of our Named Executive Officers and other employees.

•

Executive Compensation Tables.    This section provides information, in tabular formats specified in applicable SEC rules, regarding the amounts or value of various types of compensation paid to our Named Executive Officers and related information.

•

Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control.    This section provides information regarding amounts that could become payable to our Named Executive Officers following specified events.

•

Employment Agreements with Named Executive Officers.    This section contains summaries of the employment agreements between our Named Executive Officers and WebMD. We refer to these summaries in various other places in this Executive Compensation section.

The parts of this Executive Compensation section described above are intended to be read together and each provides information not included in the others. In addition, for background information regarding the Compensation Committee of our Board of Directors and its responsibilities, please see “Corporate Governance – Committees of the Board of Directors – Compensation Committee” above.

2013 Report of the Compensation Committee

The Compensation Committee of our Board of Directors provides oversight of WebMD’s compensation programs and makes specific decisions regarding compensation of the Named Executive Officers and WebMD’s other executive officers. Set out below is the Compensation Discussion and Analysis section of this Proxy Statement. That section contains a discussion of WebMD’s executive compensation programs and policies and their application by the Compensation Committee in 2013 to the Named Executive Officers. The members of the Compensation Committee have reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis. Based upon this review and our discussions, these Compensation Committee members have recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Mark J. Adler, M.D. (Chairman)

Herman Sarkowsky

Joseph E. Smith

Compensation Committee Interlocks and Insider Participation

Dr. Adler and Messrs. Sarkowsky and Smith were the members of the Compensation Committee for all of 2013. None of these individuals is a current or former executive officer or employee of WebMD or had any relationships in 2013 requiring disclosure by WebMD under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.

None of WebMD’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the WebMD Compensation Committee during 2013.

Compensation Discussion and Analysis

Introduction. The Compensation Discussion and Analysis contains a description of the specific types of compensation we pay, a discussion of our compensation policies, information regarding how the compensation of our Named Executive Officers for 2013 was determined under those policies, and other information that we believe may be useful to investors regarding compensation of our Named Executive Officers and other employees. Under applicable SEC rules, our Named Executive Officers for this Proxy Statement include each person who served as our Chief Executive Officer during 2013, each person who served as our Chief Financial Officer during 2013 and the next three most highly compensated executive officers for 2013, and consist of the following persons:

•	David J. Schlanger, who served as Interim Chief Executive Officer of WebMD from May 2013 to August 2013 and has served as our Chief Executive Officer since August 2013;

•	Peter Anevski, who has served as our Chief Financial Officer since May 2013;

•	Steven Zatz, M.D., who served as Executive Vice President, Professional Services until August 2013 and has served as WebMD’s President since then;

•	William Pence, who served as Executive Vice President, Chief Technology Officer and Chief Operating Officer for all of 2013 and until April 18, 2014;

•	Martin J. Wygod, who serves as Chairman of the Board of WebMD and did so for all of 2013;

•	Anthony Vuolo, who served as our Chief Financial Officer until May 2013 and has served as a Senior Vice President, focusing on strategic projects, since then; and

•	Cavan M. Redmond, who served as our Chief Executive Officer until May 2013.

The persons who constitute our Named Executive Officers may change from year to year based on changes in position and changes in individual compensation. In particular, the number of shares of WebMD Restricted Stock and of options to purchase WebMD Common Stock granted to individual executive officers varies from year to year and, accordingly, may result in changes to who is a Named Executive Officer because, under the SEC rules for determining Named Executive Officers for a specific year, we include the full grant date fair value of option grants and restricted stock grants as compensation in the year in which the grant is made and no compensation for such grants in any other year, regardless of the vesting schedule of the grant. In addition, grants made to a newly-hired executive officer at the time he or she joins WebMD, which may be larger than grants made to existing executive officers with comparable responsibilities in that year, may make it appear that he or she is more highly compensated than those other executive officers and may not be indicative of the compensation that would be reported for such individual in future years if he or she continues to be a Named Executive Officer. The Compensation Committee considers the vesting schedule of grants made under equity compensation plans to be an important term of such grants and believes that it is appropriate, in its consideration of the timing and amount of specific grants it approves, to view the value of such grants to be deemed distributed over the period of vesting, rather than assigned solely to the year of grant.

Overview of Types of Compensation Used by WebMD.    The compensation of our Named Executive Officers and our other executive officers consists primarily of some or all of the following, as determined by the Compensation Committee:

•	cash salary;

•	an annual cash bonus;

•

Supplemental Bonus Plan (SBP) contributions, which are cash amounts contributed to a trust, which distributes such amounts, with interest earned, the following year if the executive officer remains employed through a specified date;

•	additional or special bonuses to provide recognition for specific accomplishments or at the time of a promotion, if determined by the Compensation Committee to be appropriate;

•

grants of options to purchase shares of WebMD Common Stock, subject to vesting based on continued employment, with an exercise price that is equal to the fair market value of WebMD Common Stock on the grant date; and

•

grants of shares of WebMD Restricted Stock, subject to vesting based on continued employment and, with respect to a limited number of grants to senior executives, acceleration of vesting based on the attainment of performance goals.

A discussion of how each of the above types of compensation was used for 2013 follows under the heading “—Use of Specific Types of Compensation for 2013.” The compensation of our other employees generally consists of the same types of compensation, with the specific types and amounts determined by our Chief Executive Officer and other members of our senior management, in light of the policies described under “—Discussion of Compensation Policies” below. In addition, some employees are compensated partially based on commissions or similar arrangements not used at the senior management level.

We have not offered any deferred compensation plans to our executive officers or to our other employees. We have also not offered any retirement plans to our executive officers other than a 401(k) plan that is generally available to our employees. We refer to the WebMD 401(k) Savings Plan, the current 401(k) Plan of WebMD, as the “401(k) Plan.” Subject to the terms of the 401(k) Plan, WebMD matches, in cash, 25% of amounts contributed to that Plan by each Plan participant, up to 6% of eligible pay. The matching contribution made by WebMD is subject to vesting, based on continued employment, with 50% scheduled to vest on each of the first and second anniversaries of an employee’s date of hire (with employees vesting immediately in any matching contribution made after the second anniversary). For 2013, WebMD made an additional discretionary matching contribution in March 2014 of 25 cents for every dollar contributed by participants (up to 6% of eligible pay). Named Executive Officers who have elected to contribute to the 401(k) Plan received matching contributions on the same basis as other participants.

In determining the forms of compensation to be used by WebMD, the Compensation Committee considers various factors, including the effectiveness of the incentives provided, tax and accounting considerations, the compensation practices of other companies and the expectations of our employees and our investors. In addition, the Compensation Committee believes that it is important that compensation be understood by the employees who receive it and by our company’s investors. The Compensation Committee believes that our compensation programs, including the types of stock options and restricted stock that we use, are effective forms of compensation and well understood. Taken as a whole, our compensation programs are intended to provide incentives to employees, at various levels of seniority and responsibility, to work to achieve revenue and earnings growth for WebMD in both the short-term and the long-term. See “— Discussion of Compensation Policies” below for additional discussion of the goals of our compensation programs. The Compensation Committee believes that, in light of the specific forms of compensation that WebMD uses and the specific businesses in which WebMD is engaged, our compensation programs and practices are unlikely to cause our employees to take unnecessary or excessive risks to achieve that growth and that WebMD’s internal controls and compliance programs provide reasonable mitigation for the risks inherent in providing incentives for such growth.

Discussion of Compensation Policies.    The Compensation Committee’s guiding philosophy is to establish a compensation program that is:

•

Competitive with the market in order to help attract, motivate and retain highly qualified employees and executives.    We seek to attract and retain talent by offering competitive base salaries, annual incentive opportunities, and the potential for long-term rewards through equity-based awards, such as stock options and restricted stock. We have, in the past, granted and may continue to grant equity-based awards to a significant portion of our employees, not just our executives. Those awards have been primarily in the form of non-qualified options to purchase WebMD Common Stock.

•

Performance-based to link executive pay to company performance over the short term and long term and to facilitate shareholder value creation.    It is WebMD’s practice to provide compensation opportunities that are linked to our company’s performance and the individual’s performance. Achievement of short-term goals is rewarded through annual cash bonuses, while achievement of long-term objectives is encouraged through nonqualified stock option grants and restricted stock awards that are subject to vesting over periods generally ranging from two to four years. Through annual and long-term incentives, a major portion of the total potential compensation of WebMD’s executive officers (and other members of senior management) is placed at risk in order to motivate them to improve the performance of our businesses and to increase the value of our company. The compensation that employees receive from equity awards increases when the price of WebMD Common Stock increases, which rewards employees for increasing shareholder value. The vesting schedules applicable to these equity awards are intended to promote retention of employees during the vesting period. The equity compensation is offered in lieu of higher cash compensation in order to align the interests of our employees with the long-term interests of our stockholders.

•

Designed to foster a long-term commitment by management.    The Compensation Committee believes that there is great value to our company in having a team of long-tenured, seasoned executives and managers. Our compensation practices are designed to foster a long-term commitment to WebMD by our management team.

Our employees and executives are highly sought after by other companies because of WebMD’s leadership position in providing health and wellness content and tools through the Internet and mobile applications. In New York City, where our headquarters is located, competition is especially intense. Our writers and editors, our software developers and other technical personnel, our sales and marketing personnel, and our executives are recruited for positions at numerous other Internet and information technology companies, particularly those focused on health, wellness and related areas, with offers coming to them from our existing competitors and from other established companies as well as from venture capital backed companies and other start-ups. The Compensation Committee believes that the compensation practices of WebMD in the past two years, including the grants of stock options and WebMD Restricted Stock made to WebMD employees, have allowed WebMD to retain key employees during a time when it faced significant challenges and was at an especially high risk of losing employees to these other companies. In addition, the compensation that WebMD provided during that period allowed WebMD to continue to attract additional talented employees when needed. The efforts of our employees was an important factor in the improved performance of WebMD in 2013.

The Compensation Committee has not retained outside consultants to assist it in implementing these policies or making specific decisions relating to executive compensation. The Compensation Committee does, from time to time, review general information regarding the compensation practices of other companies, including some that are likely to compete with WebMD for the services of our executives and employees, and that information is a factor used by the Committee in its decisions and in its general oversight of compensation practices at WebMD. However, the Compensation Committee does not use that information to generate specific compensation amounts or targets and does not seek to create an objective standard for WebMD compensation based on what other companies have done. Instead, in each compensation decision, the Compensation Committee exercises its business judgment regarding the appropriateness of types and amounts of compensation in light of the value to WebMD of specific individuals. With respect to 2013 compensation, the Compensation Committee took into account recommendations made by the Chairman of the Board and the Chief Executive Officer with respect to determinations of the types and amounts of compensation to be paid to the other executive officers and also discussed with them the types and amounts such individuals believed would be appropriate to pay each of them in light of the amounts being recommended for, and paid to, the other WebMD executive officers. The key compensation decisions for 2013 for which the Chairman of the Board and the Chief Executive Officer provided input to the Compensation Committee relating to WebMD’s executive officers included the following:

•

both provided input regarding the amounts of the annual bonuses for 2013, the 2013 Supplemental Bonus Trust contributions, and regarding the size and terms of the equity grants to certain executive officers that were approved by the Compensation Committee during 2013, as more fully described under “— Use of Specific Types of Compensation for 2013” below; and

•

the Chairman of the Board provided input regarding: (a) the terms of the employment agreement entered into with Mr. Schlanger when he became Interim Chief Executive Officer of WebMD in May 2013 and the amendment to that agreement entered into in August 2013 when he became Chief Executive Officer and the related equity grants; (b) the terms of the employment agreement entered into with Mr. Anevski when he became Chief Financial Officer of WebMD in May 2013 and the related equity grants; and (c) the terms of the employment agreement amendment entered into with Mr. Vuolo in May 2013 and the related equity grants.

In addition, the Chairman of the Board and the Chief Executive Officer have discussions, from time to time, with the Compensation Committee and the full Board of Directors regarding compensation policies generally, compensation planning and other compensation matters unrelated to specific compensation decisions and give their views on these matters to the members of the Compensation Committee and the full Board. The Compensation Committee seeks the input from the Chairman of the Board and the Chief Executive Officer because they believe that understanding management’s views regarding its own performance helps the Compensation Committee apply the compensation policies discussed earlier in this section to specific compensation decisions. However, all the decisions regarding the compensation paid to executive officers of WebMD for 2013 were made by the Compensation Committee.

WebMD’s senior management generally applies a similar philosophy and similar policies to determine the compensation of officers and managers who are not executive officers and reports to the Compensation Committee regarding these matters.

Specific Policies and Practices to Protect Stockholder Interests in Connection with Our Equity Compensation Plans.    The Compensation Committee has implemented, in the 2005 Plan and in WebMD’s agreements relating to equity compensation, the following policies and practices to protect our stockholders’ interests:

•

20% Sublimit for Full Value Awards.    In 2010, the Compensation Committee implemented a sublimit on the number of shares available for grants of restricted stock and similar types of awards for which no exercise or purchase price is payable (often referred to as “full value awards”) so that only 20% of the shares available for grant could be used for full value awards. The same 20% sublimit applies to the shares added to the 2005 Plan since then.

•

Minimum Vesting Period for Full Value Awards.    The 2005 Plan provides that, for full value awards, the vesting period shall occur over at least a three year period for awards with time-based vesting conditions and shall be at least one year for awards with performance-based vesting conditions, with limited exceptions.

•

No Liberal Share Counting.    Shares tendered or held back upon exercise of a stock option to cover the exercise price or tax withholding or for tax withholding on vesting of restricted stock are not returned to the pool of shares available for issuance.

•	No Annual “Evergreen” Provision. The 2005 Plan authorizes only a fixed number of shares, and stockholder approval is required for any increase in the number of shares.

•	No Discounted Stock Options. All stock options must have an exercise price equal to or greater than the fair market value of our Common Stock on the date of grant.

•	No Repricing. The 2005 Plan prohibits the repricing of stock options without stockholder approval.

•

“Change of Control” Definition.    Under the 2005 Plan, vesting of equity awards on a “Change of Control” applies only to grants to our Non-Employee Directors, which our Board believes is consistent with good corporate governance. Under the provisions of the 2005 Plan, there is no effect on grants made to WebMD officers and other employees as a result of a “Change in Control.” Certain of our executive officers and other senior officers are parties to employment agreements that contain provisions relating to a potential change in control. For additional information, see “— Compensation Following Termination of Employment or a Change of Control” and “Employment Agreements with Named Executive Officers” below.

•

No “Hedging” Policy.    Our existing policies relating to trading in WebMD securities by WebMD’s executive officers and other senior executives prohibit hedging transactions with respect to their holdings in WebMD securities.

In addition, in connection with the increase of 1,500,000 shares available for grant under the 2005 Plan approved by stockholders at WebMD’s 2013 Annual Meeting of Stockholders, the Compensation Committee determined that any grant to existing employees from the additional shares shall have the first scheduled vesting no sooner than the second anniversary of the date of grant. The longer period before the first vesting was intended to enhance the employee retention incentive provided by the grants.

Use of Specific Types of Compensation for 2013

Base Salary.    The Compensation Committee reviews the base salaries of our executive officers from time to time and in connection with changes in position. In 2013, no changes were made to the salary of any Named Executive Officer, except in connection with position changes (including individuals becoming executive officers). The changes were as follows:

•

when Mr. Schlanger was appointed Interim Chief Executive Officer in May 2013, his annual salary rate was increased from $320,000 to $425,000; in addition, when he was appointed Chief Executive Officer in August 2013, it was increased further to $525,000;

•	when Mr. Anevski was appointed Chief Financial Officer in May 2013, his annual salary rate was increased from $310,000 to $425,000;

•	when Dr. Zatz was appointed President in August 2013, his annual salary rate was increased from $425,000 to $500,000; and

•	when Mr. Vuolo ceased to be Chief Financial Officer in May 2013, his annual salary rate was reduced from $450,000 to $400,000.

The Compensation Committee considers various factors when it contemplates an adjustment to base salary, including: the executive’s individual performance, scope of responsibility and changes in that scope (including as a result of promotions), tenure, prior experience and market practice. WebMD’s senior management considers similar factors in determining whether to make adjustments to salaries of other employees.

2013 Bonuses and Supplemental Bonus Plan Contributions.    For 2013, the Compensation Committee decided to tie enhanced bonus potential for certain Named Executive Officers to achievement of specific quantitative goals for company financial results and specific goals for individual performance, determined in advance. Certain other key employees who are not Named Executive Officers also had the opportunity to earn enhanced bonuses for 2013 tied to achievement of company financial results and/or individual performance goals. With respect to Messrs. Schlanger, Anevski, Vuolo and Pence and Dr. Zatz, the amounts in the table below were determined in accordance with agreements entered into with each of them in 2013 (and described in “Employment Agreements with Named Executive Officers” below) that provided a 2013 bonus for each executive consisting of the following:

•	up to $300,000 for achievement of certain corporate financial targets for 2013 (the “Financial Performance Targets”); plus

•	up to $300,000 based on achievement of a variety of individual goals in 2013 by the respective executives, as assessed by the Compensation Committee (the “Individual Performance Goals”).

Based on WebMD’s results for the fiscal year ended December 31, 2013 and in accordance with the applicable agreements that the Compensation Committee had previously approved, the Compensation Committee set the following annual bonuses and Supplemental Bonus Plan contributions for 2013 (which we refer to as “2013 SBP Contributions”) for the Named Executive Officers listed below:

Named Executive Officer	Title (at end of 2013)	Annual Salary Rate	2013 Bonus Opportunity	2013 Cash Bonus	2013 SBP Contribution	Bonus Total for 2013
David Schlanger	Chief Executive Officer	$525,000	$600,000	$419,700	$165,300	$585,000
Steven Zatz, M.D.	President	$500,000	$600,000	$413,400	$156,600	$570,000
Peter Anevski	Executive Vice President and CFO	$425,000	$600,000	$407,100	$147,900	$555,000
William Pence	Executive Vice President, COO and CTO	$425,000	$600,000	$400,800	$139,200	$540,000
Anthony Vuolo	Senior Vice President	$400,000	$600,000	$400,800	$139,200	$540,000
Martin J. Wygod	Chairman of the Board	$490,000	n/a	$430,000	$170,000	$600,000

The amounts in the column labeled “2013 Cash Bonus” were paid to the listed executives in cash in March 2014. The amounts in the column labeled “2013 SBP Contribution” were contributed to a trust in March 2014. In March 2015, the trust will distribute to the respective executives the contributions made to it by WebMD on their behalf, together with actual net interest earned on the contributed amounts; provided, however, that in order to receive such payment, the individual must continue to be employed by WebMD on March 1, 2015, unless their separation from employment occurs as a result of death or disability or, in certain cases, if they are terminated without cause or resign for good reason following a change in control of WebMD. Accordingly, as a result of Mr. Pence’s resignation from WebMD in April 2014, he will not receive any distribution of the 2013 SBP Contribution listed in the above chart. For background information regarding the Supplemental Bonus Plan and its implementation in recent years, see “Background Information Regarding the Supplemental Bonus Plan (SBP)” below.

The Financial Performance Targets set by the Compensation Committee provided for full payment of the $300,000 if WebMD’s 2013 revenue was $470 million or more and WebMD’s earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) was $90 million or more. At the time the Financial Performance Targets were finalized by the Compensation Committee in early May 2013, WebMD publicly announced guidance that 2013 revenue was expected to be approximately $450 million to $470 million and that Adjusted EBITDA for 2013 was expected to be approximately $75 million to $88 million. The May 2013 guidance represented increases over guidance provided earlier in 2013, when revenue was expected to be approximately $430 million to $455 million and Adjusted EBITDA was expected to be approximately $60 million to $80 million. The Compensation Committee set the amounts at which full bonus payout for the Financial Performance Targets would be made at or slightly above the top of the May 2013 guidance ranges and provided for partial payout at lower levels. No payment would have been required if revenue was less than $440 million and Adjusted EBITDA was less than $72.5 million.

For Dr. Zatz and Mr. Pence, the Individual Performance Goals were set in advance and included goals relating to specified items of revenue or expense, specified operational matters and metrics and completion of specified projects or project milestones, as well as goals relating to general improvements in WebMD’s internal policies and processes. These Individual Performance Goals provided a framework for consideration of individual performance of these Named Executive Officers, but the Compensation Committee retained discretion regarding both how to evaluate the level of achievement of the goals and regarding what portion of the $300,000 that would be payable, if any, based on the level of achievement. For Messrs. Schlanger, Anevski and Vuolo, Individual Performance Goals were not set in advance for purposes of determining the portion of the $300,000 that would be payable (if any), and the Compensation Committee retained full discretion regarding how to evaluate the individual performance of those Named Executive Officers in light of goals set at various points during the year. The Compensation Committee believed that, as reflected in the improved financial and operational performance of WebMD for 2013, the Named Executive Officers performed well during 2013 and that each of the individuals had made important contributions to that performance. With respect to Mr. Schlanger (who became Chief Executive Officer in 2013), Dr. Zatz (who became President in 2013) and Mr. Anevski (who became Chief Financial Officer in 2013), the Compensation Committee took into consideration that each had taken on a new position and significant new responsibilities during 2013, and the Compensation Committee’s determinations reflected the Committee’s belief that they had performed well in new positions. The Compensation Committee determined that the individual Named Executive Officers had substantially, but not fully, achieved their respective Individual Performance Goals and determined the portion of the $300,000 earned by each individual based upon its subjective assessment of the executive’s overall performance in 2013, rather than weighing the level of achievement with respect to particular goals. In addition, the Compensation Committee determined that a portion of the amount based on individual performance would be paid in March 2014 and a portion would be in the form of a 2013 SBP Contribution payable in March 2015, as shown in the table above.

In determining the amounts of the 2013 annual cash bonus and 2013 SBP Contribution for Mr. Wygod, the Compensation Committee considered WebMD’s financial and operational performance and his individual performance on a similar basis as applicable to the other Named Executive Officers, even though targets and goals had not been set in advance for Mr. Wygod.

Background Regarding 2012 Bonuses and 2012 SBP Contributions.    Prior to 2013, the Compensation Committee did not set performance targets, in advance, for use in determining bonus amounts for executive officers. After the end of each year, the Compensation Committee determined annual cash bonus amounts to be paid by WebMD to its executive officers based on its subjective assessment of the performance of WebMD and of the respective executive officers in that year, taking into consideration its views regarding the extent to which financial and operational goals discussed by management and the Board at various times during the year were achieved and its views regarding the challenges faced by WebMD during the year. The Compensation Committee also had discretion to grant bonuses above or below the target bonus opportunity for each executive officers.

The cash bonuses and SBP Contributions for 2012 for the Named Executive Officers for that year (the “2012 Named Executive Officers”) are set forth in the following table:

2012 Named Executive Officer	Title (at end of 2012)	Annual Salary Rate	2012 Bonus Opportunity	2012 Cash Bonus	2012 SBP Contribution	Bonus Total for 2012
Cavan M. Redmond	Chief Executive Officer	$650,000	$650,000	$76,200	$304,800	$381,000
Anthony Vuolo	Executive Vice President and CFO	$450,000	$360,000	$90,000	$360,000	$450,000
William Pence	Executive Vice President, COO and CTO	$425,000	$360,000	$55,250	$221,000	$276,250
Martin J. Wygod	Chairman of the Board	$490,000	n/a	$98,000	$392,000	$490,000
Steven Zatz, M.D.	Executive Vice President, Professional Services	$425,000	$360,000	$55,250	$221,000	$276,250

In determining the above amounts of the annual cash bonuses and SBP Contributions for 2012, the Compensation Committee considered WebMD’s financial and operational performance. However, as in prior years, the Compensation Committee did not attempt to tie the amounts of the 2012 annual bonuses and SBP Contributions for the 2012 Named Executive Officers to any specific measures and, instead, based its bonus determinations on its subjective view of our company’s results and management’s accomplishments in light of the challenges faced by WebMD during 2012. The Compensation Committee viewed the financial performance of WebMD in 2012 to have been well below expectations. However, the Compensation Committee recognized that the operational performance of the company’s public portal Web sites, as demonstrated by usage metrics, user satisfaction and awards and recognition achieved, continued to be strong. The Compensation Committee also recognized that some of the challenges faced by WebMD during 2012 were outside the control of WebMD management, particularly the continuing cautious business outlook at that time by many of our pharmaceutical company customers. The Compensation Committee also recognized that WebMD’s executives and employees are in demand by competitors to WebMD and by Internet companies generally and that the reduction in force announced in December 2012 had the potential to cause employees that WebMD wished to retain to consider other options. The Committee also noted that, in light of the drop in the market price of WebMD Common Stock during 2012, the value of the equity compensation of executives and employees, which had served as a key retention incentive, was down and that employees would be at even greater risk of leaving WebMD if bonuses were also significantly reduced.

Based on those views, the Compensation Committee set annual bonuses and SBP Contributions for the 2012 Named Executive Officers at amounts so that the total of the 2012 annual cash bonus amount plus the amount of the SBP Contribution for each Named Executive Officer would be equal to their respective bonus potentials (subject to pro-ration, in the case of Mr. Redmond, based on his joining WebMD on May 31, 2012). For Mr. Wygod, the sum of his 2012 annual cash bonus amount ($98,000) and SBP Contribution for 2012 ($392,000) was $490,000, which is equal to his annual salary rate. For each of the Named Executive Officers, the cash bonus represented 20% of the total amount awarded for 2012 and the SBP Contribution represented 80% of the total amount awarded. In prior years where an SBP Contribution had been made, the cash amount had generally been a much greater portion of the total amount, with an SBP Contribution of one-third to one-half of the total amount. A similar approach was taken, for 2012, with respect to other executive officers and certain other members of senior management. The Supplemental Bonus Trust distributed the 2012 SBP Contributions, together with actual net interest earned on the respective amounts, to these individuals (other than Mr. Redmond) in March 2014. Since Mr. Redmond was no longer an employee of WebMD on March 1, 2014, he did not receive any distribution of the 2012 SBP Contribution made on his behalf.

For 2012, Mr. Vuolo received an additional bonus of $250,000 paid in cash in March 2013 in recognition of his service as Interim Chief Executive Officer of WebMD during the first half of 2012, while he also continued to serve as Chief Financial Officer.

Grants of Restricted Stock with Potential for Accelerated Vesting.    As described in “Employment Agreements with Named Executive Officers” below, each of Messrs. Anevski and Pence and Dr. Zatz received grants of 20,000 shares of WebMD Restricted Stock in 2013 that were scheduled to vest in full on the third anniversary of the date of grant; provided, however, that (a) vesting of half of the granted shares could occur on the first anniversary of the date of grant for Mr. Anevski and on the later of the first anniversary of the date of grant and March 15, 2014 for Mr. Pence and Dr. Zatz (the “Accelerated Vesting Date”) if the Financial Performance Targets (discussed in connection with 2013 bonuses above) were achieved, and (b) vesting of the other half could occur on the applicable Accelerated Vesting Date based on the Compensation Committee’s assessment whether the Individual Performance Goals had been fully achieved. Since the Financial Performance Targets were exceeded, 10,000 shares of WebMD Restricted Stock vested or will vest on the applicable Accelerated Vesting Date for each of these executives. As discussed above, the Compensation Committee determined that these executives had not fully achieved their respective Individual Performance Goals and, accordingly, the other 10,000 shares of WebMD Restricted Stock will remain scheduled to vest on the third anniversary of the date of grant. For additional discussion of the Financial Performance Targets and the Individual Performance Goals, see “2013 Bonuses and Supplemental Bonus Plan Contributions” above.

Other Grants of Equity Compensation.    We generally use two types of long-term incentives: non-qualified stock options and restricted stock. Stock options are granted with an exercise price that is equal to the fair market value of WebMD Common Stock on the grant date. Thus, participants in our equity plans (including the Named Executive Officers) will realize value on their stock options only if the price of WebMD Common Stock increases after the grant date. The Compensation Committee believes that equity compensation, subject to vesting periods of two to four years (and, in the case of options, having a ten-year term), encourages employees to focus on the long-term performance of our company. The value that employees receive from equity awards increases when the price of WebMD Common Stock increases, which rewards employees for increasing shareholder value. The vesting schedules applicable to these equity awards are intended to further promote retention of employees during the vesting period.

The Compensation Committee does not make equity grants to our executive officers on an annual or other pre-determined basis. In determining whether and when to make equity grants, the Compensation Committee considers the history of prior grants made to individual executive officers, their vesting status and the amounts that have been or may be realized by those individuals from those grants. In addition, the Compensation Committee considers factors similar to those it considers in its decisions relating to cash compensation, as described above, including factors relating to individual and company performance. Finally, the Compensation Committee typically makes larger grants to the executive officers it believes have the greatest potential to affect the value of our company and improve results for stockholders. Similar considerations apply to grants made to other officers and employees. The terms of grants made to the Named Executive Officers in 2013 are described under “Employment Agreements with Named Executive Officers” below and information regarding those grants is also provided in the “Summary Compensation Table” and the table titled “Grants of Plan-Based Awards in 2013” below, and the related notes and commentary that accompany those tables. As discussed in “Application of Compensation Policies to Individual Named Executive Officers” below, Mr. Schlanger, Dr. Zatz and Mr. Anevski received grants in 2013 in connection with their promotions to more senior positions and the resulting increases in their respective responsibilities. The Compensation Committee also made grants of options and WebMD Restricted Stock under the 2005 Plan to the Named Executive Officers, other than Mr. Schlanger and Dr. Zatz, in December 2013, as set forth in “Executive Compensation Tables — Grants of Plan-Based Awards in 2013” below. In addition, two other executive officers, as well as other members of senior management and other key employees, received grants in December 2013, with a total of approximately 1.2 million options granted and approximately 300,000 shares of WebMD Restricted Stock granted. The vesting schedule for these grants was 1/3 on each of the second, third and fourth anniversaries of the date of grant, reflecting the Compensation Committee’s commitment to our stockholders with respect to the vesting schedules for grants made from the additional shares approved by stockholders for the 2005 Plan at WebMD’s 2013 Annual Meeting of Stockholders. See “Specific Policies and Practices to Protect Stockholder Interests in Connection with our Equity Compensation Plans” above. The December 2013 grants were intended to motivate and retain executive officers and other employees believed to be important to the future growth of WebMD and the placing of the first vesting on the second anniversary was intended to increase the retention effect of the grants beyond what would come from grants that have their first vesting on the first anniversary of the date of grant, as had been WebMD’s general practice in the past.

Application of Compensation Policies to Individual Named Executive Officers.    Differences in compensation among our Named Executive Officers result from a number of factors and may vary from year to year. The key factors that may create differences in compensation are differences in: (a) the position and level of responsibility of the individual Named Executive Officers and changes in position or level of responsibility; (b) our need to induce specific individuals to join WebMD at the time of their initial hiring; and (c) our need to motivate and retain specific individuals at other specific points in time. In general, larger equity grants are made to our most senior executive officers because they have the greatest potential to affect the value of our company and to improve results for stockholders. Similarly, a greater portion of their total cash compensation is likely to come from their annual bonus. The bonus determination process for 2013, which represented a different approach than in prior years, is described in “2013 Bonuses and Supplemental Bonus Plan Contributions” above. Other than that bonus process, the most significant applications of our compensation policies to individuals in 2013 related to the entry into new or amended employment agreements, in connection with promotions to new positions, of the following executives: Mr. Schlanger, who became Interim Chief Executive Officer in May 2013 and Chief Executive Officer in August 2013; Dr. Zatz, who became President in August 2013; and Mr. Anevski, who became Chief Financial Officer in May 2013. A description of their respective terms of employment is included under “Employment Agreements with Named Executive Officers” below. Each of the individuals was an existing employee of WebMD at the time of his promotion and the Compensation Committee approved increases in compensation and new grants of equity compensation that it believed were appropriate in light of those promotions, their respective compensation histories at WebMD and WebMD’s compensation of individuals in similar positions in the past. In addition, the Compensation Committee believed that, if it had recruited a candidate for Chief Executive Officer from outside our company, the terms of employment required to induce such a candidate to leave his or her existing position to join WebMD (particularly if the candidate would have forfeited equity compensation or other long-term compensation from an existing employer) would have had to include a higher annual salary rate and larger grants of options and restricted stock than those offered to Mr. Schlanger.

Benefits and Perquisites.    The limited perquisites (or “perks”) received by our Named Executive Officers in 2013 are described in the footnotes to the Summary Compensation Table. Our executive officers are generally eligible to participate in our benefit plans on the same basis as our other employees, including matching contributions to the 401(k) Plan and company-paid group term life insurance, the cost of which is listed in those footnotes to the Summary Compensation Table. For the past several years, we have maintained a sliding scale for the cost of employee premiums for our health plan, under which employees with higher salaries pay a higher premium amount. Our executive officers (as part of a larger group of employees generally having a title of “Vice President” or higher or a salary of $180,000 or more) receive company-paid supplemental disability insurance, the cost of which is listed in the footnotes to the Summary Compensation Table.

Background Information Regarding the Supplemental Bonus Plan (SBP).    As described above, SBP Contributions are cash amounts contributed by WebMD for the Named Executive Officers (and certain other WebMD employees) to a trust (the Supplemental Bonus Trust), which distributes such amounts, with actual interest earned, the following year if the employee remains employed through a specified date. The purpose of the Supplemental Bonus Plan is to create additional retention incentives for our executive officers and other key employees in connection with our annual bonus process. Contributions were made by WebMD to the Supplemental Bonus Trust in connection with the annual bonus process for three out of the past four years, as follows:

•

2013 SBP Contributions.    In February 2014, the Compensation Committee approved the contribution, made in March 2014, to the Supplemental Bonus Trust of SBP Contributions for 2013 (which we refer to as the 2013 SBP Contributions), including: a $165,300 contribution for Mr. Schlanger; a $156,600 contribution for Dr. Zatz; a $147,900 contribution for Mr. Anevski; a $139,200 contribution for Mr. Pence; a $170,000 contribution for Mr. Wygod; and a $139,200 contribution for Mr. Vuolo. In order to receive the applicable payment from the Supplemental Bonus Trust for the 2013 SBP Awards, each SBP participant is required to be employed by WebMD on March 1, 2015, subject to limited exceptions for death, disability, or certain terminations of employment in connection with a Change of Control of WebMD (as defined in the 2005 Plan), a sale of a subsidiary or division or, in the discretion of the governing committee, certain other reductions in force or position eliminations or as specifically provided in their employment agreement. The Supplemental Bonus Trust will distribute the 2013 SBP Contributions, together with actual net interest earned on the respective amounts, to SBP participants as promptly as practicable following March 1, 2015. Since Mr. Pence is no longer an employee of WebMD, he will not receive any distribution of the 2013 SBP Contribution made on his behalf.

•

2012 SBP Contributions and Related Distributions in March 2014.    In February 2013, the Compensation Committee approved the contribution, made in March 2013, to the Supplemental Bonus Trust of SBP Contributions for 2012 (which we refer to as the 2012 SBP Contributions), including: a $304,800 contribution for Mr. Redmond; a $360,000 contribution for Mr. Vuolo; a $221,000 contribution for Mr. Pence; a $392,000 contribution for Mr. Wygod; and a $221,000 contribution for Dr. Zatz. In order to receive the applicable payment from the Supplemental Bonus Trust for the 2012 SBP Contributions, each SBP participant is required to be employed by WebMD on March 1, 2014, subject to limited exceptions for death, disability, or certain terminations of employment in connection with a Change of Control of WebMD (as defined in the 2005 Plan), a sale of a subsidiary or division or, in the discretion of the governing committee, certain other reductions in force or position eliminations or as specifically provided in their employment agreement. The Supplemental Bonus Trust distributed the 2012 SBP Contributions, together with actual net interest earned on the respective amounts, to SBP participants in March 2014. Since Mr. Redmond was no longer an employee of WebMD on March 1, 2014, he did not receive any distribution of the 2012 SBP Contribution made on his behalf.

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2011.    For the 2011 annual bonus process, the only bonus amounts were those paid in cash in March 2012. No contribution with respect to 2011 bonuses was made to the Supplemental Bonus Trust. Accordingly, there were no amounts to release from the Supplemental Bonus Trust in March 2013.

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2010 SBP Contributions and Related Distributions in March 2012.    In February 2011, the Compensation Committee approved the contribution, made in March 2011, to the Supplemental Bonus Trust of SBP contributions for 2010 (which we refer to as the 2010 SBP Contributions), including: a $123,750 contribution for Mr. Vuolo; a $49,500 contribution for Mr. Pence; a $577,500 contribution for Mr. Wygod; and a $41,250 contribution for Dr. Zatz. In order to receive the applicable payment from the Supplemental Bonus Trust for the 2010 SBP Contributions, each SBP participant was required to be employed by WebMD on March 1, 2012. The Supplemental Bonus Trust distributed the 2010 SBP Contributions, together with actual net interest earned on the respective amounts, to SBP participants in March 2012.

Any SBP Contributions that are forfeited for failure to meet the employment condition by an SBP participant are shared by the remaining SBP participants for that year, except that SBP participants who are executive officers of WebMD are not eligible to receive any portion of such forfeitures. The SBP is intended to provide additional retention incentives for executive officers and other employees of WebMD who receive a significant portion of their compensation as an annual cash bonus. The Compensation Committee will determine, in its discretion, whether to use the SBP in future years.

Compensation Following Termination of Employment or a Change of Control

Overview.    WebMD does not offer any deferred compensation plans to our executive officers or other employees and does not offer any retirement plans to our executive officers, other than a 401(k) plan generally available to our other employees. Accordingly, the payment and benefit levels for WebMD’s Named Executive Officers applicable upon a termination or a change of control result primarily from provisions in the employment agreements between WebMD and the individual Named Executive Officers. The employment agreements with our Named Executive Officers are described under the heading “Employment Agreements with Named Executive Officers” below and summaries of the types of provisions relating to post-termination compensation contained in those agreements are included in this section under the headings “— Employment Agreement Provisions Regarding Termination Benefits” and “— Employment Agreement Provisions Regarding Change of Control Benefits” below. The Compensation Committee has generally been willing to include provisions relating to potential terminations and changes of control in connection with the renewal of or extensions to an employment agreement with an existing executive officer that are similar to those in the existing employment agreement with that executive officer.

In determining whether to approve executive officer employment agreements (or amendments of or extensions to those agreements), the Compensation Committee considers our need for the services of the specific individual and the alternatives available to us, as well as potential alternative employment opportunities available to the individual from other companies. In considering whether to approve employment agreement terms that may result in payments and other benefits for executives that could become payable following a termination or change of control, the Compensation Committee considers both the costs that could be incurred by our company, as well as the benefits to our company, including benefits to our company from post-termination confidentiality, non-solicit and non-compete obligations imposed on the executive and provisions relating to post-termination services that may be required of the executive. In the case of potential payments and other benefits that could become payable following a change of control, the Compensation Committee considers whether those provisions would provide appropriate benefit to an acquirer and to WebMD, in light of the potential cost to be incurred, given that such provisions encourage our executives to remain employed while a change of control transaction is pending and provide for a transition period following consummation of a change of control.

Employment Agreement Provisions Regarding Termination Benefits.    Certain of the employment agreements with our Named Executive Officers provide, or have provided, for some or all of the following to be paid or provided to the Named Executive Officer if the Named Executive Officer is terminated without cause or resigns for good reason (the definitions of which are typically set forth in the applicable employment agreement), dies or ceases to be employed as a result of disability:

•

continuation of cash compensation (including salary and, in some cases, an amount based on past bonuses) for a period following termination and, if the termination follows a Change of Control, payment of amounts previously contributed by WebMD on his or her behalf to WebMD’s Supplemental Bonus Plan;

•	continuation or acceleration of vesting and/or exercisability of some or all options or restricted stock; and

•	continued participation in certain of our health and welfare insurance plans or payments in respect of COBRA premiums.

The amount and nature of these benefits vary by individual, with the most senior of the Named Executive Officers typically receiving more of these benefits and receiving them for a longer period. These benefits also vary depending on the reason for the termination and whether the termination follows a Change of Control (as more fully described under “– Employment Agreement Provisions Regarding Change of Control Benefits” below). See “Employment Agreements with Named Executive Officers” below for a description of the specific provisions that apply to specific Named Executive Officers and “Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control” below for a sample calculation, based on applicable SEC rules, of the amounts that would have been payable if termination for specified reasons had occurred on December 31, 2013. No such post-termination benefits apply if a Named Executive Officer is terminated for cause. The Compensation Committee believes that the protections provided to executive officers by the types of employment agreement provisions described above are appropriate for the attraction and retention of qualified and talented executives and consistent with good corporate governance.

Employment Agreement Provisions Regarding Change of Control Benefits.    The Compensation Committee believes that executives should generally not be entitled to severance benefits solely as a result of the occurrence of a change of control, but that it is appropriate to provide for such benefits if a change of control is followed by a termination of employment or other appropriate triggering event. See “— Employment Agreement Provisions Regarding Termination Benefits” above. However, the Compensation Committee has approved the following exceptions for certain of the Named Executive Officers:

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With respect to Mr. Schlanger and Dr. Zatz, under agreements entered into when they became Chief Executive Officer and President, respectively, of WebMD in August 2013, each may resign from employment after the first anniversary of a Change of Control of WebMD and receive the same benefits, under their respective employment agreements, as if they resigned for Good Reason following a Change of Control. Such benefits include the components described above: rights to cash severance, rights to company paid COBRA premiums and rights to specified continued vesting and exercisability of options and specified acceleration in the case of WebMD Restricted Stock, as described more fully below under “Employment Agreements with Named Executive Officers — David J. Schlanger” and “— Steven Zatz, M.D.” (which also provides descriptions of the defined terms used in their respective employment agreements). Mr. Redmond had similar rights in his employment agreement.

•

With respect to Mr. Wygod, the vesting of all WebMD Restricted Stock and options to purchase WebMD Common Stock outstanding at the time of a Change of Control (as defined in the HLTH 2000 Plan held by Mr. Wygod, which definition is substantially the same as the definition in the 2005 Plan) will accelerate on the date of the Change of Control. If Mr. Wygod’s employment terminates for any reason (other than for Cause) thereafter, such options will remain outstanding through the remainder of their terms. For additional information, including regarding his rights to cash severance and benefits on termination, see “Employment Agreements with Named Executive Officers — Martin J. Wygod” below (which also provides descriptions of the defined terms used in the employment agreement).

In the negotiations with those Named Executive Officers regarding their employment agreements, the Compensation Committee recognized that, for those individuals, a change of control is likely to result in a fundamental change in the nature of their responsibilities. Accordingly, under their employment agreements, the Compensation Committee approved the specific Named Executive Officers having, following a change of control, the rights described above. The Compensation Committee believed that the rights provided were likely to be viewed as appropriate by a potential acquiror in the case of those specific individuals. In addition, the Compensation Committee sought to balance the rights given to the Named Executive Officers with certain requirements to remain employed for a transition period or to provide transitional services in types and amounts likely to be viewed as reasonable by a potential acquiror.

With respect to Mr. Vuolo, whose employment agreement was amended in May 2013 in connection with his role with WebMD changing from Executive Vice President and Chief Financial Officer to a Senior Vice President of WebMD focusing on strategic projects, the Compensation Committee approved Mr. Vuolo having the right to resign at any time after six months had elapsed from the effective date of that amendment and, following such resignation, to have the right to receive certain post-employment compensation as if he had been terminated without Cause following a Change of Control, as described below under “Employment Agreements with Named Executive Officers — Anthony Vuolo” (which also provides a description of the defined terms used in the employment agreement). The Compensation Committee approved the May 2013 amendment, including the post-employment compensation provisions contained in that amendment, in order to encourage Mr. Vuolo to continue to remain employed by WebMD in his new role.

If the benefits payable to either Mr. Wygod or Mr. Vuolo in connection with a change of control would be considered an excess parachute payment under Section 280G of the Internal Revenue Code of 1986 (“Section 280G”) and subject to the excise tax imposed under Section 4999 of the Code, WebMD has agreed to make an additional payment to him so that the net amount of such payment (after taxes) that he receives is sufficient to pay the excise tax due.

Our employment agreement with Mr. Anevski does not provide rights to receive any compensation as a result of a change of control, unless the change of control is followed by a termination of employment (including a termination by the executive for “Good Reason” under the terms of his employment agreement). However, as more fully described under “Employment Agreements with Named Executive Officers – Peter Anevski” below, a change of control followed by such a termination would generally result in enhanced compensation for Mr. Anevski beyond what would apply in the case of a similar termination that was not preceded by a change of control. Such enhancements include continuation (or acceleration in the case of WebMD Restricted Stock) of vesting and exercisability of options for one year following the date of such executive’s termination of employment. The employment agreement with Mr. Pence contained similar provisions. For additional information, see “Employment Agreements with Named Executive Officers – Peter Anevski” and “–William Pence” below. Similar provisions are contained in employment agreements with our executive officers who are not Named Executive Officers and for certain other key employees.

Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code generally limits the ability of a publicly held corporation to deduct compensation in excess of $1 million per year paid to certain executive officers. It is the policy of the Compensation Committee to structure, where practicable, compensation paid to its executive officers so that it will be deductible under Section 162(m) of the Code. Accordingly, WebMD’s equity plans under which awards are made to officers and directors are generally designed with the intent that compensation attributable to stock options granted will be tax deductible by WebMD. However, cash bonuses for WebMD’s executive officers and grants of restricted stock do not qualify as performance-based within the meaning of Section 162(m) and, therefore, are subject to its limits on deductibility. In determining that the compensation of WebMD’s executive officers for 2013 was appropriate under the circumstances and in the best interests of WebMD and its stockholders, the Compensation Committee considered the amount of net operating loss carryforwards available to WebMD to offset income for Federal income tax purposes. See Note 11 to the Consolidated Financial Statements included in Annex A to this Proxy Statement.

Consideration of the Advisory Vote on Executive Compensation at the 2013 Annual Meeting of Stockholders.    At our 2013 Annual Meeting of Stockholders, the ballot included an advisory vote on executive compensation, commonly known as “Say-on-Pay.” Approximately 60% of the votes cast were “FOR” the compensation of the executive officers as disclosed in the “Executive Compensation” section of the proxy statement for the 2013 Annual Meeting. Although “Say-on-Pay” votes are not binding on our company, our Board of Directors or the Compensation Committee, the Compensation Committee took this result into consideration in connection with its implementation of our executive compensation program since the 2013 Annual Meeting and intends to continue to consider the outcome of annual advisory votes when making future executive compensation decisions. However, as discussed earlier in this CD&A, the Compensation Committee believes that the compensation practices of WebMD in the past two years have allowed WebMD to attract, retain and motivate key employees during a time when our company faced significant challenges and that the efforts of our executives and other employees was an important factor in the improved performance of WebMD in 2013.

Executive Compensation Tables

This section provides information, in tabular formats specified in applicable SEC rules, regarding the amounts of compensation paid to our Named Executive Officers and related information. The tables included are:

•	the Summary Compensation Table, which presents information regarding the total compensation of each of our Named Executive Officers and the types and values of the components; and

•

three tables providing additional information regarding our equity compensation, entitled: Grants of Plan-Based Awards in 2013; Outstanding Equity Awards at End of 2013; and Option Exercises and Stock Vested in 2013.

As permitted by the SEC rules relating to the executive compensation tables, the following tables reflect only the types of compensation paid to our Named Executive Officers. For example, since our only retirement plan is a 401(k) plan, we do not include tables applicable to other types of retirement plans. For a general description of the types of compensation paid by WebMD, see “Compensation Discussion and Analysis – Overview of Types of Compensation Used by WebMD” above.

Summary Compensation Table

Table.    The following table presents information regarding the amount of the total compensation of our Named Executive Officers for services rendered during the years covered, as well as the amount of the specific components of that compensation. The compensation reported in the table reflects all compensation to the Named Executive Officers from our company and any of our subsidiaries.

(a)	(b)	(c)		(d)		(e)	(f)	(g)		(h)

Name and Principal Position(1)	Year	Salary ($)(2)		Bonus ($)(3)		Stock Awards ($)(4)	Option Awards ($)(4)	All Other Compensation ($)		Total ($)
David J. Schlanger Chief Executive Officer	2013	438,635		419,700		2,508,200	4,594,600	23,078	(5)	7,984,213

Peter Anevski Executive Vice President and Chief Financial Officer	2013	382,538		407,100		1,718,300	2,640,098	19,881	(6)	5,167,917

William Pence	2013	425,000		400,800		1,222,200	1,649,640	24,313	(8)	3,721,953
Executive Vice President,	2012	415,385		105,160	(7)	—	429,221	19,548	(8)	969,314
Chief Operating Officer and Chief Technology Officer	2011	375,000		191,254	(7)	439,440	855,278	11,581	(8)	1,872,553

Martin J. Wygod Chairman of the Board	2013	490,000		430,000		4,028,000	824,820	18,241	(10)	5,791,061
	2012	490,000		680,277	(9)	—	—	18,046	(10)	1,188,323
	2011	225,308		640,016	(9)	4,999,959	3,765,510	11,618	(10)	9,642,411

Steven Zatz, M.D. President	2013	453,846		413,400		2,119,200	4,152,900	24,695	(12)	7,164,041
	2012	415,385		96,841	(11)	—	429,221	19,930	(12)	961,377
	2011	375,000		191,254	(11)	439,440	855,278	10,837	(12)	1,871,809

Anthony Vuolo	2013	418,462		400,800		386,500	1,376,945	18,784	(14)	2,601,491
Senior Vice President	2012	450,000		464,774	(13)	—	—	18,784	(14)	933,558
	2011	450,000		578,960	(13)	809,600	753,102	17,704	(14)	2,609,366

Cavan M. Redmond Former Chief Executive Officer	2013	242,500	(15)	—		—	—	430,909	(17)	673,409
	2012	380,000		1,006,200	(16)	945,000	8,767,094	33,615	(17)	11,131,909

(1)	Positions listed are as of December 31, 2013. See “Compensation Discussion and Analysis – Introduction” above for an explanation regarding the determination, under applicable SEC rules, of who is a “Named Executive Officer” of WebMD for 2013 and regarding changes in the positions held by the Named Executive Officers during 2013. The only change since the end of 2013 is Mr. Pence’s departure from WebMD in April 2014.

(2)	Because of changes in salary during 2013, the amounts for 2013 in Column (c) are not equal to the annual salary rate for certain of the Named Executive Officers. The annual salary rates, as of December 31, 2013, for the Named Executive Officers who were employees of WebMD at that time were as follows: Mr. Schlanger, $525,000; Mr. Anevski, $425,000; Mr. Pence, $425,000; Mr. Wygod, $490,000; Dr. Zatz, $500,000; and Mr. Vuolo, $400,000.

(3)	The amounts reported in Column (d) include, to the extent applicable to the individual Named Executive Officers, with respect to the years listed: annual cash bonuses for that year (which were paid in February or March of the following year); any additional or special bonuses paid in cash for that year; and amounts released from the Supplemental Bonus Trust during that year based on contributions made in March of the prior year, with respect to the bonus process for the fiscal year prior to that. For additional information, see “—Background Information Regarding the Summary Compensation Table — Bonuses” below and “Compensation Discussion and Analysis — Background Information Regarding the Supplemental Bonus Plan (SBP)” above. Where amounts listed for an individual in a specific year include anything other than just the annual cash bonus for that year, we have included the breakdown in the applicable footnote to this table below.

(4)	The amounts reported in Columns (e) and (f) above reflect the grant date fair value, in the year of grant, for the WebMD Restricted Stock and options to purchase WebMD Common Stock awarded, if any, to the respective Named Executive Officers, computed in accordance with FASB ASC Topic 718. See Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements included in Annex A to this Proxy Statement for an explanation of the methodology and assumptions used in determining the fair value of these awards. The actual amounts, if any, ultimately realized by our Named Executive Officers from these grants depend on the price of WebMD Common Stock at the time of vesting of restricted stock or at the time of exercise of vested stock options, as the case may be.

(5)	Consists of: (a) $1,242 for company-paid group term life insurance; (b) $3,461 for company-paid supplemental disability insurance; (c) an automobile allowance of $12,000; and (d) $6,375 in company matching contributions under the 401(k) Plan.

(6)	Consists of: (a) $810 for company-paid group term life insurance; (b) $1,021 for company-paid supplemental disability insurance; (c) an automobile allowance of $10,400; and (d) $7,650 in company matching contributions under the 401(k) Plan.

(7)	For 2012, consists of: (a) an annual bonus for 2012 of $55,250; and (b) a Supplemental Bonus Plan distribution of $49,910, released in March 2012 based on a contribution to the Plan made in connection with his 2010 bonus. For 2011, consists of: (a) an annual bonus for 2011 of $150,000; and (b) a Supplemental Bonus Plan distribution of $41,254, released in March 2011 based on a contribution to the Plan made in connection with his 2009 bonus.

(8)	For 2013, consists of: (a) $1,242 for company-paid group term life insurance; (b) $3,421 for company-paid supplemental disability insurance; (c) $7,650 in company matching contributions under the 401(k) Plan; and (d) an automobile allowance of $12,000. For 2012, consists of: (a) $1,242 for company-paid group term life insurance; (b) $3,421 for company-paid supplemental disability insurance; (c) $7,500 in company matching contributions under the 401(k) Plan; and (d) an automobile allowance of $7,385. For 2011, consists of: (a) $810 for company-paid group term life insurance; (b) $3,421 for company-paid supplemental disability insurance; and (c) $7,350 in company matching contributions under the 401(k) Plan.

(9)	For 2012, consists of: (a) an annual bonus for 2012 of $98,000; and (b) a Supplemental Bonus Plan distribution of $582,277, released in March 2012 based on a contribution to the Plan made in connection with his 2010 bonus. For 2011, consists of: (a) an annual bonus for 2011 of $475,000; and (b) a Supplemental Bonus Plan distribution of $165,016, released in March 2011 based on a contribution to the Plan made in connection with his 2009 bonus.

(10)	For 2013, consists of: (a) $7,116 for company-paid supplemental disability insurance; and (b) $11,125 for company-paid group term life insurance. For 2012, consists of: (a) $6,921 for company-paid supplemental disability insurance; and (b) $11,125 for company-paid group term life insurance. For 2011, consists of: (a) $6,921 for company-paid supplemental disability insurance; and (b) $4,697 for company-paid group term life insurance.

(11)	For 2012, consists of: (a) an annual bonus for 2012 of $55,250; and (b) a Supplemental Bonus Plan distribution of $41,591, released in March 2012 based on a contribution to the Plan made in connection with his 2010 bonus. For 2011, consists of: (a) an annual bonus for 2011 of $150,000; and (b) a Supplemental Bonus Plan distribution of $41,254, released in March 2011 based on a contribution to the Plan made in connection with his 2009 bonus.

(12)	For 2013, consists of: (a) $2,322 for company-paid group term life insurance; (b) $2,723 for company-paid supplemental disability insurance; (c) $7,650 in company matching contributions under the 401(k) Plan; and (d) an automobile allowance of $12,000. For 2012, consists of: (a) $2,322 for company-paid group term life insurance; (b) $2,723 for company-paid supplemental disability insurance; (c) $7,500 in company matching contributions under the 401(k) Plan; and (d) an automobile allowance of $7,385. For 2011, consists of: (a) $2,322 in company-paid group term life insurance; (b) $2,723 for company-paid supplemental disability insurance; and (c) $5,792 in company matching contributions under the 401(k) Plan.

(13)	For 2012, consists of: (a) an annual bonus for 2012 of $90,000; (b) an additional bonus of $250,000 in recognition of his service as Interim Chief Executive Officer during a portion of 2012; and (c) a Supplemental Bonus Plan distribution of $124,774, released in March 2012 based on a contribution to the Plan made in connection with his 2010 bonus. For 2011, consists of: (a) an annual bonus for 2011 of $475,000; and (b) a Supplemental Bonus Plan distribution of $103,960, released in March 2011 based on a contribution to the Plan made in connection with his 2009 bonus.

(14)	For each of 2013 and 2012, consists of: (a) $4,462 for company-paid supplemental disability insurance; (b) $2,322 for company-paid group term life insurance; and (c) an automobile allowance of $12,000. For 2011, consists of: (a) $4,462 for company-paid supplemental disability insurance; (b) $1,242 for company-paid group term life insurance; and (c) an automobile allowance of $12,000.

(15)	Consists of: (a) $227,500 in salary (for the period from January 1, 2013 through May 7, 2013); and (b) a $15,000 payment for accrued vacation days as of May 7, 2013.

(16)	Consists of: (a) a sign-on bonus of $930,000 paid in June 2012; and (b) an annual bonus for 2012 of $76,200. In determining that amount of Mr. Redmond’s annual bonus for 2012, the Compensation Committee took into consideration that he joined WebMD in the middle of that year.

(17)	For 2013, consists of: (a) $430 for company-paid group term life insurance; (b) an automobile allowance of $4,154; (c) $3,825 in company matching contributions under the 401(k) Plan; and (d) $422,500 in severance payments. For 2012, consists of: (a) $717 for company-paid group term life insurance; (b) an automobile allowance of $6,923; and (c) $12,904 reimbursement for moving expenses and $13,071 reimbursement for taxes on the moving expenses.

Background Information Regarding the Summary Compensation Table

General.    The Summary Compensation Table above quantifies the amount or value of the different forms of compensation earned by or awarded to our Named Executive Officers by WebMD and provides a dollar amount for total compensation for each year covered. Descriptions of the material terms of each Named Executive Officer’s employment agreement and related information is provided under “Employment Agreements with Named Executive Officers” below. The agreements provide the general framework and some of the specific terms for the compensation of the Named Executive Officers. With respect to Mr. Redmond, that section provides a description of the letter agreement entered into in May 2013 at the time he left WebMD.

Approval of the Compensation Committee is required prior to WebMD entering into employment agreements with its executive officers or amendments to those agreements. However, many of the decisions relating to compensation for a specific year made by the Compensation Committee are implemented without changes to the general terms of employment set forth in those agreements. For a discussion of the salary, bonus and equity compensation of our Named Executive Officers for 2013 and the decisions made by the Compensation Committee relating to 2013 compensation, see “Compensation Discussion and Analysis” above.

Bonuses.    As described in “Compensation Discussion and Analysis – Use of Specific Types of Compensation for 2013 – 2013 Bonuses and Supplemental Bonus Plan Contributions” above, WebMD has paid annual cash bonuses to its executive officers, the amounts of which were determined by the Compensation Committee in its discretion. From time to time, WebMD pays additional or special bonuses to provide recognition for specific accomplishments or at the time of a promotion, if determined by the Compensation Committee to be appropriate and in amounts determined by the Compensation Committee in its discretion.

Supplemental Bonus Plan (SBP) contributions are cash amounts contributed by WebMD for specified Named Executive Officers (and certain other WebMD employees) to a trust (the Supplemental Bonus Trust), which distributes such amounts, with actual interest earned, the following year if the employee remains employed through a specified date. For example, amounts contributed in March 2014 (in connection with 2013 bonuses) will be distributed in March 2015 in accordance with the terms of the SBP. Because those amounts will be forfeitable until March 1, 2015, they would be reflected in future Summary Compensation Tables as compensation in 2015 if the recipient is a Named Executive Officer for that year. In Column (d) of the Summary Compensation Table above:

•	SBP distributions based on March 2011 SBP contributions (approved in connection with 2010 bonuses) are included in amounts for 2012 since they ceased to be forfeitable on March 1, 2012; and

•	SBP distributions based on March 2010 SBP contributions (approved in connection with 2009 bonuses) are included in amounts for 2011 since they ceased to be forfeitable on March 1, 2011.

The footnotes to the Summary Compensation Table identify the amounts of those SBP distributions in March 2011 and March 2012 for individual Named Executive Officers included in Column (d). No SBP contributions were made in 2012, so the annual bonuses for 2011 represented all amounts approved with respect to that year and, accordingly, no SBP distributions were made in March 2013. The SBP contributions made in March 2013 (in connection with 2012 bonuses) were distributed in March 2014 and would be reflected in future Summary Compensation Tables as compensation in 2014 if the recipient is a Named Executive Officer for that year. For additional information, see “Compensation Discussion and Analysis – Background Information Regarding the Supplemental Bonus Plan (SBP)” above.

In considering the annual decisions made by the Compensation Committee regarding bonuses, the amount authorized for a particular year includes the bonus payable for that year plus the amount, if any, of the SBP contribution made at the same time to the Supplemental Bonus Trust (but not the amount released as a result of decisions made in prior years). Accordingly, amounts reported in the Summary Compensation Table for a particular year will not correspond to the amounts authorized by the Compensation Committee for that same year because, under applicable SEC rules, we include SBP distributions but not SBP contributions in Column (d) for that year.

Stock Options and Restricted Stock.    Under applicable SEC rules, the Summary Compensation Table reflects the full amount of the grant date fair value of option grants and restricted stock grants in the year in which the grant is made and no amount of compensation in any other year, regardless of the vesting schedule of the grant. As a result, the compensation of our executive officers reported in the Summary Compensation Table may vary greatly from year to year, depending on which years grants were made to specific WebMD executive officers and the size of the grants made. In addition, grants made to a newly hired executive officer at the time he or she joins WebMD, which may be larger than grants made to existing executive officers with comparable responsibilities in that year, may make it appear that he or she is more highly compensated than those other executive officers and may not be indicative of the compensation that would be reported for such individual in future years if he or she continues to be a Named Executive Officer. The Compensation Committee considers the vesting schedule of grants made under equity compensation plans to be an important term of such grants and believes that it is appropriate, in its consideration of the timing and amount of specific grants it approves, to view the value of such grants to be deemed distributed over the period of vesting, rather than assigned solely to the year of grant.

The amounts reported in the Summary Compensation Table for stock awards and option awards reflect a specific method of valuation of those awards, as more fully described in Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements included in Annex A to this Proxy Statement, and do not reflect income or cash received by our Named Executive Officers. The actual amounts, if any, ultimately realized by our Named Executive Officers from equity grants will depend on the price of our Common Stock at the time of vesting of restricted stock or at the time of exercise of vested stock options, as the case may be. In addition, even though the full grant date fair value of the options and restricted stock granted to Mr. Redmond in 2012 are included as compensation in Columns (e), (f) and (h) in that year, one half of the grants were forfeited when he left WebMD in 2013.

Grants of Plan-Based Awards in 2013

Table.    The following table presents information regarding the equity incentive awards granted by WebMD to our Named Executive Officers during 2013. The material terms of each grant are described under “—Additional Information Regarding Awards” below.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Approval Date	Grant Date	All Stock Awards: Number of Shares of Stock (#)	All Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
David J. Schlanger	5/06/13 8/11/13	5/08/13 8/11/13	30,000 50,000	40,000 300,000	27.94 33.40	1,279,900 5,822,900

Peter Anevski	5/06/13 12/18/13	5/08/13 12/18/13	20,000 30,000	15,000 150,000	27.94 38.65	724,438 3,633,960

William Pence	2/28/13 12/18/13	3/01/13 12/18/13	20,000 20,000	— 100,000	— 38.65	449,200 2,422,640

Martin J. Wygod	5/06/13 12/18/13	5/08/13 12/18/13	75,000 50,000	— 50,000	— 38.65	2,095,500 2,757,320

Steven Zatz, M.D.	2/28/13 8/11/13	3/01/13 8/11/13	20,000 50,000	— 300,000	— 33.40	449,200 5,822,900

Anthony Vuolo	5/06/13 12/18/13	5/08/13 12/18/13	— 10,000	50,000 50,000	27.94 38.65	552,125 1,211,320

Cavan M. Redmond	—	—	—	—	—	—

(1)	The amounts reported in this column have been calculated in accordance with FASB ASC Topic 718 and reflect the fair value of each equity award based on the grant date fair market value of WebMD Common Stock. See Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements included in Annex A to this Proxy Statement for an explanation of the methodology and assumptions used in determining the fair value of these awards. The actual amounts, if any, ultimately realized by our Named Executive Officers from these grants depend on the price of our Common Stock at the time of vesting of restricted stock or at the time of exercise of vested stock options, as the case may be.

Additional Information Regarding Awards.    Each option to purchase WebMD Common Stock granted to a Named Executive Officer in 2013 was granted under the 2005 Plan. All option grants to Named Executive Officers were made with a per-share exercise price equal to the fair market value of a share of WebMD Common Stock on the grant date. For these purposes, and in accordance with the terms of the 2005 Plan and WebMD’s option grant practices, the fair market value is equal to the closing price of a share of WebMD Common Stock on the Nasdaq Global Select Market on the grant date. See “Outstanding Equity Awards at End of 2013” below for information regarding the vesting schedule for the grants. Once vested, each such stock option will generally remain exercisable until its normal expiration date. Each such stock option granted to our Named Executive Officers in 2013 has a term of 10 years. For information regarding the effect on the vesting and exercisability of these stock options of the death, disability or termination of employment of a Named Executive Officer or a change of control of WebMD, see “Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control” and “Employment Agreements with Named Executive Officers” below. If a Named Executive Officer’s employment were terminated for cause, outstanding stock options (whether vested or unvested) would immediately terminate.

Each share of WebMD Restricted Stock granted to a Named Executive Officer in 2013 was granted under the 2005 Plan. Grants of shares of WebMD Restricted Stock are subject to certain restrictions, including restrictions on transferability, until they vest. See “Outstanding Equity Awards at End of 2013” below for information regarding the vesting schedule for the grants. For information regarding the effect on the vesting of these shares of WebMD Restricted Stock of the death, disability or termination of employment of a Named

Executive Officer or a change of control of WebMD, see “Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control” and “Employment Agreements with Named Executive Officers” below. If a Named Executive Officer’s employment were terminated for cause, unvested shares of WebMD Restricted Stock would be forfeited. Prior to vesting, holders of shares of WebMD Restricted Stock have voting power with respect to those shares, but do not have the right to receive dividends, if any, that are declared on those shares.

The 2005 Plan is administered by the Compensation Committee of the WebMD Board. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the 2005 Plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the 2005 Plan are generally transferable only to a beneficiary of a plan participant upon his or her death or to certain family members or family trusts. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable laws. For additional information regarding the 2005 Plan, see Proposal 3 below, under the caption “Summary of the 2005 Plan.”

Outstanding Equity Awards at End of 2013

The following table presents information regarding the outstanding equity awards held by each Named Executive Officer as of December 31, 2013, including the vesting dates for the portions of these awards that had not vested as of that date.

(a)	(b)	(c)		(d)	(e)	(f)		(g)		(h)	(i)
	Option Awards(1)							Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Grant Date	Option Expiration Date		Number of Shares of Stock That Have Not Vested (#)		Stock Award Grant Date	Market Value of Shares of Stock That Have Not Vested ($)(3)
David J. Schlanger	—	300,000	(4)	33.40	8/11/13	8/11/23		50,000	(4)	8/11/13	1,975,000
	—	40,000	(5)	27.94	5/08/13	5/08/23		30,000	(6)	5/08/13	1,185,000
	20,000	20,000	(5)	13.15	11/14/12	11/14/22		—		—	—
	6,250	18,750	(4)	22.40	5/21/12	5/21/22		3,750	(4)	5/21/12	148,125
	15,000	15,000	(4)	30.26	10/11/11	10/11/21		3,000	(4)	10/11/11	118,500
	60,000	—		23.61	12/10/08	12/10/18		—		—	—

Peter Anevski	—	150,000	(7)	38.65	12/18/13	12/18/23		30,000	(7)	12/18/13	1,185,000
	—	15,000	(5)	27.94	5/08/13	5/08/23		20,000	(8)	5/08/13	790,000
	32,500	32,500	(5)	13.15	11/14/12	11/14/22		—		—	—
	11,250	33,750	(4)	22.40	5/21/12	5/21/22		7,500	(4)	5/21/12	296,250
	16,000	16,000	(4)	30.00	9/21/11	9/21/21		3,000	(4)	9/21/11	118,500
	—	—		—	—	—		2,000	(4)	3/24/11	79,000
	18,750	6,250	(4)	46.81	6/28/10	6/28/20		1,250	(4)	6/28/10	49,375
	33,000	—		23.61	12/10/08	12/10/18		—		—	—

William Pence	—	100,000	(7)	38.65	12/18/13	12/18/23		20,000	(7)	12/18/13	790,000
	—	—		—	—	—		20,000	(9)	3/01/13	790,000
	40,000	40,000	(5)	13.15	11/14/12	11/14/22		—		—	—
	37,500	37,500	(4)	36.62	7/23/11	7/23/21		6,000	(4)	7/23/11	237,000
	—	—		—	—	—		2,500	(4)	6/28/10	98,750
	50,000	—		23.61	12/10/08	12/10/18		—		—	—

Martin J. Wygod	—	50,000	(7)	38.65	12/18/13	12/18/23		50,000	(7)	12/18/13	1,975,000
	—	—		—	—	—		75,000	(6)	5/08/13	2,962,500
	175,000	175,000	(4)	29.44	9/25/11	9/25/21		—		—	—
	—	—		—	—	—		46,433	(4)	2/11/11	1,834,104
	—	—		—	—	—		18,750	(4)	6/28/10	740,625
	180,000	—		23.61	12/10/08	12/10/18		—		—	—
	106,656	—		19.11	12/01/08	12/01/18		—		—	—

Steven Zatz, M.D.	—	300,000	(4)	33.40	8/11/13	8/11/23		50,000	(4)	8/11/13	1,975,000
	—	—		—	—	—		20,000	(9)	3/01/13	790,000
	40,000	40,000	(5)	13.15	11/14/12	11/14/22		—		—	—
	37,500	37,500	(4)	36.62	7/23/11	7/23/21		6,000	(4)	7/23/11	237,000
	—	—		—	—	—		2,500	(4)	6/28/10	98,750
	50,000	—		23.61	12/10/08	12/10/18		—		—	—

Anthony Vuolo	—	50,000	(7)	38.65	12/18/13	12/18/23		10,000	(7)	12/18/13	395,000
	—	50,000	(5)	27.94	5/08/13	5/08/23		—		—	—
	35,000	35,000	(4)	29.44	9/25/11	9/25/21		13,750	(4)	9/25/11	543,125
	—	—		—	—	—		5,000	(4)	6/28/10	197,500
	147,000	—		23.61	12/10/08	12/10/18		—		—	—
	79,992	—		21.29	12/10/08	12/10/18		—		—	—

Cavan M. Redmond	—	250,000	(10)	23.03	5/31/12	5/31/22	(11)	—		—	—

(1)

Each grant reported in the table above was granted under, and is subject to, the 2005 Plan, HLTH’s Amended and Restated 2000 Long-Term Incentive Plan, or another plan or agreement that contains substantially similar terms. The option expiration date shown in Column (f) above is the normal expiration date, and the last date that the options may be exercised. For each Named Executive Officer, the unexercisable options shown in Column (c) above are also unvested. Unvested options are generally forfeited if the Named Executive Officer’s employment terminates, except to the extent otherwise provided in an employment agreement. For information regarding the effect on vesting of options of the death, disability or termination of employment of a Named Executive Officer or a change of control of WebMD, see “Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control” below. The exercisable options shown in Column (b) above, and any unexercisable options shown in Column (c) above that subsequently become exercisable, will generally expire earlier than the normal expiration date if the Named Executive Officer’s employment terminates, except as otherwise specifically provided in the Named Executive Officer’s employment agreement. For a description of the material terms of the Named Executive Officer’s employment agreements, see “Employment Agreements with Named Executive Officers” below.

(2)	Unvested shares of restricted stock are generally forfeited if the Named Executive Officer’s employment terminates, except to the extent otherwise provided in an employment agreement or award agreement. The stock awards held by our Named Executive Officers are subject to accelerated or continued vesting in connection with a change of control of WebMD and upon certain terminations of employment, as described below in more detail under “Employment Agreements with Named Executive Officers” and “Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control.” Except as otherwise indicated in those sections, unvested stock awards will generally be forfeited if a Named Executive Officer’s employment terminates.

(3)	The market or payout value of stock awards reported in Column (i) is computed by multiplying the number of shares of WebMD Restricted Stock reported in Column (g) by $39.50, the closing market price of WebMD Common Stock on December 31, 2013.

(4)	Vesting schedule: 25% of the original amount granted on each of the first, second, third and fourth anniversaries of the date of the grant.

(5)	Vesting schedule: 50% of the original amount granted on each of the first and second anniversaries of the date of the grant.

(6)	Vesting schedule: 1/3 of the original amount granted on each of the first, second and third anniversaries of the date of the grant.

(7)	Vesting schedule: 1/3 of the original amount granted on each of the second, third and fourth anniversaries of the date of grant.

(8)	Scheduled to vest on the third anniversary of the date of grant; provided, however, that vesting was subject to acceleration to the date of the first anniversary of the date of grant based on company and individual performance in 2013. In February 2014, it was determined that vesting of 50% of these shares will occur on the first anniversary of the date of grant and vesting of the remaining 50% will remain on the third anniversary. See “Compensation Discussion and Analysis – Use of Specific Types of Compensation for 2013 – Grants of Restricted Stock with Potential for Accelerated Vesting” above for more information.

(9)	Scheduled to vest on March 1, 2016; provided, however, that vesting was subject to acceleration to March 15, 2014 based on company and individual performance in 2013. In February 2014, it was determined that vesting of 50% of these shares will occur on March 15, 2014 and vesting of the remaining 50% will remain on March 1, 2016. See “Compensation Discussion and Analysis – Use of Specific Types of Compensation for 2013 – Grants of Restricted Stock with Potential for Accelerated Vesting” above for more information.

(10)	Scheduled to vest on May 31, 2014.

(11)	The original term of the option was ten years. However, as described under “Employment Agreements with Named Executive Officers – Separation Agreement with Cavan M. Redmond” below, this option will cease to be exercisable on August 29, 2014 (90 days after vesting) and any unexercised portion will no longer be outstanding after that date.

Option Exercises and Stock Vested in 2013

The following table presents information regarding the exercise of options to purchase WebMD Common Stock by our Named Executive Officers during 2013, and regarding the vesting during 2013 of WebMD Restricted Stock. Please note that the amounts reported for “Value Realized” in Columns (c) and (e) represent gain over a period of years; we do not consider all such gain to be 2013 compensation and, under applicable SEC rules, none of such gain is included in 2013 compensation in the Summary Compensation Table.

(a)	(b)		(c)	(d)		(e)
	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
David J. Schlanger	—		—	6,250		167,660
Peter Anevski	—		—	9,750		266,028
William Pence	25,000		211,545	8,625		243,355
Martin J. Wygod	—		—	84,467		2,239,000
Steven Zatz, M.D.	—		—	11,500		313,275
Anthony Vuolo	—		—	35,125		1,014,969
Cavan M. Redmond	250,000	(3)	2,460,000	22,500	(4)	658,125

(1)	The dollar amounts shown in Column (c) above for option awards are determined by multiplying (i) the number of shares for which the option was exercised by (ii) the difference between (1) the per-share closing price of WebMD Common Stock on the date of exercise (or, for any shares sold on the date of exercise, the actual sale price received) and (2) the exercise price of the options.

(2)	The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of WebMD Common Stock on the vesting date.

(3)	Exercised during the post-employment exercise period provided under the terms of the option grant.

(4)	Vesting of these shares was accelerated to Mr. Redmond’s last day of employment, as described under “Employment Agreements with Named Executive Officers – Separation Agreement with Cavan M. Redmond” below.

Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control

Background and Assumptions.    In this section, we provide tables containing estimates (rounded to the nearest $1,000) of (a) amounts that may become payable to our Named Executive Officers as a result of a termination of employment under specific circumstances or as a result of a change of control and (b) the value of other benefits they may become entitled to receive as a result of such termination or change of control under employment agreements and equity grant agreements. For a general discussion of matters relating to compensation that may become payable by WebMD after termination of employment or a change of control, see “— Compensation Discussion and Analysis — Compensation Following Termination of Employment or a Change of Control” above, and for a detailed description of the applicable provisions of the employment agreements of our Named Executive Officers, see “Employment Agreements with Named Executive Officers” below. Under those agreements, the amount and types of payment and other benefits vary depending on whether the termination is as a result of death or disability, is with or without cause, is a resignation with or without good reason and/or is in connection with a change of control. The terms used in the tables have the meanings given to them in each Named Executive Officer’s employment agreement, as described below under “Employment Agreements with Named Executive Officers”. In estimating, solely for purposes of the tables below, the amount of any potential payments to Named Executive Officers and the value of other benefits they may become entitled to receive:

•

We have assumed, as prescribed by applicable SEC rules, that the applicable triggering event (i.e., termination of employment or change of control) occurred on December 31, 2013 and, accordingly, we have used

—

a price per share of WebMD Common Stock of $39.50 (the closing price per share on that date), including in calculating the value of Restricted Stock and the amount realizable from exercise of options to purchase WebMD Common Stock,

—	the Executive Officer’s annual salary rate as in effect on that date, and

—	the employment agreement terms in effect, for the respective Named Executive Officers, on December 31, 2013.

•	We have treated the right to continue to vest in options after termination as if the vesting had accelerated to December 31, 2013.

•

We have assumed that, as of December 31, 2013, any required transition periods, following a Change of Control, before a Named Executive Officer can resign for Good Reason (or otherwise unilaterally resign) have been met and that the Named Executive Officer is entitled, as of December 31, 2013, to any cash payments, any continuation of vesting and exercisability of options, any acceleration of vesting of restricted stock and any other benefits as if the transition period had already been completed.

•

In determining the amount of the bonus for 2013 to be included in or otherwise used to determine “Cash Severance” for purposes of these tables, we use the larger of (a) the actual amount for 2013 (including both the cash bonus and the SBP Contribution), even though it was not determined until February 2014; and (b) the bonus amount that would have been payable for 2013 under the applicable employment agreement upon a termination as of December 31, 2013.

•

In the column entitled “Permanent Disability or Death,” the amounts reflect provisions contained in certain employment agreements and the fact that WebMD’s equity plans generally provide for acceleration of vesting of awards in the event of a termination of employment as a result of death or disability. In addition, the Supplemental Bonus Plan provides that any award thereunder will be paid in the event of a termination as a result of death or disability.

•

Under their employment agreements, Messrs. Vuolo and Wygod are eligible to continue to participate in our health and welfare plans (or comparable plans) for a specified period. In the row entitled “Health and Welfare Benefits Continuation,” the amounts are based upon the current cost to our company of these benefits per employee (with an estimate for individual coverage after expiration of the applicable COBRA period for Messrs. Wygod and Vuolo) and are net of amounts that the executives would continue to be responsible for. Although Mr. Pence would have been eligible for COBRA payments upon certain terminations, given that he did not participate in our health plans on December 31, 2013 (nor at the time of his leaving WebMD in April 2014), the table reflects no cost to our company for such benefits. For Messrs. Schlanger and Anevski and Dr. Zatz, we use the COBRA premium that would have applied upon a termination on December 31, 2013. In addition, we have not made any reduction in the applicable amounts included in the tables below to reflect the fact that the obligation to continue benefits or reimbursement ceases in the event the executive becomes eligible for comparable coverage with a subsequent employer.

•

For purposes of calculating amounts payable upon termination without cause following a change of control of WebMD, we have treated Supplemental Bonus Plan awards held in the Supplemental Bonus Trust as of December 31, 2013 as payable to participants in accordance with the terms of their respective employment agreements and the Supplemental Bonus Plan.

•	We have assumed that the Named Executive Officers have no accrued and unused vacation on December 31, 2013.

If the benefits payable to Mr. Wygod or to Mr. Vuolo in connection with a change of control would be considered an excess parachute payment under Section 280G and subject to the excise tax imposed under Section 4999 of the Code (which we refer to as the Section 280G Excise Tax), WebMD has agreed to make an additional payment to the individual so that the net amount of such payment (after taxes) that he receives is sufficient to pay the Section 280G Excise Tax due. We note that the determination of whether a payment is a “parachute payment” is a facts and circumstances test. For purposes of the tables below, we have calculated the Section 280G Excise Tax (and related gross-up payment, if any) on the basis of IRS regulations and Rev. Proc. 2003-68 and have assumed that the Named Executive Officer’s outstanding equity awards (or portion thereof in the case of Mr. Vuolo) would be accelerated and terminated in exchange for a cash payment upon the change of control. The value of this acceleration (and thus the amount of the additional payment) would be slightly higher if the accelerated awards were assumed by the acquiring company rather than terminated upon the transaction. For purposes other than calculating the Section 280G Excise Tax, we have calculated the value of any option or stock award that may be accelerated in connection with a change of control to be the amount the holder can realize from such award as of December 31, 2013: for options, that is the market price of the shares that would be received upon exercise, less the applicable exercise price; and for restricted stock, that is the market value of the shares that would vest.

Tables. Assuming employment was terminated on December 31, 2013 for the respective Named Executive Officers (other than Mr. Redmond, who left WebMD prior to that date), the following tables provide information regarding the estimated value, using the methodologies and assumptions described above, of the payments and benefits they would be entitled to receive. For a discussion of the post-employment compensation payable to Mr. Redmond, see “Employment Agreements with Named Executive Officers — Separation Agreement with Cavan M. Redmond” below.

David J. Schlanger

Executive Benefits and Payments	Voluntary Termination for “Good Reason”	Voluntary Termination in Connection with a “Change of Control”	Other Voluntary Termination	Permanent Disability or Death	Involuntary Termination for “Cause”	Involuntary Termination without “Cause”	Termination of Employment without “Cause” or for “Good Reason” Following a “Change of Control”
Cash Severance	525,000	1,290,000	-0-	180,000	-0-	525,000	1,290,000
Stock Options	-0-	3,279,000	-0-	3,279,000	-0-	-0-	3,279,000
Restricted Stock	-0-	3,160,000	-0-	3,427,000	-0-	-0-	3,160,000
Health and Welfare Benefits Continuation	15,000	15,000	-0-	-0-	-0-	15,000	15,000
280G Tax Gross-Up	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	540,000	7,744,000	-0-	6,886,000	-0-	540,000	7,744,000

Peter Anevski

Executive Benefits and Payments	Voluntary Termination for “Good Reason”	Voluntary Termination in Connection with a “Change of Control”	Other Voluntary Termination	Permanent Disability or Death	Involuntary Termination for “Cause”	Involuntary Termination without “Cause”	Termination of Employment without “Cause” or for “Good Reason” Following a “Change of Control”
Cash Severance	425,000	-0-	-0-	160,000	-0-	425,000	1,140,000
Stock Options	-0-	-0-	-0-	1,886,000	-0-	-0-	1,254,000
Restricted Stock	-0-	-0-	-0-	2,518,000	-0-	-0-	1,185,000
Health and Welfare Benefits Continuation	16,000	-0-	-0-	-0-	-0-	16,000	16,000
280G Tax Gross-Up	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	441,000	-0-	-0-	4,564,000	-0-	441,000	3,595,000

William Pence(1)

Executive Benefits and Payments	Voluntary Termination for “Good Reason”	Voluntary Termination in Connection with a “Change of Control”	Other Voluntary Termination	Permanent Disability or Death	Involuntary Termination for “Cause”	Involuntary Termination without “Cause”	Termination of Employment without “Cause” or for “Good Reason” Following a “Change of Control”
Cash Severance	425,000	-0-	-0-	221,000	-0-	425,000	1,186,000
Stock Options	-0-	-0-	-0-	1,247,000	-0-	-0-	1,136,000
Restricted Stock	-0-	-0-	-0-	1,916,000	-0-	-0-	1,053,000
Health and Welfare Benefits Continuation	-0-	-0-	-0-	-0-	-0-	-0-	-0-
280G Tax Gross-Up	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	425,000	-0-	-0-	3,384,000	-0-	425,000	3,375,000

(1)	Mr. Pence served as Executive Vice President, Chief Operating Officer and Chief Technology Officer of WebMD for all of 2013 and until the effective date of his resignation on April 18, 2014. To calculate the information in this table, we applied the terms of the employment arrangements with Mr. Pence as in effect on December 31, 2013 and certain background information and assumptions, as described under “—Background and Assumptions” above. Mr. Pence did not have any rights to post-employment compensation following his resignation in April 2014. See “Employment Agreements with Named Executive Officers – William Pence” below.

Martin J. Wygod

Executive Benefits and Payments(1)	Voluntary Termination for “Good Reason”	Voluntary Termination in Connection with a “Change of Control”	Other Voluntary Termination	Permanent Disability or Death	Involuntary Termination for “Cause”	Involuntary Termination without “Cause”	Termination of Employment without “Cause” or for “Good Reason” Following a “Change of Control”
Cash Severance(2)	5,725,000	6,117,000	5,725,000	6,117,000	-0-	5,725,000	6,117,000
Stock Options	1,803,000	1,803,000	-0-	1,803,000	-0-	1,803,000	1,803,000
Restricted Stock	7,512,000	7,512,000	-0-	7,512,000	-0-	7,512,000	7,512,000
Health and Welfare Benefits Continuation	100,000	100,000	100,000	100,000	-0-	100,000	100,000
280G Tax Gross-Up(3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	15,140,000	15,532,000	5,825,000	15,532,000	-0-	15,140,000	15,532,000

(1)	As more fully described under “Employment Agreements with Named Executive Officers — Martin J. Wygod” below, in connection with the Merger, Mr. Wygod agreed to remain Executive Chairman notwithstanding the terms of his employment agreement. Accordingly, his agreement was amended to provide that he may resign with or without Good Reason and receive his cash severance.

(2)	Such cash severance consists of salary and bonus for three years, with (a) the annual salary amount being $975,000, the salary in effect immediately prior to the Merger and (b) the annual bonus amount being $933,333, determined by averaging the bonus amounts received by Mr. Wygod for the three years prior to the Merger.

(3)	We have assumed, solely for purposes of preparing this table, that the salary continuation portion of the severance is the only portion of the benefits that constitutes “reasonable compensation” for the restrictive covenants to which the executive is bound following the termination of employment. Accordingly, we have not treated the salary continuation portion as a parachute payment for purposes of Section 280G. Such assumption may change at the time of an actual change of control.

Steven Zatz, M.D.

Executive Benefits and Payments	Voluntary Termination for “Good Reason”	Voluntary Termination in Connection with a “Change of Control”	Other Voluntary Termination	Permanent Disability or Death	Involuntary Termination for “Cause”	Involuntary Termination without “Cause”	Termination of Employment without “Cause” or for “Good Reason” Following a “Change of Control”
Cash Severance	500,000	1,291,000	-0-	221,000	-0-	500,000	1,291,000
Stock Options	-0-	2,992,000	-0-	2,992,000	-0-	-0-	2.992,000
Restricted Stock	-0-	2,765,000	-0-	3,101,000	-0-	-0-	2,765,000
Health and Welfare Benefits Continuation	15,000	15,000	-0-	-0-	-0-	15,000	15,000
280G Tax Gross-Up	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	515,000	7,063,000	-0-	6,314,000	-0-	515,000	7,063,000

Anthony Vuolo

Executive Benefits and Payments	Voluntary Termination for “Good Reason”	Voluntary Termination in Connection with a “Change of Control”	Other Voluntary Termination	Permanent Disability or Death	Involuntary Termination for “Cause”	Involuntary Termination without “Cause”	Termination of Employment without “Cause” or for “Good Reason” Following a “Change of Control”
Cash Severance	2,385,000	2,385,000	2,385,000	2,385,000	-0-	2,385,000	2,385,000
Stock Options	352,000	944,000	352,000	973,000	-0-	352,000	944,000
Restricted Stock	741,000	872,000	741,000	1,136,000	-0-	741,000	872,000
Health and Welfare Benefits Continuation	130,000	130,000	-0-	130,000	-0-	130,000	130,000
280G Tax Gross-Up	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	3,608,000	4,331,000	3,478,000	4,624,000	-0-	3,608,000	4,331,000

Employment Agreements with Named Executive Officers

The following are summaries of the employment agreements with our Named Executive Officers. The agreements provide the general framework and some of the specific terms for the compensation of the Named Executive Officers. Approval of the Compensation Committee is required prior to WebMD entering into employment agreements with its executive officers or any amendments to those agreements. However, many of the decisions relating to the compensation of our Named Executive Officers for a specific year made by the Compensation Committee are implemented without changes to the general terms of employment set forth in those agreements. With respect to 2013, those decisions and their implementation are discussed earlier in this “Executive Compensation” section.

Some of the employment agreement summaries below refer to the definition of “Change of Control” used in the 2005 Plan. That definition is described above under the heading “Non-Employee Director Compensation – Option Grants.” In addition, see Proposal 3 below, under the caption “Summary of the 2005 Plan,” for additional information regarding the 2005 Plan relevant to the descriptions included in this section.

David J. Schlanger

WebMD entered into an employment agreement with Mr. Schlanger, effective in May 2013 when Mr. Schlanger became Interim Chief Executive Officer of WebMD, and it was amended on August 11, 2013 when he became Chief Executive Officer. The following is a description of Mr. Schlanger’s employment agreement with WebMD, as amended:

•	Mr. Schlanger’s base salary rate is $525,000 per year.

•

For a discussion of Mr. Schlanger’s bonus for 2013, see “Compensation Discussion and Analysis – Use of Specific Types of Compensation for 2013 – 2013 Bonuses and Supplemental Bonus Plan Contributions” above. For fiscal year 2014 and thereafter, Mr. Schlanger’s target bonus is 150% of his base salary, with actual amount of any such bonus to be determined by the Compensation Committee in its discretion.

•

In connection with Mr. Schlanger’s appointment as Chief Executive Officer, he received the following grants under the 2005 Plan on August 11, 2013, each of which is scheduled to vest in equal annual installments of 25% commencing on the first anniversary of the date of grant:

—	a grant of 50,000 shares of WebMD Restricted Stock; and

—

a non-qualified option to purchase 300,000 shares of WebMD Common Stock at a per share exercise price of $33.40 (the closing price of WebMD Common Stock on August 9, 2013, the last trading day before the date of grant).

In connection with Mr. Schlanger’s appointment as Interim Chief Executive Officer in May 2013, he received the following grants under the 2005 Plan:

—

a grant, made on May 8, 2013, of 30,000 shares of WebMD Restricted Stock, with such grant being scheduled to vest in three equal annual installments, commencing on the first anniversary of the date of grant; and

—

a grant, made on May 8, 2013, of non-qualified options to purchase 40,000 shares of WebMD Common Stock at an exercise price of $27.94 per share (the closing market price on that date), with such grant being scheduled to vest in two equal installments on the first and second anniversaries of the date of grant.

For additional information regarding Mr. Schlanger’s equity compensation, see “Executive Compensation Tables” above.

•	Under the employment agreement, in the event of a termination of Mr. Schlanger’s employment by WebMD without Cause or by him for Good Reason, he would be entitled to:

—	continue to receive his base salary for one year from the date of termination;

—	receive certain amounts in respect of COBRA premiums until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan; and

—

for 2014 and later years, if the date of termination is on or after July 1 of that year and before bonuses for that year are paid, to receive the bonus he would have received for that year, payable at the time bonuses for that year are paid to other executives.

If the termination by WebMD without Cause or the resignation by him for Good Reason occurs following a Change of Control of WebMD or if Mr. Schlanger resigns after one year following a Change of Control, WebMD Restricted Stock granted to him in 2013 and all options to purchase WebMD Common Stock granted to him that were outstanding as of August 11, 2013 (including the grant made to him on that date, as described above) would be deemed fully vested and the options would remain outstanding for one year from the date of termination. If such a termination were to occur following a Change of Control but prior to full payment of bonuses for 2013, he would be entitled: to receive the unpaid portion of the greater of $300,000 or the amount of the 2013 bonus achieved through the date of termination (including, to the extent applicable, any part of such bonus that was contributed to the Supplemental Bonus Plan on his behalf and not previously distributed to him); and to receive the $180,000 contributed by WebMD on his behalf to WebMD’s Supplemental Bonus Plan for 2012, if not previously distributed to him.

•	For purposes of the employment agreement:

—	“Change of Control” has the same definition used in the 2005 Plan;

—

“Cause” includes (i) continued willful failure to perform duties after 30 days written notice, (ii) willful misconduct or violence or threat of violence that would harm WebMD, (iii) a breach of a material WebMD policy, the employment agreement or the Trade Secret and Proprietary Information Agreement (as described below) that remains unremedied after 30 days written notice, or (iv) conviction of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude; and

—

“Good Reason” means resignation of employment within one year of the occurrence of any of the following conditions or events: (i) a material reduction in base salary, (ii) WebMD removing Mr. Schlanger from the position of Chief Executive Officer (except on or following a Change of Control, so long as he is working on the transition or in a senior capacity), or (iii) any material breach of the employment agreement by WebMD; provided that Mr. Schlanger has provided written notice to WebMD within 90 days after the occurrence of such condition or event claimed to be Good Reason and WebMD has failed to remedy such condition or event within 30 days of receipt of such written notice.

Mr. Schlanger is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit him from hiring WebMD’s employees or soliciting any of WebMD’s clients or customers with whom he had a relationship during the time he was employed by WebMD, and non-competition provisions that prohibit him from being involved in a business that competes with WebMD’s business or that competes with any other business engaged in by any affiliates of WebMD if he is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date his employment ceases. The post-employment payments and benefits that may be due would be subject to Mr. Schlanger’s compliance with the restrictive covenants applicable to him under the employment agreement and the Trade Secret and Proprietary Information Agreement.

Peter Anevski

In connection with Mr. Anevski becoming Chief Financial Officer of WebMD in May 2013, the Compensation Committee approved the terms of a new employment agreement between WebMD and Mr. Anevski. The following is a description of Mr. Anevski’s employment agreement with WebMD:

•	Mr. Anevski’s base salary rate is $425,000 per year.

•

For a discussion of Mr. Anevski’s bonus for 2013, see “Compensation Discussion and Analysis – Use of Specific Types of Compensation for 2013 – 2013 Bonuses and Supplemental Bonus Plan Contributions” above. For fiscal year 2014 and thereafter, Mr. Anevski’s target bonus is 100% of his base salary, with actual amount of any such bonus to be determined by the Compensation Committee in its discretion.

•

In connection with Mr. Anevski’s appointment as Chief Financial Officer, he received the following grants, made on May 8, 2013: (a) a non-qualified option to purchase 15,000 shares of WebMD Common Stock at a per share exercise price of $27.94 per share (the closing price on that date), vesting in two equal installments on the first and second anniversaries of the date of grant; and (b) a grant of 20,000 shares of WebMD Restricted Stock under the 2005 Plan. The shares of WebMD Restricted Stock were scheduled to vest on the third anniversary of the date of grant; provided, however, that vesting was subject to acceleration to the date of the first anniversary of the date of grant based on company and individual performance in 2013. In February 2014, it was determined that vesting of 50% of these shares will occur on the first anniversary of the date of grant and vesting of the remaining 50% will remain on the third anniversary. For additional information, see “Compensation Discussion and Analysis – Use of Specific Types of Compensation for 2013 – Grants of Restricted Stock with Potential for Accelerated Vesting”

above for more information. On December 18, 2013, Mr. Anevski received the following grants under the 2005 Plan, one-third of which are scheduled to vest on each of the second, third and fourth anniversaries of the date of grant:

—	a grant of 30,000 shares of WebMD Restricted Stock; and

—	a non-qualified option to purchase 150,000 shares of WebMD Common Stock at a per share exercise price of $38.65 (the closing price of WebMD Common Stock on the date of grant).

For additional information regarding Mr. Anevski’s equity compensation, see “Executive Compensation Tables” above.

•

Under the employment agreement, in the event of a termination without cause or resignation for good reason, Mr. Anevski would be entitled to payment of base salary for 12 months, any earned but unpaid bonus if termination occurs after December 31 but prior to bonuses being paid for the completed year and COBRA premiums for up to 12 months. If such termination occurs following a Change of Control (as defined in the 2005 Plan) of WebMD, he would also be entitled to the following:

—	the WebMD Restricted Stock granted to him on May 8, 2013 would vest in full upon such termination;

—

the option grant made to him on May 8, 2013 and any other options held at the date of termination would continue to vest as scheduled through the next vesting date of such grant following the termination of his employment so long as such termination occurred within 12 months following the Change of Control; and

—

the next scheduled vesting of the WebMD Restricted Stock granted to him on December 18, 2013 would be accelerated to the date of termination and the options subject to the next scheduled vesting of the grant made to him on that date would remain outstanding and continue to vest until the scheduled vesting date.

If such a termination were to occur following a Change of Control but prior to full payment of bonuses for 2013, he would be entitled: to receive the unpaid portion of the greater of $300,000 or the amount of the 2013 bonus achieved through the date of termination (including, to the extent applicable, any part of such bonus that was contributed to the Supplemental Bonus Plan on his behalf and not previously distributed to him); and to receive the $160,000 contributed by WebMD on his behalf to WebMD’s Supplemental Bonus Plan for 2012, if not previously distributed to him.

•	For purposes of the employment agreement:

—	a “Change of Control” has the same definition used in the 2005 Plan.

—

“Cause” includes (i) continued willful failure to perform duties after 30 days written notice, (ii) willful misconduct or violence or threat of violence that would harm WebMD, (iii) a breach of a material WebMD policy, the employment agreement or the Trade Secret and Proprietary Information Agreement (as described below) that remains unremedied after 30 days written notice, or (iv) conviction of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude.

—

“Good Reason” means his resignation of employment within one year of the occurrence of any of the following conditions or events: (i) a material reduction in base salary, (ii) a material reduction in authority, or (iii) any material breach of the employment agreement by WebMD; provided that he has provided written notice to WebMD within 90 days after the occurrence of such condition or event claimed to be Good Reason and WebMD has failed to remedy such condition or event within 30 days of receipt of such written notice.

Mr. Anevski is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit him from hiring WebMD’s employees or soliciting any of WebMD’s clients or customers with whom he had a relationship during the time he was employed by WebMD, and non-competition provisions that prohibit him from being involved in a business that competes with WebMD’s business or that competes with any other business engaged in by any affiliates of WebMD if he is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date his employment ceases. The post-

employment payments and benefits that may be due would be subject to Mr. Anevski’s compliance with the restrictive covenants applicable to him under the employment agreement and the Trade Secret and Proprietary Information Agreement.

Martin J. Wygod

Mr. Wygod entered into an employment agreement with HLTH dated as of August 3, 2005, which was amended on each of February 1, 2006, December 1, 2008 (the “2008 Amendment”), December 29, 2008 and July 9, 2009 (the “2009 Amendment”). WebMD assumed the employment agreement upon the closing of the Merger in October 2009 and it has been further amended, since then, on September 21, 2011 and September 25, 2011. The following is a description of the employment agreement, as amended:

•	Mr. Wygod’s base salary rate is $490,000 per year.

•

The amount of any bonus payable to Mr. Wygod is in the discretion of the WebMD Compensation Committee. In February 2014, the Compensation Committee approved a 2013 annual bonus of $430,000 for Mr. Wygod, which was paid to him in March 2014. In addition, the Compensation Committee approved a 2013 SBP Contribution of $170,000 for Mr. Wygod. See “Compensation Discussion and Analysis — Use of Specific Types of Compensation for 2013 — 2013 Bonuses and Supplemental Bonus Plan Contributions” above.

•

In May 2013, the Compensation Committee approved: (a) an amendment to the employment agreement with Mr. Wygod pursuant to which he would have been entitled to receive the $392,000 contributed by WebMD on his behalf to WebMD’s Supplemental Bonus Plan for 2012 in the event that, following a Change in Control (as defined in the 2005 Plan) of WebMD, his employment terminates for any reason other than for cause (and he will have similar rights with respect to the 2013 SBP Contribution of $170,000 made on his behalf in March 2014 and, if applicable, for any such future contributions on his behalf to the Supplemental Bonus Plan); and (b) a grant, made to Mr. Wygod on May 8, 2013 under the 2005 Plan, of 75,000 shares of WebMD Restricted Stock, scheduled to vest in three equal annual installments, commencing on the first anniversary of the date of grant. On December 18, 2013, Mr. Wygod received the following grants under the 2005 Plan, one-third of which are scheduled to vest on each of the second, third and fourth anniversaries of the date of grant:

—	a grant of 50,000 shares of WebMD Restricted Stock; and

—	a non-qualified option to purchase 50,000 shares of WebMD Common Stock at a per share exercise price of $38.65 (the closing price of WebMD Common Stock the date of grant).

For additional information regarding Mr. Wygod’s equity compensation, see “Executive Compensation Tables” above.

•

The 2008 Amendment extended the employment period, under the employment agreement, through December 31, 2012 and thereafter on a month-to-month basis. A non-renewal by WebMD would be treated as a termination without “Cause” (as that term is described below) and have the consequences described below. Pursuant to the 2008 Amendment, upon the closing of the Merger, (i) Mr. Wygod’s employment would have terminated, (ii) Mr. Wygod would have become a non-executive Chairman of the Board of WebMD and (iii) Mr. Wygod would have been entitled to receive the cash severance and benefits provided in the employment agreement (described below). However, HLTH, WebMD and Mr. Wygod agreed, in the 2009 Amendment, that Mr. Wygod would continue to serve as executive Chairman of the Board of WebMD following the Merger and that, upon the consummation of the Merger, Mr. Wygod’s salary would be reduced from $975,000 to $120,000. The 2009 Amendment also provided that Mr. Wygod would continue to have the right, if his employment were to terminate for any reason, to receive the severance he would have received under the 2008 Amendment had he become a non-employee Chairman of the Board of WebMD upon the closing of the Merger, as had originally been contemplated. Accordingly, upon any such termination, Mr. Wygod would be entitled to the following severance benefits:

—	a severance payment of $975,000 (Mr. Wygod’s base salary prior to the Merger), per year payable for three years following the date of termination in equal installments at the same time as WebMD’s payroll practices (for an aggregate of $2,925,000); provided that the first six months of severance shall be delayed for six months and will be paid in a lump sum after such six month period in accordance with Section 409A of the Internal Revenue Code;

—

a bonus payment in the amount of $933,333.34 (the average of the three annual bonuses prior to the closing date of the Merger) for each of the three calendar years following the date of termination (for an aggregate of $2.8 million), with the payments to be made at such time as bonuses are paid to executive officers generally for each such year; and

—

continued participation in WebMD’s health, dental, vision and life insurance plans in which he participates on the date of termination (or reasonably equivalent plans) for three years from the date of termination (or, if earlier, until eligible for comparable coverage with a subsequent employer).

•

In addition, if his employment is terminated by WebMD without Cause, by Mr. Wygod for Good Reason or as a result of death or disability, the vesting of all of his options and restricted stock would accelerate and his options would remain outstanding for three years (but in no event longer than the expiration of the original term). In the event of a Change in Control, Mr. Wygod’s equity would fully vest and, if his employment terminates after that, his options would remain outstanding through the expiration of the original term. In addition, all cash amounts payable to Mr. Wygod in connection with his termination on or following a Change in Control are required to be placed in a rabbi trust.

•

For purposes of the employment agreement: (a) “Cause” includes a final court adjudication that Mr. Wygod (i) committed fraud or a felony directed against WebMD or an affiliate relating to his employment, or (ii) materially breached any of the material terms of the employment agreement; and (b) the definition of “Good Reason” includes the following conditions or events: (i) a material reduction in title or responsibility that remains in effect for 30 days after written notice, (ii) a final court adjudication that WebMD materially breached any material provisions of the employment agreement, (iii) failure to serve on WebMD’s Board or Executive Committee of WebMD’s Board, or (iv) the occurrence of a Change in Control (as defined in the HLTH 2000 Plan, which definition is substantially the same as the definition in the 2005 Plan) of WebMD.

•

The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that continue until the third anniversary of the date his employment has ceased. Post-employment payments and benefits that may be due to Mr. Wygod under the employment agreement are subject to his continued compliance with these covenants.

•

The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Wygod incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G. Any excess parachute payments and related tax gross-up payments made to Mr. Wygod will not be deductible by WebMD for federal income tax purposes.

Steven Zatz, M.D.

We are party to an employment agreement with Steven Zatz, M.D., who serves as our President, which was entered into on July 14, 2005 and amended on December 14, 2008, July 23, 2011, November 14, 2012, March 5, 2013 (as used in the summary below, the “March 2013 Amendment”) and in August 2013 in connection with Dr. Zatz’s appointment as WebMD’s President below (as used in the summary below, the “August 2013 Amendment” and, together with the March 2013 Amendment, the “2013 Amendments”). The following is a description of Dr. Zatz’s employment agreement with us, as amended:

•	Dr. Zatz’s base salary rate is $500,000 per year.

•

For a discussion of Dr. Zatz’s bonus for 2013, see “Compensation Discussion and Analysis – Use of Specific Types of Compensation for 2013 — 2013 Bonuses and Supplemental Bonus Plan Contributions” above. For fiscal year 2014 and thereafter, Dr. Zatz’s target bonus is 150% of his base salary, with actual amount of any such bonus to be determined by the Compensation Committee in its discretion.

•

In connection with the March 2013 Amendment, Dr. Zatz received a grant of 20,000 shares of WebMD Restricted Stock under the 2005 Plan, made on March 1, 2013. The shares were scheduled to vest on the third anniversary of the date of grant; provided, however, that vesting was subject to acceleration to March 15, 2014 based on company and individual performance in 2013. In February 2014, it was determined that vesting of 50% of these shares would occur on March 15, 2014 and vesting of the remaining 50% would remain on the third anniversary. For additional information, see “Compensation Discussion and Analysis — Use of Specific Types of Compensation for 2013 — Grants of Restricted Stock with Potential for Accelerated Vesting” above for more information. In connection with Dr. Zatz’s appointment as President, he received the following grants under the 2005 Plan on August 11, 2013, each of which is scheduled to vest in equal annual installments of 25% commencing on the first anniversary of the date of grant:

—	a grant of 50,000 shares of WebMD Restricted Stock; and

—

a non-qualified option to purchase 300,000 shares of WebMD Common Stock at a per share exercise price of $33.40 (the closing price of WebMD Common Stock on August 9, 2013, the last trading day before the date of grant).

For additional information regarding Dr. Zatz’s equity compensation, see “Executive Compensation Tables” above.

•	In the event of the termination of Dr. Zatz’s employment by WebMD without Cause or by him for Good Reason, he would be entitled to the following under the 2013 Amendments:

—	to continue to receive his base salary for one year from the date of termination;

—	to receive certain amounts in respect of COBRA premiums until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan; and

—

for fiscal year 2014 and later years, if the date of termination is on or after July 1 and before bonuses for that year are paid, to receive the bonus he would have received for that year, payable at the time bonuses for that year are paid to other executives.

If the termination by WebMD without Cause or the resignation by him for Good Reason occurs following a Change of Control of WebMD or if Dr. Zatz resigns after one year following a Change of Control, WebMD Restricted Stock granted to him in 2013 and all options to purchase WebMD Common Stock granted to him that were outstanding as of August 11, 2013 (including the grant made to him on that date, as described above) would be deemed fully vested and the options would remain outstanding for one year from the date of termination. If such a termination were to occur following a Change of Control but prior to full payment of bonuses for 2013, he would be entitled: to receive the unpaid portion of the greater of $300,000 or the amount of the 2013 bonus achieved through the date of termination (including, to the extent applicable, any part of such bonus that was contributed to the Supplemental Bonus Plan on his behalf and not previously distributed to him); and to receive the $221,000 contributed by WebMD on his behalf to WebMD’s Supplemental Bonus Plan for 2012, if not previously distributed to him.

•

The definitions of “Change of Control,” “Cause” and “Good Reason” are identical to those contained in Mr. Schlanger’s agreement described above, except that they reference Dr. Zatz’s position and responsibilities where applicable.

Dr. Zatz is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation and non-competition provisions that end on the first anniversary of the date his employment ceases. The post-employment payments and benefits due to Dr. Zatz are subject to his continued compliance with these covenants.

Anthony Vuolo

In connection with Mr. Vuolo’s role with WebMD changing from Executive Vice President and Chief Financial Officer to Senior Vice President focusing on strategic projects, his employment agreement was amended in May 2013 (the “May 2013 Amendment”). The following is a description of Mr. Vuolo’s employment agreement, as amended:

•	Mr. Vuolo’s base salary rate is $400,000 per year.

•

For a discussion of Mr. Vuolo’s bonus for 2013, see “Compensation Discussion and Analysis – Use of Specific Types of Compensation for 2013 – 2013 Bonuses and Supplemental Bonus Plan Contributions” above. For fiscal year 2014 and thereafter, Mr. Vuolo’s target bonus is 112.5% of his base salary, with actual amount of any such bonus to be determined by the Compensation Committee in its discretion.

•

In connection with May 2013 Amendment, Mr. Vuolo received a grant on May 8, 2013 of non-qualified options to purchase 50,000 shares of WebMD Common Stock under the 2005 Plan at an exercise price of $27.94 per share (the closing market price on that date), with such grant being scheduled to vest in two equal installments on the first and second anniversaries of the date of grant. On December 18, 2013, Mr. Vuolo received the following grants under the 2005 Plan, one-third of which are scheduled to vest on each of the second, third and fourth anniversaries of the date of grant:

—	a grant of 10,000 shares of WebMD Restricted Stock; and

—	a non-qualified option to purchase 50,000 shares of WebMD Common Stock at a per share exercise price of $38.65 (the closing price of WebMD Common Stock the date of grant).

For additional information regarding Mr. Vuolo’s equity compensation, see “Executive Compensation Tables” above.

•	Under the amended agreement, if (a) Mr. Vuolo resigns or (b) WebMD terminates his employment without cause, he would be entitled to receive:

—	base salary continuation for 18 months;

—	the bonus for the year prior to the year of termination (including any amounts in the Supplemental Bonus Trust), if unpaid;

—	payment of bonuses for the 18 month period following the date of termination calculated using the Prior Bonus Amount;

—	three years of benefit continuation (with $10,000 per year payable to him in lieu of disability insurance continuation); and

—	accelerated vesting of outstanding restricted stock grants and continuation of vesting and exercisability of his outstanding option grants (other than the grants made in 2013);

with (i) his base salary for purposes of severance being deemed to be $450,000 and (ii) his prior bonus payment for purposes of the bonus component of severance being deemed to be the greater of the bonus (including his award under the Supplemental Bonus Plan but excluding the bonus for service as Interim CEO) for the last full year in which he served as Chief Financial Officer and the bonus for the year prior to termination. In addition, if Mr. Vuolo’s employment is terminated by WebMD without Cause or by him for Good Reason following a Change of Control

—	the option grant made on May 8, 2013 would continue to vest and remain outstanding through the second vesting date; and

—

the next scheduled vesting of the WebMD Restricted Stock granted to him on December 18, 2013 would be accelerated to the date of termination and the options subject to the next scheduled vesting of the grant made to him on that date would remain outstanding and continue to vest until the scheduled vesting date.

The post-employment payments and benefits that may be due would be subject to Mr. Vuolo’s compliance with the restrictive covenants applicable to him under the agreement.

•

For purposes of the employment agreement: (a) “Cause” includes (i) a material breach of his employment agreement that remains unremedied after 30 days’ written notice, or (ii) conviction of a felony; and

(b) “Good Reason” includes (i) a material reduction in his title or responsibilities, (ii) the requirement to report to anyone other than WebMD’s CEO, (iii) a reduction in his base salary or material fringe benefits, (iv) a material breach by WebMD of his employment agreement, (v) relocation of his place of work outside Manhattan, New York, unless it is within 25 miles of his current residence, or (vi) the date that is six months following a Change of Control (as described below) of WebMD (so long as Mr. Vuolo remains employed by WebMD’s successor, or is terminated without Cause or resigns for Good Reason, during such six-month period).

•

For purposes of the employment agreement, a “Change in Control” would occur when: (i) any person, entity, or group acquires at least 50% of the voting power of WebMD, (ii) there is a sale of all or substantially all of WebMD’s assets in a transaction where then-current stockholders do not receive a majority of the voting power or equity interest in the acquiring entity or its controlling affiliates or (iii) a complete liquidation or dissolution of WebMD occurs.

•

The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the second anniversary of the date employment has ceased.

•

The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Vuolo incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G. Any excess parachute and related gross-up payments made to Mr. Vuolo will not be deductible for federal income tax purposes.

William Pence

William Pence served as Executive Vice President, Chief Operating Officer and Chief Technology Officer of WebMD during all of 2013 and until the effective date of his resignation on April 18, 2014. In connection with Mr. Pence’s resignation in April 2014, he did not receive any compensation for periods following his departure and he forfeited all of his unvested grants of WebMD Restricted Stock and of options to purchase shares of WebMD Common Stock. In accordance with the provisions of the 2005 Plan applicable to all grants to employees, he will have 90 days from his last day of employment (April 18, 2014) to exercise any options that were vested on that date. As a result of Mr. Pence’s resignation, he will not receive any distribution of his 2013 SBP Contribution.

Mr. Pence had entered into an amended and restated employment agreement with WebMD effective May 16, 2012, when he became Chief Operating Officer, which agreement was further amended effective November 14, 2012 and March 5, 2013 (as used in the summary below, the “March 2013 Amendment”). The following is a description of Mr. Pence’s amended and restated employment agreement, as in effect as of December 31, 2013:

•	Mr. Pence’s base salary rate was $425,000 per year.

•

For a discussion of Mr. Pence’s bonus for 2013, see “Compensation Discussion and Analysis — Use of Specific Types of Compensation for 2013 — 2013 Bonuses and Supplemental Bonus Plan Contributions” above. For fiscal year 2014 and thereafter, Mr. Pence’s target bonus was 65% of his base salary, with actual amount of any such bonus to have been determined by the Compensation Committee in its discretion.

•

In connection with the March 2013 Amendment, Mr. Pence received a grant of 20,000 shares of WebMD Restricted Stock under the 2005 Plan, made on March 1, 2013. The shares were scheduled to vest on the third anniversary of the date of grant; provided, however, that vesting was subject to acceleration to March 15, 2014 based on company and individual performance in 2013. In February 2014, it was determined that vesting of 50% of these shares would occur on March 15, 2014 and vesting of the remaining 50% would remain on the third anniversary. For additional information, see “Compensation Discussion and Analysis – Use of Specific Types of Compensation for 2013 — Grants of Restricted Stock with Potential for Accelerated Vesting” above. The unvested portion of this grant was forfeited by Mr. Pence when he left WebMD in April 2014. On December 18, 2013, Mr. Pence received the following grants under the 2005 Plan, one-third of which were scheduled to vest on each of the second, third and fourth anniversaries of the date of grant:

—	a grant of 20,000 shares of WebMD Restricted Stock; and

—	a non-qualified option to purchase 100,000 shares of WebMD Common Stock at a per share exercise price of $38.65 (the closing price of WebMD Common Stock the date of grant).

The December 18, 2013 grants were forfeited by Mr. Pence when he left WebMD in April 2014. For additional information regarding Mr. Pence’s equity compensation, see “Executive Compensation Tables” above.

•	In the event of the termination of Mr. Pence’s employment by WebMD without Cause or by him for Good Reason, he would have been entitled to:

—	continue to receive his base salary for one year from the date of termination;

—	to receive certain amounts in respect of COBRA premiums until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan; and

—

for fiscal year 2014 and later years, if the date of termination were on or after July 1 and before bonuses for that year are paid, to receive the bonus he would have received for that year, payable at the time bonuses for that year are paid to other executives.

If the termination by WebMD without Cause or by him for Good Reason would have followed a Change of Control of WebMD, he would also have been entitled to the following:

—	the unvested portion, if any, of the restricted stock granted to him on March 1, 2013 would have vested on the termination date;

—

if the termination of employment had occurred within 12 months following the Change of Control, any unvested options to purchase shares of WebMD Common Stock (including those that may be granted in the future) would have remained outstanding and continue to vest through the first anniversary of the termination date; and

—

the next scheduled vesting of the WebMD Restricted Stock granted to him on December 18, 2013 would have been accelerated to the date of termination and the options subject to the next scheduled vesting of the grant made to him on that date would have remained outstanding and continue to vest until the scheduled vesting date.

If such a termination had occurred following a Change of Control while Mr. Pence was an employee but prior to full payment of bonuses for 2013, he would have been entitled to receive the unpaid portion of the greater of $300,000 or the amount of the 2013 bonus achieved through the date of termination (including, to the extent applicable, any part of such bonus that was contributed to the Supplemental Bonus Plan on his behalf and not previously distributed to him); and to receive the $221,000 contributed by WebMD on his behalf to WebMD’s Supplemental Bonus Plan for 2012, if not previously distributed to him.

•	For purposes of the employment agreement, the definitions of “Change of Control,” “Cause” and “Good Reason” were identical to those contained in Mr. Anevski’s employment agreement described above.

Mr. Pence is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation and non-competition provisions that end on the first anniversary of the date his employment ceases. Any post-employment payments and benefits due to Mr. Pence are subject to his continued compliance with these covenants.

Separation Agreement with Cavan M. Redmond

Cavan M. Redmond served as Chief Executive Officer of WebMD from May 2012 to May 2013. Mr. Redmond entered into an employment agreement with WebMD, dated May 29, 2012. In addition, effective on May 7, 2013, WebMD and Mr. Redmond entered into a separation agreement setting forth the terms of his departure from WebMD, including its treatment as a “termination without cause” for purposes of the severance and other post-employment compensation provisions of the employment agreement. Subject to continued compliance with the restrictive covenants provided for in the employment agreement and a related agreement, Mr. Redmond is entitled to receive the following post-termination compensation under the employment agreement (as confirmed in the separation agreement):

•	salary continuation for two years from his departure date, at his annual salary rate of $650,000 per year;

•

reimbursement of his COBRA premiums for continuation of his health coverage from his prior employer (or, if less, the COBRA premium he would have paid if he were covered under WebMD’s health plan) for up to 18 months from his departure date or, if earlier, until he is no longer eligible for COBRA;

•

continued vesting and exercisability, as if he remained employed by WebMD through May 31, 2014, of the options to purchase WebMD Common Stock with an exercise price of $23.03 per share granted to him when he joined WebMD, pursuant to which options to purchase 250,000 shares of WebMD Common Stock vested on May 31, 2013 (and have been exercised, as described below) and options to purchase 250,000 such shares are scheduled to vest on May 31, 2014 (and will remain exercisable for 90 days after that date); and

•	acceleration of 22,500 shares of Restricted Stock from the grant made to him when he joined WebMD (representing the shares that would have vested during the two years following his departure date).

On September 5, 2013, Mr. Redmond received 33,237 shares of WebMD Common Stock upon net settlement of his exercise of options to purchase 250,000 shares of WebMD Common Stock that vested on May 31, 2013, with the remaining 216,763 shares from that exercise being retained by WebMD to pay the exercise price and to satisfy the minimum tax withholding requirements arising from the exercise.

Compensation of Kevin M. Cameron

Kevin M. Cameron, who formerly served as Chief Executive Officer of HLTH and as a member of its Board of Directors, became a member of the Board of Directors of WebMD upon completion of the Merger. In November 2009, Mr. Cameron returned from medical leave to active employment with WebMD on a part-time basis as a Special Advisor to the Chairman. His annual salary rate is $100,000 per year. The amount of any bonus payable to Mr. Cameron is in the discretion of the WebMD Compensation Committee. In February 2014, the Compensation Committee approved a 2013 annual bonus of $100,000 for Mr. Cameron, which was paid to him in March 2014. During 2013, a total of 44,792 shares of WebMD Restricted Stock held by Mr. Cameron vested, resulting in a realized value of $1,484,226 (determined by multiplying the number of shares that vested by the per-share closing price of WebMD Common Stock on the applicable vesting date). During 2013, Mr. Cameron exercised a total of 355,480 options to purchase WebMD Common Stock, resulting in a realized value of $5,697,419 (determined by multiplying (i) the number of shares for which each option was exercised by (ii) the difference between (1) the per-share closing price of WebMD Common Stock on the date of exercise and (2) the exercise price of the options). During 2013, Mr. Cameron did not receive any grants of WebMD Restricted Stock or options to purchase WebMD Common Stock.

As of April 16, 2014, Mr. Cameron held: (a) non-qualified options (originally granted by HLTH prior to the Merger) to purchase 417,736 shares of WebMD Common Stock with a weighted average exercise price of $26.46 per share (all of which are vested); and (b) the following, which were granted under the 2005 Plan, (i) non-qualified options to purchase 20,500 shares of WebMD Common Stock at an exercise price of $17.50, which are fully vested, (ii) 2,500 shares of WebMD Restricted Stock granted on June 28, 2010, which are scheduled to vest on June 28, 2014, (iii) non-qualified options to purchase 60,000 shares of WebMD Common Stock granted on September 25, 2011 with an exercise price of $29.44, 25% of which vested on each of the first and second anniversaries of the date of grant and 25% of which are scheduled to vest on each of the next two anniversaries of the date of grant; and 11,250 shares of WebMD Restricted Stock granted on September 25, 2011, with remaining vestings of 5,625 on each of the next two anniversaries of the date of grant. The following terms apply to the grants made to Mr. Cameron on September 25, 2011:

•

if, after the first anniversary of the occurrence of a Change of Control (as described below), Mr. Cameron resigns for any reason or is terminated without Cause (as described below) (a) the options granted to him will continue to vest and remain outstanding, as if he remained in the employ of WebMD, for a period of two years from the date of termination (but in no event longer than the expiration of the original term of such options) and (b) vesting of the restricted stock that would have occurred within two years from the date of termination will accelerate to the date of termination; and

•

if his employment is terminated by WebMD without Cause or by him for Good Reason (as described below, except that following a Change of Control, “Good Reason” shall not include changes in his duties, titles or responsibilities that are solely attributable to the Change of Control) before the first anniversary following a Change of Control, (a) the options granted to him will continue to vest and remain outstanding, as if he remained in the employ of WebMD, for a period of three years from the date of the Change of Control (but in no event longer than the expiration of the original term of such options) and (b) vesting of the restricted stock that would have occurred within three years from the date of the Change of Control will accelerate to the date of termination.

For the purposes of the grants on September 25, 2011:

•	a “Change of Control” has the definition used in the 2005 Plan.

•

“Cause” includes (a) any willful misconduct relating, directly or indirectly, to WebMD, which if it can be cured, is not cured within 30 days following written notice from WebMD, (b) any breach of any material provision contained in Mr. Cameron’s employment agreement or any material policy which, if it can be cured, is not cured within 30 days following written notice from WebMD, or (c) conviction of a felony or crime involving moral turpitude.

•

“Good Reason” includes (a) a material breach by WebMD of its obligations under the employment agreement, which, if able to be cured, remains uncured, (b) a material demotion of Mr. Cameron’s position with WebMD, and (c) if Mr. Cameron is required to relocate from his present residence or is required to commute, on a regular basis, to WebMD’s headquarters and WebMD’s headquarters is outside of the New York City metropolitan area; provided that Mr. Cameron has provided 30 days written notice and WebMD has failed to remedy such condition within 30 days of receipt of such written notice.

Upon the completion of the Merger, Mr. Cameron was entitled to resign for good reason under his employment agreement and receive certain severance benefits. WebMD and Mr. Cameron entered into an agreement, in connection with Mr. Cameron’s resuming active employment, that allows Mr. Cameron to receive the same benefits if he resigns at a later date as he would have been entitled to if he had resigned immediately following the Merger, which include:

•

As a result of his serving as HLTH’s Chief Executive Officer for over three years, he would be entitled to continuation of his base salary for three years from his termination date at the rate in effect when he served as CEO of HLTH, which was $660,000 per year (an aggregate of $1.98 million); provided that the first six months of severance shall be delayed for six months and will be paid in a lump sum after such six month period in accordance with Section 409A of the Internal Revenue Code.

•

Continued participation for three years, on the same terms and conditions that would have applied had he remained employed by WebMD during such period, in all health, medical, dental, life and disability plans provided to him at the time of such termination and which are provided to employees generally following the date of termination (or comparable plans).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Icahn Group

On June 8, 2012, WebMD entered into an agreement with the Icahn Group pursuant to which David Schechter was appointed to our Board of Directors, effective July 24, 2012, as a Class II director (with a term scheduled to expire at our Annual Meeting of Stockholders in 2013). The agreement was amended on May 7, 2013. Pursuant to the amendment, WebMD agreed that the WebMD Board would, prior to the 2013 Annual Meeting, appoint Mr. Schechter as a Class III director effective as of the 2013 Annual Meeting, with a term scheduled to expire at WebMD’s 2014 Annual Meeting of Stockholders.

On August 5, 2013, WebMD received a letter (the “Resignation Letter”) from Mr. Schechter indicating his decision to resign from the Board. Also on August 5, 2013, WebMD also received a notice (the “Replacement Notice”) from the Icahn Group indicating that the Icahn Group did not intend to submit the name of a replacement director for appointment to the Board. The Icahn appointment agreement terminated, pursuant to its terms, upon receipt by WebMD of the Resignation Letter and the Replacement Notice.

On October 18, 2013, WebMD entered into an agreement to repurchase 5,527,433 shares of its Common Stock from Carl C. Icahn and certain of his affiliates, at a purchase price of $32.08 per share (the NASDAQ Official Closing Price of the Company’s Common Stock on October 18, 2013) for an aggregate cost, including expenses, of $177,420,051. The repurchase was completed on October 21, 2013.

Kensico Capital Management

On October 17, 2012, WebMD entered into the an agreement with Kensico Capital Management Corp. and the investment funds it advises pursuant to which Thomas J. Coleman was appointed to our Board of Directors, effective October 17, 2012, as a Class II director (with a term scheduled to expire at our Annual Meeting of Stockholders in 2013). The agreement was amended on May 7, 2013. Pursuant to the amendment, the WebMD Board appointed Mr. Coleman as a Class III director effective as of the 2013 Annual Meeting, with a term scheduled to expire at WebMD’s 2014 Annual Meeting of Stockholders.

On January 15, 2014, WebMD received a letter from Mr. Coleman indicating his decision to resign from the Board. The Kensico appointment agreement terminated, pursuant to its terms, upon receipt by WebMD of the resignation letter from Mr. Coleman.

Other Related Party Transactions

WebMD was reimbursed approximately $311,500 and $325,100 for 2013 and 2012, respectively, by Martin J. Wygod, our Chairman of the Board, and a corporation that he controls, for personal use of certain company staff and office facilities and for the personal portion of certain travel expenses.

Mr. Wygod’s son is employed by WebMD as Senior Manager, Business Strategy. His annual salary rate is $115,000, and he has a bonus target of 12.5% of annual salary. On May 27, 2014, he received a grant of options to purchase 5,000 shares under the 2005 Plan, with an exercise price of $43.05 per share, with 25% of the grant scheduled to vest on each of the first four anniversaries of the date of grant.

On September 30, 2013, WebMD repurchased $100,000,000 principal amount of its 2.25% Convertible Notes due 2016 for $101,750,000 in cash from Soros Fund Management LLC and related entities in a privately negotiated, arms’-length transaction. The sellers were considered related parties of WebMD solely because of their beneficial ownership of shares of WebMD Common Stock that would be issuable upon conversion of Convertible Notes issued by WebMD (including the repurchased Convertible Notes), but those entities had no other relationship with WebMD. For information regarding their beneficial ownership of WebMD Common Stock, see “Security Ownership of Certain Beneficial Owners and Management” above.

Audit Committee Review of Related Party Transactions

Under our company’s Code of Business Conduct, directors and executive officers are required to disclose to either of our Co-General Counsel or to our Compliance Officer any transactions or relationships they are involved in that present or may present a conflict of interest with our company, including those that would be required to be disclosed as a related party transaction under applicable SEC rules. Under our Code of Business Conduct and the Audit Committee Charter, the Audit Committee has authority to determine whether to approve or ratify such transactions and relationships on behalf of our company. The Audit Committee considers whether to ratify or approve such transactions and relationships on a case-by-case basis, rather than pursuant to a general policy.

If not disclosed to the Audit Committee or if, after disclosure, not ratified or approved by the Audit Committee, a transaction or relationship presenting a conflict of interest or potential conflict of interest between a director or executive officer and our company may violate our Code of Business Conduct and other company policies. When reviewing such a relationship or transaction, the Audit Committee will examine the terms of the transaction to determine how close they are to terms that would be likely to be found in a similar arms’-length transaction and, if not, whether they are otherwise reasonable and fair to WebMD. In addition, the Audit Committee will consider the nature of the related party’s interest in the transaction and the significance of the transaction to the related party. If the transaction involves a Non-Employee Director, the Audit Committee may also consider whether the transaction would compromise the director’s independence. The Audit Committee may condition its ratification or approval of a transaction or relationship on imposition of specified limitations on the transaction or relationship or specific monitoring requirements on an ongoing basis.

PROPOSAL 2:     ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related SEC rules, we are providing WebMD stockholders with the opportunity to cast an advisory vote regarding the compensation of WebMD’s Named Executive Officers, as described in this Proxy Statement. The Dodd-Frank Act requires public companies to hold advisory votes on executive compensation at least once every three years and the Compensation Committee of our Board has determined to hold such advisory votes annually. Accordingly, the following resolution will be submitted for a stockholder vote at the 2014 Annual Meeting:

“RESOLVED, that the stockholders of WebMD Health Corp. (“WebMD”) approve, on an advisory basis, the compensation of WebMD’s Named Executive Officers, as disclosed in the Proxy Statement for WebMD’s 2014 Annual Meeting, including in the Compensation Discussion and Analysis section, the compensation tables and the narrative disclosures.”

This proposal is commonly referred to as a “Say-on-Pay Vote” and we sometimes use that name in this Proxy Statement. The Say-on-Pay Vote at our 2014 Annual Meeting is not intended to address any specific element of compensation; instead, it is intended to provide stockholders with an opportunity to communicate to the Compensation Committee their views on overall compensation practices relating to WebMD’s Named Executive Officers, as described in this Proxy Statement.

In determining how to vote on Proposal 2, we encourage you to review the Compensation Discussion and Analysis section of this Proxy Statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy and how our 2013 performance relates to our 2013 compensation decisions. The Compensation Committee believes that WebMD’s executive compensation program played a key role in driving our company’s improved financial and operating performance in 2013 and continues to do so in 2014. As discussed in the Compensation Discussion and Analysis section, the various elements of WebMD’s executive compensation program are intended to work together to provide total compensation that is reasonable, competitive and related to both our company’s performance and the individual performance of our executive officers. Generally, for our Named Executive Officers, the most significant portion of their compensation is the options to purchase WebMD Common Stock granted to them under the 2005 Plan. The compensation that our employees (including our Named Executive Officers) receive from stock options increases only when the price of WebMD Common Stock increases, which aligns their interests with the long-term interests of our stockholders. In addition, no compensation will be received by an optionholder from a grant unless the price of WebMD Common Stock increases above the price on the date of grant. The vesting schedules applicable to these option grants are intended to promote retention of employees during the vesting period. However, as required under applicable SEC rules, in the disclosures contained in this Proxy Statement, WebMD includes the full grant date fair value of option grants (estimated using the Black-Scholes Option Pricing Model) as compensation in the year in which the grant is made and no compensation for such grants in any other year, regardless of the vesting schedule of the grant. In addition, grants made to a new executive officer at the time he or she joins WebMD or is first promoted to an executive officer position will generally be larger than grants made to existing executive officers with comparable responsibilities and may not be indicative of the compensation that would be reported for such individual in future years. The Compensation Committee considers the vesting schedule of option grants to be an important term of such grants and believes that it is appropriate, in its consideration of the timing and amount of specific grants it approves, to view the value of such grants to be deemed distributed over the period of vesting, rather than assigned solely to the year of grant.

The Say-on-Pay Vote is advisory in nature and is not binding. However, the Board and the Compensation Committee value the opinions of WebMD’s stockholders as expressed through their votes and other communications and the Compensation Committee intends to consider the results of the stockholder vote on this Proposal 2 when making future determinations relating to executive compensation.

On behalf of the Board of Directors, the Compensation Committee recommends a vote “FOR” Proposal 2.

PROPOSAL 3:     APPROVAL OF THE AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN

A proposal to ratify and approve an amendment and restatement of WebMD’s Amended and Restated 2005 Long-Term Incentive Plan to increase the number of shares of WebMD Common Stock issuable under that Plan by 1,700,000 shares and to provide the stockholder approval needed for WebMD to take deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended, for certain performance-based grants that may be made in the future.

Background

Introduction.    As more fully discussed under “Executive Compensation — Compensation Discussion and Analysis — Use of Specific Types of Compensation for 2013” and “— Discussion of Compensation Policies” earlier in this Proxy Statement, our Board and its Compensation Committee believe that achievement of long-term objectives and employee retention are fostered through stock option and restricted stock grants that vest over time. Equity compensation aligns the interests of our employees with stockholders and encourages employees to focus on the long-term performance of our company. The compensation that employees receive from equity awards increases when the price of WebMD Common Stock increases, which rewards employees for increasing shareholder value. The vesting schedules applicable to these equity awards are intended to promote retention of employees during the vesting period. Grants to WebMD employees under the 2005 Plan have generally been scheduled to vest over four years, with 25% of the grant vesting on each of the first through fourth anniversaries of the date of grant, although in certain cases (including most grants made to existing employees since our 2013 Annual Meeting of Stockholders), the initial vesting has been scheduled to occur more than one year after the date of grant.

The Compensation Committee believes that, in order to attract and retain qualified employees, WebMD must have the ability to include equity-based compensation as a portion of total compensation in order to be competitive with other employers. As more fully discussed under “Executive Compensation — Compensation Discussion and Analysis” above, we have not made grants on an annual basis but rather typically grant stock options (and, in the case of certain other key employees, restricted stock): (a) when officers and certain other employees first join us; (b) in connection with a significant change in responsibilities and, occasionally, to achieve uniformity within the employee’s peer group within WebMD; or (c) at other times when appropriate to retain and motivate our officers and employees.

Amount for Which Approval is Being Sought.    Under the 2005 Plan, a total of approximately 600,000 shares were available for future grant, as of August 13, 2014. This was calculated (as are other numbers in this Proposal 3) treating as outstanding certain grants to new hires that, as of August 13, 2014, had already been approved but were not yet effective because the grantee’s start date had not yet occurred, and calculations relating to those grants have been made as if their effective date was August 13, 2014. The Compensation Committee has determined that it is in the best interests of WebMD and its stockholders to amend the 2005 Plan to increase the total number of shares of WebMD’s Common Stock issuable under the 2005 Plan by 1,700,000 shares, of which 20% (or 340,000 shares) would be available for grant as restricted stock and other “full value” awards (see “Summary of the 2005 Plan — Share Limits” below). If this increase is approved by stockholders, a total of approximately 2,300,000 shares would be available for grant under the 2005 Plan. The 1,700,000 share increase for which stockholder approval is being sought at the 2014 Annual Meeting is intended by the Compensation Committee to be sufficient, together with shares currently available and shares that may become available upon forfeiture of existing grants, to provide for equity awards in amounts appropriate to achieve the purposes of the 2005 Plan until at least WebMD’s 2015 Annual Meeting of Stockholders. The Compensation Committee has approved the increase, subject to the approval of our stockholders, which we are seeking at the 2014 Annual Meeting.

Reasons for the Proposed Increase

Our employees and executives are highly sought after by other companies because of WebMD’s leadership position in providing health and wellness content and tools through the Internet and mobile applications. In New York City, where our headquarters is located, competition is especially intense. Our writers and editors, our software developers and other technical personnel, our sales and marketing personnel, and our executives are recruited for positions at numerous other Internet and information technology companies, particularly those focused on health, wellness and related areas, with offers coming to them from our existing competitors and from other established companies as well as from venture capital backed companies and other start-ups. The Compensation Committee believes that the grants made to WebMD employees in 2012 and 2013 have allowed us to retain key employees during a time when we faced significant challenges and were at an especially high risk of losing employees to these other companies. In addition, the equity compensation that WebMD provided during that period allowed WebMD to continue to attract additional talented employees when needed. The efforts of our employees has been an important factor in the improved performance of WebMD in 2013 and 2014.

The Compensation Committee believes that the proposed increase in the 2005 Plan is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete. If our stockholders approve this Proposal 3, the availability of additional shares for grant under the 2005 Plan will allow WebMD to continue to use equity as a significant component of compensation and to offer compensation packages competitive with those of competing employers.

Failure to obtain stockholder approval for Proposal 3 would place our company at a significant disadvantage with respect to the retention and recruitment of executive, editorial, technical and other talent. We do not want to risk our employees resigning to accept positions with other companies where they would be eligible for equity awards from their new employers. In addition, limitations on our ability to use equity-based compensation would result in WebMD having to increase its use of cash compensation, which would have the effect of reducing the alignment of employee and shareholder interests.

For a description of the policies and practices our Compensation Committee has implemented to protect our stockholders’ interests in connection with our 2005 Plan, see “Executive Compensation — Compensation Discussion and Analysis — Specific Policies and Practices to Protect Stockholder Interests in Connection with Our Equity Compensation Plans” above. The Compensation Committee regularly evaluates our compensation policies and practices, including those relating to equity compensation, and makes changes in their design to reflect evolving best practices.

Considerations Relating to the Amount of Our Outstanding Equity Awards

Background Information.    We use two types of equity compensation: non-qualified stock options and restricted stock. Stock options are granted with an exercise price that is equal to the fair market value of WebMD Common Stock on the grant date. Information regarding outstanding equity awards, as of August 13, 2014, is as follows:

•	Outstanding Options. As of August 13, 2014, we had outstanding approximately 8.4 million unexercised options to purchase WebMD Common Stock. As of that date:

–	those options had a weighted average exercise price of approximately $31.45 per share and a weighted average remaining life of approximately 7.2 years;

–	approximately 3.4 million of these options were vested;

–	approximately 1.3 million are scheduled to vest during the remainder of 2014;

–	approximately 1.6 million are scheduled to vest in 2015; and

–	approximately 1.1 million, 0.9 million and 0.1 million are scheduled to vest in 2016, 2017 and 2018, respectively.

•

Outstanding Unvested Restricted Stock.    We also had outstanding, as of August 13, 2014, approximately 961,000 unvested shares of WebMD Restricted Stock. Approximately 64,000 of these shares are scheduled to vest during the remainder of 2014, and approximately 368,000, 305,000, 194,000 and 30,000 are scheduled to vest in 2015, 2016, 2017 and 2018, respectively.

•	Equity Awards under the 2005 Plan Since 2010. Since January 1, 2010, we have used shares for equity awards under the 2005 Plan in approximately the following amounts:

–

in 2010, we used a net amount of 1.9 million shares (after giving effect to 0.5 million Forfeited Shares returned to the 2005 Plan in 2010) to grant 2.1 million stock options and 305,000 shares of WebMD Restricted Stock;

–

in 2011, we used a net amount of 2.9 million shares (after giving effect to 1.0 million Forfeited Shares returned to the 2005 Plan in 2011) to grant 3.3 million stock options and 570,000 shares of WebMD Restricted Stock;

–

in 2012, we used a net amount of 1.6 million shares (after giving effect to 2.6 million Forfeited Shares returned to the Plan in 2012) to grant 3.9 million stock options and 295,000 shares of WebMD Restricted Stock;

–

in 2013, we used a net amount of 2.1 million shares (after giving effect to 1.6 million Forefeited Shares returned to the Plan in 2013) to grant 2.9 million stock options and 812,000 shares of WebMD Restricted Stock; and

–

in 2014 (through August 13, 2014), we have used a net amount of 5,000 shares under the 2005 Plan (after giving effect to 776,000 Forfeited Shares returned to the Plan in 2014) to grant 651,000 stock options and 130,000 shares of WebMD Restricted Stock.

“Forfeited Shares” eligible to be returned to the pool of shares available for grant under the 2005 Plan consist solely of unexercised stock options and unvested shares of WebMD Restricted Stock that are forfeited as a result of 2005 Plan participants leaving WebMD or that are voluntarily surrendered by participants. We are unable to estimate the number of Forfeited Shares that may be available in future periods since we cannot predict when employees will leave WebMD, the primary way that Forfeited Shares occur. Accordingly, in determining the size of the increase in shares available for grant for which to seek stockholder approval in this Proposal 3, the Compensation Committee could not assume any specific amount of Forfeited Shares that would become available after August 13, 2014. However, we believe that the amount of Forfeited Shares is likely to be significantly lower in the remainder of 2014 and in 2015 than it has been in corresponding periods in the recent past.

•

Other Grants.    The only grants made outside of the 2005 Plan since January 1, 2010 were the grants of 45,000 shares of WebMD Restricted Stock and options to purchase 1,000,000 shares of WebMD Common Stock made to Mr. Redmond in 2012, which were approved by the Compensation Committee, in reliance on NASDAQ Listing Rule 5635(c)(4), as an inducement to Mr. Redmond to enter into employment with WebMD. Options to purchase 500,000 shares of WebMD Common Stock and 22,500 shares of WebMD Restricted Stock were forfeited by Mr. Redmond when he left WebMD and are not available for reissuance. On September 5, 2013, Mr. Redmond received 33,237 shares of WebMD Common Stock upon net settlement of his exercise of options to purchase 250,000 shares of WebMD Common Stock, with the remaining 216,763 shares being retained by WebMD to pay the exercise price and to satisfy the minimum tax withholding requirements arising from the exercise. On June 13, 2014, Mr. Redmond received 57,841 shares of WebMD Common Stock upon net settlement of his exercise of options to purchase 250,000 shares of WebMD Common Stock, with the remaining 192,159 shares being retained by WebMD to pay the exercise price and to satisfy the minimum tax withholding requirements arising from the exercise.

Considerations Relating to Overhang.    We had outstanding, as of August 13, 2014, 39,448,095 shares of WebMD Common Stock, including unvested shares of WebMD Restricted Stock. Accordingly, our approximately 9.4 million outstanding options and unvested shares of WebMD Restricted Stock (commonly referred to as the “overhang”) represent approximately 23.7% of our outstanding shares. The Compensation Committee recognizes that we have a relatively large overhang and that this can result in dilution to the ownership interest of our existing stockholders, which may be a concern to stockholders in connection with their decision whether to approve this

Proposal 3. However, the Compensation Committee believes that there are special circumstances that our stockholders should consider, including the following:

•

Large Stock Repurchases.    Since the completion of the Merger with HLTH in October 2009, WebMD has repurchased a total of approximately 41.9 million shares of its Common Stock through issuer tender offers and other repurchases. The amount repurchased is equal to approximately 106.2% of our 39,448,095 outstanding shares of Common Stock (as of August 13, 2014) and is approximately four times than the size of the overhang of outstanding options and unvested WebMD Restricted Stock. The following numbers of shares were repurchased in the years indicated:

–	October 23 through December 31, 2009, 6,339,227 shares;

–	during 2010, 8,524,776 shares;

–	during 2011, 5,672,795 shares;

–	during 2012, 7,090,076 shares;

–	during 2013, 11,794,395 shares; and

–	during 2014 (through August 13, 2014), 2,484,087 shares.

The Compensation Committee believes that the reduction in the number of outstanding shares resulting from the large stock repurchases by WebMD in recent years is a key reason why the overhang of our outstanding options and shares of unvested WebMD Restricted Stock (measured as a percent of the reduced outstanding resulting from the repurchases) is larger than ordinarily found in companies comparable to WebMD. The Compensation Committee believes that our stockholders should take this into consideration in evaluating Proposal 3 because our stock repurchases have not only reduced the effect of the dilution from the exercise of stock options on our stockholders, they have also made our “overhang” percentage much larger than it would have been if the repurchased shares were still outstanding. Without the repurchases described above, our overhang of approximately 9.4 million options and unvested shares of WebMD Restricted Stock would represent approximately 11.5% of the approximately 81.4 million shares of Common Stock that would be outstanding. The Compensation Committee recognizes that future grants of equity awards by WebMD will need to reflect the reduced amount of shares outstanding resulting from our repurchases.

•	Broad-Based Granting. WebMD has made equity grants to approximately 67% of its current full-time employees for at least a portion of their compensation.

•

Significant Portion of Senior Employee Compensation.    For WebMD’s more senior employees, equity compensation represents a significant portion of their compensation. The Compensation Committee believes that this allows WebMD to pay less cash compensation to these senior employees and, accordingly, to increase the alignment of the interests of these senior employees with the interests of WebMD stockholders.

Reasons for Seeking Stockholder Approval of Proposal 3

We are seeking stockholders’ approval for the increase in shares issuable under the 2005 Plan in order to comply with applicable requirements of the Nasdaq Global Select Market and, to the extent permitted by law, to preserve the tax deductible status for certain awards granted under the 2005 Plan. The stock options (and, if any, stock appreciation rights) that would be granted under the 2005 Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code. In addition, if Proposal 3 is approved by stockholders, the 2005 Plan would authorize performance-based stock awards that would give WebMD the flexibility to structure future stock-based bonus opportunities as performance-based within the meaning of Section 162(m).

If we do not obtain stockholder approval of Proposal 3, the 2005 Plan will remain in effect, but without an increase in the number of shares issuable under Plan and without WebMD being able to take certain deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended, for certain future performance-based grants, as discussed under “Summary of the 2005 Plan – Performance Grants” below.

Recommendation of the Compensation Committee

The Compensation Committee believes that approval of Proposal 3 is necessary in order to allow WebMD to continue to attract and retain qualified employees in an extremely competitive environment. For the reasons discussed above, the Compensation Committee believes that the size of the increase in shares available for grant under the 2005 Plan contemplated by this Proposal 3, together with the planned use of the additional shares described above, represents an appropriate equity compensation strategy for WebMD at this time. Accordingly, the Compensation Committee of WebMD’s Board of Directors recommends that stockholders vote “FOR” Proposal 3.

* * * *

As of August 15, 2014, the market price of our Common Stock, based upon the Nasdaq Official Closing Price, was $47.55 per share.

* * * *

Summary of the 2005 Plan

Set forth below is a summary of the principal features of the 2005 Plan, as proposed to be amended in the manner contemplated by Proposal 3 (except where the existing terms are explicitly described). The following summary is qualified in its entirety by the full text of the 2005 Plan (reflecting the amendments contemplated by this Proposal 3 and all prior amendments), which appears as Annex K to this Proxy Statement.

General

The purpose of the 2005 Plan is to promote WebMD’s success by linking the personal interests of WebMD’s employees, officers, directors and consultants to those of its stockholders, and to provide participants with an incentive for outstanding performance. The 2005 Plan authorizes the grant of awards in any of the following forms:

•	options to purchase shares of WebMD Common Stock, which may be incentive stock options or nonqualified stock options;

•	stock appreciation rights (settled in cash or WebMD Common Stock);

•	performance shares;

•	restricted stock;

•	dividend equivalents;

•	other stock-based awards;

•	any other right or interest relating to WebMD Common Stock; or

•	cash.

Share Limits

An aggregate of 21,575,000 shares of WebMD Common Stock is the maximum number of shares issuable under the 2005 Plan (which includes shares granted under the 2005 Plan since its inception in 2005) and, as of August 13, 2014, approximately 600,000 shares were available for future grant under the 2005 Plan. Approval of Proposal 3 would increase the maximum aggregate amount issuable under the 2005 Plan to 22,975,000 shares by adding 1,700,000 to the number of shares available for future grant. If any outstanding stock option expires or is terminated before being fully exercised or any restricted stock or other share-based award is forfeited, then the shares allocable to the unexercised or forfeited portion would again become available for issuance under the 2005 Plan. However, shares that are not issued or delivered as a result of the net settlement of a stock option and shares used to pay the withholding taxes related to the exercise of a stock option or the vesting of a stock award do not become available again for future grants under the 2005 Plan; instead, the full number of shares underlying options exercised by net settlement are deemed to have already been used for purposes of determining the number of shares remaining available for future grants.

The maximum number of shares of WebMD Common Stock with respect to one or more options, stock appreciation rights or combination of options and stock appreciation rights that may be granted during any one calendar year under the 2005 Plan to any one person is 412,500 (all of which may be granted as incentive stock options), except that that limit may be increased by 412,500 for awards made in connection with a person’s initial hiring. The maximum fair market value of any awards (determined as of the date of the grant), other than options and stock appreciation rights, that may be received by a participant, less any consideration paid by the participant for such award, during any one calendar year under the 2005 Plan is $5,000,000. The maximum number of shares of WebMD Common Stock that may be subject to one or more performance shares (or used to provide a basis of measurement for one to determine the value of a performance share) granted in any one calendar year to any one person is 412,500.

The 2005 Plan provides for a sublimit on the number of shares of “full value awards” that may be granted. “Full value awards” include restricted common stock and similar equity awards for which no purchase price or exercise price is paid by the recipient. The 2005 Plan currently limits the number of shares available for grant as full value awards to 20% of the sum of (a) the shares that were available for grant on October 21, 2010 plus (b) all shares added to the 2005 Plan at or after the 2010 Annual Meeting of Stockholders. As of August 13, 2014, approximately 160,000 shares remained available for grant as full value awards under the 2005 Plan. If Proposal 3 is approved, the 20% sublimit would also apply to the 1,700,000 shares to be added to the shares available for grant under the 2005 Plan. Accordingly, approval of Proposal 3 would allow up to 340,000 additional shares to be available for grant as full value awards.

Eligibility

Persons eligible to receive awards under the 2005 Plan are employees or officers (including executive officers) of WebMD or its subsidiaries, directors of WebMD, and certain consultants to WebMD or any of its subsidiaries. As of August 13, 2014, approximately 1,650 officers and employees of WebMD and its subsidiaries (including all of its executive officers), as well as each of its nine Non-Employee Directors, are eligible to receive grants under the 2005 Plan.

As more fully described in “Non-Employee Director Compensation” above and in “—Annual Awards to Non-Employee Directors” below, WebMD’s non-employee directors receive automatic annual grants of options to purchase 13,200 shares on January 1 of each year until 2015, with an exercise price equal to the closing price of WebMD Common Stock on the last trading day of the prior year. WebMD’s Compensation Committee may make additional grants under the 2005 Plan to WebMD’s non-employee directors, including grants when non-employee directors first join WebMD’s Board. In addition, the annual retainers for service by non-employee directors on the Board and its Committees have generally been paid in stock granted under the 2005 Plan. As of the date of this Proxy Statement, WebMD has no current plans or proposals to make any such additional grants of awards under the 2005 Plan to its non-employee directors, except that the Compensation Committee plans to consider, after the annual automatic grants cease to occur under the terms of the 2005 Plan, making discretionary annual grants beginning on January 1, 2016 with similar timing and terms as the automatic annual grants described above.

Administration

The 2005 Plan is administered by WebMD’s Compensation Committee. The Compensation Committee has the authority:

•	to designate participants;

•	to determine the type or types of awards to be granted to each participant and the number, terms and conditions of awards or amend the terms of such award (subject to the terms of the 2005 Plan);

•	to accelerate the vesting or lapse of restrictions applicable to an award based in each case on such considerations as the Compensation Committee may determine in its discretion;

•	to establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2005 Plan; and

•	to make all other decisions and determinations that may be required under the 2005 Plan.

Subject to certain limitations, the Compensation Committee is permitted to delegate to one or more directors or executive officers its authority under the 2005 Plan. The Compensation Committee has delegated certain of its authority to WebMD’s Chief Executive Officer (or, if the Chief Executive Officer is not a member of the Board of Directors, the Chairman of the Board), subject to concurrence by WebMD’s Chief Financial Officer, to grant awards to employees who are not executive officers up to the following limits: options to purchase up to 50,000 shares and restricted stock with an aggregate fair market value of up to $400,000.

Stock Options

The Compensation Committee is authorized under the 2005 Plan to grant options, which may be incentive stock options or nonqualified stock options. All options will be evidenced by a written award agreement between WebMD and the participant, which will include any provisions specified by the Compensation Committee; provided, however, that (a) no option may be exercised more than ten years following the date of grant and (b) the exercise price of an option may not be less than the fair market value of WebMD Common Stock on the date of grant. The terms of an incentive stock option will be intended to meet the requirements of Section 422 of the Internal Revenue Code.

Stock Appreciation Rights

The Compensation Committee may also grant stock appreciation rights. Upon the exercise of a stock appreciation right, the holder will have the right to receive the excess, if any, of the fair market value of one share of WebMD Common Stock on the date of exercise, over the grant price of the stock appreciation right as determined by the Compensation Committee, which will not be less than the fair market value of one share of WebMD Common Stock on the date of grant. All awards of stock appreciation rights will be evidenced by an award agreement reflecting the terms, methods of exercise, the methods of settlement, the form of consideration payable in settlement, and any other terms and conditions of the stock appreciation right, as determined by the Compensation Committee at the time of grant; provided, however, that no stock appreciation right may be exercised more than ten years following the date of grant.

Restricted Stock Awards

The Compensation Committee may make awards of restricted Common Stock to participants, which will be subject to restrictions on transferability and other restrictions as the Compensation Committee may impose, including, without limitation, restrictions on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock. These awards may be subject to forfeiture upon termination of employment or upon a failure to satisfy performance goals during the applicable restriction period. The 2005 Plan provides that, for restricted stock and other “full value awards” (awards for which no purchase or exercise price is payable), the vesting period shall be over at least a three year period for awards with time-based vesting conditions and shall be at least one year for awards with performance-based vesting conditions, with limited exceptions.

Performance Shares

The Compensation Committee may grant performance shares to participants on terms and conditions as may be selected by the Compensation Committee. The Compensation Committee will have the discretion to determine the number of performance shares granted to each participant and to set performance goals and other terms or conditions to payment of the performance shares in its discretion which, depending on the extent to which they are met, will determine the number and value of performance shares that will be paid to the participant.

Dividend Equivalents

The Compensation Committee is authorized to grant dividend equivalents to participants subject to terms and conditions as may be selected by the Compensation Committee. Dividend equivalents will entitle the participant to receive payments equal to dividends (in cash, shares of WebMD Common Stock or other property) with respect to all or a portion of the number of shares of WebMD Common Stock subject to an award.

Other Stock-Based Awards

The Compensation Committee may, subject to limitations under applicable law, grant other awards that are payable in, or valued relative to, shares of Common Stock as will be deemed by the Compensation Committee to be consistent with the purposes of the 2005 Plan, including without limitation shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions. The Compensation Committee will determine the terms and conditions of any other stock-based awards.

Annual Awards to Non-Employee Directors

The 2005 Plan provides for an automatic grant on January 1 of each year until 2015 of options to purchase 13,200 shares of Common Stock to each member of WebMD’s Board of Directors on that date who is not an employee of WebMD. These options will have an exercise price equal to the closing price of WebMD Common Stock on the last trading day of the prior year and will vest as to 25% of the underlying shares on each of the first through fourth anniversaries of the date of grant (full vesting on the fourth anniversary of the date of the grant). These options will expire ten years after the date of grant (unless previously exercised) or earlier in the event the optionee ceases to serve as a director. See “— Acceleration upon Certain Events” below for a description of certain events that will result in acceleration of vesting of these options.

Performance Goals

In order to preserve full deductibility under Section 162(m) of the Internal Revenue Code, the Compensation Committee may determine that any award will be determined solely on the basis of:

•	the achievement by WebMD or one of its subsidiaries of a specified target return, or target growth in return, on equity or assets;

•	WebMD’s stock price;

•	total stockholder return, described as WebMD’s stock price appreciation plus reinvested dividends, relative to a defined comparison group or target over a specific performance period;

•	the achievement by WebMD or a business unit, or one of WebMD’s subsidiaries, of a specified target, or target growth in, net income, revenues, earnings per share, EBIT or EBITDA; or

•	any combination of the above.

If an award is made on this basis, the Compensation Committee must establish goals prior to the beginning of the period for which the performance goal relates, or by a later date as may be permitted under applicable tax regulations, and the Compensation Committee may for any reason reduce, but not increase, any award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied. If we do not obtain stockholder approval of Proposal 3, the 2005 Plan will remain in effect, but without WebMD being able to take certain deductions under Section 162(m) of the Internal Revenue Code, for certain grants that would otherwise meet the requirements described above.

Limitation on Transfer and Beneficiaries

No award under the 2005 Plan is assignable or transferable other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order. However, the Compensation Committee may permit other transfers if it deems appropriate and will generally permit transfers made without consideration to family trusts established for estate planning or similar purposes.

Acceleration upon Certain Events

Unless otherwise set forth in the applicable award agreement, upon the participant’s death or termination of employment as a result of disability, all outstanding options, stock appreciation rights, and other awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding awards will lapse. Any options or stock appreciation rights will thereafter continue or lapse in accordance with the other provisions of the 2005 Plan and the applicable award agreement. In addition, the Compensation Committee may at any time in its discretion declare any or all awards to be fully or partially vested and exercisable, provided that the Compensation Committee will not have the authority to accelerate or postpone the timing of payment or settlement with respect to awards subject to Section 409A of the Internal Revenue Code in a manner that would cause the awards to be subject to certain related interest and penalty provisions. The Compensation Committee may discriminate among participants or among awards in exercising such discretion. Awards made to WebMD’s directors who are not employed by WebMD will automatically accelerate in the event of a Change of Control. For purposes of the Plan, a Change of Control generally includes (i) a change in the majority of the Board of Directors of WebMD without the consent of the incumbent directors, (ii) any person or entity becoming the beneficial owner of 50% or more of the voting shares of WebMD, (iii) consummation of a reorganization, merger or similar transaction where WebMD’s stockholders no longer represent 50% of the voting power, and (iv) consummation of a sale of all or substantially all of WebMD’s assets.

No Repricing

No adjustment may be made to a stock option or stock appreciation right award under the 2005 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award without prior approval of WebMD’s stockholders. The Compensation Committee is, however, required to make certain adjustments to the per share exercise price or base price, as well as certain other terms, in the case of a stock split and certain other events affecting the underlying Common Stock.

Termination and Amendment

WebMD’s Board of Directors or Compensation Committee has the right at any time to amend or terminate the 2005 Plan, but it may condition any amendment on the approval of WebMD’s stockholders if such approval will be necessary or advisable under tax, securities, stock exchange or other applicable laws, policies or regulations. The Board of Directors or the Compensation Committee has the right to amend or terminate any outstanding award without approval of the participant, but an amendment or termination may not, without the participant’s consent, reduce or diminish the value of the award determined as if it had been exercised, vested, cashed in or otherwise settled on the date of the amendment or termination, and the original term of any option may not be extended. The Compensation Committee has broad authority to amend the 2005 Plan or any outstanding award without the approval of the participants to the extent necessary to comply with applicable tax laws, securities laws, accounting rules or other applicable laws, or to ensure that an award is not subject to interest and penalties under Section 409A of the Internal Revenue Code. If any provision of the 2005 Plan or any award agreement contravenes any regulation or U.S. Department of Treasury guidance promulgated under Section 409A of the Internal Revenue Code that could cause an award to be subject to interest and penalties, such provision will be modified to maintain the original intent of the provision without violating Section 409A. Furthermore, any discretionary authority that the Compensation Committee may have pursuant to the 2005 Plan will not be applicable to an award that is subject to Section 409A to the extent such discretionary authority will contravene Section 409A.

Federal Income Tax Information

The following discussion is a summary of the federal income tax consequences relating to the grant and exercise of awards under the 2005 Plan and the subsequent sale of WebMD Common Stock that will be acquired under this Plan. The tax effect of exercising awards may vary depending upon the particular circumstances, and the income tax laws and regulations change frequently.

Nonqualified Stock Options.  There will be no federal income tax consequences to a participant or to WebMD upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, however, he will realize ordinary income in an amount equal to the excess of the fair market value of the option shares that he receives upon exercise of the option at the time of exercise over the exercise price, and WebMD will be allowed a corresponding deduction. Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.

Incentive Stock Options.  There typically will be no federal income tax consequences to a participant or to WebMD upon the grant or exercise of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and WebMD will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and WebMD will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant’s alternative minimum tax.

Stock Appreciation Rights.  The participant will not recognize income, and WebMD will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the fair market value of any shares of WebMD Common Stock received will be taxable as ordinary income, and WebMD will be allowed a federal income tax deduction equal to such amount.

Restricted Stock.  Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and WebMD will not be allowed a tax deduction, at the time a restricted stock award is granted. When the applicable restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the WebMD Common Stock as of that date, less any amount the participant paid for the stock, and WebMD will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days after the date of grant of the restricted stock, he will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date, less any amount the participant paid for the stock, and WebMD will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, such participant will not be able to recover the tax previously paid pursuant to his Section 83(b) election.

Performance Shares.  A participant will not recognize income, and WebMD will not be allowed a tax deduction, at the time performance shares are granted. When the participant receives payment under the performance shares, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant, and WebMD will be allowed a corresponding tax deduction at that time.

New Plan Benefits Table

Awards to officers and other employees under the 2005 Plan are determined by the Compensation Committee in its discretion or, in the case of employees who are not executive officers, pursuant to authority delegated to the Chief Executive Officer (or, if the Chief Executive Officer is not a member of the Board of Directors, the Chairman of the Board) with the concurrence of the Chief Financial Officer. Awards under this Plan to non-employee directors are determined by the Compensation Committee, in its discretion, except that non-employee directors receive automatic annual grants of options to purchase 13,200 shares on January 1 of each year until 2015, with an exercise price equal to the closing price of WebMD Common Stock on the last trading day of the prior year. As a result, it is not possible to determine the benefits and amounts that will be received by any individual participant or group of participants in the future. The grants shown on the table below were made from January 1, 2013 to August 13, 2014 pursuant to the 2005 Plan: (i) to our Named Executive Officers (listed individually); (ii) to WebMD’s employees who are executive officers (in the aggregate), including executive officers appointed after December 31, 2013; (iii) to

WebMD’s non-employee directors (in the aggregate); and (iv) to WebMD’s employees who are not executive officers (in the aggregate).

Name and Position as of December 31, 2013	Number of Options	Number of Restricted Shares
David Schlanger, Chief Executive Officer	340,000	80,000
Peter Anevski, Chief Financial Officer	165,000	50,000
Martin J. Wygod, Chairman of the Board	50,000	125,000
Steven Zatz, M.D., President	300,000	70,000
Executive Group	1,255,000	450,000
Non-Executive Director Group	264,000	0
Non-Executive Officer Employee Group	1,976,700	491,500

Equity Compensation Plan Information

The following table contains certain information, as of December 31, 2013, about our equity compensation plans.

	(a)	(b)	(c)
Plan category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	10,101,752	$29.54	604,732
Equity compensation plans not approved by security holders(2)	252,000	$23.17	—

Total	10,353,752	$29.48	604,732	(3)

(1)	This table does not include outstanding options to acquire 1,075,527 shares of WebMD Common Stock at a weighted-average exercise price of $25.66 per share, as of December 31, 2013, that were assumed by WebMD in the Merger. We cannot grant additional awards under equity compensation plans assumed in the Merger. For additional information regarding the assumed options, see Note 8 to the Consolidated Financial Statements in Annex A to this Proxy Statement. The 2005 Plan is the only equity compensation plan under which we could make grants as of December 31, 2013.

(2)	The plans included in this category are the WebMD Health Corp. Long-Term Incentive Plan for Employees of Subimo, LLC (which we refer to as the Subimo Plan) and the options granted to Mr. Redmond in connection with his joining WebMD as Chief Executive Officer in 2012, which did not require approval of our stockholders under applicable law and Nasdaq rules. Descriptions of these plans follow this table.

(3)	In 2010, the Compensation Committee implemented a sublimit on the number of shares available for grants of restricted stock and similar types of awards for which no exercise or purchase price is payable (often referred to as “full value awards”) so that only 20% of the shares available for grant could be used for full value awards. The same 20% sublimit applies to the shares added to the 2005 Plan since then. As of December 31, 2013, 191,604 shares were available for grant as full value awards under the 2005 Plan.

Description of Subimo Plan

The Subimo Plan authorized the granting of awards of non-qualified stock options to purchase shares of WebMD Common Stock and shares of Restricted Common Stock to employees of Subimo LLC in connection with our acquisition of that company on December 15, 2006. No further grants may be made under the Subimo Plan. 305,075 options were granted under the Subimo Plan, all with an exercise price equal to $40.60, the market value on the date of grant, which was the closing date of the acquisition. The 2,000 options to purchase WebMD Common Stock granted under the Subimo Plan outstanding on December 31, 2013 were all vested. The options issued under the Subimo Plan expire on the tenth anniversary of the date of grant. Upon termination of employment, unvested options generally are forfeited and vested options generally expire 90 days after termination (one year in the case of termination as a result of death or disability or immediately in the event of termination for “cause”). The Subimo Plan is administered by the Compensation Committee of our Board of Directors and all or a portion of such authority may be delegated to one or more officers of WebMD.

Description of Stock Option Agreement with Cavan M. Redmond

We are party to a Stock Option Agreement with Cavan M. Redmond, our former Chief Executive Officer. The Stock Option Agreement provided for a nonqualified stock option to purchase 1,000,000 shares of WebMD Common Stock, at an exercise price of $23.03 per share. The exercise price is equal to the closing price of WebMD Common Stock on May 31, 2012, the date of grant. No further shares of WebMD Common Stock are available for grant under the Stock Option Agreement. As of December 31, 2013, options to purchase 250,000 shares remained outstanding under the grant. Those options vested on May 31, 2014 and were all exercised on June 13, 2014. For additional information regarding the Stock Option Agreement, see “Employment Agreements with Named Executive Officers — Separation Agreement with Cavan M. Redmond” above.

PROPOSAL 4:     RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 4 is a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2014.

The Audit Committee of our Board of Directors has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, to be WebMD’s independent auditor for the current fiscal year and, with the endorsement of the Board, recommends to stockholders that they ratify that appointment. Ernst & Young LLP has served as WebMD’s independent auditors since WebMD’s initial public offering in 2005 and served as HLTH’s independent auditors from 1995 until completion of the Merger in October 2009.

Although stockholder ratification of the Audit Committee’s appointment of Ernst & Young LLP is not required by law, the Board believes that it is advisable and a matter of good corporate practice to give stockholders an opportunity to ratify this appointment. If Proposal 4 is not approved at the Annual Meeting, the Audit Committee will reconsider its appointment of Ernst & Young LLP, but is not obligated to appoint another independent registered public accounting firm. If the selection of Ernst & Young LLP is ratified, the Audit Committee nevertheless retains the discretion to select different accounting firms in the future, should the Audit Committee then deem such selection to be in WebMD’s best interest and in the best interest of the stockholders. Any such selection need not be submitted to a vote of stockholders.

The Board of Directors recommends a vote “FOR” the approval of Proposal 4.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will be afforded an opportunity to make a statement and will be available to respond to questions by stockholders.

Services and Fees of Ernst & Young

In addition to retaining Ernst & Young LLP to audit WebMD’s Consolidated Financial Statements for 2013 and 2012 and to review quarterly financial statements during those years, WebMD retained Ernst & Young LLP to provide certain related services. The fees for Ernst & Young LLP’s services were:

Type of Fees	2013	2012
Audit Fees	$1,033,787	$1,036,014
Audit-Related Fees	222,100	38,405
Tax Fees	68,695	59,579
All Other Fees	2,172	1,715

Total Fees	$1,326,754	$1,135,713

In the above table, in accordance with applicable SEC rules:

•

“audit fees” include: (a) fees for professional services (i) for the audit of Consolidated Financial Statements of WebMD for each year, (ii) for review of the Consolidated Financial Statements included in WebMD’s Quarterly Reports on Form 10-Q filed during each year, and (iii) for the audits of internal control over financial reporting with respect to WebMD for each year; and (b) fees for services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements for each year;

•

“audit-related fees” are fees in each year for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, and included fees related to employee benefit plan and other audits during each year and, during 2013, also included fees for services related to an issuance of convertible notes by WebMD in 2013;

•	“tax fees” are fees in the year for professional services for tax compliance, tax advice, and tax planning and analysis; and

•	“all other fees” are fees in the year for any products and services not included in the first three categories and consisted of a subscription to Ernst & Young’s online research tool.

None of these services was provided pursuant to a waiver of the requirement that such services be pre-approved by the Audit Committees of WebMD. The Audit Committee has determined that the provision by Ernst & Young of non-audit services to WebMD in 2013 is compatible with Ernst & Young maintaining its independence.

The Audit Committee considers whether to pre-approve audit services and fees and certain recurring non-audit services and fees on an annual basis and considers other permissible non-audit services on a case-by-case basis. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to its Chairman the authority to pre-approve permissible non-audit services and fees and to amend or modify pre-approvals that have been granted by the entire Audit Committee. A report of any such actions taken by the Chairman is provided to the Audit Committee at the next Audit Committee meeting.

REPORT OF THE AUDIT COMMITTEE

The current members of the Audit Committee are Neil F. Dimick, James V. Manning and Stanley S. Trotman, Jr. and Mr. Manning is the Chairman. The Audit Committee is responsible for, among other things:

•	retaining and overseeing the registered public accounting firm that serves as WebMD’s independent auditor and evaluating their performance and independence;

•	reviewing the annual audit plan with WebMD’s management and registered public accounting firm;

•	pre-approving any permitted services provided by WebMD’s registered public accounting firm;

•	approving the fees to be paid to WebMD’s registered public accounting firm;

•	reviewing the adequacy and effectiveness of WebMD’s internal controls with WebMD’s management, internal auditors and registered public accounting firm;

•	reviewing and discussing the annual audited financial statements and the interim unaudited financial statements with WebMD’s management and registered public accounting firm;

•	approving WebMD’s internal audit plan and reviewing reports of WebMD’s internal auditors;

•	determining whether to approve related party transactions (see “Certain Relationships and Related Transactions — Audit Committee Review of Related Party Transactions” above); and

•	overseeing the administration of WebMD’s Code of Business Conduct.

The Audit Committee operates under a written charter adopted by WebMD’s Board of Directors, a copy of which is included as Annex H to this Proxy Statement.

This report reviews the actions taken by the Audit Committee with regard to WebMD’s financial reporting process for 2013 and particularly with regard to WebMD’s audited consolidated financial statements and the related schedule included in Annex A to this Proxy Statement.

WebMD’s management has the primary responsibility for WebMD’s financial statements and reporting process, including the systems of internal controls. WebMD’s independent auditors are responsible for performing an independent audit of WebMD’s consolidated financial statements and the related schedule in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon and a report on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to WebMD’s financial statements or systems of internal controls or any professional certification as to the independent auditors’ work. The Audit Committee has implemented procedures to ensure that, during the course of each fiscal year, it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements and the Report of Management on Internal Control Over Financial Reporting included in Annex A to this Proxy Statement. In addition, the Audit Committee reviewed with WebMD’s independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, rather than just the acceptability, of WebMD’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees , as amended, other standards of the Public Company Accounting Oversight Board (United States) SEC rules, and other professional standards. The Audit Committee also reviewed with Ernst & Young LLP the “Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting” included in Annex A to this Proxy Statement. In addition, the Audit Committee discussed with Ernst & Young LLP their independence from management and WebMD, including the matters in the written disclosures required of Ernst & Young LLP by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit

Committee concerning independence. The Audit Committee also considered whether the provision of non-audit services (see “Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm — Services and Fees of Ernst & Young” above) during 2013 by Ernst & Young LLP was compatible with maintaining Ernst & Young LLP’s independence.

Additionally, the Audit Committee discussed with WebMD’s independent auditors the overall scope and plan for their audit of WebMD’s financial statements and their audits of its internal control over financial reporting. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of WebMD’s internal controls and the overall quality of WebMD’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to WebMD’s Board of Directors that the audited financial statements and related schedule and management’s assessment of the effectiveness of WebMD’s internal control over financial reporting be included in WebMD’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC. The Audit Committee has also approved the retention of Ernst & Young LLP as WebMD’s independent auditors for 2014.

Neil F. Dimick

James V. Manning

Stanley S. Trotman, Jr.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

WebMD expects to hold its 2015 Annual Meeting on October 1, 2015.

Submission of Proposals for Inclusion in WebMD’s Proxy Materials. Proposals that stockholders intend to present at the 2015 Annual Meeting must be received by WebMD’s Corporate Secretary (at the address provided below under “— Advance Notice Provisions under WebMD’s Bylaws”) not later than April 27, 2015 if they are to be eligible for consideration for possible inclusion in WebMD’s proxy statement and form of proxy relating to that meeting, unless the date of the meeting is changed to a later one, in which case WebMD will announce any change in that deadline when WebMD first announces the change in meeting date.

Advance Notice Provisions under WebMD’s Bylaws. WebMD’s Amended and Restated By-laws establish an advance notice procedure with regard to director nominations and proposals by stockholders intended to be presented at an annual meeting, but not included in WebMD’s proxy statement. For these nominations or other business to be properly brought before the 2015 Annual Meeting by a stockholder, the stockholder must provide written notice delivered to the Secretary of WebMD at least 90 days and not more than 120 days in advance of the anniversary of the 2014 Annual Meeting date, which notice must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder proposing these matters. Accordingly, if a stockholder intends to submit a director nomination or a proposal at the 2015 Annual Meeting that is not intended for inclusion in WebMD’s proxy statement relating to that meeting, notice from the stockholder in accordance with the requirements in the WebMD Amended and Restated By-laws must be received by WebMD no later than July 3, 2015, unless the date of the meeting is changed, in which case WebMD will announce any change in the date by which the notice must be received by WebMD when WebMD first announces the change in meeting date. All notices of proposals by stockholders, whether or not intended to be included in WebMD’s proxy materials, should be sent to: Corporate Secretary, WebMD Health Corp., 111 Eighth Avenue, New York, New York 10011.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549.

We make available free of charge at www.wbmd.com (in the “Investor Relations” section) copies of materials we file with, or furnish to, the SEC. You can also obtain copies of these materials at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site at www.sec.gov that makes available reports, proxy statements and other information regarding issuers that file electronically with it.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If you are the beneficial owner, but not the record holder, of shares of WebMD Common Stock, your broker, bank or other nominee may only deliver one copy of this Proxy Statement to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the Proxy Statement was delivered. A stockholder who wishes to receive a separate copy of this Proxy Statement, now or in the future, should submit this request by writing to Investor Relations, WebMD Health Corp., 111 Eighth Avenue, New York, NY 10011, or by calling (212) 624-3817. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

MISCELLANEOUS

Where information contained in this Proxy Statement rests particularly within the knowledge of a person other than WebMD, we have relied upon information furnished by such person or contained in filings made by such person with the SEC.

The material under the headings “Report of the Audit Committee” (other than the description of the responsibilities of the Audit Committee in the first paragraph of that Report) and the “Report of the Compensation Committee” shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that WebMD specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

ANNEX A

WEBMD HEALTH CORP. 2013 ANNUAL REPORT

FINANCIAL STATEMENTS

Index to Consolidated Financial Statements and Supplemental Data

Page
Historical Financial Statements:
Report of Management on Internal Control Over Financial Reporting	2
Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting	3
Report of Independent Registered Public Accounting Firm	4
Consolidated Balance Sheets as of December 31, 2013 and 2012	5
Consolidated Statements of Operations for the Years Ended December 31, 2013, 2012 and 2011	6
Consolidated Statements of Equity for the Years Ended December 31, 2013, 2012 and 2011	7
Consolidated Statements of Cash Flows for the Years Ended December 31, 2013, 2012 and 2011	8
Notes to Consolidated Financial Statements	9
Supplemental Financial Data:
The following supplemental financial data of the Registrant and its subsidiaries required to be included in Item 15(a)(2) on Form 10-K are listed below:
Schedule II — Valuation and Qualifying Accounts	S-1

All other schedules not listed above have been omitted as not applicable or because the required information is included in the Consolidated Financial Statements or in the notes thereto. Columns omitted from the schedule filed have been omitted because the information is not applicable.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 1

REPORT OF MANAGEMENT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Management of WebMD Health Corp. is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Securities Exchange Act of 1934 (the Exchange Act) as a process designed by, or under the supervision of, a company’s principal executive and principal financial officers and effected by its board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Internal control over financial reporting includes those policies and procedures that:

•	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Internal control over financial reporting includes the controls themselves, monitoring and internal auditing practices and actions taken to correct deficiencies as identified.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

WebMD management assessed the effectiveness of WebMD’s internal control over financial reporting as of December 31, 2013. In making this assessment, WebMD management used the criteria set forth in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework). Based on that assessment and those criteria, WebMD management concluded that WebMD maintained effective internal control over financial reporting as of December 31, 2013.

Ernst & Young LLP, the independent registered public accounting firm that audited and reported on the Company’s financial statements as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, has audited the Company’s internal control over financial reporting as of December 31, 2013, as stated in their report which appears on page 3.

March 3, 2014

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of WebMD Health Corp.

We have audited WebMD Health Corp.’s internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework) (the COSO criteria). WebMD Health Corp.’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Report of Management on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, WebMD Health Corp. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of WebMD Health Corp. as of December 31, 2013 and 2012, and the related consolidated statements of operations, equity and cash flows for each of the three years in the period ended December 31, 2013 of WebMD Health Corp. and our report dated March 3, 2014 expressed an unqualified opinion thereon.

/s/     Ernst & Young LLP

New York, New York

March 3, 2014

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of WebMD Health Corp.

We have audited the accompanying consolidated balance sheets of WebMD Health Corp. as of December 31, 2013 and 2012, and the related consolidated statements of operations, equity, and cash flows for each of the three years in the period ended December 31, 2013. Our audits also included the financial statement schedule listed in the Index at Item 15(a). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of WebMD Health Corp. at December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), WebMD Health Corp.’s internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework) and our report dated March 3, 2014 expressed an unqualified opinion thereon.

/s/     Ernst & Young LLP

New York, New York

March 3, 2014

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 4

WEBMD HEALTH CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$824,880	$991,835
Accounts receivable, net of allowance for doubtful accounts of $793 at December 31, 2013 and $1,304 at December 31, 2012	124,232	106,622
Prepaid expenses and other current assets	13,243	13,882
Deferred tax assets	13,620	10,328

Total current assets	975,975	1,122,667
Property and equipment, net	64,884	66,604
Goodwill	202,980	202,104
Intangible assets, net	13,834	16,105
Deferred tax assets	38,802	56,039
Other assets	29,153	27,106

TOTAL ASSETS	$1,325,628	$1,490,625

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$73,739	$64,256
Deferred revenue	85,148	92,176
Liabilities of discontinued operations	1,506	1,506

Total current liabilities	160,393	157,938
2.25% convertible notes due 2016	252,232	400,000
2.50% convertible notes due 2018	400,000	400,000
1.50% convertible notes due 2020	300,000	—
Other long-term liabilities	22,103	22,698
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value per share, 650,000,000 shares authorized; 57,437,992 shares issued at December 31, 2013 and 62,437,992 shares issued at December 31, 2012	574	624
Additional paid-in capital	9,273,712	9,489,099
Treasury stock, at cost; 18,281,498 shares at December 31, 2013 and 13,425,144 shares at December 31, 2012	(572,221)	(453,453)
Accumulated deficit	(8,511,165)	(8,526,281)

Stockholders’ equity	190,900	509,989

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,325,628	$1,490,625

See accompanying notes.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 5

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Years Ended December 31,
	2013	2012	2011
Revenue	$515,293	$469,866	$558,775
Cost of operations	209,740	216,361	201,677
Sales and marketing	127,997	127,659	124,326
General and administrative	93,220	97,618	91,271
Depreciation and amortization	26,606	28,399	26,801
Interest income	76	86	112
Interest expense	22,826	23,334	20,645
Loss on convertible notes	4,871	—	—
Gain on investments	—	8,074	18,516
Restructuring	—	7,579	—
Other expense	1,353	2,297	2,328

Income (loss) from continuing operations before income tax provision (benefit)	28,756	(25,221)	110,355
Income tax provision (benefit)	13,640	(2,134)	46,167

Income (loss) from continuing operations	15,116	(23,087)	64,188
Income from discontinued operations, net of a tax provision of $555 and $4,812 in 2012 and 2011	—	2,743	10,388

Net income (loss)	$15,116	$(20,344)	$74,576

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.32	$(0.45)	$1.11
Income from discontinued operations	—	0.05	0.18

Net income (loss)	$0.32	$(0.40)	$1.29

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.31	$(0.45)	$1.08
Income from discontinued operations	—	0.05	0.17

Net income (loss)	$0.31	$(0.40)	$1.25

Weighted-average shares outstanding used in computing per share amounts:
Basic	46,830	50,862	57,356

Diluted	48,398	50,862	59,124

See accompanying notes.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 6

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF EQUITY

(In thousands, except share data)

	Stockholders’ Equity
	Common Stock		Additional Paid-In Capital	Treasury Stock		Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount		Shares	Amount
Balances at December 31, 2010	62,401,272	$624	$9,462,373	2,485,391	$(129,589)	$(8,580,513)	$752,895
Net income	—	—	—	—	—	74,576	74,576
Issuance of stock for option exercises and other issuances	8,983	—	(57,570)	(1,472,747)	76,790	—	19,220
Tax benefit realized from issuances of common stock	—	—	30,198	—	—	—	30,198
Stock-based compensation expense	—	—	39,392	—	—	—	39,392
Purchases of treasury stock	—	—	—	5,672,795	(241,263)	—	(241,263)
Other	—	—	(582)	—	—	—	(582)

Balances at December 31, 2011	62,410,255	624	9,473,811	6,685,439	(294,062)	(8,505,937)	674,436
Net loss	—	—	—	—	—	(20,344)	(20,344)
Issuance of stock for option exercises and other issuances	27,737	—	(19,807)	(350,371)	18,268	—	(1,539)
Tax benefit realized from issuances of common stock	—	—	377	—	—	—	377
Stock-based compensation expense	—	—	44,571	—	—	—	44,571
Repurchase of shares through tender offers	—	—	—	5,769,230	(150,759)	—	(150,759)
Purchases of treasury stock	—	—	—	1,320,846	(26,900)	—	(26,900)
Tax deficiency from issuances of common stock	—	—	(9,853)	—	—	—	(9,853)

Balances at December 31, 2012	62,437,992	624	9,489,099	13,425,144	(453,453)	(8,526,281)	509,989
Net income	—	—	—	—	—	15,116	15,116
Issuance of stock for option exercises and other issuances	—	—	(83,165)	(1,938,041)	100,961	—	17,796
Tax benefit realized from issuances of common stock	—	—	58	—	—	—	58
Stock-based compensation expense	—	—	38,186	—	—	—	38,186
Repurchase of shares through tender offers	(5,000,000)	(50)	(170,466)	—	—	—	(170,516)
Purchases of treasury stock	—	—	—	6,794,395	(219,729)	—	(219,729)

Balances at December 31, 2013	57,437,992	$574	$9,273,712	18,281,498	$(572,221)	$(8,511,165)	$190,900

See accompanying notes.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 7

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2013	2012	2011
Cash flows from operating activities:
Net income (loss)	$15,116	$(20,344)	$74,576
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Income from discontinued operations, net of tax	—	(2,743)	(10,388)
Depreciation and amortization	26,606	28,399	26,801
Non-cash interest, net	4,192	4,326	3,758
Non-cash stock-based compensation	38,550	44,921	39,737
Deferred income taxes	13,070	(2,337)	13,696
Loss on convertible notes	4,871	—	—
Gain on investments	—	(8,074)	(18,516)
Changes in operating assets and liabilities:
Accounts receivable	(17,610)	14,713	13,113
Prepaid expenses and other, net	266	(1,589)	1,416
Accrued expenses and other long-term liabilities	8,061	9,429	2,511
Deferred revenue	(7,028)	4,121	(8,988)

Net cash provided by continuing operations	86,094	70,822	137,716
Net cash provided by (used in) discontinued operations	—	4,324	(440)

Net cash provided by operating activities	86,094	75,146	137,276
Cash flows from investing activities:
Proceeds received from ARS option	—	9,269	21,566
Purchases of property and equipment	(22,341)	(35,171)	(20,911)
Proceeds from sale of property and equipment	1,381	—	—

Net cash (used in) provided by investing activities	(20,960)	(25,902)	655
Cash flows from financing activities:
Proceeds from exercise of stock options	29,724	827	28,339
Cash used for withholding taxes due on stock-based awards	(12,526)	(2,740)	(9,234)
Net proceeds from issuance of convertible notes	291,823	—	774,745
Repurchase of convertible notes	(150,354)	—	—
Repurchase of shares through tender offers	(170,516)	(150,759)	—
Purchases of treasury stock	(220,298)	(26,331)	(241,263)
Excess tax benefit on stock-based awards	58	377	30,198

Net cash (used in) provided by financing activities	(232,089)	(178,626)	582,785

Net (decrease) increase in cash and cash equivalents	(166,955)	(129,382)	720,716
Cash and cash equivalents at beginning of period	991,835	1,121,217	400,501

Cash and cash equivalents at end of period	$824,880	$991,835	$1,121,217

See accompanying notes.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 8

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share data)

1.    Background and Basis of Presentation

Background

WebMD Health Corp. (the “Company” or “WebMD”) is a Delaware corporation that was incorporated on May 3, 2005. The Company completed an initial public offering on September 28, 2005. The Company’s Common Stock trades under the symbol “WBMD” on the Nasdaq Global Select Market. From the completion of the initial public offering through the completion of the Company’s merger with HLTH Corporation (“HLTH”) on October 23, 2009 (the “Merger”), the Company was more than 80% owned by HLTH. On October 23, 2009, the Merger was completed, with HLTH merging into WebMD and WebMD continuing as the surviving corporation.

The Company provides health information services to consumers, physicians and other healthcare professionals, private and governmental employers and health plans through its public and private online portals, mobile platforms and health-focused publications. The WebMD Health Network includes: www.WebMD.com, the Company’s primary public portal for consumers and related mobile services; www.Medscape.com, the Company’s primary public portal for physicians and other healthcare professionals and related mobile services; and other sites through which the Company provides branded content. The Company’s services for consumers enable them to obtain information on health and wellness topics or on a particular disease or condition, to assess their personal health status, to use online trackers, tools and quizzes, to locate physicians, to receive periodic e-mailed newsletters and alerts on topics of individual interest, and to participate in online communities with peers and experts. The Company’s services for physicians and healthcare professionals make it easier for them to access clinical reference sources, stay abreast of the latest clinical information, learn about new treatment options, earn continuing medical education (“CME”) credit and communicate with peers. The Company does not charge any usage, membership or download fees for access to its public portals or mobile platforms. The Company generates revenue from its public portals and mobile platforms primarily through the sale of various types of advertising and sponsorship programs to its clients, which include: pharmaceutical, biotechnology and medical device companies; hospitals, clinics and other healthcare services companies; health insurance providers; consumer products companies whose products or services relate to health, wellness, diet, fitness, lifestyle, safety and illness prevention; and various other businesses, organizations and governmental entities. Advertisers and sponsors use the Company’s services to reach, educate and inform target audiences of consumers, physicians and other healthcare professionals. The Company also generates revenue from advertising sold in WebMD Magazine, a consumer magazine distributed to physician office waiting rooms. In addition, the Company generates revenue from the sale of certain information products. The Company’s private portals are a cloud-based population health management platform, hosted by the Company and provided to private and governmental employers and health plans for use by their employees and plan participants. The Company markets these private portals and related services under the WebMD Health Services brand. The WebMD Health Services platform enables employers and health plans to provide their employees and plan participants with access to personalized health and benefit information and decision-support tools that help them to make more informed benefit, treatment and provider decisions and motivate them to make healthier lifestyle choices. The Company also provides telephonic, online and onsite health coaching and targeted condition management programs for use by its private portals clients’ employees and plan participants to help them achieve their wellness goals. The Company generates revenue from subscriptions to its WebMD Health Services platform by employers and health plans, either directly or through its distributors. WebMD offers its health coaching services and its condition management programs on a per-participant basis.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 9

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Basis of Presentation

The accompanying Consolidated Financial Statements include the consolidated accounts of the Company and its majority-owned subsidiaries and have been prepared in United States dollars, and in accordance with U.S. generally accepted accounting principles (“GAAP”). The results of operations for companies acquired or disposed of are included in the Consolidated Financial Statements from the effective date of acquisition or up to the date of disposal. All material intercompany balances and transactions have been eliminated in consolidation.

2.    Summary of Significant Accounting Policies

Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. The Company bases its estimates on historical experience, current business factors, and various other assumptions that the Company believes are necessary to consider to form a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses, and the disclosure of contingent assets and liabilities. The Company is subject to uncertainties such as the impact of future events, economic and political factors, and changes in the Company’s business environment; therefore, actual results could differ from these estimates. Accordingly, the accounting estimates used in the preparation of the Company’s financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as the Company’s operating environment changes. Changes in estimates are made when circumstances warrant. Such changes in estimates and refinements in estimation methodologies are reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the notes to the Consolidated Financial Statements. Significant estimates and assumptions by management affect the allowance for doubtful accounts, the carrying value of long-lived assets (including goodwill and intangible assets), the amortization period of long-lived assets (excluding goodwill and indefinite-lived intangible assets), the carrying value, capitalization and amortization of software and Website development costs, the carrying value of investments, the provision for income taxes and related deferred tax accounts, certain accrued liabilities, revenue recognition, contingencies, litigation and related legal accruals and the value attributed to employee stock options and other stock-based awards.

Seasonality

The timing of the Company’s revenue is affected by seasonal factors. The Company’s public portal advertising and sponsorship revenue is seasonal, primarily due to the annual spending patterns of the advertising and sponsorship clients of the Company’s public portals. This portion of the Company’s revenue is usually the lowest in the first quarter of each calendar year, and generally increases during each consecutive quarter throughout the year. The timing of revenue in relation to the Company’s expenses, many of which do not vary directly with revenue, has an impact on cost of operations, sales and marketing, and general and administrative expenses as a percentage of revenue in each calendar quarter.

Cash and Cash Equivalents

All highly liquid investments with an original maturity from the date of purchase of three months or less are considered to be cash equivalents. These investments are stated at cost, which approximates market. The Company’s cash and cash equivalents are generally invested in various money market accounts.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 10

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Fair Value

The carrying amount of cash and cash equivalents, accounts receivable, accrued expenses and deferred revenue is deemed to approximate fair value due to the immediate or short-term maturity of these financial instruments. See Note 12 for further information on the fair value of the Company’s investments.

Allowance for Doubtful Accounts

The allowance for doubtful accounts receivable reflects the Company’s best estimate of losses inherent in the Company’s receivable portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available evidence.

Long-Lived Assets

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The useful lives are generally as follows:

Computer equipment	3 to 5 years
Office equipment, furniture and fixtures	4 to 7 years
Software	3 to 5 years
Building and improvements	Up to 40 years
Website development costs	3 years
Leasehold improvements	Shorter of useful life or lease term

Expenditures for maintenance, repair and renewals of minor items are charged to expense as incurred. Major improvements are capitalized.

Goodwill and Intangible Assets

Goodwill and intangible assets result from business combinations accounted for under the acquisition method. Goodwill and other intangible assets with indefinite lives are not amortized and are subjected to impairment review by applying fair value based tests. Intangible assets with definite lives are amortized on a straight-line basis over the individually estimated useful lives of the related assets as follows:

Content	3 to 5 years
Customer relationships	5 to 12 years
Acquired technology and patents	3 years
Trade names	Up to 10 years

Recoverability

The Company reviews the carrying value of goodwill and indefinite-lived intangible assets annually and whenever indicators of impairment are present. The Company tests goodwill for impairment at the reporting unit level only when, after completing a qualitative analysis, it is determined that it is more likely than not that the fair value of the reporting unit is less than its carrying value. Fair value is determined using an income approach valuation. A reporting unit is defined as an operating segment or one level below an operating segment.

Long-lived assets used in operations are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. For long-lived assets to be held and used,

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 11

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and the fair value. Long-lived assets held for sale are reported at the lower of cost or fair value less costs to sell.

Based on the Company’s analysis, there was no impairment of goodwill and indefinite-lived intangible assets of any of the Company’s continuing operations during the years ended December 31, 2013, 2012 and 2011.

Internal Use Software

Software development costs that are incurred in the preliminary project stage are expensed as incurred. Once certain criteria have been met, direct costs incurred in developing or obtaining computer software are capitalized. The Company capitalized $9,085 and $5,471 during the years ended December 31, 2013 and 2012, respectively. Capitalized internal use software development costs are included in property and equipment in the accompanying consolidated balance sheets. Training and data conversion costs are expensed as incurred. Capitalized software costs are depreciated over a three-year period. Depreciation expense related to internal use software was $5,070, $6,223 and $6,224 for the years ended December 31, 2013, 2012 and 2011, respectively.

Website Development Costs

Costs related to the planning and post implementation phases of WebMD’s Website development efforts, as well as minor enhancements and maintenance, are expensed as incurred. Direct costs incurred in the development phase are capitalized. The Company capitalized $7,428 and $6,787 during the years ended December 31, 2013 and 2012, respectively. These capitalized costs are included in property and equipment in the accompanying consolidated balance sheets and are depreciated over a three-year period. Depreciation expense related to Website development costs was $5,696, $4,998 and $5,230 during the years ended December 31, 2013, 2012 and 2011, respectively.

Restricted Cash

The Company’s restricted cash primarily relates to collateral for letters of credit obtained to support the Company’s operations. Total restricted cash was $1,730 as of both December 31, 2013 and 2012 and is included in other assets in the accompanying consolidated balance sheets.

Deferred Charges

Other assets includes costs associated with the issuance of the Company’s convertible notes that are amortized to interest expense in the accompanying consolidated statements of operations, using the effective interest method over the period from issuance through the earliest date on which holders can demand redemption. During the year ended December 31, 2011, the Company capitalized issuance costs of $12,655 and $12,595, related to the issuance of its 2.50% Convertible Notes due 2018 (the “2.50% Notes”) and its 2.25% Convertible Notes due 2016 (the “2.25% Notes”), respectively. Additionally, during the year ended December 31, 2013, the Company capitalized $8,177 of issuance costs in connection with the 2013 issuance of its 1.50% Convertible Notes due 2020 (the “1.50% Notes”). The aggregate amortization of these issuance costs, which is included within interest expense in the accompanying statements of operations, was $4,192, $4,326 and $3,758 for the years ended December 31, 2013, 2012 and 2011, respectively. During the year ended December 31, 2013, the Company wrote off issuance costs of $2,285 in connection with the repurchase of a portion of its 2.25% Notes. As of December 31, 2013 and 2012, there were $18,866 and $17,166, respectively, of unamortized issuance costs included in other assets within the accompanying consolidated balance sheets.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 12

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Deferred Revenue

Deferred revenue consists of invoices sent to customers or payments received from customers, in advance of revenue recognition and is recognized as the revenue recognition criteria are met. Deferred revenue is influenced by several factors, including the timing of invoices to our customers and the timing of payments received from our customers in relation to the timing of the revenue recognition for the related customer contract. Deferred revenue at each balance sheet date is expected to be recognized during the succeeding twelve month period and is therefore classified as a current liability within the accompanying balance sheets.

Leases

The Company recognizes rent expense on a straight-line basis, including predetermined fixed escalations, over the initial lease term including reasonably assured renewal periods, net of lease incentives, from the time that the Company controls the leased property. Leasehold improvements made at the inception of the lease are amortized over the shorter of the useful life of the asset or the lease term. Lease incentives are recorded as a deferred credit and recognized as a reduction to rent expense on a straight-line basis over the lease term as described above.

Presentation of Segment Information

The Company generates its revenue through its public and private portals. Discrete financial information related to a measure of profit or loss for these two revenue streams is not available as they leverage many common expenses, and the Company does not separately allocate these common expenses in assessing the performance of its business. Accordingly, the Company views its business as one reportable operating segment.

The following table presents the revenues recognized related to the Company’s public portals and private portals:

	Years Ended December 31,
	2013	2012	2011
Public portal advertising and sponsorship	$433,182	$391,339	$477,325
Private portal services	82,111	78,527	81,450

	$515,293	$469,866	$558,775

The Company’s revenue is principally generated in the United States. An adverse change in economic conditions in the United States could negatively affect the Company’s revenue and results of operations. The Company recorded revenue from foreign customers of $31,340, $24,206 and $14,679 during the years ended December 31, 2013, 2012 and 2011, respectively.

Sales, Use and Value Added Tax

The Company excludes sales, use and value added tax from revenue in the accompanying consolidated statements of operations.

Advertising Costs

Advertising costs are generally expensed as incurred and totaled $5,174, $2,798 and $3,405 in 2013, 2012 and 2011, respectively.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 13

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Foreign Currency

The functional currency of the Company’s foreign operations is the U.S. dollar. Fluctuations in foreign dollar monetary assets and liabilities result in gains or losses which are credited or charged to income. Foreign currency transactional gains or losses are also credited or charged to income.

Concentration of Credit Risk

None of the Company’s customers individually accounted for more than 10% of the Company’s revenue in 2013, 2012 or 2011 or more than 10% of the Company’s accounts receivable as of December 31, 2013 or 2012.

Loss Contingencies

The Company accounts for loss contingencies in accordance with FASB ASC No. 450, “Contingencies.” Under ASC No. 450, accruals for loss contingencies are recorded when both (i) the information available indicates that it is probable that a liability has been incurred and (ii) the amount of the loss can be reasonably estimated. The Company records adjustments to these accruals to reflect the status of negotiations, settlements, advice of counsel and other information and events related to an individual matter.

Income Taxes

Deferred income taxes are recognized for the future tax consequence of differences between the tax and financial reporting basis of assets and liabilities at each reporting period. A valuation allowance is established to reduce deferred tax assets to the amount expected to be realized.

Tax contingencies are recorded to address potential exposure involving tax positions the Company has taken that could be challenged by tax authorities. These potential exposures result from applications of various statutes, rules, regulations and interpretations. The Company’s estimates of tax contingencies contain assumptions and judgments about potential actions by taxing jurisdictions. The Company reflects interest and penalties related to uncertain tax positions as part of the income tax provision (benefit) in the accompanying consolidated statements of operations.

Accounting for Stock-Based Compensation

Stock-based compensation expense for all share-based payment awards granted is determined based on the grant-date fair value. The grant-date fair value for stock options is estimated using the Black-Scholes Option Pricing Model. The Company recognizes these compensation costs net of an estimated forfeiture rate on a straight-line basis over the requisite service period of the award, which is generally the vesting term of the share-based payment awards.

Revenue Recognition

Revenue from advertising is recognized as advertisements are delivered or as publications are distributed. Revenue from sponsorship arrangements, content syndication and distribution arrangements, information services and subscriptions to healthcare management tools and private portals as well as related health coaching services are recognized ratably over the term of the applicable agreement. Revenue from the sponsorship of CME is recognized over the period the Company substantially completes its contractual deliverables as determined by the applicable agreements.

Contracts that contain multiple deliverables are subject to Accounting Standards Update No. 2009-13 Multiple-Deliverable Revenue Arrangements (“ASU 2009-13”). ASU 2009-13 requires the allocation of revenue

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 14

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

to each deliverable of multiple-deliverable revenue arrangements, based on the relative selling price of each deliverable. It also defines the level of evidence of selling price required to separate deliverables and allows a company to make its best estimate of the selling price of deliverables when more objective evidence of selling price is not available.

Pursuant to the guidance of ASU 2009-13, when a sales arrangement contains multiple deliverables, the Company allocates revenue to each deliverable based on relative selling price. The selling price for a deliverable is based on vendor-specific objective evidence (“VSOE”) if available, third-party evidence (“TPE”) if VSOE is not available, or best estimate of selling price if neither VSOE nor TPE is available. The Company then recognizes revenue on each deliverable in accordance with its revenue recognition policies over the period that delivery occurs. VSOE of selling price is based on the price charged when the deliverable is sold separately. In determining VSOE, the Company requires that a substantial majority of the selling prices fall within a reasonable range based on historical pricing trends for specific products and services. TPE is based on competitor prices of similar deliverables when sold separately. The Company is not able to determine TPE of selling price as it is unable to reliably determine what competitors’ selling prices are for comparable services, combined with the fact that its services often contain unique features and customizations such that comparable services do not exist. The determination of best estimate of selling price is a judgmental process that considers multiple factors including, but not limited to, recent selling prices and related discounting practices for each service, market conditions, customer classes, sales channels and other factors.

Net Income (Loss) Per Common Share

Basic income (loss) per common share has been computed using the weighted-average number of shares of Common Stock outstanding during the period, adjusted to give effect to participating non-vested restricted stock during the periods it was outstanding. Diluted income (loss) per common share has been computed using the

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 15

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

weighted-average number of shares of Common Stock outstanding during the periods, increased to give effect to potentially dilutive securities and assumes that any dilutive convertible notes were converted, only in the periods in which such effect is dilutive (shares in thousands):

	Years Ended December 31,
	2013	2012	2011
Numerator:
Income (loss) from continuing operations	$15,116	$(23,087)	$64,188
Effect of participating non-vested restricted stock	—	—	(436)

Income (loss) from continuing operations — Basic and Diluted	$15,116	$(23,087)	$63,752

Income from discontinued operations, net of tax	$—	$2,743	$10,388
Effect of participating non-vested restricted stock	—	—	(71)

Income from discontinued operations, net of tax — Basic and Diluted	$—	$2,743	$10,317

Denominator:
Weighted-average shares — Basic	46,830	50,862	57,356
Stock options and restricted stock	1,568	—	1,768

Adjusted weighted-average shares after assumed conversions — Diluted	48,398	50,862	59,124

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.32	$(0.45)	$1.11
Income from discontinued operations	—	0.05	0.18

Net income (loss)	$0.32	$(0.40)	$1.29

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.31	$(0.45)	$1.08
Income from discontinued operations	—	0.05	0.17

Net income (loss)	$0.31	$(0.40)	$1.25

The Company has excluded its convertible notes, as well as certain outstanding stock options and restricted stock, from the calculation of diluted income (loss) per common share during the periods in which such securities were anti-dilutive. The following table presents the total weighted-average number of potentially dilutive common shares that were excluded from the computation of diluted income (loss) per common share during the periods presented (shares in thousands):

	Years Ended December 31,
	2013	2012	2011
Options and restricted stock	5,744	12,291	3,420
1.50% Notes	556	—	—
2.50% Notes	6,148	6,108	5,881
2.25% Notes	5,020	5,482	4,343

	17,468	23,881	13,644

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 16

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Discontinued Operations

The operating results of a business unit are reported as discontinued if its operations and cash flows can be clearly distinguished from the rest of the business, the operations have been sold or will be sold within a year, there will be no continuing involvement in the operation after the disposal date and certain other criteria are met. Significant judgments are involved in determining whether a business component meets the criteria for discontinued operation reporting and the period in which these criteria are met.

Reclassifications

Certain reclassifications have been made to the prior period financial statements to conform with the current period presentation.

Recent Accounting Pronouncements

Accounting Pronouncement Adopted During 2013

In July 2012, the Financial Accounting Standards Board (the “FASB”) issued an update to the existing guidance for impairment testing of indefinite-lived intangible assets, other than goodwill, similar to previously issued guidance for impairment testing of goodwill. The update simplifies how a company tests indefinite-lived intangible assets for impairment by allowing both public and nonpublic entities an option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of an indefinite-lived intangible asset is impaired. If an entity elects to perform a qualitative assessment and determines that an impairment is more likely than not, the entity is then required to perform the existing two-step quantitative impairment test, otherwise no further analysis is required. An entity may also elect not to perform the qualitative assessment and proceed directly to the two-step quantitative impairment test. The amendment is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, which for the Company was the first quarter of 2013. The adoption of this amendment did not have an impact on the Company’s financial condition, results of operations or cash flows.

Accounting Pronouncements to be Adopted in the Future

In July 2013, the FASB issued an update to existing guidance on the financial presentation of unrecognized tax benefits. The update provides that a liability related to an unrecognized tax benefit would be presented as a reduction of a deferred tax asset for a net operating loss carryforward, a similar tax loss or a tax credit carryforward if such settlement is required or expected in the event the uncertain tax position is disallowed. This update is effective for fiscal years, and interim periods within those years, beginning after December 15, 2013, which for the Company will be the first quarter of 2014. The adoption of this update is expected to have no impact on the Company’s financial condition, results of operations or cash flows.

3.    Discontinued Operations

EPS

On September 14, 2006, the Company completed the sale of Emdeon Practice Services, Inc. (together with its subsidiaries, “EPS”) to Sage Software, Inc., an indirect wholly owned subsidiary of The Sage Group plc (the “EPS Sale”). The Company had certain indemnity obligations to advance amounts for reasonable defense costs for initially ten, and later four, former officers and directors of EPS (the “EPS Indemnification Obligations”) who were indicted in connection with an investigation by the United States Attorney for the District of South Carolina (the “Investigation”) that began in 2003. The Investigation related principally to issues of financial accounting improprieties relating to Medical Manager Corporation, a predecessor of HLTH (by its merger into HLTH in

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 17

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 2000), and more specifically, HLTH’s former Medical Manager Health Systems, Inc. subsidiary. Medical Manager Health Systems was a predecessor to EPS. On December 15, 2005, the United States Attorney announced the indictments of the ten former officers and employees of Medical Manager Health Systems. The indictment initially charged the defendants with conspiracy to commit mail, wire and securities fraud, a violation of Title 18, United States Code, Section 371 and conspiracy to commit money laundering, a violation of Title 18, United States Code, Section 1956(h), but the second count was dismissed in 2009. One of the defendants passed away in 2008 and was dismissed from the indictment. Four of the defendants were dismissed from the case and two defendants were severed from the case and their cases were transferred to Tampa, Florida. In addition, one of the defendants entered into a Deferred Prosecution Agreement with the United States pursuant to which all charges were dismissed against him on July 26, 2010. The trial of two of the former officers of Medical Manager Health Systems began on January 19, 2010 and, on March 1, 2010, both men were found guilty by the jury; however, the Court set the verdict aside on May 27, 2010 and entered a judgment of acquittal. The government entered a notice of appeal with respect to the Court’s order. At that time, two other former officers of EPS were awaiting trial in Tampa, Florida, which was scheduled to begin on October 4, 2010; however, on July 9, 2010 the Court in Tampa placed the case against those defendants on hold pending resolution of the appeal of the South Carolina ruling. On June 8, 2011, upon the motion of the government, the United States Court of Appeals for the Fourth Circuit dismissed the government’s appeal of the District Court’s rulings, thereby ending the government’s case against the two defendants in South Carolina. On July 8, 2011, upon the motion of the government, the United States District Court for the Middle District of Florida granted a motion to dismiss the government’s case against the remaining two defendants in Florida.

In connection with the EPS Sale, the Company agreed to retain the responsibility for the EPS Indemnification Obligations. During the years ended December 31, 2007 through 2009, the Company recorded pre-tax charges aggregating $116,792, representing the Company’s estimate, and adjustments to its estimate of probable costs with respect to its indemnification obligation which included the defense costs to be incurred during the trial and pre-trial periods. As a result of the June 8, 2011 and July 8, 2011 decisions discussed above, it is the Company’s understanding that the Investigation has concluded. As a result, the Company reversed the remaining accrual with respect to its EPS Indemnification Obligations of $7,206 through income from discontinued operations during the year ended December 31, 2011.

Included within liabilities of discontinued operations related to this matter was $5,000 as of December 31, 2010, which represented certain reimbursements received from the Company’s insurance carriers between July 31, 2008 and December 31, 2010 under certain directors and officers liability insurance policies (the “Policies”) for expenses that the Company had incurred and expected to continue to incur for the EPS Indemnification Obligations. The Company had previously deferred recognizing these insurance reimbursements within the consolidated statement of operations because of the possibility they might have to be repaid to the insurance carriers under the terms of the applicable Policies. However, as a result of the June 8, 2011 and July 8, 2011 dismissals described above, the Company believes that the insurance carriers do not have the ability to recover this amount and accordingly, the Company reversed this accrual through income from discontinued operations during the year ended December 31, 2011.

During the year ended December 31, 2012, the Company recognized an after-tax gain of $2,235 related to the receipt of approximately $3,600 in relation to the Investigation described above. These funds represented a reimbursement to the Company related to recoveries by the United States Department of Justice from former employees of EPS who pleaded guilty to the matters described above. None of the former employees who pleaded guilty were employees to whom the Company provided indemnification in connection with the Investigation.

Also included in income from discontinued operations during the year ended December 31, 2012 is a gain of $508 related to a state tax refund that the Company received in connection with the finalization of a state tax appeal related to the EPS Sale.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 18

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Porex

On October 19, 2009, the Company completed the sale of its Porex business. In connection with the sale of Porex, the Company agreed to indemnify Porex for certain tax matters, which were estimated by the Company to be approximately $4,800. During the year ended December 31, 2011, as a result of the completion of a tax audit for one of the related matters under such indemnification, the Company reduced its indemnification liability by $2,994, and accordingly, this amount is reflected within income from discontinued operations during the year ended December 31, 2011. Additionally, the Company paid $287 related to the completion of this tax audit during the year ended December 31, 2011. The remaining estimate of the Company’s tax indemnification liability related to Porex is $1,506 and is included within liabilities of discontinued operations within the accompanying balance sheets as of December 31, 2013 and 2012.

4.    Convertible Notes

1.50% Convertible Notes due 2020

On November 26, 2013, the Company issued $300,000 aggregate principal amount of its 1.50% Notes in a private offering. Unless previously converted, the 1.50% Notes will mature on December 1, 2020. Net proceeds from the sale of the 1.50% Notes were approximately $291,823, after deducting the related offering expenses. Interest on the 1.50% Notes is payable semi-annually on June 1 and December 1 of each year, commencing June 1, 2014. Under the terms of the 1.50% Notes, holders may surrender their 1.50% Notes for conversion into the Company’s Common Stock at an initial conversion rate of 18.9362 shares of Common Stock per thousand dollars principal amount of the 1.50% Notes. This is equivalent to an initial conversion price of approximately $52.81 per share of Common Stock. In the aggregate, the 1.50% Notes are convertible into 5,680,860 shares of the Company’s Common Stock. The conversion rate may be adjusted under certain circumstances.

Under the terms of the 1.50% Notes, if the Company undergoes certain change of control or other fundamental change transactions prior to the maturity date of the 1.50% Notes, holders of the 1.50% Notes will have the right, at their option, to require the Company to repurchase some or all of their 1.50% Notes at a repurchase price equal to 100% of the principal amount of the 1.50% Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. However, the repurchase option will not apply in the case of certain change of control or other fundamental change transactions in which the Company is acquired by a public company, and (a) not less than 90% of the consideration received or to be received by holders of WebMD Common Stock, excluding cash payments for fractional shares, consists of acquirer common stock and (b) as a result of the transaction, the 1.50% Notes become convertible into the same consideration.

2.50% Convertible Notes due 2018

On January 11, 2011, the Company issued $400,000 aggregate principal amount of its 2.50% Notes in a private offering. Unless previously converted, the 2.50% Notes will mature on January 31, 2018. Net proceeds from the sale of the 2.50% Notes were approximately $387,345, after deducting the related offering expenses, of which approximately $100,000 was used to repurchase 1,920,490 shares of the Company’s Common Stock at a price of $52.07 per share, the last reported sale price of the Company’s Common Stock on January 5, 2011, which repurchase settled on January 11, 2011. Interest on the 2.50% Notes is payable semi-annually on January 31 and July 31 of each year, commencing July 31, 2011. Under the terms of the 2.50% Notes, holders were able to surrender their 2.50% Notes for conversion into the Company’s Common Stock at an initial conversion rate of 15.1220 shares of Common Stock per thousand dollars principal amount of the 2.50% Notes. This was equivalent to an initial conversion price of approximately $66.13 per share of Common Stock. In the aggregate, the 2.50% Notes were convertible into 6,048,800 shares of the Company’s Common Stock.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 19

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Effective April 4, 2012, after giving effect to an adjustment resulting from a tender offer for the Company’s Common Stock that the Company completed on April 3, 2012 (see Note 10 for additional discussion), the conversion rate was adjusted to 15.3223 shares of Common Stock per thousand dollars principal amount of the 2.50% Notes. This was equivalent to an adjusted conversion price of approximately $65.26 per share of Common Stock. In the aggregate, the 2.50% Notes were convertible into 6,128,920 shares of Common Stock following the April 4, 2012 adjustment. Effective September 11, 2013, after giving effect to an adjustment resulting from a tender offer for the Company’s Common Stock that the Company completed on September 10, 2013 (see Note 10 for additional discussion), the conversion rate was adjusted to 15.4764 shares of Common Stock per thousand dollars principal amount of the 2.50% Notes. This is equivalent to an adjusted conversion price of approximately $64.61 per share of Common Stock. In the aggregate, the 2.50% Notes are convertible into 6,190,560 shares of Common Stock following the September 11, 2013 adjustment.

Under the terms of the 2.50% Notes, if the Company undergoes certain change of control transactions prior to the maturity date of the 2.50% Notes, holders of the 2.50% Notes will have the right, at their option, to require the Company to repurchase some or all of their 2.50% Notes at a repurchase price equal to 100% of the principal amount of the 2.50% Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. At the Company’s option, and to the extent permitted by the applicable rules of the Nasdaq Global Select Market (or the applicable rules of such other exchange on which the Company’s Common Stock may be listed), instead of paying the repurchase price in cash, the Company may pay the repurchase price in shares of its Common Stock or a combination of cash and shares of its Common Stock. However, in the case of certain change of control transactions in which the Company is acquired by a public company, the Company may elect to provide for conversion of the 2.50% Notes into acquirer common stock, in which case the repurchase option would not apply.

2.25% Convertible Notes due 2016

On March 14, 2011, the Company issued $400,000 aggregate principal amount of its 2.25% Notes in a private offering. Unless previously converted, the 2.25% Notes will mature on March 31, 2016. Net proceeds from the sale of the 2.25% Notes were approximately $387,400, after deducting the related offering expenses, of which approximately $50,000 was used to repurchase 868,507 shares of the Company’s Common Stock at a price of $57.57 per share, the last reported sale price of the Company’s Common Stock on March 8, 2011, which repurchase settled on March 14, 2011. Interest on the 2.25% Notes is payable semi-annually on March 31 and September 30 of each year, commencing September 30, 2011. Under the terms of the 2.25% Notes, holders were able to surrender their 2.25% Notes for conversion into the Company’s Common Stock at an initial conversion rate of 13.5704 shares of Common Stock per thousand dollars principal amount of the 2.25% Notes. This was equivalent to an initial conversion price of approximately $73.69 per share of Common Stock. In the aggregate, the 2.25% Notes were convertible into 5,428,160 shares of the Company’s Common Stock.

Effective April 4, 2012, after giving effect to an adjustment resulting from a tender offer for the Company’s Common Stock that the Company completed on April 3, 2012 (see Note 10 for additional discussion), the conversion rate was adjusted to 13.7502 shares of Common Stock per thousand dollars principal amount of the 2.25% Notes. This was equivalent to an adjusted conversion price of approximately $72.73 per share of Common Stock. In the aggregate, the 2.25% Notes are convertible into 5,500,080 shares of Common Stock following the April 4, 2012 adjustment. Effective September 11, 2013, after giving effect to an adjustment resulting from a tender offer for the Company’s Common Stock that the Company completed on September 10, 2013 (see Note 10 for additional discussion), the conversion rate was adjusted to 13.8884 shares of Common Stock per thousand dollars principal amount of the 2.25% Notes. This is equivalent to an adjusted conversion price of approximately $72.00 per share of Common Stock. In the aggregate, the 2.25% Notes were convertible into 5,555,360 shares of Common Stock following the September 11, 2013 adjustment.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 20

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

During the year ended December 31, 2013, the Company repurchased $100,000 principal amount of its 2.25% Notes for $101,750 in cash in a privately negotiated transaction. Also during the year ended December 31, 2013, the Company repurchased $47,768 principal amount of its 2.25% Notes for $48,604 in cash in the open market. The Company recognized a pre-tax loss of $4,871 in 2013 related to these repurchases, which is reflected within loss on convertible notes in the accompanying consolidated statement of operations. The loss includes the expensing of the remaining deferred issuance costs outstanding related to the repurchased notes. As of December 31, 2013, the remaining principal amount of the 2.25% Notes outstanding was $252,232, which, in the aggregate, is convertible into 3,503,099 shares of Common Stock.

Under the terms of the 2.25% Notes, if the Company undergoes certain change of control transactions prior to the maturity date of the 2.25% Notes, holders of the 2.25% Notes will have the right, at their option, to require the Company to repurchase some or all of their 2.25% Notes at a repurchase price equal to 100% of the principal amount of the 2.25% Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. At the Company’s option, and to the extent permitted by the applicable rules of the Nasdaq Global Select Market (or the applicable rules of such other exchange on which the Company’s Common Stock may be listed), instead of paying the repurchase price in cash, the Company may pay the repurchase price in shares of its Common Stock or a combination of cash and shares of its Common Stock. However, in the case of certain change of control transactions in which the Company is acquired by a public company, the Company may elect to provide for conversion of the 2.25% Notes into acquirer common stock, in which case the repurchase option would not apply.

5.    Long-Lived Assets

Property and Equipment

Property and equipment consist of the following:

	December 31,
	2013	2012
Software	$54,972	$45,981
Computer equipment	56,399	51,028
Web site development costs	52,383	44,940
Leasehold improvements	40,828	39,315
Office equipment, furniture and fixtures	14,677	14,273
Land and buildings	291	1,812

	219,550	197,349
Less: accumulated depreciation	(154,666)	(130,745)

Property and equipment, net	$64,884	$66,604

Depreciation expense was $24,335, $24,505 and $24,174 in 2013, 2012 and 2011, respectively.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 21

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Goodwill and Intangible Assets

The balance of goodwill was $202,980 and $202,104 as of December 31, 2013 and 2012, respectively. Intangible assets consist of the following:

	December 31, 2013				December 31, 2012
	Gross Carrying Amount	Accumulated Amortization	Net	Weighted Average Remaining Useful Life(a)	Gross Carrying Amount	Accumulated Amortization	Net	Weighted Average Remaining Useful Life(a)
Content	$15,954	$(15,954)	$—	—	$15,954	$(15,954)	$—	—
Customer relationships	34,057	(25,035)	9,022	4.5	34,057	(22,943)	11,114	5.5
Technology and patents	14,700	(14,700)	—	—	14,700	(14,700)	—	—
Trade names-definite lives	2,530	(2,182)	348	2.0	2,530	(2,003)	527	3.0
Trade names-indefinite lives	4,464	—	4,464	n/a	4,464	—	4,464	n/a

Total	$71,705	$(57,871)	$13,834		$71,705	$(55,600)	$16,105

(a)	The calculation of the weighted average remaining useful life is based on the net book value and the remaining amortization period of each respective intangible asset.

Amortization expense was $2,271, $3,894 and $2,627 in 2013, 2012 and 2011, respectively. Future amortization expense for intangible assets is estimated to be:

Year Ending December 31:
2014	$2,271
2015	$2,261
2016	$2,059
2017	$1,513
2018	$1,266

6.    Accrued Expenses

Accrued expenses consist of the following:

	December 31,
	2013	2012
Accrued compensation	$39,346	$31,220
Accrued restructuring	146	7,534
Accrued outside services	7,805	5,373
Accrued marketing and distribution	5,638	3,814
Accrued interest	6,010	6,417
Other accrued liabilities	14,794	9,898

	$73,739	$64,256

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 22

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.    Commitments and Contingencies

Legal Proceedings

National Jewish Health v. WebMD Health Services Group, Inc. and WebMD Health Corp.

On October 25, 2012, National Jewish Health, a Colorado non-profit corporation, filed a complaint against the Company in United States District Court for the District of Colorado alleging copyright infringement, misappropriation of trade secrets, tortious interference with prospective business relations, and breach of contract. The allegations relate to a condition management program of the Company’s private portals. The complaint seeks injunctive relief, as well as damages of $8,000 to $10,000. The Court issued a Scheduling Order on February 11, 2013 and the parties completed fact discovery on August 9, 2013, although the Plaintiff has filed a motion seeking to extend the discovery period that is being opposed by the Company. The Court appointed a Special Master to decide the motion and a hearing before the Special Master was held in February 2014. A decision is pending. Each party has also filed a motion for partial summary judgment. Plaintiff is seeking partial summary judgment on the issue of breach of contract, alleging that the Company breached a non-disclosure agreement; and the Company is seeking summary judgment on the issue of damages, alleging that Plaintiff has introduced no evidence that it has suffered any damages as a result of any of the claims that it has alleged against the Company. The briefing of each motion is in process. The Company believes the Plaintiff’s claims are without merit and intends to vigorously defend against them. The Company is unable to predict the outcome of this action or to reasonably estimate the possible loss or range of loss, if any, arising from the claims asserted therein.

MyMedicalRecords, Inc. v. WebMD Health Corp. and WebMD Health Services Corp.

On February 13, 2013, MyMedicalRecords, Inc. filed an action against the Company in the United States District Court in the Central District of California. The complaint alleged that the personal health record tool sold by WebMD Health Services Group, Inc. infringes U.S. Patent No. 8,301,466 issued on October 30, 2012. The complaint sought injunctive relief, as well as damages in unspecified amounts. Pursuant to an agreement between the parties, MyMedicalRecords dismissed the complaint without prejudice in order to enable the parties to try to resolve the matter without the timing constraints of the litigation. The parties were unable to resolve the matter and, on October 2, 2013, MyMedicalRecords filed a new complaint against the Company alleging infringement of U.S. Patent No. 8,301,466 as well as U.S. Patent No. 8,498,883 issued on July 30, 2013. Plaintiff is seeking unspecified damages and an injunction with respect to certain products offered by the Company. The Company has filed an answer. The Court has consolidated Plaintiffs claim against the Company with its claims against several other companies. The Court has scheduled the claims construction hearing for August 18, 2014 and has suspended fact discovery prior to such hearing except for discovery related solely to the issue of claim construction. The Company believes that the Plaintiff’s claims are without merit. The Company is unable to predict the outcome of this action or to reasonably estimate the possible loss or range of loss, if any, arising from the claims asserted therein.

Coverage Dispute with Stop Loss Carrier for Health Benefit Plan

The Company sponsors and maintains a self-insured group health and prescription benefit plan (the “Health Plan”) for its eligible employees and their dependents. The Company purchases stop loss insurance coverage on an annual basis to reimburse the Company for claims that exceed certain individual and/or aggregate claim amounts under the Health Plan. On May 7, 2013, the Company was advised that the former stop loss carrier for the Health Plan, Everest Reinsurance Company (“Everest”), was attempting to deny payment for certain medical claims under the Health Plan that were pending under the 2012 stop loss policy, and to recover certain payments that had already been made under the 2011 and 2012 stop loss policies. These claims were incurred in 2011 and 2012 and had previously been approved by Horizon Blue Cross and Blue Shield of New Jersey, the third party

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 23

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

claims administrator for the Health Plan appointed by the Company. The maximum amount of claims in dispute by Everest is approximately $4,900, of which approximately $1,965 remains unpaid by Everest. On June 27, 2013, the Company filed an action in the Supreme Court, State of New York (“New York Action”), seeking payment from Everest of the $1,965 in outstanding claims. On August 14, 2013, Everest filed an action in the Superior Court, State of New Jersey (“New Jersey Action”), against the Company, the claims administrator and the Company’s insurance broker seeking recovery of approximately $2,935 paid by Everest under the stop loss policies and seeking a declaration that the remaining $1,965 is not payable by Everest. On August 15, 2013, Everest filed a motion in the New York Action seeking to dismiss the complaint filed by the Company on forum non conveniens grounds. On October 3, 2013, the New York Action court granted the Company’s motion for a temporary restraining order and stayed the New Jersey Action pending adjudication of Everest’s motion to dismiss the New York Action and the Company’s cross motion to dismiss the New Jersey Action. A preliminary injunction hearing was held on November 7, 2013 in the New York Action, following which, the New York Action court issued orders: (i) denying Everest’s motion to dismiss (or, in the alternative, for a stay of) the New York Action; and (ii) granting the Company’s motion enjoining Everest from prosecuting the New Jersey Action pending a stipulation of the parties or further order of the court. Everest answered the New York Action complaint on or about December 9, 2013, including the assertion of counterclaims similar in content and substance to its allegations in the New Jersey Action. Everest then voluntarily dismissed the New Jersey Action on or about December 10, 2013. The parties to the New York Action are currently proceeding with discovery. The Company believes the $1,965 outstanding from Everest will be recoverable. Additionally, the Company believes that the $2,935 previously paid by Everest will not be repayable by the Company. Accordingly, no provision has been recorded in the accompanying financial statements related to this matter.

Other Legal Proceedings

In the normal course of business, the Company and its subsidiaries are involved in various claims and legal proceedings. While the ultimate resolution of these matters has yet to be determined, the Company does not believe that their outcomes will have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

Leases

The Company leases its offices and other facilities under operating lease agreements that expire at various dates through 2023. Total rent expense for all operating leases was approximately $8,805, $8,573 and $8,104 in 2013, 2012 and 2011, respectively. Included in other long-term liabilities as of December 31, 2013 and 2012 were $12,279 and $13,545, respectively, related to lease incentives and the difference between rent expense and the rental amount payable for leases with fixed escalations.

Future minimum lease commitments under non-cancelable lease agreements at December 31, 2013 were as follows:

Years Ending December 31,
2014	$11,110
2015	10,766
2016	7,180
2017	7,278
2018	7,277
Thereafter	20,576

Total minimum lease payments	$64,187

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 24

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Other Contingencies

The Company provides certain indemnification provisions within its customer agreements to protect the other party from any liabilities or damages resulting from a claim of misappropriation or infringement by third parties relating to its products and services. The Company has not incurred a liability relating to any of these indemnification provisions in the past and management believes that the likelihood of any future payment relating to these provisions is unlikely. Therefore, the Company has not recorded a liability during any period for these indemnification provisions.

8.    Stock-Based Compensation

The Company has various stock-based compensation plans (collectively, the “Plans”) that provide for the grant of stock options, restricted stock awards, and other awards based on WebMD Common Stock.

The 2005 Long-Term Incentive Plan (as amended, the “2005 Plan”) is the only existing plan under which future grants can be made. The maximum number of shares of the Company’s Common Stock that may be subject to awards under the 2005 Plan was 21,575,000 as of December 31, 2013, subject to adjustment in accordance with the terms of the 2005 Plan. The Company had an aggregate of 604,732 shares of Common Stock available for future grants under the 2005 Plan at December 31, 2013.

Equity awards granted to a former Chief Executive Officer of the Company in 2012 were made outside of the 2005 Plan and were approved by the Compensation Committee of the Company’s Board of Directors, in reliance on the NASDAQ Global Select Market exception to shareholder approval for equity grants to new hires.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 25

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock Options

Generally, options under the Plans vest and become exercisable ratably over periods ranging from two to five years based on their individual grant dates, subject to continued employment on the applicable vesting dates, and generally expire within ten years from the date of grant. Options are granted at prices not less than the fair market value of the Company’s Common Stock on the date of grant. The following table summarizes stock option activity for the Plans:

	Shares	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (In Years)	Aggregate Intrinsic Value(1)
Outstanding at January 1, 2011	10,227,755	$30.79
Granted	3,267,150	36.02
Exercised	(1,530,318)	26.91
Cancelled	(910,206)	35.81

Outstanding at December 31, 2011	11,054,381	32.46
Granted	4,888,600	18.42
Exercised	(195,377)	22.80
Cancelled	(2,446,916)	38.96

Outstanding at December 31, 2012	13,300,688	26.24
Granted	2,844,500	33.64
Exercised	(2,695,600)	20.90
Cancelled	(2,020,309)	27.50

Outstanding at December 31, 2013	11,429,279	$29.12	7.0	$129,763

Vested and exercisable at the end of the period	5,407,188	$29.37	5.4	$63,415

(1)	The aggregate intrinsic value is based on the market price of the Company’s Common Stock on December 31, 2013, which was $39.50, less the applicable exercise price of the underlying option. This aggregate intrinsic value represents the amount that would have been realized if all the option holders had exercised their options on December 31, 2013.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 26

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes information with respect to options outstanding and options exercisable at December 31, 2013:

	Outstanding			Exercisable
Exercise Prices	Shares	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (In Years)	Shares	Weighted Average Exercise Price Per Share
$13.15	1,561,000	$13.15	8.7	576,000	$13.15
$13.37-$22.22	888,749	18.57	6.4	498,149	20.01
$22.40-$23.59	968,911	22.66	6.0	180,036	22.88
$23.61	1,196,140	23.61	4.9	1,196,140	23.61
$23.66-$29.27	953,086	27.02	5.3	612,360	26.83
$29.44-$30.00	1,144,395	29.73	7.6	529,595	29.71
$30.03-$33.97	1,240,071	32.57	8.2	347,621	31.68
$34.07-$38.60	871,713	36.63	7.5	374,738	37.24
$38.65-$39.77	1,322,075	39.09	9.7	67,600	39.23
$40.02-$49.95	900,985	45.67	4.5	752,196	45.54
$50.12-$92.61	382,154	54.10	5.9	272,753	54.44

	11,429,279	$29.12	7.0	5,407,188	$29.37

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model considering the weighted-average assumptions noted in the following table. Expected volatility is based on implied volatility from traded options of the Company’s Common Stock combined with historical volatility of the Company’s Common Stock. The expected term represents the period of time that options are expected to be outstanding following their grant date, and was determined using historical exercise data combined with assumptions for future exercise activity. The risk-free rate is based on the U.S. Treasury yield curve for periods equal to the expected term of the options on the grant date.

	Years Ended December 31,
	2013	2012	2011
Expected dividend yield	0.0%	0.0%	0.0%
Expected volatility	0.43-0.48	0.42-0.46	0.30-0.42
Risk-free interest rate	0.55%-1.62%	0.52%-1.04%	0.67%-2.33%
Expected term (years)	4.5-5.1	4.4-5.1	4.4-5.1
Weighted-average fair value of options granted during the period	$13.95	$6.96	$11.75

On February 23, 2012, the Company’s directors and certain officers voluntarily surrendered a total of 960,600 non-qualified stock options with a weighted-average exercise price of $46.85 per share. None of these individuals received any consideration or promise of consideration in exchange for the surrender of these stock options. These options were originally granted under the 2005 Plan, and therefore, upon their surrender, the shares underlying these options were returned to the 2005 Plan and became available for grant under such plan. During the year ended December 31, 2012, the Company expensed the remaining unrecognized stock-based compensation expense of $8,076 related to these stock options.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 27

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Restricted Stock Awards

The Company’s Restricted Stock consists of shares of the Company’s Common Stock which have been awarded to employees with restrictions that cause them to be subject to substantial risk of forfeiture and restrict their sale or other transfer by the employee until they vest. Generally, the Company’s Restricted Stock awards vest ratably over periods ranging from three to five years from their individual award dates subject to continued employment on the applicable vesting dates. The following table summarizes the activity of the Company’s Restricted Stock:

	Years Ended December 31,
	2013		2012		2011
	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value
Balance at beginning of the year	932,386	$31.69	1,205,333	$36.18	1,106,751	$33.13
Granted	812,000	32.65	339,800	20.64	570,367	38.73
Vested	(401,825)	32.57	(413,372)	33.92	(385,285)	31.24
Forfeited	(157,600)	24.02	(199,375)	35.53	(86,500)	35.95

Balance at the end of the year	1,184,961	$33.07	932,386	$31.69	1,205,333	$36.18

Proceeds received from the exercise of options to purchase shares of the Company’s Common Stock were $29,724, $827 and $28,339 for the years ended December 31, 2013, 2012 and 2011, respectively. Additionally, in connection with the exercise of certain stock options and the vesting of restricted stock, the Company made payments of $12,526, $2,740 and $9,234 during the years ended December 31, 2013, 2012 and 2011, respectively, related to employee statutory withholding taxes that were satisfied by withholding shares of Common Stock of equal value from the respective employees. The proceeds and payments described above are reflected within cash flows from financing activities within the accompanying consolidated statements of cash flows.

The intrinsic value related to stock options that were exercised, combined with the fair value of shares of restricted stock that vested, aggregated $45,882, $9,076 and $54,069 for the years ended December 31, 2013, 2012 and 2011, respectively.

Other

Each year the Company issues shares of its Common Stock to WebMD non-employee directors with a value equal to their annual board and committee retainers. The Company recorded $364, $350 and $345 of stock-based compensation expense for the years ended December 31, 2013, 2012 and 2011, respectively, in connection with these issuances.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 28

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Summary of Stock-Based Compensation Expense

The following table summarizes the components and classification of stock-based compensation expense:

	Years Ended December 31,
	2013	2012	2011
Stock options	$24,483	$31,593	$25,752
Restricted stock	13,703	12,978	13,640
Other	364	350	345

Total stock-based compensation expense	$38,550	$44,921	$39,737

Included in:
Cost of operations	$6,762	$8,160	$7,707
Sales and marketing	8,395	8,201	9,079
General and administrative	23,393	28,560	22,951

Total stock-based compensation expense	$38,550	$44,921	$39,737

As of December 31, 2013, approximately $69,400 of unrecognized stock-based compensation expense related to unvested awards (net of estimated forfeitures) is expected to be recognized over a weighted-average period of approximately 3.0 years, related to the Plans.

Tax benefits attributable to stock-based compensation represented 39% of stock-based compensation expense during each of the years ended December 31, 2013, 2012 and 2011.

9.    Retirement Plans

The Company maintains certain defined contribution retirement plans covering substantially all of its employees, which provide for matching and discretionary contributions. The Company has recorded expenses related to these plans of $3,903, $4,205 and $3,876 for 2013, 2012 and 2011, respectively, related to these matching and discretionary contributions.

10. Equity

Treasury Stock

Repurchased shares are recorded under the cost method and are reflected as treasury stock in the accompanying consolidated balance sheets, unless the shares are cancelled and retired.

Tender Offers

On September 10, 2013, the Company completed a tender offer (the “2013 Tender Offer”) through which it repurchased 5,000,000 shares of its Common Stock at a price of $34.00 per share for total consideration of $170,516, which includes $516 of costs directly attributable to the purchase. The shares repurchased through the 2013 Tender Offer were cancelled and retired.

On April 3, 2012, the Company completed a tender offer (the “2012 Tender Offer”) through which it repurchased 5,769,230 shares of its Common Stock at a price of $26.00 per share for total consideration of $150,759, which includes $759 of costs directly attributable to the purchase. The shares repurchased through the 2012 Tender Offer are reflected as treasury stock in the accompanying consolidated balance sheets.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 29

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock Repurchase Program

On December 4, 2008, the Board of Directors established a stock repurchase program (the “2008 Program”), at which time the Company was authorized to use up to $30,000, which was subsequently increased by $15,331 in July 2011, to purchase shares of WebMD Common Stock, from time to time, in the open market, through block trades or in private transactions, depending on market conditions and other factors. In August 2011, the Board of Directors terminated the 2008 Program and established a new stock repurchase program (the “2011 Program” and, collectively with the 2008 Program, the “Programs”) through which the Company was authorized to use up to $75,000 to purchase shares of WebMD Common Stock. In October 2011, the Company’s Board of Directors authorized a $75,000 increase to the 2011 Program. During 2011, the Company repurchased 2,883,798 shares at an aggregate cost of $91,263 under the Programs. During 2012, the Company repurchased 1,320,846 shares at an aggregate cost of $26,900 under the 2011 Program. During 2013, the Company repurchased 1,266,962 shares at an aggregate cost of $42,309 under the 2011 Program. The Company paid cash of $569 in 2013 related to the repurchase of 39,857 shares in 2012, that settled in 2013. As of December 31, 2013, $19,864 remained available for repurchases under the 2011 Program. In February 2014, the Company’s Board of Directors authorized a $50,000 increase to the 2011 Program.

Other Repurchase Activity

On October 21, 2013, the Company repurchased 5,527,433 shares of its Common Stock that were beneficially owned by Carl C. Icahn and certain of his affiliates, at a purchase price of $32.08 per share, the NASDAQ official closing price of WebMD Common Stock on October 18, 2013. The total purchase price was $177,420, which includes $100 of costs directly attributable to the purchase. This share repurchase was not made under the Programs.

On January 5, 2011, the Company used $100,000 of the proceeds from the issuance and sale of the 2.50% Notes to repurchase 1,920,490 shares of the Company’s Common Stock at a price of $52.07 per share. Additionally, on March 8, 2011, the Company used $50,000 of the proceeds from the issuance and sale of the 2.25% Notes to repurchase 868,507 shares of the Company’s Common Stock at a price of $57.57 per share. See Note 4 for further discussion of the Company’s 2.50% Notes and 2.25% Notes. Neither of these share repurchases was made under the Programs.

Shareholder Rights Agreement

The Board of Directors of the Company adopted, and the Company entered into, a Stockholder Rights Agreement, dated as of November 2, 2011 (the “Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent. Pursuant to the terms of the Rights Agreement, which had a one-year term until amended (as described below), one preferred stock purchase right (a “Right”) was attached to each outstanding share of the Company’s Common Stock held by holders of record as of the close of business on November 14, 2011. The Company issued one Right with each new share of Common Stock issued after that date until the Rights expired. The Rights initially traded with and were inseparable from the Company’s Common Stock and were not evidenced by separate certificates unless they became exercisable. The Rights would, if they had become exercisable, have caused substantial dilution to a person or group that attempted to acquire the Company on terms not approved by the Company’s Board of Directors. However, the Rights would not have interfered with a merger or other business combination approved by the Company’s Board of Directors. Until amended (as described below), each Right entitled its holder to purchase from the Company one one-thousandth of a share (a “Unit”) of Series A Junior Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at an exercise price of $153.00 per Unit, subject to adjustment in accordance with the terms of the Rights Agreement, once the Rights become exercisable. On October 18, 2012, the Board of Directors of the Company adopted, and the Company entered into, an Amendment to Rights Agreement (the “First Amendment”). The First Amendment: extended the expiration date

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 30

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

of the Rights Agreement from October 31, 2012 to October 31, 2014; provided that equity compensation awards to directors would not be included in determining whether a stockholder became an “Acquiring Person” under the Rights Agreement; and decreased the purchase price payable by holders of Rights upon exercise of such Rights from $153.00 per Unit to $66.29 per Unit. On August 1, 2013 the Company entered into a Second Amendment to the Rights Agreement (the “Second Amendment”). Pursuant to the Second Amendment, the final expiration date of the Rights Agreement occurred on August 1, 2013, which terminated the Rights Agreement and caused the Rights issued to WebMD stockholders pursuant to the Rights Agreement to expire at the close of business on that date.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 31

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.    Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets (liabilities) were as follows:

	December 31,
	2013	2012
Deferred tax assets:
Federal net operating loss carryforwards	$105,323	$105,264
State net operating loss carryforwards	39,098	40,929
Capital losses	6,016	6,048
Federal tax credits	55,976	55,870
Accrued expenses	16,748	24,523
Stock-based compensation	26,946	27,394
Intangible assets	4,596	6,074
Other	3,932	4,076

Total deferred tax assets	258,635	270,178
Valuation allowance	(174,592)	(176,403)

Net deferred tax assets	84,043	93,775

Deferred tax liabilities:
Property and equipment	(3,976)	(2,680)
Goodwill and indefinite-lived intangible asset	(27,645)	(24,728)

Total deferred tax liabilities	(31,621)	(27,408)

Net deferred tax assets	$52,422	$66,367

	December 31,
	2013	2012
Current deferred tax assets, net:
Current deferred tax assets, net of deferred tax liabilities	$41,921	$29,732
Valuation allowance	(28,301)	(19,404)

Current deferred tax assets, net	13,620	10,328

Non-current deferred tax assets, net:
Non-current deferred tax assets, net of deferred tax liabilities	185,093	213,038
Valuation allowance	(146,291)	(156,999)

Non-current deferred tax assets, net	38,802	56,039

Net deferred tax assets	$52,422	$66,367

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 32

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The income tax provision (benefit) was as follows:

	Years Ended December 31,
	2013	2012	2011
Current:
Federal	$(73)	$(583)	$373
State	502	295	3,165
Foreign	141	190	145

Current income tax provision (benefit)	570	(98)	3,683
Deferred:
Federal	10,683	(325)	9,454
State	2,387	(2,012)	4,242

Deferred income tax provision (benefit)	13,070	(2,337)	13,696
Reversal of valuation allowance applied to additional paid-in capital	—	301	28,788

Total income tax provision (benefit)	$13,640	$(2,134)	$46,167

The reconciliation between the federal statutory rate and the effective income tax rate is as follows:

	Years Ended December 31,
	2013	2012	2011
United States federal statutory rate	35.0%	(35.0)%	35.0%
State income taxes (net of federal benefit)	12.5	(0.3)	5.2
Valuation allowance	(6.4)	18.4	(0.5)
Non-deductible officer compensation	3.6	8.7	1.8
Other	2.7	(0.3)	0.3

Effective income tax rate	47.4%	(8.5)%	41.8%

During 2013, the Company reversed $1,351 of its deferred tax asset and related valuation allowance through the tax provision as a result of the expiration of state net operating loss carryforwards. During 2012 and 2011, the Company reversed $301 and $28,788, respectively, of its valuation allowance through additional paid-in capital as a result of the utilization of net operating loss carryforwards generated by excess tax benefits of stock-based awards. In 2012, the Company also reversed $801 of its deferred tax asset and related valuation allowance through additional paid-in capital as a result of the expiration of state net operating loss carryforwards generated by excess tax benefits of stock-based awards, and increased its valuation allowance by $4,724 through the tax provision for certain research and development tax credits for which scheduled expiration prior to utilization is more likely than not. The valuation allowance for deferred tax assets decreased by $1,811 in 2013 and increased by $3,571 in 2012.

At December 31, 2013, the Company had net operating loss carryforwards for federal income tax purposes of approximately $701,000, which expire in 2017 through 2033, capital losses of $14,845, which expire in 2017, and federal tax credits of $64,689, which excludes the impact of any unrecognized tax benefits, of which $43,904 expire in 2017 through 2027 and $20,785 can be carried forward indefinitely.

The Company uses the “with-and-without” approach in determining the order in which tax attributes are utilized. Using the “with-and-without” approach, the Company will only recognize a tax benefit from stock-based awards in additional paid-in capital if an incremental tax benefit is realized after all other net operating loss

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 33

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

carryforwards currently available to the Company have been utilized, but prior to the utilization of other tax attributes.

The net operating loss carryforwards for federal income tax purposes of approximately $701,000 include approximately $289,000 of excess tax benefits related to share-based payments that are presented on a tax effected basis within the deferred tax assets. Since this amount was recorded through additional paid-in capital, the related valuation allowance on these net operating loss carryforwards will be reversed through additional paid-in capital when these excess tax benefits are realized. Also included in these net operating loss carryforwards are excess tax benefits related to share-based payments of approximately $400,000 that are not recognized as a deferred tax asset as the amounts would not have resulted in a reduction in current taxes payable if all other net operating loss carryforwards currently available to the Company were utilized. The benefit of these deductions will be recognized through additional paid-in capital at the time the tax deduction results in a reduction of current taxes payable.

The tender offer completed on November 25, 2008 resulted in a cumulative change of more than 50% of the ownership of the Company’s capital, as determined under rules prescribed by the U.S. Internal Revenue Code and applicable Treasury regulations. As a result of the ownership change, there is an annual limitation imposed on the Company’s net operating loss carryforwards and federal tax credits. In addition, the Company experienced another cumulative change on February 25, 2011. Despite this second ownership change, the Company’s net operating loss carryforwards and federal tax credits continue to be limited by the November 25, 2008 annual limitation.

As of December 31, 2013 and 2012, the Company had unrecognized income tax benefits of $13,889 and $14,230, respectively, which if recognized, would result in $9,164 and $9,505, respectively, being reflected as a component of the income tax provision (benefit). Included in the unrecognized income tax benefits as of December 31, 2013 and 2012 are accrued interest and penalties of $497 and $281, respectively. If recognized, these benefits would be reflected as a component of the income tax provision (benefit).

The following table summarizes the activity of unrecognized tax benefits, excluding accrued interest and penalties, for the years ended December 31, 2013, 2012 and 2011:

	Years Ended December 31,
	2013	2012	2011
Balance at the beginning of the year	$13,949	$12,069	$12,869
Increases related to prior year tax positions	—	757	—
Increases related to current year tax positions	—	1,707	—
Decreases related to prior year tax positions	(532)	—	(545)
Expiration of the statute of limitations for the assessment of taxes	(25)	(584)	(255)

Balance at the end of the year	$13,392	$13,949	$12,069

Although the Company files U.S. federal and various state and other tax returns, the major taxing jurisdiction is the U.S. The Company is currently under audit in a number of state and local taxing jurisdictions and will have statutes of limitations with respect to certain tax returns expiring within the next twelve months. As a result, it is reasonably possible that there may be a reduction in the unrecognized income tax benefits, prior to any annual increase, in the range of $100 to $200 within the next twelve months. With the exception of adjusting net operating loss carryforwards that may be utilized, the Company is no longer subject to federal income tax examinations for tax years before 2010 and for state and local income tax examinations for tax years before 2005.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 34

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12. Fair	Value of Financial Instruments

The Company accounts for certain assets and liabilities at fair value, which is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, the Company uses valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:    Observable inputs such as quoted market prices in active markets for identical assets or liabilities.

Level 2:    Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3:    Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company did not have any Level 2 assets during the years ended December 31, 2013, 2012 and 2011, and only had one Level 3 asset which is discussed in more detail below. The following table sets forth the Company’s Level 1 financial assets that were measured and recorded at fair value on a recurring basis as of December 31, 2013 and 2012:

	Fair Value Estimate Using:	December 31, 2013			December 31, 2012
		Amortized Cost Basis	Fair Value	Gross Unrealized Gains	Amortized Cost Basis	Fair Value	Gross Unrealized Gains
Cash and cash equivalents	Level 1	$824,880	$824,880	$—	$991,835	$991,835	$—

Through April 20, 2010, the Company held investments in student loan backed auction rate securities (“ARS”). Effective April 20, 2010, the Company entered into an agreement pursuant to which the Company sold all of its holdings of ARS. Under the terms of the agreement, the Company retained an option (the “ARS Option”), for a period of two years from the date of the agreement: (a) to repurchase from the purchaser the same principal amount of any or all of the various series of ARS sold, at the agreed upon purchase prices received on April 20, 2010; and (b) to receive additional proceeds from the purchaser upon certain redemptions of the various series of ARS sold. The ARS Option was classified as a Level 3 asset as its valuation required substantial judgment. The historical redemption activity of the specific ARS underlying the ARS Option was the most significant assumption used to determine an estimated value of the ARS Option. The Company was required to reassess the value of the ARS Option at each reporting period and changes in value were recorded within the statement of operations. As of March 31, 2012, the Company no longer had any remaining positions related to the ARS Option. The following table reconciles the beginning and ending balances of the ARS Option during the years ended December 31, 2012 and 2011:

	Years Ended December 31,
	2012	2011
Fair value as of the beginning of the period	$1,195	$4,245
Cash proceeds received	(9,269)	(21,566)
Gain included in earnings	8,074	18,516

Fair value as of the end of the period	$—	$1,195

The Company also holds an investment in a privately held company which is carried at cost, and not subject to fair value measurements. However, if events or circumstances indicate that its carrying amount may not be recoverable, it would be reviewed for impairment. The Company made this investment on November 19, 2008 by acquiring Series D preferred stock. The total amount of this investment is $6,471, which includes $470 of acquisition costs. Since the Company does not have the ability to exercise significant influence over this company, the investment is accounted for under the cost method and it is included in other assets on the accompanying balance sheets as of December 31, 2013 and 2012.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 35

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For disclosure purposes, the Company is required to measure the outstanding value of its debt on a recurring basis. The following table presents the carrying value and estimated fair value (based on Level 1 market price data) of the Company’s convertible notes that were carried at historical cost as of December 31, 2013 and 2012:

	December 31, 2013		December 31, 2012
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
2.25% Notes	$252,232	$252,863	$400,000	$374,000
2.50% Notes	400,000	394,400	400,000	351,000
1.50% Notes	300,000	294,852	—	—

13.    Restructuring

In December 2012, the Company announced a plan to streamline its operations, simplify its organizational structure, reduce costs and better focus its resources, which resulted in a reduction of the Company’s workforce. In connection with this reduction in workforce, the Company recorded a restructuring charge of $7,579 during the three months ended December 31, 2012 related to severance and other employee benefits that were provided to the terminated employees. The remaining accrual related to this charge was $146 and $7,534 as of December 31, 2013 and 2012, respectively, and is reflected within accrued expenses in the accompanying consolidated balance sheets. The reduction in this accrual during 2013 was the result of payments of the severance and related employee benefits.

14.    Other expense

Other expense consists of the following items:

	Years Ended December 31,
	2013	2012	2011
Severance and recruitment expenses(a)	$1,353	$2,297	$—
Transaction expenses(b)	—	—	2,275
Legal expense(c)	—	—	53

Other expense	$1,353	$2,297	$2,328

(a)	For 2013, amount represents cash and related expenses due to the May 2013 departure of a Chief Executive Officer of the Company. For 2012, amount represents severance and related expenses due to the January 2012 departure of a Chief Executive Officer of the Company, and the related search and recruitment of his replacement during that period.

(b)	Represents transaction expenses, primarily consisting of legal fees related to the process conducted by the Board of Directors to explore strategic alternatives for the Company.

(c)	Represents the costs and expenses incurred by the Company related to the investigation by the United States Attorney for the District of South Carolina and the SEC and the related Coverage Litigation.

15.    Related Party Transactions

Fidelity Employer Services Company LLC

Fidelity Employer Services Company LLC (“FESCO”) is a distributor of the Company’s private portals, integrating the private portals product into the human resources administration and benefit administration services that FESCO provides to its employer clients. FESCO is an affiliate of FMR LLC, which reported beneficial ownership of shares that represented 14.4% of the Company’s outstanding Common Stock as of December 31, 2010. As of, and subsequent to, December 31, 2011, FMR’s beneficial ownership of the

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 36

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company’s Common Stock has been less than 5% of the shares outstanding and, accordingly, FESCO was no longer deemed to be a related party. The Company recorded revenue of $5,237 for the year ended December 31, 2011 related to the FESCO relationship. Affiliates of FMR LLC have also provided services to the Company in connection with the Company’s 401(k) plan and stock-based compensation plans.

16.    Supplemental Disclosures of Cash Flow Information

Supplemental information related to the consolidated statements of cash flows is summarized below:

	Years Ended December 31,
	2013	2012	2011
Supplemental Disclosure of Cash Flow Information:
Interest paid	$19,038	$19,000	$10,456

Taxes paid, net(a)	$274	$785	$1,042

(a)	As the Company generally files its tax returns on a consolidated basis, taxes paid, net of refunds, includes all taxes paid by the Company, including those of the Company’s discontinued operations.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 37

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.    Quarterly Financial Data (Unaudited)

The following table summarizes the quarterly financial data for 2013 and 2012. The per common share calculations for each of the quarters are based on the weighted-average number of common shares for each period; therefore, the sum of the quarters may not necessarily be equal to the full year per common share amount.

	2013
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenue	$112,762	$125,317	$130,937	$146,277
Cost of operations	46,943	51,596	53,438	57,763
Sales and marketing	30,933	31,422	32,561	33,081
General and administrative	23,534	24,282	22,689	22,715
Depreciation and amortization	6,853	6,635	6,552	6,566
Interest income	21	17	16	22
Interest expense	5,832	5,832	5,833	5,329
Loss on convertible notes	—	—	3,296	1,575
Other expense	—	1,353	—	—

(Loss) income before income tax provision	(1,312)	4,214	6,584	19,270
Income tax provision	226	1,603	3,353	8,458

Net (loss) income	$(1,538)	$2,611	$3,231	$10,812

Net (loss) income per common share — Basic	$(0.03)	$0.05	$0.07	$0.27

Net (loss) income per common share — Diluted	$(0.03)	$0.05	$0.06	$0.25

Net (Loss) Income per Common Share:

Numerator:
Net (loss) income — Basic	$(1,538)	$2,611	$3,231	$10,812
Interest expense on 1.50% Notes, net of tax	—	—	—	326

Net (loss) income — Diluted	$(1,538)	$2,611	$3,231	$11,138

Denominator:
Weighted-average shares — Basic	49,007	49,315	48,540	40,457
Stock options and restricted stock	—	1,610	2,054	2,192
1.50% Notes	—	—	—	2,223

Adjusted weighted-average shares after assumed conversions — Diluted	49,007	50,925	50,594	44,872

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 38

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2012
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenue	$106,947	$112,668	$117,513	$132,738
Cost of operations	53,471	54,243	53,295	55,352
Sales and marketing	30,103	31,822	33,136	32,598
General and administrative	29,022	21,746	23,083	23,767
Depreciation and amortization	6,930	6,713	6,508	8,248
Interest income	11	34	19	22
Interest expense	5,836	5,832	5,832	5,834
Gain on investments	8,074	—	—	—
Restructuring	—	—	—	7,579
Other expense	1,200	1,097	—	—

Loss from continuing operations before income tax (benefit) provision	(11,530)	(8,751)	(4,322)	(618)
Income tax (benefit) provision	(3,753)	(2,649)	(1,202)	5,470

Loss from continuing operations	(7,777)	(6,102)	(3,120)	(6,088)
Income from discontinued operations, net of tax	—	508	2,235	—

Net loss	$(7,777)	$(5,594)	$(885)	$(6,088)

Basic (loss) income per common share:
Loss from continuing operations	$(0.14)	$(0.12)	$(0.06)	$(0.12)
Income from discontinued operations	—	0.01	0.04	—

Net loss	$(0.14)	$(0.11)	$(0.02)	$(0.12)

Diluted (loss) income per common share:
Loss from continuing operations	$(0.14)	$(0.12)	$(0.06)	$(0.12)
Income from discontinued operations	—	0.01	0.04	—

Net loss	$(0.14)	$(0.11)	$(0.02)	$(0.12)

Net (Loss) Income per Common Share:

Numerator:
Loss from continuing operations — Basic and Diluted	$(7,777)	$(6,102)	$(3,120)	$(6,088)

Income from discontinued operations, net of tax — Basic and Diluted	$—	$508	$2,235	$—

Denominator:
Weighted-average shares — Basic and Diluted	55,769	49,615	49,021	49,041

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 39

Schedule II. Valuation and Qualifying Accounts

	Years Ended December 31, 2013, 2012 and 2011
	Balance at Beginning of Year	Charged to Costs and Expenses	Write-offs	Other		Balance at End of Year
	(in thousands)
December 31, 2013
Allowance for Doubtful Accounts	$1,304	$283	$(794)	$—		$793
Valuation Allowance for Deferred Tax Assets	176,403	(1,831)	—	20		174,592
December 31, 2012
Allowance for Doubtful Accounts	1,129	511	(336)	—		1,304
Valuation Allowance for Deferred Tax Assets	172,832	4,650	—	(1,079	)(a)	176,403
December 31, 2011
Allowance for Doubtful Accounts	1,493	595	(959)	—		1,129
Valuation Allowance for Deferred Tax Assets	202,189	(569)	—	(28,788	)(a)	172,832

(a)	Primarily represents the valuation allowance released as a result of the utilization, and in 2012, the utilization and expiration, of net operating loss carryforwards generated by excess tax benefits of stock-based awards.

WEBMD 2013 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE S-1

ANNEX B

WEBMD HEALTH CORP. 2013 ANNUAL REPORT

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Annex C below and with the Consolidated Financial Statements and notes thereto, which are included in Annex A above.

	Years Ended December 31,
	2013	2012	2011	2010	2009(1)
	(In thousands, except per share data)
Consolidated Statements of Operations Data:
Revenue	$515,293	$469,866	$558,775	$534,519	$438,536
Cost of operations	209,740	216,361	201,677	187,831	165,753
Sales and marketing	127,997	127,659	124,326	120,874	112,101
General and administrative	93,220	97,618	91,271	85,496	89,620
Depreciation and amortization	26,606	28,399	26,801	27,578	28,185
Interest income	76	86	112	3,949	9,149
Interest expense	22,826	23,334	20,645	11,453	23,515
Loss (gain) on convertible notes	4,871	—	—	23,332	(10,120)
Gain (loss) on investments	—	8,074	18,516	(9,517)	—
Restructuring	—	7,579	—	—	—
Transaction, severance and other expense	1,353	2,297	2,328	72	12,435

Income (loss) from continuing operations before income tax provision (benefit)	28,756	(25,221)	110,355	72,315	26,196
Income tax provision (benefit)	13,640	(2,134)	46,167	20,043	(45,491)

Consolidated income (loss) from continuing operations	15,116	(23,087)	64,188	52,272	71,687
Consolidated income from discontinued operations, net of tax	—	2,743	10,388	1,800	49,354

Consolidated net income (loss) inclusive of noncontrolling interest	15,116	(20,344)	74,576	54,072	121,041
Income attributable to noncontrolling interest	—	—	—	—	(3,705)

Net income (loss) attributable to Company stockholders	$15,116	$(20,344)	$74,576	$54,072	$117,336

Amounts attributable to Company stockholders:
Income (loss) from continuing operations	$15,116	$(23,087)	$64,188	$52,272	$67,018
Income from discontinued operations	—	2,743	10,388	1,800	50,318

Net income (loss) attributable to Company stockholders	$15,116	$(20,344)	$74,576	$54,072	$117,336

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.32	$(0.45)	$1.11	$0.93	$1.40
Income from discontinued operations	—	0.05	0.18	0.04	1.05

Net income (loss) attributable to Company stockholders	$0.32	$(0.40)	$1.29	$0.97	$2.45

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.31	$(0.45)	$1.08	$0.85	$1.21
Income from discontinued operations	—	0.05	0.17	0.03	0.86

Net income (loss) attributable to Company stockholders	$0.31	$(0.40)	$1.25	$0.88	$2.07

Weighted-average shares outstanding used in computing per share amounts:
Basic	46,830	50,862	57,356	55,328	47,400

Diluted	48,398	50,862	59,124	62,228	57,740

WEBMD 2013 ANNUAL REPORT — SELECTED FINANCIAL DATA

ANNEX B – PAGE 1

	As of December 31,
	2013	2012	2011	2010	2009(1)
	(In thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and investments	$824,880	$991,835	$1,121,217	$400,501	$808,144
Working capital (excluding assets and liabilities of discontinued operations)	817,088	966,235	1,132,431	420,353	159,539
Total assets	1,325,628	1,490,625	1,641,025	942,202	1,288,548
Convertible notes, net of discount	952,232	800,000	800,000	—	227,659
Stockholders’ equity	190,900	509,989	674,436	752,895	564,768

(1)	On October 23, 2009, WebMD Health Corp. (“WebMD”) completed a merger (the “Merger”) with HLTH Corporation (“HLTH”), with WebMD continuing as the surviving company. Prior to the Merger, HLTH owned more than 80% of WebMD’s outstanding capital stock. In the Merger, each share of HLTH Common Stock was converted into 0.4444 shares (the “Exchange Ratio”) of WebMD Common Stock. The accounting treatment for the Merger resulted in HLTH being treated as the acquiring entity of the WebMD non-controlling interest. Accordingly, the pre-acquisition consolidated financial statements of HLTH became the historical financial statements of WebMD following the completion of the Merger. The following adjustments have been made to the portion of the year ended December 31, 2009 prior to the completion of the Merger on October 23, 2009: (a) the weighted-average shares outstanding used in computing income per common share have been adjusted by multiplying the historical weighted-average shares outstanding for HLTH by the Exchange Ratio and (b) basic and diluted income per common share have been recalculated to reflect the adjusted weighted-average shares outstanding for the periods presented.

In addition, in the Consolidated Statements of Operations included in this Annex B, “Net income (loss) attributable to Company stockholders” reflects an adjustment for the noncontrolling stockholders’ share of the net income of WebMD until completion of the Merger.

WEBMD 2013 ANNUAL REPORT — SELECTED FINANCIAL DATA

ANNEX B – PAGE 2

ANNEX C

WEBMD HEALTH CORP. 2013 ANNUAL REPORT

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Annex C contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” on page ii of the Proxy Statement for a discussion of the uncertainties, risks and assumptions associated with these statements. The results of operations for the periods reflected herein are not necessarily indicative of results that may be expected for future periods, and our actual results may differ materially from those discussed in our forward-looking statements as a result of various factors, including, but not limited to, those listed as “Risk Factors” in Annex F below. In this Annex C, dollar amounts (other than per share amounts) are stated in thousands, unless otherwise noted.

Except for adjustments to references to where to find our Consolidated Financial Statements, the text of this Annex C is taken directly from Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2013, which was filed on March 3, 2014, and does not reflect any events occurring after that filing date.

Overview

Management’s discussion and analysis of financial condition and results of operations, or MD&A, is provided as a supplement to the Consolidated Financial Statements and notes thereto included in Annex A above and is intended to provide an understanding of our results of operations, financial condition and changes in our results of operations and financial condition. Our MD&A is organized as follows:

•	Introduction. This section provides: a general description of our company and its business; background information on certain trends, transactions and other developments affecting our company; and a discussion of how seasonal factors may impact the timing of our revenue.

•	Critical Accounting Estimates and Policies. This section discusses those accounting policies that are considered important to the evaluation and reporting of our financial condition and results of operations, and whose application requires us to exercise subjective and often complex judgments in making estimates and assumptions. In addition, all of our significant accounting policies, including our critical accounting policies, are summarized in Note 2 to the Consolidated Financial Statements included in Annex A above.

•	Results of Operations and Supplemental Financial and Operating Information. These sections provide our analysis and outlook for the significant line items on our statements of operations, as well as other information that we deem meaningful to understand our results of operations on a consolidated basis.

•	Liquidity and Capital Resources. This section provides an analysis of our liquidity and cash flows, as well as a discussion of our commitments that existed as of December 31, 2013.

•	Recent Accounting Pronouncements. This section provides a summary of the most recent authoritative accounting standards and guidance that have either been recently adopted by our company or may be adopted in the future.

Introduction

Our Company.    WebMD Health Corp. is a Delaware corporation that was incorporated on May 3, 2005. We completed an initial public offering on September 28, 2005. Our Common Stock trades under the symbol “WBMD” on the Nasdaq Global Select Market.

Our Business.    We are a leading provider of health information services to consumers, physicians and other healthcare professionals, employers and health plans through our public and private online portals, mobile platforms and health-focused publications. The WebMD Health Network includes: www.WebMD.com, our primary public portal for consumers and related mobile-optimized sites and mobile apps; www.Medscape.com, our primary public portal for physicians and other healthcare professionals and related mobile services; and other

WEBMD 2013 ANNUAL REPORT — MD&A ANNEX

ANNEX C – PAGE 1

sites through which we provide our branded health and wellness content, tools and services. Our services for consumers enable them to obtain information on health and wellness topics or on a particular disease or condition, to assess their personal health status, to use online trackers, tools and quizzes, to locate physicians, to receive periodic e-mailed newsletters and alerts on topics of individual interest, and to participate in online communities with peers and experts. Our services for physicians and healthcare professionals make it easier for them to access clinical reference sources, stay abreast of the latest clinical information, learn about new treatment options, earn continuing medical education (which we refer to as CME) credit and communicate with peers. We do not charge any usage, membership or download fees for access to our public portals or mobile platforms. We generate revenue from our public portals and mobile platforms primarily through the sale of various types of advertising and sponsorship programs to our clients, which include: pharmaceutical, biotechnology and medical device companies; hospitals, clinics and other healthcare services companies; health insurance providers; consumer products companies whose products or services relate to health, wellness, diet, fitness, lifestyle, safety and illness prevention; and various other businesses, organizations and governmental entities. Advertisers and sponsors use our services to reach, educate and inform target audiences of consumers, physicians and other healthcare professionals. We also generate revenue from advertising sold in WebMD Magazine, a consumer magazine distributed to physician office waiting rooms. In addition, we generate revenue from the sale of certain information products.

Our private portals are a cloud-based population health management platform, hosted by WebMD and provided to private and governmental employers and health plans for use by their employees and plan participants. We market these private portals and related services under the WebMD Health Services brand. The WebMD Health Services platform enables employers and health plans to provide their employees and plan participants with access to personalized health and benefit information, including an online personal health record application. Our WebMD Health Services solutions include a comprehensive set of decision support and transparency tools that help their employees and plan participants understand the financial implications of their benefits options and make more informed benefits-related purchase decisions and also provide access to information and services that can help them factor quality and cost into decisions about care and treatment options. We also provide telephonic, online and onsite health coaching and targeted condition management programs for use by our private portals clients’ employees and plan participants to help them make healthier lifestyle choices and achieve their wellness goals. We generate revenue from subscriptions to our WebMD Health Services platform by employers and health plans, either directly or through its distributors. In addition, we offer our health coaching services and our condition management programs on a per participant basis.

Background Information on Certain Trends and Developments Affecting Our Business.    Key trends and developments affecting the use of healthcare information services of the types we provide or are developing and our ability to generate revenue from those services include the following:

•	Use of the Internet by Consumers and Physicians. The Internet has emerged as a major communications medium and has fundamentally changed many sectors of the economy, including the marketing and sales of financial services, travel, and entertainment, among others. The Internet is also changing the healthcare industry and has transformed how consumers and physicians find and utilize healthcare information.

—	Healthcare consumers increasingly seek to educate themselves online about their healthcare-related issues, motivated by the desire to become better informed patients and to become more engaged healthcare consumers because of the larger share of healthcare costs they are being asked to bear due to changes in the benefit designs being offered by health plans and employers. The Internet has fundamentally changed the way consumers obtain health and wellness information, enabling them to have immediate access to searchable information and dynamic interactive content to check symptoms, understand diseases, find providers and evaluate treatment options.

—	The Internet has become a primary source of information for physicians and other healthcare professionals seeking to improve clinical practice and to interact with their peers. The Internet has also become one of the primary means for physicians and other healthcare professionals to obtain CME and CE.

WEBMD 2013 ANNUAL REPORT — MD&A ANNEX

ANNEX C – PAGE 2

•	Online Marketing and Education Spending for Healthcare Products. Pharmaceutical, biotechnology and medical device companies spend large amounts each year marketing their products and educating consumers and physicians about them; however, only a small portion is currently spent on online services. We believe that these companies, which comprise the majority of the advertisers and sponsors of our public portals, are aware of the effectiveness of the Internet relative to traditional media in providing health, clinical and product-related information to consumers and physicians. In addition, in an effort to improve operating efficiencies, some pharmaceutical companies have been reducing their field sales forces in the past several years. However, notwithstanding our general expectation for increased future demand, we cannot predict the extent or the pace of any shift by pharmaceutical, biotechnology and medical device companies of their marketing expenditures to online services. Furthermore, our advertising and sponsorship revenue may vary significantly from quarter to quarter due to a number of other factors, many of which are outside our control, including general economic and regulatory conditions and the following:

—	The majority of our advertising and sponsorship contracts are for terms of approximately four to twelve months. We have relatively few longer term advertising and sponsorship contracts.

—	The time between the date of initial contact with a potential advertiser or sponsor regarding a specific program and the execution of a contract with the advertiser or sponsor for that program, as well as the additional time period before our services are delivered, may be longer than expected, especially for medium-sized and larger contracts, and may be subject to delays over which we have little or no control, including as a result of budgetary constraints of the advertiser or sponsor or their need for internal approvals, including internal approvals relating to compliance with the laws and regulations applicable to the marketing of healthcare products. We have experienced, from time to time, a lengthening of this internal review process by pharmaceutical and biotechnology companies, which has resulted in delays in contracting, as well as delays in recognizing expected revenue under executed contracts and which may continue to cause such delays.

Other factors that may affect the timing of contracting for specific programs with advertisers and sponsors, or receipt of revenue under such contracts, include: the timing of Food and Drug Administration (“FDA”) approval for new products or for new approved uses for existing products; the timing of FDA approval of generic products that compete with existing brand name products and any increase in the number or significance of such approvals or of withdrawals of products from the market; consolidation of companies in the pharmaceutical and biotechnology industries; the timing of roll-outs of new or enhanced services on our public portals; seasonal factors relating to the prevalence of specific health conditions and other seasonal factors that may affect the timing of promotional campaigns for specific products; and the scheduling of conferences for physicians and other healthcare professionals.

•	Other Factors Affecting the Demand for Our Advertising and Sponsorship Services. Some of our pharmaceutical company customers have experienced patent expirations for certain of their products in the past several years and some are expected to experience patent expirations over the next several years. In the pharmaceutical industry, patent expirations allow for competition from lower-priced generic versions of the patented drugs and generally result in the termination of marketing efforts for the drug. We believe that patent expirations led to significant overall reductions in marketing, selling and educational expenditures by some pharmaceutical companies in 2012 across their entire product portfolios. Amounts budgeted for online advertising increased for some of our biopharmaceutical customers in 2013, although we cannot predict if that will continue.

In addition to pharmaceutical, biotechnology and medical device companies, our public portals advertisers and sponsors include consumer products companies, particularly for products and services that relate to health, wellness, diet, fitness, lifestyle, safety and illness prevention. Revenues from consumer products companies are more likely to reflect general economic conditions, and to be reduced to a greater extent during economic downturns, than revenues from pharmaceutical, biotechnology and medical device

WEBMD 2013 ANNUAL REPORT — MD&A ANNEX

ANNEX C – PAGE 3

companies. Accordingly, revenues from these customers may be subject to significant quarter-to-quarter variations. Our advertising and sponsorship services are subject to competition from numerous alternatives, including other Internet sites that focus on health-related content, Internet search engines, social media Internet sites, general interest consumer sites and traditional media. Such competition may result in smaller customer commitments or pressure to reduce prices, both of which could reduce our revenues and profit margins. In response to changes in the preferences of our advertisers and sponsors, particularly our pharmaceutical company clients, we modified our sales and product approach to offer services that can be executed more quickly and we have simplified our products and pricing. We believe this has allowed our clients to better compare our services, and the value they provide, to other digital alternatives. We have also been investing in more robust data and analytics capabilities to provide our customers with new value measurements and insights through proprietary analytics tools.

•	Traffic Trends. In 2013, The WebMD Health Network reached an average of approximately 138 million monthly unique visitors and delivered approximately 11.55 billion page views during the year, increases of 25% and 14% over the prior year, respectively. Traffic to The WebMD Health Network was an average of approximately 156 million unique users per month and total traffic of 3.17 billion page views during the fourth quarter of 2013, increases of 33% and 23%, respectively, over the prior year period. Traffic to our online portals for physicians and other healthcare professionals averaged approximately 5.5 million physician sessions per month in 2013, an increase of approximately 7% over the prior year, and averaged approximately 5.7 million physician sessions per month during the fourth quarter of 2013, an increase of approximately 5% over the prior year period.

During the fourth quarter of 2013, approximately 33% of our page views came from a U.S. personal computer, approximately 31% came from a U.S. smartphone; approximately 8% came from a U.S. tablet device; and approximately 28% came from non-U.S. sources. Our U.S. PC page view traffic was approximately the same in the fourth quarter of 2013 as in the prior year period, in contrast to the declines that we experienced in the first three quarters of 2013, as compared to the respective prior year periods. Combined U.S. PC and tablet page view traffic to The WebMD Health Network was up approximately 6% in the fourth quarter of 2013, as compared to the prior year period, which represented an improvement from the declines that we experienced in the first three quarters of 2013, as compared to the respective prior year periods. Tablets provide a similar user experience to PCs and we are able to monetize them similarly, so we believe that combined page views from PCs and tablets is a useful metric. One factor that significantly reduced traffic, in the first half of 2013, to some of the consumer sites in The WebMD Health Network (other than WebMD.com, our flagship site) was changes in Google’s algorithms and other processes that lowered the ranking of those sites in Google search results. Starting in July 2013, we began to see a reversal of that trend, with improvement continuing through the rest of the year. We intend to continue our efforts to increase our page views by providing quality content and tools, as well as by designing our Websites to deliver that content and tools in ways that will cause them to rank well in algorithmic search engine results (which is commonly referred to as search engine optimization or SEO). However, we cannot be certain that our SEO efforts will result in continued improvement or, if they do, how long that will be maintained.

Consumers and healthcare professionals are increasingly using smartphones, tablets and other mobile devices to access the Internet, with physicians increasingly using mobile devices during treatment at the point of care. Accordingly, the portion of our page views from mobile devices has increased rapidly in the past several years as usage has increased on mobile devices. As discussed under “— Efforts to Increase Advertising and Sponsorship Revenue from Mobile” below, we are beginning to see some demand for advertising on smartphones, but the amount of revenue achieved in the fourth quarter of 2013 was not meaningful. We expect to have more than enough PC and tablet page view inventory on The WebMD Health Network to meet the expected demand from advertisers and sponsors for our services for 2014 and view mobile as an opportunity for incremental revenue. However, if users access our services through smartphones as a substitute for access through personal computers and tablets, or if our page views from

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ANNEX C – PAGE 4

personal computers decline for other reasons, and if we are unable to successfully implement monetization strategies for smartphone traffic, our financial results could be negatively affected.

•	Efforts to Increase Advertising and Sponsorship Revenue from Mobile. We remain focused on delivering a multi-screen platform that engages users on their personal computers, tablet devices and smartphones. Since we are able to monetize tablet page views similarly to PC page views, our mobile monetization efforts are focused on monetizing page views from smartphones and references to “mobile” and “mobile monetization” below are to smartphones and the page views they generate.

As we broaden our mobile offerings for consumers and physicians, we are also expanding our mobile sponsorship products for advertisers. Mobile, while not yet a meaningful source of revenue for us, could be an important area of growth for the future and we view mobile monetization as an opportunity for incremental revenue. We are beginning to experience demand from customers for mobile advertising and to include mobile components in many of the program configurations that we offer to advertisers and sponsors. However, we are unable to predict when or to what extent such demand will increase. We are also seeing certain differences in such demand among our offerings:

—	With respect to our mobile offerings for physicians, we are seeing some sales traction with advertisers for our mobile product set.

—	We are also beginning to experience demand for mobile advertising and sponsorship with respect to our consumer offerings. We expect that our mobile offerings for consumers will be adopted by our consumer products customers sooner than biopharmaceutical customers as consumer products companies do not have the issues regarding medical and regulatory review that biopharmaceutical companies have. Advertisements for biopharmaceutical products are subject to various regulatory requirements, including requirements to include certain specified information, that are more challenging to meet on the smaller smartphone screen size. We are, however, developing strategies to assist our biopharmaceutical customers in navigating the regulatory environment as it relates to consumer advertising on mobile.

The portion of our page views from smartphones has increased rapidly in the past several years. Accordingly, if we are unable to successfully implement monetization strategies for our mobile services, our business and prospects could be adversely affected.

•	Use of Population Health Management Services. In a healthcare market where a greater share of the responsibility for healthcare costs and decision-making has been shifting to consumers, use of information technology to assist consumers in making informed decisions about healthcare has also increased. We believe that, through our WebMD Health Services private portals and related coaching services, we are well positioned to play a role in this environment. For more than a decade, our cloud-based population health management services have helped employers and health plans improve the health of their employee and plan participant populations and reduce healthcare costs. Our services help employees and plan participants make more informed health and benefit decisions, positively change health behaviors, manage health conditions and lead healthier lives. At the beginning of 2014, we launched our WebMD Health Services platform for the Blue Cross Blue Shield Federal Employee Program (or FEP). With this program, over 5 million FEP members now have access to a broad range of our WebMD Health Services solutions, including our online personal health record application, as well as to our health coaching services and to around-the-clock access to nurses by phone, secure message, or chat. Our strategy depends, in part, on increasing usage of our services by our employer and health plan clients’ employees and plan participants and being able to demonstrate a sufficient return on investment and other benefits for our clients from those services. Increasing such usage requires us to continue to develop new and updated applications, features and services. In addition, we face competition for our online population health management applications and related coaching services. Many of our competitors have greater financial, technical, product development, marketing and other resources than we do, and may be better known than we are.

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•	International. The WebMD Health Network includes the following international sites: the co-branded Boots WebMD health information site for United Kingdom consumers at www.WebMD.boots.com; and Medscape France (www.medscape.fr) and Medscape Germany (www.medscape.de), our physician portals in those two countries. We also seek to monetize traffic to Medscape from physicians outside the United States. We plan to continue to pursue opportunities to expand the reach of our brands outside the United States. In certain markets outside the United States, we expect to accomplish this through partnerships or joint ventures with other companies having expertise in the specific country or region, while in other such markets we expect to rely primarily on our own internal resources.

•	Healthcare Reform Legislation. The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (which we refer to as the Affordable Care Act), was signed into law in March 2010. The Affordable Care Act makes extensive changes to the system of healthcare insurance and benefits in the United States. In general, the Affordable Care Act seeks to reduce healthcare costs and decrease the number of uninsured legal United States residents by, among other things, requiring individuals to carry, and certain employers to offer, health insurance or be subject to penalties. The Affordable Care Act also imposes new regulations on health insurers, including guaranteed coverage requirements, prohibitions on certain annual and all lifetime limits on amounts paid on behalf of or to plan members, increased restrictions on rescinding coverage, establishment of minimum medical loss ratio requirements, a requirement to cover certain preventive services on a first dollar basis, the establishment of state insurance exchanges and essential benefit packages, and greater limitations on how health insurers price certain of their products. The Affordable Care Act also contains provisions that will affect the revenues and profits of pharmaceutical and medical device companies, including new taxes on certain sales of their products. Many of the provisions of the Affordable Care Act that expand insurance coverage did not become effective until 2014 and some will not become effective until later, and many provisions will require additional regulations and interpretive guidance to be issued before they will be fully implemented. Some provisions do not apply to health plans that were in place when the Affordable Care Act was enacted and have not been substantially changed since. It is difficult to foresee how individuals and businesses will respond to the choices available to them under the Affordable Care Act. Furthermore, the Affordable Care Act will result in future state legislative and regulatory changes, which we are unable to predict at this time, in order for states to comply with certain provisions of the Affordable Care Act and to participate in grants and other incentive opportunities. In addition, Congress has considered various proposals to repeal some or all of the Affordable Care Act.

While we do not currently anticipate any significant adverse effects on WebMD as a direct result of the application of the Affordable Care Act to our business or on our company in its capacity as an employer, we are unable to predict what the indirect impacts of the Affordable Care Act will be on WebMD’s business through its effects on other healthcare industry participants, including pharmaceutical and medical device companies that are advertisers and sponsors of our public portals and employers and health plans that are clients of our private portals. Healthcare industry participants may respond to the Affordable Care Act or to uncertainties created by the Affordable Care Act by reducing their expenditures or postponing expenditure decisions, including expenditures for our services, which could have a material adverse effect on our business. However, we believe that certain aspects of the Affordable Care Act and future implementing regulations that seek to reduce healthcare costs may create opportunities for WebMD, including with respect to our personal health record applications and health and benefits decision-support tools and, more generally, with respect to our capabilities in providing health and wellness information and education. For example, the Affordable Care Act encourages use of wellness programs through grants to small employers to establish such programs, permission for employers to offer larger rewards than under prior law, in the form of waivers of cost-sharing, premium discounts, or additional benefits, to employees for participating in these programs and meeting certain standards, and the inclusion of wellness services and chronic disease management among the essential health benefits that certain plans are required to provide. In addition, in connection with the implementation of the Affordable Care Act, we have launched a new channel on WebMD.com that provides information and

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decision-support tools to help consumers understand their options and choose an appropriate health plan based on their needs. However, we cannot yet determine the scope of the other opportunities that the Affordable Care Act may create or what competition we may face in our efforts to pursue such opportunities.

•	Other Initiatives. We are pursuing, and intend to continue to identify, new business opportunities where our consumer and physician audiences and our resources can be leveraged to develop additional products and services. One of our goals is to establish WebMD as a place where consumers store, access and manage their health information in a trusted environment. Examples of initiatives we are working on include the following:

—	We are in the early stages of developing the capabilities to position WebMD and Medscape as a hub for a set of services that will facilitate information exchange and digital communication between healthcare providers and their patients. As an initial step, our flagship WebMD App for iPhone® will support a new “Patient Instructions” feature available to healthcare professionals in our Medscape App. Medscape Patient Instructions allows physicians and other medical professionals to securely send education and instructions on conditions, procedures and drugs to their patients. Patients can securely and conveniently read the instructions and information on the WebMD App for iPhone®, as well as on the WebMD consumer portal and the related mobile-optimized site. In addition, in late 2013, we acquired a start-up technology company called Avado to accelerate our connectivity efforts. We are working to integrate key aspects of Avado’s technology into our platform. We expect that Avado’s cloud-based patient relationship management platform will serve as a key building block for a suite of services connecting patients to their physicians and other healthcare providers.

—	A forthcoming version of the WebMD App will leverage the 2net™ Platform from Qualcomm Life, Inc., a subsidiary of Qualcomm Incorporated, to enable health-conscious consumers to access and manage biometric data from devices such as glucometers, wireless scales, and wearable devices directly from the WebMD App, and wrap that data within a health improvement program health data. The WebMD App will use the biometric data to tailor content, provide personalized insights, and to set and measure progress against goals. WebMD and Qualcomm Life also plan to introduce, later in 2014, a new online storefront where consumers will be able to purchase a variety of biometric devices from the industry’s leading providers.

We may pursue initiatives to create new or enhanced revenue streams or, alternatively, to increase audience engagement even when we have not identified any potential related revenue stream. New business initiatives present risks and challenges that may be different than the ones we have faced in the past. In addition, later events may alter the risks that were evaluated at the time decisions are made on specific initiatives. Failure to effectively identify and assess new business initiatives and to successfully implement them may adversely affect our company and its prospects.

The healthcare industry in the United States and relationships among healthcare payers, providers and consumers are very complicated. In addition, the Internet and the market for online and mobile services are relatively new and still evolving. Accordingly, there can be no assurance that the trends identified above will continue or that the expected benefits to our business from our responses to those trends will be achieved. In addition, the market for healthcare information services is highly competitive and not only are our existing competitors seeking to benefit from these same trends, but the trends may also attract additional competitors.

Background Information on Certain Significant Developments and Transactions

Tender Offers.    On April 3, 2012, we completed a tender offer (which we refer to as the 2012 Tender Offer) for our Common Stock and repurchased 5,769,230 shares at a price of $26.00 per share for a total cost of $150,759, which includes $759 of costs directly attributable to the purchase. The 2012 Tender Offer represented an opportunity for WebMD to return capital to stockholders who elected to tender their shares of WebMD Common Stock, while stockholders who chose not to participate in the 2012 Tender Offer automatically increased their relative percentage interest in our company at no additional cost to them.

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On September 10, 2013, we completed a tender offer (which we refer to as the 2013 Tender Offer) for our Common Stock and repurchased 5,000,000 shares at a price of $34.00 per share for a total cost of $170,516, which includes $516 of costs directly attributable to the purchase. The 2013 Tender Offer represented an opportunity for WebMD to return capital to stockholders who elected to tender their shares of WebMD Common Stock, while stockholders who chose not to participate in the 2013 Tender Offer automatically increased their relative percentage interest in our company at no additional cost to them.

Stock Repurchases.    During 2011, we repurchased 2,883,798 shares at an aggregate cost of $91,263 through our stock repurchase program. Certain stock repurchases made outside of our stock repurchase program during 2011 are described under “— Convertible Notes” below.

During 2012, we repurchased 1,320,846 shares at an aggregate cost of $26,900 through our stock repurchase program.

During 2013, we repurchased 1,266,962 shares at an aggregate cost of $42,309 through our stock repurchase program. On October 18, 2013, we entered into an agreement to repurchase 5,527,433 shares of our Common Stock from Carl C. Icahn and certain of his affiliates, at a purchase price of $32.08 per share (the NASDAQ Official Closing Price of our Common Stock on October 18, 2013) at an aggregate cost of $177,420, which includes $100 of costs directly attributable to the purchase. The repurchase was completed on October 21, 2013. This repurchase was made outside of our stock repurchase program. As of December 31, 2013, $19,864 remained available for repurchases under the program. In February 2014, our Board of Directors authorized a $50,000 increase to the program.

Convertible Notes.    On January 11, 2011, we issued $400,000 aggregate principal amount of 2.50% Convertible Notes due 2018 (which we refer to as the 2.50% Notes) in a private offering. Unless previously converted, the 2.50% Notes will mature on January 31, 2018. Net proceeds from the sale of the 2.50% Notes were approximately $387,345, after deducting the related offering expenses, of which approximately $100,000 was used by us to repurchase 1,920,490 shares of WebMD Common Stock at a price of $52.07 per share, the last reported sale price of WebMD Common Stock on January 5, 2011, which repurchase settled on January 11, 2011. Interest on the 2.50% Notes is payable semi-annually on January 31 and July 31 of each year, commencing July 31, 2011. Under the terms of the 2.50% Notes, as adjusted in April 2012 following completion of the 2012 Tender Offer and in September 2013 following completion of the 2013 Tender Offer, holders may surrender their 2.50% Notes for conversion into WebMD Common Stock at a conversion rate of 15.4764 shares of WebMD Common Stock per thousand dollars principal amount of the 2.50% Notes. This is equivalent to a conversion price of approximately $64.61 per share of Common Stock. In the aggregate, the 2.50% Notes were convertible into 6,190,560 shares of Common Stock as of December 31, 2013.

On March 14, 2011, we issued $400,000 aggregate principal amount of 2.25% Convertible Notes due 2016 (which we refer to as the 2.25% Notes) in a private offering. Unless previously converted, the 2.25% Notes will mature on March 31, 2016. Net proceeds from the sale of the 2.25% Notes were approximately $387,400, after deducting the related offering expenses, of which approximately $50,000 was used to repurchase 868,507 shares of WebMD Common Stock at a price of $57.57 per share, the last reported sale price of WebMD Common Stock on March 8, 2011, which repurchase settled on March 14, 2011. Interest on the 2.25% Notes is payable semi-annually on March 31 and September 30 of each year, commencing September 30, 2011. Under the terms of the 2.25% Notes, as adjusted in April 2012 following completion of the 2012 Tender Offer and in September 2013 following completion of the 2013 Tender Offer, holders may surrender their 2.25% Notes for conversion into WebMD Common Stock at a conversion rate of 13.8884 shares of Common Stock per thousand dollars principal amount of the 2.25% Notes. This is equivalent to a conversion price of approximately $72.00 per share of Common Stock. In the aggregate, the 2.25% Notes were convertible into 3,503,099 shares of Common Stock as of December 31, 2013, at which time the remaining outstanding principal amount was $252,232. During 2013, we repurchased a total of $147,768 principal amount of our 2.25% Notes for $150,354 in cash. We recognized a pre-tax loss of $4,871 related to these repurchases, which is reflected within “Loss on convertible notes” in our Consolidated Statement of Operations. The loss includes the expensing of the remaining deferred issuance costs outstanding related to the repurchased 2.25% Notes.

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On November 26, 2013, we issued $300,000 aggregate principal amount of 1.50% Convertible Notes due 2020 (which we refer to as the 1.50% Notes) in a private offering. Unless previously converted, the 1.50% Notes will mature on December 1, 2020. Net proceeds from the sale of the 1.50% Notes were approximately $291,823, after deducting the related offering expenses. Interest on the 1.50% Notes is payable semi-annually on June 1 and December 1 of each year, commencing June 1, 2014. Under the terms of the 1.50% Notes, holders may surrender their 1.50% Notes for conversion into WebMD Common Stock at a conversion rate of 18.9362 shares of Common Stock per thousand dollars principal amount of the 1.50% Notes. This is equivalent to a conversion price of approximately $52.81 per share of Common Stock. In the aggregate, the 1.50% Notes were convertible into 5,680,860 shares of Common Stock as of December 31, 2013.

Restructuring.    On December 11, 2012, we announced a plan to streamline our operations, simplify our organizational structure, reduce costs and better focus our resources. These actions included a workforce reduction of approximately 250 positions, or roughly 14% of our employees at that time, and have resulted in a reduction in our operating expenditures. We recorded a restructuring charge of $7,579 during the three months ended December 31, 2012 related to severance and other employee benefits that were provided to terminated employees.

Voluntary Surrender of Certain Option Grants.    On February 23, 2012, our directors and certain officers voluntarily surrendered certain grants of non-qualified options to purchase WebMD Common Stock made to them, one of which was made in 2007, some in 2010 and some in 2011 and all of which were out-of-the-money at the time of surrender. None of these individuals received any consideration or promise of consideration in exchange for the surrender of these stock options. These options were originally granted under our 2005 Long-Term Incentive Plan (which we refer to as the 2005 Plan), and therefore, upon their surrender, the shares underlying these options were returned to the 2005 Plan and became available for grant under such plan. These surrenders of stock options were intended to allow WebMD to use the shares that became available under the 2005 Plan to attract new employees and to motivate and retain current key employees. During the three months ended March 31, 2012, we recorded pre-tax stock-based compensation expense of $8,076 related to the voluntary surrender of these options, which represented the remaining unrecognized stock-based compensation amounts for such grants.

Auction Rate Securities.    Effective April 20, 2010, we entered into an agreement pursuant to which we sold our holdings of auction rate securities (which we refer to as ARS), for an aggregate of $286,399. Under the terms of the agreement, we retained an option (which we refer to as the ARS Option), for a period of two years from the date of the agreement: (a) to repurchase from the purchaser the same principal amount of any or all of the various series of ARS sold, at the agreed upon purchase prices received on April 20, 2010; and (b) to receive from the purchaser additional proceeds upon certain redemptions of the various series of ARS sold. We received cash proceeds of $9,269 and recorded a pre-tax gain of $8,074 related to the ARS Option during the three months ended March 31, 2012. As of March 31, 2012, we no longer had any remaining positions related to the ARS Option and will receive no further cash proceeds.

Seasonality

The timing of our revenue is affected by seasonal factors. Our public portal advertising and sponsorship revenue is seasonal, primarily due to the annual spending patterns of the advertising and sponsorship clients of our public portals. This portion of our revenue is usually the lowest in the first quarter of each calendar year, and generally increases during each consecutive quarter throughout the year. The timing of revenue in relation to our expenses, many of which do not vary directly with revenue, has an impact on cost of operations, sales and marketing, and general and administrative expenses as a percentage of revenue in each calendar quarter.

Critical Accounting Estimates and Policies

Critical Accounting Estimates

Our MD&A is based upon our Consolidated Financial Statements and Notes to Consolidated Financial Statements, which were prepared in conformity with U.S. generally accepted accounting principles. The

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preparation of the Consolidated Financial Statements requires us to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. We base our estimates on historical experience, current business factors, and various other assumptions that we believe are necessary to consider to form a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses and the disclosure of contingent assets and liabilities. We are subject to uncertainties such as the impact of future events, economic and political factors, and changes in our business environment; therefore, actual results could differ from these estimates. Accordingly, the accounting estimates used in the preparation of our financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. Changes in estimates are made when circumstances warrant. Such changes in estimates and refinements in estimation methodologies are reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the Notes to our Consolidated Financial Statements.

We evaluate our estimates on an ongoing basis, including those related to revenue recognition, the allowance for doubtful accounts, the carrying value of long-lived assets (including goodwill and indefinite-lived intangible assets), the amortization period of long-lived assets (excluding goodwill and indefinite-lived intangible assets), the carrying value, capitalization and amortization of software and Website development costs, the carrying value of investments, the provision for income taxes and related deferred tax accounts, certain accrued expenses, contingencies, litigation and related legal accruals and the value attributed to employee stock options and other stock-based awards.

Critical Accounting Policies

We believe the following reflects our critical accounting policies and our more significant judgments and estimates used in the preparation of our Consolidated Financial Statements:

•	Revenue Recognition. Revenue from advertising is recognized as advertisements are delivered or as publications are distributed. Revenue from sponsorship arrangements, content syndication and distribution arrangements, information services and subscriptions to our healthcare management tools and private portals as well as related health coaching services are recognized ratably over the term of the applicable agreement. Revenue from the sponsorship of CME is recognized over the period that we substantially complete our contractual deliverables as determined by the applicable agreements.

Contracts that contain multiple deliverables are subject to Accounting Standards Update No. 2009-13 Multiple-Deliverable Revenue Arrangements (“ASU 2009-13”). ASU 2009-13 requires the allocation of revenue to each deliverable of multiple-deliverable revenue arrangements, based on the relative selling price of each deliverable. It also defines the level of evidence of selling price required to separate deliverables and allows a company to make its best estimate of the selling price of deliverables when more objective evidence of selling price is not available.

Pursuant to the guidance of ASU 2009-13, when a sales arrangement contains multiple deliverables, we allocate revenue to each deliverable based on relative selling price. The selling price for a deliverable is based on vendor-specific objective evidence (“VSOE”) if available, third-party evidence (“TPE”) if VSOE is not available, or best estimate of selling price if neither VSOE nor TPE is available. We then recognize revenue on each deliverable in accordance with our revenue recognition policies over the period that delivery occurs. VSOE of selling price is based on the price charged when the deliverable is sold separately. In determining VSOE, we require that a substantial majority of the selling prices fall within a reasonable range based on historical pricing trends for specific products and services. TPE is based on competitor prices of similar deliverables when sold separately. We are generally not able to determine TPE of selling price as we are unable to reliably determine what competitors’ selling prices are for comparable services, combined with the fact that our services often contain unique features and customizations such that comparable services do not exist. The determination of best estimate of selling price is a judgmental process that considers multiple factors including, but not limited to, recent selling prices and related discounting practices for each service, market conditions, customer classes, sales channels and other factors.

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•	Long-Lived Assets. Our long-lived assets consist of property and equipment, goodwill and other intangible assets. Goodwill and other intangible assets arise from the acquisitions we have made. The amount assigned to intangible assets is subjective and based on fair value using exit price and market participant view, such as discounted cash flow and replacement cost models. Our long-lived assets, excluding goodwill and indefinite-lived intangible assets, are amortized over their estimated useful lives, which we determine based on the consideration of several factors including the period of time the asset is expected to remain in service. We evaluate the carrying value and remaining useful lives of long-lived assets, excluding goodwill and indefinite-lived intangible assets, whenever indicators of impairment are present. We evaluate the carrying value of goodwill and indefinite-lived intangible assets annually, or whenever indicators of impairment are present. We test goodwill for impairment at the reporting unit level only when, after completing a qualitative analysis, it is determined that it is more likely than not that the fair value of the reporting unit is less than its carrying value. Long-lived assets held for sale are reported at the lower of cost or fair value less cost to sell. There was no impairment of goodwill or indefinite-lived intangible assets in 2013, 2012 or 2011.

•	Stock-Based Compensation. Stock-based compensation expense for all share-based payment awards granted is determined based on the grant-date fair value. The grant date fair value for stock options is estimated using the Black-Scholes Option Pricing Model. We recognize these compensation costs net of an estimated forfeiture rate on a straight-line basis over the requisite service period of the award, which is generally the vesting term of the share-based payment awards. As of December 31, 2013, there was approximately $69,400 of unrecognized stock-based compensation expense (net of estimated forfeitures) related to unvested stock options and restricted stock awards held by employees, which is expected to be recognized over a weighted-average period of approximately 3.0 years, related to our stock-based compensation plans.

•	Deferred Taxes. Our deferred tax assets are comprised primarily of net operating loss carryforwards and federal tax credits. These net operating loss carryforwards and federal tax credits may be used to offset taxable income in future periods, reducing the amount of taxes we might otherwise be required to pay. A significant portion of our net deferred tax assets, including the portion related to excess tax benefits of stock-based awards, are reserved for by a valuation allowance as required by relevant accounting literature. The remaining portion of our net deferred tax assets are no longer reserved for by a valuation allowance. Management determines the need for a valuation allowance by assessing the probability of realizing deferred tax assets, taking into consideration factors including historical operating results, expectations of future earnings and taxable income. Management will continue to evaluate the need for a valuation allowance in the future.

•	Tax Contingencies. Our tax contingencies are recorded to address potential exposures involving tax positions we have taken that could be challenged by tax authorities. These potential exposures result from applications of various statutes, rules, regulations and interpretations. Our estimates of tax contingencies reflect assumptions and judgments about potential actions by taxing jurisdictions. We believe that these assumptions and judgments are reasonable. However, our accruals may change in the future due to new developments in each matter and the ultimate resolution of these matters may be greater or less than the amount that we have accrued. Consistent with our historical financial reporting, we have elected to reflect interest and penalties related to uncertain tax positions as part of the income tax provision (benefit).

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Results of Operations

The following table sets forth our consolidated statements of operations data and expresses that data as a percentage of revenue for the periods presented:

	Years Ended December 31,
	2013		2012		2011
	$	%(a)	$	%(a)	$	%(a)
Revenue	$515,293	100.0	$469,866	100.0	$558,775	100.0
Cost of operations	209,740	40.7	216,361	46.0	201,677	36.1
Sales and marketing	127,997	24.8	127,659	27.2	124,326	22.2
General and administrative	93,220	18.1	97,618	20.8	91,271	16.3
Depreciation and amortization	26,606	5.2	28,399	6.0	26,801	4.8
Interest income	76	—	86	—	112	—
Interest expense	22,826	4.4	23,334	5.0	20,645	3.7
Loss on convertible notes	4,871	0.9	—	—	—	—
Gain on investments	—	—	8,074	1.7	18,516	3.3
Restructuring	—	—	7,579	1.6	—	—
Other expense	1,353	0.3	2,297	0.5	2,328	0.4

Income (loss) from continuing operations before income tax provision (benefit)	28,756	5.6	(25,221)	(5.4)	110,355	19.7
Income tax provision (benefit)	13,640	2.6	(2,134)	(0.5)	46,167	8.3

Income (loss) from continuing operations	15,116	2.9	(23,087)	(4.9)	64,188	11.5
Income from discontinued operations, net of tax	—	—	2,743	0.6	10,388	1.9

Net income (loss)	$15,116	2.9	$(20,344)	(4.3)	$74,576	13.3

(a)	Amounts may not add due to rounding.

Revenue from our public portal advertising and sponsorship is derived from the sale of online advertising and sponsorship products, online CME services, information and data services and other print services (including advertisements in WebMD Magazine). Revenue from our private portal services is derived from subscriptions to our cloud-based population health management platform by private and governmental employers, healthcare payers and others, and from related services including health and condition management programs and personalized health coaching services. Our customers include pharmaceutical, biotechnology, medical device and consumer products companies, as well as employers and health plans.

Cost of operations consists of salaries and related expenses, and non-cash stock-based compensation expense related to providing and distributing services and products we provide to customers and costs associated with the operation and maintenance of our public and private portals. Cost of operations also consists of editorial and production costs, Website operations costs, non-capitalized Website development costs, costs we pay to our distribution partners, costs associated with our health and condition management programs and personalized health coaching services, and costs related to the production and distribution of our publications, including costs related to creating and licensing content, telecommunications, leased properties and printing and distribution.

Sales and marketing expense consists primarily of salaries and related expenses, and non-cash stock-based compensation for account executives, account management and marketing personnel, as well as costs and expenses for marketing programs, and fees for professional marketing and advertising services.

General and administrative expense consists primarily of salaries and related expenses and non-cash stock-based compensation expense for administrative, finance, legal, information technology, human resources and

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executive personnel. Also included in general and administrative expense are costs of general insurance and professional services expenses.

Our discussions throughout this MD&A make references to certain non-cash expenses. Our principal non-cash expenses are related to the awards of all share-based payments to employees and non-employee directors, such as grants of employee stock options and restricted stock. Non-cash stock-based compensation expense is reflected in the same expense captions as the related salary cost of the respective employee.

The following table is a summary of our non-cash expenses included in the respective statements of operations captions.

	Years Ended December 31,
	2013	2012	2011
Stock-based compensation expense included in:
Cost of operations	$6,762	$8,160	$7,707
Sales and marketing	8,395	8,201	9,079
General and administrative	23,393	28,560	22,951

Total stock-based compensation expense	$38,550	$44,921	$39,737

2013 and 2012

The following discussion is a comparison of our results of operations for the year ended December 31, 2013 to the year ended December 31, 2012.

Revenue.    Our total revenue increased 9.7% to $515,293 in 2013 from $469,866 in 2012. The increase was due to an increase of $41,843 of advertising and sponsorship revenue from our public portals and an increase of $3,584 of revenue from our private portals. The increase in revenue related primarily to an increase in advertising of certain of our customers, particularly our biopharmaceutical and consumer products companies. For a more detailed discussion, see “— Introduction — Background Information on Certain Trends and Developments Affecting Our Business — Other Factors Affecting the Demand for Our Advertising and Sponsorship Services.” A more detailed discussion regarding changes in revenue is included below under “—Supplemental Financial and Operating Information.”

Cost of Operations.    Cost of operations was $209,740 in 2013, compared to $216,361 in 2012. Our cost of operations represented 40.7% of revenue in 2013, compared to 46.0% of revenue in 2012. Included in cost of operations were non-cash expenses related to stock-based compensation of $6,762 in 2013, compared to $8,160 in 2012.

Cost of operations, excluding the non-cash stock-based compensation expense discussed above, was $202,978, or 39.4% of revenue in 2013, compared to $208,201, or 44.3% of revenue in 2012. The decrease in absolute dollars and as a percentage of revenue in 2013, compared to 2012, was due to our ability to deliver the 9.7% revenue increase with a reduced cost structure resulting from the restructuring actions taken in December 2012.

Sales and Marketing.    Sales and marketing expense was $127,997 in 2013, compared to $127,659 in 2012. Our sales and marketing expense represented 24.8% of revenue in 2013, compared to 27.2% in 2012. Included in sales and marketing expense were non-cash expenses related to stock-based compensation of $8,395 in 2013, compared to $8,201 in 2012.

Sales and marketing expense, excluding the non-cash expenses discussed above, was $119,602, or 23.2% of revenue, in 2013, compared to $119,458, or 25.4% of revenue, in 2012. The decrease as a percentage of revenue, excluding the non-cash expenses discussed above, for 2013 compared to 2012, was primarily due to the increase in our revenue of 9.7% without a commensurate increase in our sales and marketing expenses as certain of these expenses are fixed in nature and as a result of the reduced cost structure resulting from the restructuring actions taken in December 2012.

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General and Administrative.    General and administrative expense was $93,220 in 2013, compared to $97,618 in 2012. Our general and administrative expenses represented 18.1% of revenue in 2013, compared to 20.8% of revenue in 2012. Included in general and administrative expense was non-cash stock-based compensation expense of $23,393 in 2013, compared to $28,560 in 2012. The decrease in non-cash stock-based compensation expense for 2013, compared to 2012, was primarily due to the voluntary surrender of stock options by certain of our officers and directors and the related acceleration of the unrecognized stock-based compensation expense associated with those options during 2012 of $8,076 and the lack of a comparable expense in 2013.

General and administrative expense, excluding the non-cash stock-based compensation expense discussed above, was $69,827, or 13.6% of revenue, in 2013, compared to $69,058, or 14.7% of revenue in 2012. The decrease in general and administrative expense as a percentage of revenue, excluding the non-cash expenses discussed above, for 2013 compared to 2012, was primarily due to the increase in our revenue of 9.7% without a commensurate increase in our general and administrative expenses as many of these expenses are fixed in nature and as a result of the reduced cost structure resulting from the restructuring actions taken in December 2012.

Depreciation and Amortization.    Depreciation and amortization expense was $26,606, or 5.2% of revenue in 2013, compared to $28,399, or 6.0% of revenue in 2012. This decrease was primarily due to the acceleration, in 2012, of the remaining amortization expense of $1,267 associated with certain trade names that have been retired from use.

Interest Income.    Interest income was $76 in 2013, which was relatively consistent when compared to $86 in 2012.

Interest Expense.    Interest expense was $22,826 in 2013 compared to $23,334 in 2012. This decrease was primarily due to the repurchase of $147,768 principal amount of our 2.25% Notes during 2013. Interest expense in 2013 and 2012 included non-cash interest expense of $4,192 and $4,326, respectively, related to the amortization of the debt issuance costs for the convertible debt outstanding during those periods.

Loss on Convertible Notes.    During 2013, we recorded a loss on convertible notes of $4,871 related to the repurchase of $147,768 principal amount of our 2.25% Notes. See “— Introduction — Background Information on Certain Significant Developments and Transactions — Convertible Notes” for additional information.

Gain on Investments.    During 2012, our gain on investments of $8,074 related to amounts we received through our ARS Option.

Restructuring.    During 2012, we recorded a restructuring charge of $7,579 related to severance and other employee benefits that were provided to the terminated employees due to the reduction in our workforce as a result of the plan we announced, on December 11, 2012, to streamline our operations, simplify our organizational structure, reduce costs and better focus our resources.

Other Expense.    Other expense of $1,353 during 2013 includes cash severance and related expenses due to the May 2013 departure of a Chief Executive Officer of the Company. Other expense of $2,297 during 2012 includes cash severance and related expenses due to the January 2012 departure of a Chief Executive Officer of the Company, and the related search and recruitment of his replacement during that period.

Income Tax Provision (Benefit).    The income tax provision of $13,640 in 2013 related to pre-tax income of $28,756, compared to the income tax benefit of $2,134 in 2012 which related to a pre-tax loss of $25,221. The income tax benefit during 2012 included a non-cash income tax expense of $4,724 related to an increase in our valuation allowance for certain research and development tax credits for which scheduled expiration prior to utilization is more likely than not.

Income from Discontinued Operations, Net of Tax.    Income from discontinued operations, net of tax, was $2,743 in 2012. During 2012, we recognized an after-tax gain of $2,235 related to the receipt of approximately $3,600 from the United States Department of Justice in relation to the investigation by the United States Attorney for the District of South Carolina (which we refer to as the Investigation). These funds represented the

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reimbursement to us related to recoveries by the United States Department of Justice from former employees of a subsidiary who pleaded guilty to the matters involved in the Investigation. None of the former employees who pleaded guilty were employees to whom we provided indemnification in connection with the Investigation. Additionally, during 2012, income from discontinued operations includes a net state tax refund of $508 that we received in connection with the finalization of a state tax appeal related to the September 2006 sale of Emdeon Practice Services, Inc. (which we refer to as EPS) to Sage Software, Inc. (which we refer to as the EPS Sale). The income tax provision included within discontinued operations was $555 during 2012.

2012 and 2011

The following discussion is a comparison of our results of operations for the year ended December 31, 2012 to the year ended December 31, 2011.

Revenue.    Our total revenue decreased 15.9% to $469,866 in 2012 from $558,775 in 2011. The decrease was due to a decrease of $85,986 of advertising and sponsorship revenue from our public portals and a decrease of $2,923 of revenue from our private portals. We believe that the overall decrease in revenue related primarily to a more cautious business outlook by many of our customers, resulting in a lower volume of advertising and sponsorship programs. For background information, see “— Introduction — Background Information on Certain Trends and Developments Affecting Our Business — Other Factors Affecting the Demand for Our Advertising and Sponsorship Services.” A more detailed discussion regarding changes in revenue is included below under “— Supplemental Financial and Operating Information.”

Cost of Operations.    Cost of operations was $216,361 in 2012, compared to $201,677 in 2011. Our cost of operations represented 46.0% of revenue in 2012, compared to 36.1% of revenue in 2011. Included in cost of operations were non-cash expenses related to stock-based compensation of $8,160 in 2012, compared to $7,707 in 2011.

Cost of operations, excluding the non-cash stock-based compensation expense discussed above, was $208,201, or 44.3% of revenue in 2012, compared to $193,970, or 34.7% of revenue in 2011. The increase in absolute dollars in 2012, compared to 2011, was primarily attributable to an increase of approximately $18,600 associated with the operations and maintenance of our network, including efforts to drive and support the increased traffic to our Websites, expenses related to the development of new content and the development of tools and features designed to increase the engagement of visitors to our Websites, and costs associated with the creation and delivery of our advertising and sponsorship programs. The increase in these expenses was partially offset by a decrease of $4,400 of distribution expense related to the phase out of our affiliate partner sites and other distribution partners. The increase as a percentage of revenue, excluding the non-cash expenses discussed above, was due to the decrease in our revenue of 15.9%, combined with the increase in our cost of operations as certain of these expenses are fixed in nature and do not vary directly with revenue.

Sales and Marketing.    Sales and marketing expense was $127,659 in 2012, compared to $124,326 in 2011. Our sales and marketing expense represented 27.2% of revenue in 2012, compared to 22.2% in 2011. Included in sales and marketing expense were non-cash expenses related to stock-based compensation of $8,201 in 2012, compared to $9,079 in 2011.

Sales and marketing expense, excluding the non-cash expenses discussed above, was $119,458, or 25.4% of revenue, in 2012, compared to $115,247, or 20.6% of revenue, in 2011. The increase in absolute dollars in 2012 compared to 2011 was primarily attributable to an increase in certain compensation related costs and certain marketing expenses incurred in 2012 compared to the prior year. The increase as a percentage of revenue, excluding the non-cash expenses discussed above, for 2012 compared to 2011 was primarily due to the decrease in our revenue of 15.9% without a commensurate decrease in our sales and marketing expenses as certain of these expenses are fixed in nature.

General and Administrative.    General and administrative expense was $97,618 in 2012, compared to $91,271 in 2011. Our general and administrative expenses represented 20.8% of revenue in 2012, compared to

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16.3% of revenue in 2011. Included in general and administrative expense was non-cash stock-based compensation expense of $28,560 in 2012, compared to $22,951 in 2011. The increase in non-cash stock-based compensation expense for 2012, compared to 2011, was primarily due to the voluntary surrender of stock options by certain of our officers and directors and the related acceleration of the unrecognized stock-based compensation expense associated with those options during 2012 of $8,076.

General and administrative expense, excluding the non-cash stock-based compensation expense discussed above, was $69,058, or 14.7% of revenue, in 2012, compared to $68,320, or 12.2% of revenue in 2011. The increase in general and administrative expense as a percentage of revenue, excluding the non-cash expenses discussed above, for 2012 compared to 2011, was primarily due to the decrease in our revenue of 15.9% without a commensurate decrease in our general and administrative expenses as many of these expenses are fixed in nature.

Depreciation and Amortization.    Depreciation and amortization expense was $28,399, or 6.0% of revenue in 2012, compared to $26,801, or 4.8% of revenue in 2011. This increase was primarily due to the acceleration of the remaining amortization expense of $1,267 associated with certain trade names that have been retired from use.

Interest Income.    Interest income was $86 in 2012, which was relatively consistent when compared to $112 in 2011.

Interest Expense.    Interest expense was $23,334 in 2012, compared to $20,645 in 2011. Interest expense in 2012 and 2011 included non-cash interest expense of $4,326 and $3,758, respectively, related to the amortization of the debt issuance costs for the convertible debt outstanding during those periods. The increase in interest expense is a result of the 2.50% Notes and the 2.25% Notes being outstanding for the full 2012 year, while only being outstanding for a portion of the 2011 period.

Gain on Investments.    During 2012 and 2011, our gain on investments of $8,074 and $18,516, respectively, related to amounts we received through our ARS Option.

Restructuring.    During 2012, we recorded a restructuring charge of $7,579 related to severance and other employee benefits that were provided to the terminated employees due to the reduction in our workforce as a result of the plan we announced, on December 11, 2012, to streamline our operations, simplify our organizational structure, reduce costs and better focus our resources.

Other Expense.    Other expense during 2012 includes cash severance and related expenses due to the January 2012 departure of a Chief Executive Officer of the Company, and the related search and recruitment of his replacement during that period. For 2011, other expense consists primarily of transaction expenses of $2,275 that we incurred related to legal fees and other expenses in connection with the process conducted by our Board of Directors to explore strategic alternatives for our company.

Income Tax Provision (Benefit).    The income tax benefit of $2,134 in 2012 related to a pre-tax loss of $25,221, compared to an income tax provision of $46,167 in 2011 which related to pre-tax income of $110,355. The income tax benefit during 2012 included a non-cash income tax expense of $4,724 related to an increase in our valuation allowance for certain research and development tax credits for which scheduled expiration prior to utilization is more likely than not.

Income from Discontinued Operations, Net of Tax.    Income from discontinued operations, net of tax, was $2,743 in 2012, compared to $10,388 in 2011. During 2012, we recognized an after-tax gain of $2,235 related to the receipt of approximately $3,600 from the United States Department of Justice in relation to the Investigation. These funds represented the reimbursement to us related to recoveries by the United States Department of Justice from former employees of a subsidiary who pleaded guilty to the matters involved in the Investigation. None of the former employees who pleaded guilty were employees to whom we provided indemnification in connection with the Investigation. Additionally, during 2012, income from discontinued operations includes a net state tax refund of $508 that we received in connection with the finalization of a state tax appeal related to the September

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2006 EPS Sale. Income from discontinued operations during 2011 consisted of adjustments to our indemnity obligations related to the Investigation and the SEC and the related insurance coverage litigation, as well as income of $2,994 related to an adjustment of the tax indemnification liability of our former Porex business as a result of the completion of an audit for one of the related matters. The income tax provision included within discontinued operations was $555 and $4,812 during 2012 and 2011, respectively.

Supplemental Financial and Operating Information

The following table and the discussion that follows presents information for groups of revenue based on similar services we provide, as well as information related to a non-GAAP performance measure that we use to monitor the performance of our business and which we refer to as “Earnings before interest, taxes, non-cash and other items” or “Adjusted EBITDA.” Due to the fact that Adjusted EBITDA is a non-GAAP measure, we have also included a reconciliation from Adjusted EBITDA to net income (loss).

	Years Ended December 31,
	2013	2012	2011
Revenue
Public portal advertising and sponsorship	$433,182	$391,339	$477,325
Private portal services	82,111	78,527	81,450

	$515,293	$469,866	$558,775

Earnings before interest, taxes, non-cash and other items (Adjusted EBITDA)	$122,886	$73,149	$181,238
Interest, taxes, non-cash and other items
Interest income	76	86	112
Interest expense	(22,826)	(23,334)	(20,645)
Income tax (provision) benefit	(13,640)	2,134	(46,167)
Depreciation and amortization	(26,606)	(28,399)	(26,801)
Non-cash stock-based compensation	(38,550)	(44,921)	(39,737)
Loss on convertible notes	(4,871)	—	—
Gain on investments	—	8,074	18,516
Restructuring	—	(7,579)	—
Other expense	(1,353)	(2,297)	(2,328)

Income (loss) from continuing operations	15,116	(23,087)	64,188
Income from discontinued operations, net of tax	—	2,743	10,388

Net income (loss)	$15,116	$(20,344)	$74,576

2013 and 2012

The following discussion is a comparison of the results of operations for our two groups of revenue and our Adjusted EBITDA for the year ended December 31, 2013 to the year ended December 31, 2012.

Public Portal Advertising and Sponsorship.    Public portal advertising and sponsorship revenue was $433,182 in 2013, an increase of $41,843, or 10.7%, from 2012. The increase in revenue was attributable to an increase in advertising of certain of our customers, particularly our biopharmaceutical and consumer products companies. For a more detailed discussion, see “— Introduction — Background Information on Certain Trends and Developments Affecting Our Business — Other Factors Affecting the Demand for Our Advertising and Sponsorship Services.” Although there were changes made to simplify our pricing structure in early 2013, any actual changes to prices did not have a significant impact on the increase in revenue during 2013.

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Private Portal Services.    Private portal services revenue was $82,111 in 2013, an increase of $3,584, or 4.6%, from 2012. In general, the pricing of our private portal services was not a significant source of the revenue increase. The number of clients using our private portal platform at December 31, 2013 was 110, compared to 118 clients using our private portal platform at December 31, 2012.

Adjusted EBITDA.    Adjusted EBITDA increased to $122,886 in 2013 compared to $73,149 in 2012. As a percentage of revenue, Adjusted EBITDA was 23.8% of revenue in 2013, compared to 15.6% in 2012. This increase as a percentage of revenue was primarily due to higher revenue in 2013. Many of our expenses are fixed in nature and do not vary directly with revenue, and accordingly, our Adjusted EBITDA as a percentage of revenue will fluctuate primarily as a result of changes in our revenue. Additionally, the increase in Adjusted EBITDA in 2013 compared to 2012 was partially attributable to the restructuring that took place in December 2012 which reduced our operating expenses in 2013 compared to 2012. See “— Introduction — Background Information on Certain Significant Developments and Transactions — Restructuring” for additional information.

2012 and 2011

The following discussion is a comparison of the results of operations for our two groups of revenue and our Adjusted EBITDA for the year ended December 31, 2012 to the year ended December 31, 2011.

Public Portal Advertising and Sponsorship.    Public portal advertising and sponsorship revenue was $391,339 in 2012, a decrease of $85,986, or 18.0%, from 2011. We believe that this decrease related primarily to a more cautious business outlook by many of our customers, resulting in a lower volume of advertising and sponsorship programs. In general, the pricing of our advertising and sponsorship programs was not a significant source of the revenue decrease. For background information, see “— Introduction — Background Information on Certain Trends and Developments Affecting Our Business — Other Factors Affecting the Demand for Our Advertising and Sponsorship Services.”

Private Portal Services.    Private portal services revenue was $78,527 in 2012, a decrease of $2,923, or 3.6%, from 2011. The decline in revenue during 2012 was primarily due to the full year impact of customers lost during 2011 and 2012 and a reduction in the level of services purchased by some of our customers. In general, the pricing of our private portal services was not a significant source of the revenue decrease. The number of clients using our private portal platform at December 31, 2012 was 118, compared to 124 clients using our private portal platform at December 31, 2011.

Adjusted EBITDA.    Adjusted EBITDA decreased to $73,149 in 2012 compared to $181,238 in 2011. As a percentage of revenue, Adjusted EBITDA was 15.6% of revenue in 2012, compared to 32.4% in 2011. This decrease as a percentage of revenue was primarily due to lower revenue in 2012. Many of our expenses are fixed in nature and do not vary directly with revenue, and accordingly, our Adjusted EBITDA as a percentage of revenue will fluctuate primarily as a result of changes in our revenue.

* * * *

Explanatory Note Regarding Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure and should be viewed as supplemental to, and not as an alternative for, “income (loss) from continuing operations” or “net income (loss)” calculated in accordance with GAAP. Our management uses Adjusted EBITDA as an additional measure of performance for purposes of business decision-making, including developing budgets, managing expenditures, and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in financial results that may not be shown solely by period-to-period comparisons of income (loss) from continuing operations or net income (loss). We believe that the presentation of Adjusted EBITDA is useful to investors in their analysis of our results for reasons similar to the reasons why our management finds it useful and because it helps facilitate investor understanding of decisions made by our management in light of the performance metrics used in making those decisions. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of Adjusted EBITDA to income (loss) from continuing operations or to net income (loss), helps investors make comparisons between us

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and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. Please see the “Explanation of Non-GAAP Financial Information” included as Annex G below for additional background information regarding our use of Adjusted EBITDA. Annex G is incorporated in this MD&A by reference.

Liquidity and Capital Resources

Cash Flows

As of December 31, 2013, we had $824,880 of cash and cash equivalents and working capital of $815,582. Our cash and cash equivalents and working capital are affected by the timing of each period end in relation to items such as payments received from customers, payments made to vendors, the timing of interest payments related to our convertible debt and internal payroll and billing cycles, as well as the seasonality within our business. Accordingly, our working capital, and its impact on cash flow from operations, can fluctuate materially from period to period.

Cash provided by operating activities in 2013 was $86,094, which related to net income of $15,116, adjusted for a loss on convertible notes of $4,871, a non-cash income tax provision of $13,070 related to deferred income taxes, and other non-cash expenses of $69,348, which include depreciation and amortization expense, non-cash interest expense and non-cash stock-based compensation expense. Additionally, changes in operating assets and liabilities decreased operating cash flow by $16,311, primarily due to an increase in accounts receivable of $17,610 and a decrease in deferred revenue of $7,028, which was offset by an increase in accrued expenses and other long-term liabilities of $8,061 and a decrease in prepaid expenses and other assets of $266.

Cash provided by operating activities from our continuing operations in 2012 was $70,822, which related to a net loss of $20,344, adjusted for income from discontinued operations of $2,743, the gain on investments of $8,074, the non-cash income tax benefit of $2,337 related to deferred income taxes, and other non-cash expenses of $77,646, which include depreciation and amortization expense, non-cash interest expense and non-cash stock-based compensation expense. Additionally, changes in operating assets and liabilities increased operating cash flow by $26,674, primarily due to cash provided by a decrease in accounts receivable of $14,713, an increase in accrued expenses and other long-term liabilities of $9,429, and an increase in deferred revenue of $4,121, which was offset by an increase in prepaid expenses and other assets of $1,589.

Cash used in investing activities was $20,960 in 2013, compared $25,902 in 2012. We used $22,341 in connection with purchases of property and equipment in 2013, compared to $35,171 of property and equipment purchases is 2012. The higher level of purchases of property and equipment in 2012 primarily related to the planned leasehold improvements for our private portal locations as well as planned end-of-life replacement of servers and disk storage for our public portal data centers. Additionally, during 2013 we received $1,381 from the sale of property and equipment, and during 2012 we received $9,269 related to our ARS Option.

Cash used in financing activities was $232,089 in 2013, compared to $178,626 in 2012. We used cash of $390,814 in 2013 and $177,090 in 2012 to repurchase shares of our Common Stock through tender offers, our authorized repurchase program and other repurchases. We also used cash of $150,354 in 2013 to repurchase a portion of our 2.25% Notes. During 2013, these uses of cash were offset by net cash proceeds of $291,823 from the issuance of our 1.50% Notes. During 2013 and 2012, we received cash proceeds of $29,724 and $827, respectively, related to the exercise of stock options, and used cash of $12,526 and $2,740, respectively, for withholding taxes due on stock-based awards. Also included in cash flows from financing activities in 2013 and 2012, were excess tax benefits on stock-based awards of $58 and $377, respectively.

Included in our consolidated statements of cash flows for 2012, is cash provided by discontinued operations of $4,324 which includes the receipt of $3,565 from the United States Department of Justice in relation to the Investigation. These funds represented the reimbursement to us related to recoveries by the United States Department of Justice from former employees of a subsidiary who pleaded guilty to the matters involved in the

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Investigation. Also included in cash provided by discontinued operations for 2012 is $759 related to the cash received in connection with the finalization of a state tax appeal related to the EPS Sale.

Contractual Obligations and Commitments

The following table summarizes our principal commitments as of December 31, 2013 for future specified contractual obligations, as well as the estimated timing of the cash payments associated with these obligations. Management’s estimates of the timing of future cash flows are largely based on historical experience, and accordingly, actual timing of cash flows may vary from these estimates.

	Total	Less Than 1 Year	2-3 Years	4-5 Years	More Than 5 Years
Leases(a)	$64,187	$11,110	$17,946	$14,555	$20,576
2.25% Convertible Notes due 2016(b)	$265,001	$5,675	$259,326	$—	$—
2.50% Convertible Notes due 2018(b)	$440,833	$10,000	$20,000	$410,833	$—
1.50% Convertible Notes due 2020(b)	$331,125	$4,500	$9,000	$9,000	$308,625

(a)	The lease amounts are net of sublease income

(b)	Amounts include contractual interest payments

The above table excludes $13,889 of uncertain tax positions, including interest and penalties, as we are unable to reasonably estimate the timing of the settlement of these items. See Note 11, “Income Taxes” located in the Notes to Consolidated Financial Statements included in Annex A above.

Outlook on Future Liquidity

As of December 31, 2013, we had $825 million of cash and cash equivalents.

Potential future uses of cash include repurchases of our Common Stock and our anticipated 2014 capital expenditure requirements. Our capital expenditure requirements during 2014, which we estimate to be approximately $25 million to $30 million, relate to improvements that will be deployed across our public and private portal Websites in order to enable us to service future growth in unique users and page views, as well as to create new sponsorship areas for our customers, and to improve the systems used to provide our private portal applications.

Based on our plans and expectations, we believe that our available cash resources and future cash flow from operations will provide sufficient cash resources to meet the cash commitments of our convertible notes and to fund our currently anticipated working capital and capital expenditure requirements, for at least the next twenty-four months. Our future liquidity and capital requirements will depend upon numerous factors, including retention of customers at current volume and revenue levels, implementation of new or updated application and service offerings, competing technological and market developments and potential future acquisitions. In addition, our ability to generate cash flow is subject to numerous factors beyond our control, including general economic, regulatory and other matters affecting us and our customers. We plan to continue to enhance our online services and to continue to invest in acquisitions, strategic relationships, facilities and technological infrastructure and product development. We intend to grow each of our existing businesses and enter into complementary ones through both internal investments and acquisitions. We may need to raise additional funds to support expansion, develop new or enhanced applications and services, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. If required, we may raise such additional funds through public or private debt or equity financing, strategic relationships or other arrangements. We cannot assure that such financing will be available on acceptable terms, if at all, or that such financing will not be dilutive to our stockholders. Future indebtedness may impose various restrictions and covenants on us that could limit our ability to respond to market conditions, to provide for unanticipated capital investments or to take advantage of business opportunities.

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Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements.

Recent Accounting Pronouncements

Accounting Pronouncement Adopted During 2013

In July 2012, the Financial Accounting Standards Board (the “FASB”) issued an update to the existing guidance for impairment testing of indefinite-lived intangible assets, other than goodwill, similar to previously issued guidance for impairment testing of goodwill. The update simplifies how a company tests indefinite-lived intangible assets for impairment by allowing both public and nonpublic entities an option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of an indefinite-lived intangible asset is impaired. If an entity elects to perform a qualitative assessment and determines that an impairment is more likely than not, the entity is then required to perform the existing two-step quantitative impairment test, otherwise no further analysis is required. An entity may also elect not to perform the qualitative assessment and proceed directly to the two-step quantitative impairment test. The amendment was effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, which for us was the first quarter of 2013. The adoption of this amendment did not have an impact on our financial condition, results of operations or cash flows.

Accounting Pronouncements to be Adopted in the Future

In July 2013, the FASB issued an update to existing guidance on the financial presentation of unrecognized tax benefits. The update provides that a liability related to an unrecognized tax benefit would be presented as a reduction of a deferred tax asset for a net operating loss carryforward, a similar tax loss or a tax credit carryforward if such settlement is required or expected in the event the uncertain tax position is disallowed. This update is effective for fiscal years, and interim periods within those years, beginning after December 15, 2013, which for us will be the first quarter of 2014. The adoption of this update is expected to have no impact on our financial condition, results of operations or cash flows.

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ANNEX D

WEBMD HEALTH CORP. 2013 ANNUAL REPORT

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on WebMD Common Stock with the comparable cumulative return of the NASDAQ Composite Index and the Research Data Group (RDG) Internet Composite Index over the period of time covered in the graph. The graph assumes that $100 was invested in WebMD Common Stock and in each index on December 31, 2008. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

ANNEX E

WEBMD HEALTH CORP. 2013 ANNUAL REPORT

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Sensitivity

The primary objective of our investment activities is to preserve principal and maintain adequate liquidity.

The value of our cash and money market investments, which were approximately $825 million at December 31, 2013, are not subject to changes in interest rates.

The 2.50% Notes, 2.25% Notes and 1.50% Notes have fixed interest rates; therefore, changes in interest rates will not impact our results of operations or financial position.

Exchange Rate Sensitivity

Currently, substantially all of our sales and expenses are denominated in United States dollars; therefore, changes in exchange rates will not have a material impact on our results of operations or financial position.

ANNEX F

WEBMD HEALTH CORP. 2013 ANNUAL REPORT

RISK FACTORS

This Annex F includes the risk factors from Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013 and describes circumstances or events that could have a negative effect on our financial results or operations or that could change, for the worse, existing trends in some or all of our businesses. The occurrence of one or more of the circumstances or events described below could have a material adverse effect on our financial condition, results of operations and cash flows or on the trading prices of our Common Stock and Convertible Notes or of securities that we may issue in the future. The risks and uncertainties described in this Annex F are not the only ones facing us. Additional risks and uncertainties that are not currently known to us, or that we currently believe are immaterial, may also adversely affect our business and operations.

Risks Related to Our Operations and the Healthcare Content We Provide

If we are unable to provide content and services that attract users to The WebMD Health Network on a consistent basis, our advertising and sponsorship revenue could be reduced

Users of The WebMD Health Network have numerous other online and offline sources of healthcare information and related services. Our ability to compete for user traffic on our public portals depends upon our ability to make available a variety of health, wellness and medical content, decision-support applications and other services that meet the needs of a variety of types of users, including consumers, physicians and other healthcare professionals, with a variety of reasons for seeking information. Our ability to do so depends, in turn, on:

•	our ability to hire and retain qualified authors, journalists and independent writers;

•	our ability to license quality content from third parties; and

•	our ability to monitor and respond to increases and decreases in user interest in specific topics.

If consumers and healthcare professionals do not perceive our content, applications and tools to be useful, reliable and trustworthy, we may not be able to attract or retain users or otherwise maintain or increase the frequency and duration of their engagement with our health information services. We cannot assure you that we will be able to continue to develop or acquire needed content, applications and tools at a reasonable cost. In addition, since consumer users of our public portals may be attracted to The WebMD Health Network as a result of a specific condition or for a specific purpose, it is difficult for us to predict the rate at which they will return to our public portals. Because we generate revenue by, among other things, selling sponsorships of specific pages, sections or events on The WebMD Health Network, a decline in user traffic levels or a reduction in the number of pages viewed by users could cause our revenue to decrease and could have a material adverse effect on our results of operations.

A significant portion of the traffic to The WebMD Health Network is directed to us through algorithmic search results on Internet search engines and, if we are listed less prominently in search result listings, our business and operating results could be harmed

A significant portion of the traffic to The WebMD Health Network is directed to us through the algorithmic search results on Internet search engines such as Google. Algorithms are developed and used by search engine providers to determine the listings, and the order of such listings, displayed in response to specific searches. Accordingly, in addition to providing quality content and tools, we seek to design our Websites to deliver the content and tools in ways that will cause them to rank well in algorithmic search engine results, which makes it more likely that search engine users will visit our Websites. This is commonly referred to as search engine optimization, or SEO. However, there can be no assurance that our SEO efforts will succeed in improving the

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ranking of our content or, even if they do result in such improvement, that the improved ranking will result in increased numbers of users and page views for our Websites. In addition, search engines frequently change the criteria that determine site rankings in their search results and our SEO efforts will not be successful if we do not respond to those changes appropriately and on a timely basis. One factor that we believe significantly reduced traffic, in the first half of 2013, to some of the consumer sites in The WebMD Health Network (other than WebMD.com, our flagship site) was changes in Google’s algorithms and other processes that lowered the ranking of those sites in Google search results during that period. Although we saw a reversal of this trend beginning in the third quarter of 2013, we cannot be certain whether the improvement will continue or, if it does, how long it can be maintained. Search engine providers may also prioritize search results generated by certain types of queries, including health-related queries, based on criteria they select or may otherwise intermediate in the search results generated, which could, in some circumstances, reduce the ranking that would otherwise be provided to our Websites and increase the ranking of other sites. If we are unable to respond effectively to changes made by search engine providers in their algorithms and other processes, a substantial decrease in traffic to The WebMD Health Network could occur, which could cause our revenue to decrease and have a material adverse effect on our results of operations.

Increasingly, individuals are using mobile devices to access online content and services and, if we fail to capture a significant share of this portion of the market for online health information services or fail to generate revenue from it, our business could be adversely affected

The number of people who access online content and services through smartphones, tablets and other mobile devices has increased dramatically in the past few years, including the number of physicians and other healthcare professionals who do so. Accordingly, the portion of our page views from mobile devices has increased rapidly and is expected to continue to increase. In addition, for each of the first three quarters of 2013, we experienced a year-over-year decline in page views from personal computers (or PCs) as the usage from mobile devices has increased. It is difficult to predict the problems we may encounter in developing and maintaining competitive mobile services and we may need to devote significant resources to their creation, maintenance and support.

We do not currently generate meaningful revenue from our mobile health information services on smartphones, and our ability to do so successfully is unproven. Even if demand for our mobile platforms and applications exists and we achieve a significant share of the usage of mobile health information services on smartphones, we cannot assure you that we will be able to achieve significant revenue or profits from these services. Although monetization of tablet page views is generally similar to monetization of PC page views, the monetization of smartphone page views will require different strategies and techniques because of the smaller screen size. We are in the early stages of developing and testing those strategies and techniques and, accordingly, cannot provide assurance that our efforts to monetize smartphone page views will be successful or, even if they begin to produce some positive results, how long that would last in light of changing preferences of users and of advertisers and sponsors, ongoing technological changes and changes in applicable laws, regulations and other standards. If users access our services through smartphones as a substitute for access through personal computers and tablets, and if we are unable to successfully implement monetization strategies for smartphone traffic, our revenue and financial results may be negatively affected.

We face significant competition for our healthcare information products and services

The markets for healthcare information products and services are intensely competitive, continually evolving and, in some cases, subject to rapid change.

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The WebMD Health Network faces competition from numerous other companies, both in attracting users and in generating revenue from advertisers and sponsors. We compete for users with Websites and mobile applications that provide health-related information, including both commercial ones and not-for-profit ones. We compete for advertisers and sponsors with: health-related Websites and mobile applications; general interest consumer Websites that offer specialized health sub-channels or functions; other high-

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traffic Websites that include both healthcare-related and non-healthcare-related content and services, including social media Websites; search engines that provide specialized health search; and advertising networks that aggregate traffic from multiple sites. The WebMD Health Network also faces competition from traditional media and offline publications and information services.

•	Our WebMD Health Services private portals and coaching services compete with: providers of healthcare decision-support tools and online health management applications, including personal health records; wellness and disease management vendors; and health information services and health management offerings of healthcare benefits companies and their affiliates.

Many of our competitors have greater financial, technical, product development, marketing and other resources than we do. These organizations may be better known than we are and have more customers or users than we do. We cannot provide assurance that we will be able to compete successfully against these organizations. In addition, we expect that competitors will continue to enter these markets. The competition we face for our services may result in fewer or smaller customer commitments or pressure to reduce prices, which could reduce our profit margins.

Developing and implementing new and updated features and services for our public and private portals and our mobile applications may be more difficult than expected, may take longer and cost more than expected, and may not result in sufficient increases in revenue to justify the costs

Attracting and retaining users of our public portals and our mobile applications and clients for our private portals requires us to continue to improve the technology underlying those portals and applications and to continue to develop new and updated features and services for those portals and applications. If we are unable to do so on a timely basis or if we are unable to implement new features and services without disruption to our existing ones, we may lose potential users and clients.

We rely on a combination of internal development, strategic relationships, licensing and acquisitions to develop our portals, mobile applications and related features and services. Our development and/or implementation of new technologies, features and services may cost more than expected, may take longer than originally expected, may require more testing than originally anticipated and may require the acquisition of additional personnel and other resources. There can be no assurance that the revenue opportunities from any new or updated technologies, applications, features or services will justify the amounts spent.

Failure to effectively identify, assess and pursue new business initiatives could adversely affect our company and its prospects

We are working to broaden our portfolio of services and taking steps to diversify our client base and revenue streams. Some of the business initiatives we are working on have challenges that are different than those associated with our existing products and services and could strain our financial, operational and management resources. Furthermore, there can be no assurance that the potential revenue streams from any investments that we may make in pursuing new business opportunities will justify the amounts spent. Failure to effectively identify, assess and pursue new business initiatives may adversely affect our company and its prospects.

Failure to enhance the analytic capabilities we use to demonstrate the value of our services to advertisers and sponsors could adversely affect our ability to market our services

We are working to enhance the analytic capabilities we use to demonstrate to advertisers and sponsors how promotional strategies implemented through The WebMD Health Network impact physician and consumer behaviors and preferences. Our ability to demonstrate the value of advertising and sponsorship on The WebMD Health Network will depend, in part, on the accuracy of our analytics and measurement capabilities, on our ability to develop reporting tools using the capabilities and our ability to further improve such capabilities and tools. If we are unable to enhance our analytic capabilities, it could adversely affect our ability to market our services and we may lose business to competitors even if our advertising and sponsorship services are superior to theirs.

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Restrictions on our ability to access or use various forms and sources of data could adversely impact our business

We are increasingly using data analytics based on information that we collect regarding usage of our public portals, as well as other third party sources of data. Our use of data regarding users of our public portals is governed by the privacy policies posted on those sites and is designed to comply with applicable laws and regulations, including HIPAA, as is our use of any third-party data. In addition, we sell certain information products on a standalone basis utilizing de-identified data that we license from a third-party source. Changes to our ability to access or use data could adversely affect our ability to implement improved analytics or to offer information products on a standalone basis. Accordingly, our business could be adversely impacted if, for any reason (including, but not limited to, changes in applicable laws and regulations) the data we use becomes unavailable or the conditions on its availability are not commercially reasonable or are inconsistent with our planned usage. In addition, the quality of our data analytics depends on the reliability of the information that we are able to obtain. If the information we use contains errors or is otherwise unreliable, analyses we create and actions we take based on those analyses could be wrong, which could hurt our reputation and business.

Failure to maintain and enhance the “WebMD” and “Medscape” brands could have a material adverse effect on our business

We believe that the “WebMD” and “Medscape” brand identities that we have developed have contributed to the success of our business and have helped us achieve recognition as a trusted source of health and wellness information and tools for consumers and of online content for physicians and other healthcare professionals. We also believe that maintaining and enhancing those brands is important to expanding the user base for our public portals and to our relationships with sponsors and advertisers. The “WebMD” brand is also important to our ability to gain additional employer and healthcare payer clients for our private portals. We have expended considerable resources on establishing and enhancing the “WebMD” and “Medscape” brands and our other brands, and we have developed policies and procedures designed to preserve and enhance our brands, including editorial procedures designed to provide quality control of the information we publish. We expect to continue to devote resources and efforts to maintain and enhance our brands. However, we may not be able to successfully maintain or enhance our brands, and events outside of our control may have a negative effect on our brands. If we are unable to maintain or enhance our brands, and do so in a cost-effective manner, our business could be adversely affected.

We have a limited operating history

We have a limited operating history and participate in relatively new markets. These markets, and our business, have undergone significant changes during their short history and can be expected to continue to change. Many companies with business plans based on providing healthcare information and related services through the Internet have failed to be profitable and some have filed for bankruptcy or ceased operations. Even if demand from users exists, we cannot assure you that our business will be profitable.

Our failure to attract and retain qualified executives and employees may have a material adverse effect on our business

Our business depends largely on the skills, experience and performance of key members of our management team and other key employees. We also depend, in part, on our ability to attract and retain qualified writers and editors, software developers and other technical personnel and sales and marketing personnel. Competition for qualified personnel in the healthcare information services and Internet industries is intense. We cannot assure you that we will be able to hire or retain a sufficient number of qualified personnel to meet our requirements, or that we will be able to do so at costs that are acceptable to us. Failure to do so may have an adverse effect on our business.

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Our advertising and sponsorship revenue may vary significantly from quarter to quarter and its amount and timing may be subject to factors beyond our control, including regulatory changes

Our advertising and sponsorship revenue may vary significantly from quarter to quarter due to a number of factors, many of which are not within our control, and some of which may be difficult to forecast accurately, including potential effects on demand for our services as a result of regulatory changes affecting advertising and promotion of drugs and medical devices and general economic conditions. The majority of our advertising and sponsorship programs are for terms of approximately four to twelve months. We have relatively few longer term advertising and sponsorship programs. We cannot assure you that our current advertisers and sponsors will continue to use our services beyond the terms of their existing contracts or that they will enter into any additional contracts.

The time between the date of initial contact with a potential advertiser or sponsor regarding a specific program and the execution of a contract with the advertiser or sponsor for that program, as well as the additional time period before our services are delivered, may be longer than expected, especially for medium-sized and larger contracts, and may be subject to delays over which we have little or no control, including as a result of budgetary constraints of the advertiser or sponsor or their need for internal approvals, including internal approvals relating to compliance with the laws and regulations applicable to the marketing of healthcare products. We have experienced, from time to time, a lengthening of this internal review process by pharmaceutical and biotechnology companies, which has resulted in delays in contracting as well as delays in recognizing expected revenue under executed contracts and which may continue to cause such delays. Other factors that could affect the timing of contracting for specific programs with advertisers and sponsors, or receipt of revenue under such contracts, include:

•	the timing of Food and Drug Administration (FDA) approval for new products or for new approved uses for existing products;

•	the timing of FDA approval of generic products that compete with existing brand name products and any increase in the number or significance of such approvals;

•	the timing of withdrawals of products from the market;

•	consolidation of companies in the pharmaceutical and biotechnology industries;

•	the timing of rollouts of new or enhanced services on our public portals;

•	seasonal factors relating to the prevalence of specific health conditions and other seasonal factors that may affect the timing of promotional campaigns for specific products; and

•	the scheduling of conferences for physicians and other healthcare professionals.

Some of our pharmaceutical company customers have experienced patent expirations for certain of their products in the past several years and some are expected to experience patent expirations over the next several years. In the pharmaceutical industry, patent expirations allow for competition from lower-priced generic versions of the patented drugs and generally result in the termination of marketing efforts for the drug. In 2012, we believe that patent expirations led to, and could in the future lead to, overall reductions in marketing, selling and educational expenditures by some of these pharmaceutical companies across their entire product portfolios.

We may be unsuccessful in our efforts to generate advertising and sponsorship revenue from consumer products companies

Much of our advertising and sponsorship revenue has, in the past, come from pharmaceutical, biotechnology and medical device companies. We also seek to generate advertising and sponsorship revenue from consumer products companies that are interested in communicating health-related or safety-related information about their products to our audience. However, while many consumer products companies are increasing the portion of their promotional spending used on the Internet, we cannot assure you that these advertisers and sponsors will find our consumer Websites to be as effective for promoting their products and services as competing channels, which

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include traditional media, Internet search engines, social media Internet sites, general interest consumer sites, and numerous other alternatives. Competition for this business may also result in smaller customer commitments or pressure to reduce prices, both of which could reduce our profit margins even if we are able to generate revenue.

In addition, revenues from consumer products companies are more likely to reflect general economic conditions, and to be reduced to a greater extent during economic downturns, than revenues from pharmaceutical, biotechnology and medical device companies. Accordingly, revenues from this portion of our business may be subject to significant quarter-to-quarter variations and we may be unsuccessful in our efforts to develop it further.

Lengthy sales and implementation cycles for our WebMD Health Services private online portals make it difficult to forecast our revenues from these applications and may have an adverse impact on our business

The period from our initial contact with a potential client for a private online portal and entry into a contract for a subscription to our solution by the client is difficult to predict. In the past, this period has generally ranged from six to twelve months, but in some cases has been longer. Potential contracts may be subject to delays or cancellations due to a client’s internal procedures for approving large expenditures and other factors beyond our control, including the effect of general economic conditions on the willingness of potential clients to subscribe to our WebMD Health Services solution. The time it takes to implement a private online portal is also difficult to predict and has lasted as long as six months from contract execution to the commencement of live operation. Implementation may be subject to delays based on the availability of the internal resources of the client that are needed and other factors outside of our control. As a result, we have limited ability to forecast the timing of revenue from new clients. This, in turn, makes it more difficult to forecast our financial performance for future periods. In addition, some of our client contracts may permit termination, by the client, prior to the end of the stated contract term, which can also make it more difficult to forecast our future financial performance.

During the contracting cycle and the implementation period, we may expend substantial time, effort and money preparing contract proposals, negotiating contracts and implementing our population health management platform without receiving any related revenue. In addition, many of the expenses related to providing our platform are relatively fixed in the short term, including personnel costs and technology and infrastructure costs. If our private portal services revenue is lower than expected, we may not be able to reduce related short-term spending in response. Any shortfall in such revenue would have a direct impact on our results of operations.

Our ability to renew existing agreements with employers and health plans will depend, in part, on our ability to continue to increase usage of our private portal services by their employees and plan members

In a healthcare market where a greater share of the responsibility for healthcare costs and decision-making has been shifting to consumers, use of information technology (including personal health records) to assist consumers in making informed decisions about healthcare has also increased. We believe that through our WebMD Health Services private online portals, including our personal health record application, we are well positioned to play a role in this environment. However, our strategy depends, in part, on increasing usage of our services by our employer and health plan clients’ employees and plan participants and being able to demonstrate a sufficient return on investment and other benefits for our clients from those services. Increasing usage of our private portal services requires us to continue to develop new and updated applications, features and services. In addition, we face competition in the area of healthcare decision-support tools and online health management applications and health information services. Many of our competitors have greater financial, technical, product development, marketing and other resources than we do, and may be better known than we are. We cannot provide assurance that we will be able to meet our development and implementation goals or that we will be able to compete successfully against other vendors offering competitive services and, if we are unable to do so, we may experience static or diminished usage for our private portal services and possible non-renewals of our customer agreements.

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We are beginning to provide condition management services to clients of our WebMD Health Services private portals, which will involve additional risks and challenges and which may not be profitable

We are beginning to provide condition management services to clients of our WebMD Health Services private portals and plan to expand that portion of our business. Our initial offerings include programs targeting individuals struggling with obesity, diabetes, coronary artery disease and congestive heart failure. Our condition management programs include ongoing, intensive one-on-one coaching by condition specialists, along with targeted online resources and progress tracking tools. Providing condition management services involves new risks and challenges for us, including: the need to obtain and retain necessary licenses, permits and regulatory clearances and approvals related to these services; difficulty in quantifying the costs savings and other benefits for our clients from these services; and difficulty in differentiating our condition management services from those of competitors, some of whom may be able to provide such services at a lower cost. We cannot predict the demand among our existing private portals clients and other potential clients for our condition management services and cannot provide assurance that the revenue opportunities from providing these services will justify the costs involved in developing the required capabilities and delivering the services to clients.

Contractual relationships with governmental customers may impose special burdens on us and provide special benefits to those customers, including the right to change or terminate the contract in response to budgetary constraints or policy changes

A portion of our revenues come from customers that are governmental agencies or vendors to such agencies. Government contracts and subcontracts may be subject to some or all of the following:

•	termination when appropriated funding for the current fiscal year is exhausted or becomes unavailable;

•	termination for the governmental customer’s convenience, subject to a negotiated settlement for costs incurred and profit on work completed, along with the right to place contracts out for bid before the full contract term, as well as the right to make unilateral changes in contract requirements, subject to negotiated price adjustments;

•	“most-favored” pricing disclosure requirements that are designed to ensure that the government can negotiate and receive pricing akin to that offered commercially and requirements to submit proprietary cost or pricing data to ensure that government contract pricing is fair and reasonable;

•	commercial customer price tracking requirements that require contractors to monitor pricing offered to a specified class of customers and to extend price reductions offered to that class of customers to the government;

•	reporting and compliance requirements related to, among other things: equal employment opportunity, affirmative action for veterans and for workers with disabilities, and accessibility for the disabled;

•	broader audit rights than we would usually grant to non-governmental customers; and

•	specialized remedies for breach and default or failure to meet service level commitments, including setoff rights, retroactive price adjustments, and civil or criminal fraud penalties, as well as mandatory administrative dispute resolution procedures instead of state contract law remedies.

In addition, certain violations of federal law may subject government contractors to having their contracts terminated and, under certain circumstances, suspension and/or debarment from future government contracts.

Expansion to markets outside the United States will subject us to additional risks

One element of our growth strategy is to seek to expand our online services to markets outside the United States. In certain markets outside the United States, we expect to accomplish this through partnerships or joint ventures with other companies having expertise in the specific country or region, while in other such markets we expect to rely primarily on our own internal resources. For example, in certain markets outside of the United States, we are providing some of our online services in the local language directly to healthcare professionals.

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The provision of online services in foreign languages presents additional challenges. Our company has only recently begun this activity and, therefore, has limited experience in this area. Our participation in international markets is subject to certain other risks beyond those applicable to our operations in the United States, such as:

•	challenges caused by cultural differences;

•	difficulties in staffing and managing operations from a distance;

•	uncertainty regarding liability for services and content;

•	burdens of complying with a wide variety of legal, regulatory and market requirements;

•	variability of economic and political conditions, including the extent of the impact of adverse economic conditions in markets outside the United States;

•	tariffs or other trade barriers;

•	fluctuations in currency exchange rates;

•	potentially adverse tax consequences, including restrictions on repatriation of earnings; and

•	difficulties in protecting intellectual property.

Furthermore, outside the United States, we face competition from locally-based companies that have experience doing business in their home countries or regions and familiarity with local business practices, customs and laws and, as a result, generally do not face, or are better positioned to face, the risks described above.

Risks Related to the Internet and Our Technological Infrastructure

Any service interruption or failure in the systems that we use to provide online services could harm our business

Our online services are designed to operate 24 hours a day, seven days a week, without interruption. However, we have experienced and expect that we will in the future experience interruptions and delays in services and availability from time to time. We rely on internal systems as well as third-party vendors, including data center providers, bandwidth providers and mobile carriers, to provide our online services. We may not maintain redundant systems or facilities for some of these services. In the event of a catastrophic event with respect to one or more of these systems or facilities, we may experience an extended period of system unavailability, which could negatively impact our relationship with users. In addition, system failures may result in loss of data, including user registration data, business intelligence data, content, and other data critical to the operation of our online services, which could cause significant harm to our business and our reputation.

To operate without interruption or loss of data, both we and our service providers must guard against:

•	damage from fire, power loss and other natural disasters;

•	communications failures;

•	software and hardware errors, failures and crashes;

•	security breaches, computer viruses, distributed denial-of-service (DDOS) attacks and similar disruptive problems; and

•	other potential service interruptions.

Any disruption in the network access or co-location services provided by third-party providers to us or any failure by these third-party providers or our own systems to handle current or higher volume of use could significantly harm our business. We exercise little control over these third-party vendors, which increases our vulnerability to problems with services they provide.

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Any errors, failures, interruptions or delays experienced in connection with these third-party technologies and information services or our own systems could negatively impact our relationships with users and adversely affect our brand and our business and could expose us to liabilities to third parties. Although we maintain insurance for our business, the coverage under our policies may not be adequate to compensate us for all losses that may occur. In addition, we cannot provide assurance that we will continue to be able to obtain adequate insurance coverage at an acceptable cost.

Implementation of additions to or changes in hardware and software platforms used to deliver our online services may result in performance problems and may not provide the additional functionality that was expected

From time to time, we implement additions to or changes in the hardware and software platforms we use for providing our online services. During and after the implementation of additions or changes, a platform may not perform as expected, which could result in interruptions in operations, an increase in response time or an inability to track performance metrics. In addition, in connection with integrating acquired businesses, we may move their operations to our hardware and software platforms or make other changes, any of which could result in interruptions in those operations. Any significant interruption in our ability to operate any of our online services could have an adverse effect on our relationships with users and clients and, as a result, on our financial results. We rely on a combination of purchasing, licensing, internal development, and acquisitions to develop our hardware and software platforms. Our implementation of additions to or changes in these platforms may cost more than originally expected, may take longer than originally expected, and may require more testing than originally anticipated. In addition, we cannot provide assurance that additions to or changes in these platforms will provide the additional functionality and other benefits that were originally expected.

If the systems we use to provide online portals experience security breaches or are otherwise perceived to be insecure, our business could suffer

We retain and transmit confidential information, including personal health records, in the processing centers and other facilities we use to provide online services. It is critical that these facilities and infrastructure remain secure and be perceived by the marketplace as secure. A security breach could damage our reputation or result in liability. We may be required to expend significant capital and other resources to protect against security breaches and hackers or to alleviate problems caused by breaches. Despite the implementation of security measures, this infrastructure or other systems that we interface with, including the Internet and related systems, may be vulnerable to physical break-ins, hackers, improper employee or contractor access, computer viruses, programming errors, denial-of-service attacks or other attacks by third parties or similar disruptive problems. Any compromise of our security, whether as a result of our own systems or the systems that they interface with, could reduce demand for our services and could subject us to legal claims from our clients and users, including for breach of contract or breach of warranty.

Our online services are dependent on the development and maintenance of the Internet infrastructure

Our ability to deliver our online services is dependent on the development and maintenance of the infrastructure of the Internet by third parties. The Internet has experienced a variety of outages and other delays as a result of damages to portions of its infrastructure, and it could face outages and delays in the future. The Internet has also experienced, and is likely to continue to experience, significant growth in the number of users and the amount of traffic. If the Internet continues to experience increased usage, the Internet infrastructure may be unable to support the demands placed on it. In addition, the reliability and performance of the Internet may be harmed by increased usage or by denial-of-service attacks. Any resulting interruptions in our services or increases in response time could, if significant, result in a loss of potential or existing users of and advertisers and sponsors on our Websites and, if sustained or repeated, could reduce the attractiveness of our services.

Customers who utilize our online services depend on Internet service providers and other Website operators for access to our Websites. All of these providers have experienced significant outages in the past and could

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experience outages, delays and other difficulties in the future due to system failures unrelated to our systems. Any such outages or other failures on their part could reduce traffic to our Websites.

Third parties may challenge the enforceability of our online agreements

The law governing the validity and enforceability of online agreements and other electronic transactions is evolving. We could be subject to claims by third parties that the online terms and conditions for use of our Websites, including disclaimers or limitations of liability, are unenforceable. A finding by a court that these terms and conditions or other online agreements are invalid could harm our business.

We could be subject to breach of warranty or other claims by clients of our online portals if the software and systems we use to provide them contain errors or experience failures

Errors in the software and systems we use could cause serious problems for clients of our online portals. We may fail to meet contractual performance standards or client expectations. Clients of our online portals may seek compensation from us or may seek to terminate their agreements with us, withhold payments due to us, seek refunds from us of part or all of the fees charged under those agreements or initiate litigation or other dispute resolution procedures. In addition, we could face breach of warranty or other claims by clients or additional development costs. Our software and systems are inherently complex and, despite testing and quality control, we cannot be certain that they will perform as planned.

We attempt to limit, by contract, our liability to our clients for damages arising from our negligence, errors or mistakes. However, contractual limitations on liability may not be enforceable in certain circumstances or may otherwise not provide sufficient protection to us from liability for damages. We maintain liability insurance coverage, including coverage for errors and omissions. However, it is possible that claims could exceed the amount of our applicable insurance coverage, if any, or that this coverage may not continue to be available on acceptable terms or in sufficient amounts. Even if these claims do not result in liability to us, investigating and defending against them would be expensive and time consuming and could divert management’s attention away from our operations. In addition, negative publicity caused by these events may delay or hinder market acceptance of our services, including unrelated services.

Risks Related to the Healthcare Industry, Healthcare Regulation and Internet Regulation

Developments in the healthcare industry could adversely affect our business

Most of our revenue is derived from the healthcare industry and could be affected by changes affecting healthcare spending. We are particularly dependent on pharmaceutical, biotechnology and medical device companies for our advertising and sponsorship revenue. General reductions in expenditures by healthcare industry participants could result from, among other things:

•	government regulation or private initiatives that affect the manner in which healthcare providers interact with patients, payers or other healthcare industry participants, including changes in pricing or means of delivery of healthcare products and services;

•	consolidation of healthcare industry participants;

•	reductions in governmental funding for healthcare; and

•	adverse changes in business or economic conditions affecting healthcare payers or providers, pharmaceutical, biotechnology or medical device companies or other healthcare industry participants.

Federal and state legislatures and agencies periodically consider reforming aspects of the United States healthcare system. Significant federal healthcare reform legislation was enacted in March 2010, as discussed in the next risk factor. Additionally, in Europe, the national health care systems may be reformed from time to time.

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Even if general expenditures by industry participants remain the same or increase, developments in the healthcare industry may result in reduced spending in some or all of the specific market segments that we serve or are planning to serve. For example, use of our products and services could be affected by:

•	changes in the design of health insurance plans;

•	the timing of FDA, or European or other national regulatory authority, approvals of generic products that compete with existing brand name products and any increase in the number or significance of such approvals or of withdrawals of brand name products from the market;

•	the timing of FDA, or European or other national regulatory authority, approvals for new products or few new approved uses for existing products and any decrease in the number or significance of new drugs or medical devices coming to market or new approved uses for existing such products; and

•	decreases in marketing expenditures by pharmaceutical or medical device companies, including as a result of governmental regulation or private initiatives that discourage or prohibit advertising, sponsorship or educational activities by pharmaceutical or medical device companies or that discourage or prohibit their use of online services for some or all such activities.

In addition, our customers’ expectations regarding pending or potential industry developments may also affect their budgeting processes and spending plans with respect to products and services of the types we provide.

The healthcare industry has changed significantly in recent years, and we expect that significant changes will continue to occur. However, the timing and impact of developments in the healthcare industry are difficult to predict. We cannot assure you that the markets for our products and services will continue to exist at current levels or that we will have adequate technical, financial and marketing resources to react to changes in those markets.

The Affordable Care Act could adversely affect our healthcare industry customers and clients, causing them to reduce expenditures, including expenditures for our services

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (which we refer to as the Affordable Care Act), was signed into law in March 2010. The Affordable Care Act makes extensive changes to the system of healthcare insurance and benefits in the U.S. In general, the Affordable Care Act seeks to reduce healthcare costs and decrease the number of uninsured legal U.S. residents by, among other things, requiring individuals to carry, and certain employers to offer, health insurance or be subject to penalties. The Affordable Care Act also imposes new regulations on health insurers, including guaranteed coverage requirements, prohibitions on certain annual and all lifetime limits on amounts paid on behalf of or to plan members, increased restrictions on rescinding coverage, establishment of minimum medical loss ratio requirements, a requirement to cover certain preventive services on a first dollar basis, the establishment of state insurance exchanges and essential benefit packages, and greater limitations on how health insurers price certain of their products. The Affordable Care Act also contains provisions that will affect the revenues and profits of pharmaceutical and medical device companies, including new taxes on certain sales of their products.

Many of the provisions of the Affordable Care Act that expand insurance coverage did not become effective until 2014, and some will not become effective until later, and many provisions will require additional regulations and interpretive guidance to be issued before they will be fully implemented. Some provisions do not apply to health plans that were in place when the Affordable Care Act was enacted and have not been substantially changed since. It is difficult to foresee how individuals and businesses will respond to the choices available to them under the Affordable Care Act. Furthermore, the Affordable Care Act will result in future state legislative and regulatory changes, which we are unable to predict at this time, in order for states to comply with certain provisions of the Affordable Care Act and to participate in grants and other incentive opportunities. In addition, Congress has considered various proposals to repeal some or all of the Affordable Care Act. Accordingly, while we do not currently anticipate any significant adverse effects on WebMD as a direct result of application of the Affordable Care Act to our business or on our company in its capacity as an employer, we are unable to predict what the indirect impacts of the Affordable Care Act will be on WebMD’s business through its

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effects on other healthcare industry participants, including pharmaceutical and medical device companies that are advertisers and sponsors of our public portals and employers and health plans that are clients of our WebMD Health Services private portals. Healthcare industry participants may respond to the Affordable Care Act or to uncertainties created by the Affordable Care Act by reducing their expenditures or postponing expenditure decisions, including expenditures for our services, which could have a material adverse effect on our business.

Government regulation of healthcare creates risks and challenges with respect to our compliance efforts and our business strategies

The healthcare industry is highly regulated and is subject to changing political, legislative, regulatory and other influences. Existing and new laws and regulations affecting the healthcare industry could create unexpected liabilities for us, could cause us to incur additional costs and could restrict our operations. Many healthcare laws are complex, and their application to specific products, services, and business arrangements may not be clear. In particular, many existing healthcare laws and regulations, when enacted, did not anticipate the healthcare information services that we provide. However, these laws and regulations may nonetheless be applied to our products, services, and business arrangements. Our failure to accurately anticipate the application of these laws and regulations, or other failure to comply, could create liability for us, result in adverse publicity and negatively affect our business. Even in areas where we are not subject to healthcare regulation directly, we may become involved in governmental actions or investigations through our relationships with customers that are regulated, and participation in such actions or investigations, even if we are not a party and not the subject of an investigation, may cause us to incur significant expenses. Some of the risks we face from healthcare regulation are as follows:

•	Regulation of Drug and Medical Device Advertising and Promotion. The WebMD Health Network provides services involving advertising and promotion of prescription and over-the-counter drugs and medical devices and claims of nutritional supplements. If the FDA or the Federal Trade Commission (FTC) finds that any of our products and services or any information on The WebMD Health Network, in our mobile applications, or in WebMD Magazine violates applicable regulations and guidance documents, they may take regulatory or judicial action against us and/or the advertiser or sponsor of that information. State attorneys general may take similar action based on their state’s consumer protection statutes. Any increase or change in regulation of drug or medical device advertising and promotion could make it more difficult for us to contract for sponsorships and advertising. In January 2014, the FDA issued a draft guidance clarifying the application of the FDA’s promotional regulations to certain content on social media Websites. We cannot predict how our customers or others in the industry might implement the FDA’s guidance in the future or how its implementation might affect our business. Recent private industry initiatives have resulted in voluntary restrictions, which advertisers and sponsors have agreed to follow. Advertising restrictions apply not only to our business in the United States but also to our operations in Europe. Our European Websites belonging to The WebMD Health Network must comply with the national laws of the respective countries whose physicians they address. Under these European laws, there are several restrictions regarding advertising of drugs or medical devices. There are, in particular, broad prohibitions on the advertising of prescription or reimbursed drugs to the general public, the use of indirect or disguised marketing, and the offering and providing of gifts or benefits with promotional purpose which are not only of minor value. If the relevant European national competent authorities find that any of our products and services, or any information on our Websites or in our mobile applications, violated applicable regulations, they may take regulatory or judicial action against us and/or the advertisers or sponsors of that information. Moreover, our competitors, or even competitors of advertisers and sponsors, may take actions against us and/or advertisers or sponsors of the information. Our advertising and sponsorship revenue could be materially reduced by additional restrictions on the advertising of prescription drugs and medical devices to consumers, whether imposed by law or regulation or required under policies adopted by industry members.

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Anti-Kickback Laws.    There are federal and state laws that govern patient referrals, physician financial relationships and inducements to healthcare providers and patients. The federal healthcare program anti-kickback law prohibits any person or entity from offering, paying, soliciting or receiving anything of value, directly or indirectly, for the referral of patients covered by Medicare, Medicaid and other federal

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healthcare programs or the leasing, purchasing, ordering or arranging for or recommending the lease, purchase or order of any item, good, facility or service covered by these programs. Many states and European countries also have similar anti-kickback laws that are not necessarily limited to items or services for which payment is made by a government healthcare program. These laws are applicable to manufacturers and distributors and, therefore, may restrict how we and some of our customers market products to healthcare providers, including e-details. Any determination by a state, federal, or foreign regulatory agency that any of our practices violate any of these laws could subject us to civil or criminal penalties and require us to change or terminate some portions of our business and could have an adverse effect on our business. Even an unsuccessful challenge by regulatory authorities to our practices could result in adverse publicity and be costly for us to respond to.

•	False Claims Laws. The Federal False Claims Act imposes liability on any person or entity who, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a Federal healthcare program. In addition, various states and European countries have enacted false claim laws analogous to the Federal False Claims Act, and many of these laws apply where a claim is submitted to any third-party payor and not merely a federal healthcare program. When an entity is determined to have violated the Federal False Claims Act, it may be required to pay up to three times the actual damages sustained by the government plus civil penalties. In recent years an increasing number of Federal False Claims Act cases have been brought against drug manufacturers and resulted in significant monetary settlements and imposition of federally supervised corporate integrity agreements in circumstances that include allegations that company-sponsored CME was unlawful off-label promotion. Any action against us for violation of these laws could cause us to incur significant legal expenses and may adversely affect our ability to operate our business. Similarly, False Claims Act actions and resulting corporate integrity agreements involving our customers may influence their willingness to continue to use our services.

•	Medical Professional Regulation. The practice of most healthcare professions requires licensing under applicable state law, as well as under applicable national law of most of the European countries. In addition, the laws in some states and European countries prohibit business entities from practicing medicine. If a state or other enforcement authority determines that some portion of our business violates these laws, they may seek to have us discontinue those portions or subject us to penalties or licensure requirements. Any determination that we are a healthcare provider and have acted improperly as a healthcare provider may result in liability to us.

•	GINA. The Genetic Information Nondiscrimination Act (GINA) prohibits discrimination based on genetic information in employment and in health insurance coverage. The law applies to our private portal customers, including both employers and group health plans. WebMD’s Health Risk Assessment (or HRA), HealthQuotient, is typically offered to employees as a voluntary component of their employer-sponsored wellness program. Title I of GINA can have significant implications for wellness programs offered by group health plans in that it prohibits the collection of genetic information, which includes an individual’s family medical history, prior to or in connection with enrollment or for underwriting purposes. Underwriting purposes include providing incentives or rewards for completion of an HRA that requests genetic information. Title II of GINA prohibits employment discrimination based on genetic information, as well as the request or purchase of genetic information of employees or their family members with limited exceptions, including a limited exception for voluntary wellness programs. WebMD may face challenges as a result of varying interpretations of the law by our customers and by the multiple enforcing agencies including the U.S. Departments of Health and Human Services (HHS), Labor and Treasury and the Equal Employment Opportunity Commission. Interpretations of the law have required us to modify the HealthQuotient product, and we could experience increases in operational costs or decreases in demand for our products. State legislation, such as recent legislation in California prohibiting any form of discrimination by businesses based on genetic information, including in housing, public accommodation, and the provision of emergency services, could have additional implications for service we provide in those states. Similar restrictions may also apply in European countries.

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In September 2013, the FDA issued final guidance regarding mobile medical applications. The FDA intends to regulate only those mobile applications that meet the agency’s definition of “device” and could pose a risk to patients’ safety if they fail to work as intended. The FDA intends to exercise enforcement discretion with respect to certain lower risk mobile applications that meet the device definition. Mobile applications that do not meet the device definition are beyond the FDA’s jurisdiction, and therefore, not subject to the agency’s oversight. We believe that none of our existing online services and mobile applications are subject to regulation as a medical device under applicable FDA regulations. We are required to determine whether FDA regulations would apply to any of our applications and the FDA could disagree with the determination we have made. It is also possible that products or services that we may offer in the future could subject us to such regulation or that current rules could change or be interpreted to apply to some of our existing online services or mobile applications. Complying with such regulations could be burdensome and expensive and could delay our introduction of new services or applications.

We may be subject to claims brought against us as a result of content we provide

Consumers access health-related information through our online services, including information regarding particular medical conditions and possible adverse reactions or side effects from medications. Physicians and other healthcare professionals use our services to access clinical reference sources, commentary from leading medical experts, medical news, and coverage of professional meetings and conferences. If our content, or content we obtain from third parties, contains inaccuracies, it is possible that physicians, consumers, employees, health plan members or others may sue us for various causes of action. Although our Websites and mobile applications contain terms and conditions, including disclaimers of liability, that are intended to reduce or eliminate our liability, the law governing the validity and enforceability of online agreements and other electronic transactions is evolving. We could be subject to claims by third parties that our online agreements with consumers and physicians that provide the terms and conditions for use of our public or private portals or mobile applications are unenforceable. A finding by a court that these agreements are invalid and that we are subject to liability could harm our business and require costly changes to our business.

We have editorial procedures in place to provide quality control of the information that we publish or provide. However, we cannot assure you that our editorial and other quality control procedures will be sufficient to ensure that there are no errors or omissions in particular content. Even if potential claims do not result in liability to us, investigating and defending against these claims could be expensive and time-consuming and could divert management’s attention away from our operations. In addition, our business is based on establishing the reputation of our portals as trustworthy and dependable sources of healthcare information. Allegations of impropriety or inaccuracy, even if unfounded, could harm our reputation and business.

Government regulation of the Internet could adversely affect our business

The Internet and its associated technologies are subject to government regulation. However, whether and how existing laws and regulations in various jurisdictions, including privacy and consumer protection laws, apply to the Internet is still uncertain. Our failure, or the failure of our business partners or third-party service providers, to accurately anticipate the application of these laws and regulations to our products and services and the manner in which we deliver them, or any other failure to comply with such laws and regulations, could create liability for us, result in adverse publicity and negatively affect our business. In addition, new laws and regulations, or new interpretations of existing laws and regulations, may be adopted with respect to the Internet and online services, including in areas such as user privacy, confidentiality, consumer protection, marketing, pricing, content, copyrights and patents, and characteristics and quality of products and services. We cannot predict how these laws or regulations will affect our business.

In Europe, the respective healthcare advertising laws stipulate several restrictions on advertising of drugs and medical devices to the public. In particular, in several countries, the advertising of prescription drugs to the general public is not allowed. Thus, these European countries require access restrictions for Websites that contain such advertisements, which are only allowed to be addressed to healthcare professionals. This means these

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Websites of The WebMD Health Network that are addressed to physicians in specific European countries (such as the Medscape Germany or France Websites) must be accessible only to healthcare professionals by an appropriate access check. If the respective European competent authority does not acknowledge the respective Website to have appropriate access controls, the authority may require us and/or our European entity to establish stricter access controls or ultimately may take action against us and/or our European entity.

Internet and mobile user privacy, personal data security and the use of consumer information to track online activities are major issues both in the United States and abroad. For example, in February 2009, the FTC published Self-Regulatory Principles to govern the tracking of consumers’ activities online in order to deliver advertising targeted to the interests of individual consumers (sometimes referred to as behavioral advertising). These principles serve as guidelines to the industry. In December 2010, following a series of workshops, the FTC issued a preliminary staff report containing a proposed framework for businesses and policymakers for online consumer privacy issues and, in March 2012, the FTC issued a final report setting forth its current views on best practices, to protect the privacy of consumers, to be implemented by companies that collect and use consumer data. Also in March 2012, the White House released a Privacy White Paper that outlined the Obama Administration’s proposal for a new American privacy framework based on a Consumer Bill of Privacy Rights and which called for the development of industry-specific voluntary, enforceable privacy codes of conduct through a collaborative multi-stakeholder process. Both the FTC and the White House called for Congress to develop baseline privacy legislation and the FTC also called on industry to accelerate the pace of self-regulation. In addition, earlier in 2013, the FTC issued a staff report regarding mobile privacy disclosures that included recommendations for privacy disclosures for mobile applications, and the California Attorney General also issued mobile application privacy guidelines. The FTC and state attorneys general continue to pay close attention to Internet privacy issues and the FTC in 2014 plans to hold a seminar focusing on privacy issues associated with “consumer generated and controlled health data,” which may be relevant to services we offer. The FTC and state attorneys general have otherwise been active in investigating and entering into consent decrees under their current unfair or deceptive trade practices authority with companies because of their online privacy and data security practices. There is a possibility of legislation, regulation and increased enforcement activities relating to privacy and behavioral advertising. For example, the FTC issued revised Children’s Online Privacy Protection Act (COPPA) rules in late 2012 that broaden the scope of the regulations, and amended Federal Communications Commission (FCC) rules under the Telephone Consumer Protection Act (TCPA) relating to certain forms of telemarketing and telephone calls, including text messages, took effect in October 2013. The TCPA’s private right of action and statutory damages has made it increasingly popular for class action litigation, and litigation or liability under the TCPA could adversely affect our business. In addition, some bills have been introduced in Congress, and more are expected, that, if passed, could impose substantial new regulations on online behavioral advertising activities. In addition, changes in industry practice (whether on their own or when combined with regulatory changes) could adversely impact our ability to deliver advertisements based on online behavior. For example, it is possible that at some point in the future, it will be a common Internet practice for Websites to honor “Do Not Track” settings in Internet browsers that are turned on by default. Whether through industry practice or in combination with government regulation, such a development could limit our ability to serve advertisements to consumers based on online behavior on third party sites or on our sites, which could adversely affect our revenue.

In Europe, Directive 2009/136/EC of the European Parliament and of the Council requires the user’s full information and consent prior to the installation and use of any so-called “cookie” on a user’s computer. This Directive has been implemented differently, if at all, in member states of the European Union and national requirements to remain compliant with the respective law may vary. Nevertheless, the provisions of this directive, whether effectively implemented in national laws, are now applicable in all the member states of the European Union and enforcement actions are now being considered by local data protection authorities. In addition, in January 2012, the European Commission published a draft General Data Protection Regulation on data protection for the revision of the currently applicable data protection framework. The potential resulting new framework sets out additional requirements for users’ consent for offline and online marketing. If enacted, this instrument will further strengthen the already very densely regulated area of Internet privacy in Europe. In

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addition, this revised European legislation, if adopted, would increase the likelihood of applicability of European law to entities established outside the European Union but processing data of European data subjects.

We have privacy policies posted on our Websites that we believe comply with existing applicable laws requiring notice to users about our information collection, use and disclosure practices. We also notify users about our information collection, use and disclosure practices relating to data we receive through offline means such as paper health risk assessments. Moreover, we take steps to reasonably protect certain sensitive personal information we hold. We cannot assure you that the privacy policies and other statements we provide to users of our products and services, or our practices, will be found sufficient to protect us from liability or adverse publicity in this area. A determination by a state or federal agency or court, or European data protection authority or competent court, that any of our practices do not meet applicable standards, or the implementation of new standards or requirements, could adversely affect our business.

Failure to comply with laws relating to privacy and security of personal information, including personal health information, could result in liability to us and concerns about privacy-related issues could damage our reputation and our business

Privacy and security of personal information stored or transmitted electronically, including personal health information, is a major issue in the United States and abroad. While we strive to comply with all applicable privacy and security laws and regulations, as well as our own posted privacy policies, legal standards for privacy including, but not limited to, “unfairness” and “deception” as enforced by the FTC and state attorneys general continue to evolve and any failure or perceived failure to comply may result in proceedings or actions against us by government entities or others, or could cause us to lose users and customers, which could have a material adverse effect on our business. There has been an increase in the number of private privacy-related lawsuits filed against companies recently. In addition, we are unable to predict what additional legislation or regulation in the area of privacy of personal information, including personal health information, could be enacted and what effect that could have on our operations and business. Concerns about our practices with regard to the collection, use, disclosure, or security of personal information or other privacy-related matters, even if unfounded and even if we are in compliance with applicable laws, could damage our reputation and harm our business.

The Privacy Standards and Security Standards under the Health Insurance Portability and Accountability Act of 1996 (or HIPAA), as amended by the Health Information Technology for Economic and Clinical Health (HITECH) Act of 2009, establish a set of national privacy and security standards for the protection of individually identifiable health information by health plans, healthcare clearinghouses and healthcare providers (referred to as “covered entities”) and their “business associates,” which are persons or entities that perform certain services for, or on behalf of, a covered entity that involve the use or disclosure of protected health information. Certain portions of our business, such as those managing employee or plan member health information for employers or health plans, are subject to HIPAA as business associates of covered entities. In addition to imposing privacy and security requirements, HIPAA also creates obligations for us to report any unauthorized use or disclosure of protected health information, known as a breach, to our covered entity customers. The 2013 final HITECH rule modifies the breach reporting standard in a manner that will likely make more data security incidents qualify as reportable breaches. In addition, HITECH and its implementing regulations impose similar data breach notification requirements on vendors of personal health records that require us to notify affected individuals and the FTC in the event of a data breach involving the unsecured personal information of users of our public portal services. Violations of HIPAA may result in civil and criminal penalties and could damage our reputation and harm our business. HITECH increased civil penalty amounts for violations of HIPAA and significantly strengthens enforcement by requiring the HHS to conduct periodic audits to confirm compliance and authorizing state attorneys general to bring civil actions seeking either injunctions or damages in response to violations of HIPAA Privacy Standards and Security Standards that threaten the privacy of state residents. We cannot assure you that we will adequately address the risks created by these amended HIPAA Privacy Standards and Security Standards. In addition, we are unable to predict what changes to these Standards might be made in the future or how those changes, or other changes in applicable laws and regulations, could affect our business.

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In Europe, the current national implementations of the existing general data protection Directive 95/46/EC and of the e-Privacy Directive 2002/58/EC provide for criminal and administrative sanctions in case of violations, even though criminal sanctions are very rarely imposed. For example, France and Germany provide for administrative fines of up to 300,000 Euros (approximately 360,000 USD) in case of illegal collection or processing of personal identifiable information. Under the new draft General Data Protection Regulation on data protection proposed by the European Commission in January 2012, as modified by the European Parliament in October 2013, fines of up to 100,000,000 Euros (approximately 120,000,000 USD) or up to 5% of the global turnover of the infringer could be imposed.

Failure to maintain CME accreditation could adversely affect Medscape, LLC’s ability to provide online CME offerings

Medscape, LLC’s continuing medical education (or CME) activities are planned and implemented in accordance with the current Essential Areas and Elements and the Policies of the Accreditation Council for Continuing Medical Education (or ACCME), which oversees providers of CME credit, and other applicable accreditation standards. ACCME’s standards for commercial support of CME are intended to assure, among other things, that CME activities of ACCME-accredited providers, such as Medscape, LLC, are independent of “commercial interests,” which are defined as entities that produce, market, re-sell or distribute healthcare goods and services, excluding certain organizations. “Commercial interests,” and entities owned or controlled by “commercial interests,” are ineligible for accreditation by the ACCME.

From time to time, the ACCME revises its standards for commercial support of CME. As a result of certain past ACCME revisions, we adjusted our corporate structure and made changes to our management and operations intended to allow Medscape, LLC to provide CME activities that are developed independently from programs developed by its sister companies, which may not be independent of “commercial interests.” We believe that these changes allow Medscape, LLC to satisfy the applicable standards.

Medscape, LLC’s current ACCME accreditation expires in 2016. In order for Medscape, LLC to renew its accreditation, it will be required to demonstrate to the ACCME that it continues to meet ACCME requirements. If Medscape, LLC fails to maintain its status as an accredited ACCME provider (whether at the time of such renewal or at an earlier time as a result of a failure to comply with existing or additional ACCME standards), it will not be permitted to accredit CME activities for physicians and other healthcare professionals. Instead, Medscape, LLC would be required to use third parties to provide such CME-related services. That, in turn, could discourage potential supporters from engaging Medscape, LLC to develop CME or education-related activities, which could have a material adverse effect on our business.

CME regulations also apply in other countries. For example, under German law, certain CME programs must be approved by the State Medical Chamber. Additionally, German CME-related services must be free of commercial/business interests and the provider of CME services must be compliant with German laws and regulations. In France, a similar new regulatory framework that restricts the organization of CME activities has been completed. These or similar restrictions in other countries may restrict our ability to carry out activities related to CME programs and/or refer to drugs or medical devices in such CME programs. Moreover, if we are not able to demonstrate compliance with these regulations, applicable approvals may not be obtained from governmental authorities, which may impact our ability to provide CME-related services and which could have an adverse effect on our business.

Government regulation and industry initiatives could adversely affect the volume of sponsored online CME programs implemented through our Websites or require changes to how Medscape, LLC offers CME

CME activities may be subject to government oversight or regulation by Congress, the FDA, HHS, and state regulatory agencies. Medscape, LLC and/or the sponsors of the CME activities that Medscape, LLC accredits may be subject to enforcement actions if any of these CME activities are deemed improperly promotional, potentially leading to the termination of sponsorships. Medscape, LLC and/or the sponsors of the CME activities that Medscape, LLC accredits also could be affected by industry initiatives regarding funding for CME.

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During the past several years, educational activities, including CME, directed at physicians have been subject to increased governmental scrutiny to ensure that sponsors do not influence or control the content of the activities. The Department of Justice continues to examine CME sponsorship by manufacturers. In response, pharmaceutical and medical device companies have developed and implemented internal controls and procedures that promote adherence to applicable regulations and requirements. In implementing these controls and procedures, supporters of CME may interpret the regulations and requirements differently and may implement varying procedures or requirements. These controls and procedures:

•	may discourage pharmaceutical companies from providing grants for independent educational activities;

•	may slow their internal approval for such grants;

•	may reduce the volume of sponsored educational programs that Medscape, LLC produces to levels that are lower than in the past, thereby reducing revenue; and

•	may require Medscape, LLC to make changes to how it offers or provides educational programs, including CME.

In June 2011, the American Medical Association’s House of Delegates approved a report entitled “Financial Relationships with Industry in Continuing Medical Education” that largely adopts the CME ethical principles already espoused by other industry and accreditation organizations, including ACCME, PhRMA, and AdvaMed. Although the report recognizes that industry support of CME may help make CME more accessible and affordable, the report proposes that CME should, when possible, be provided without commercial support and without the participation of individuals who have financial interest in the educational subject matter. It is possible that the recommendations contained in this report, or other voluntary industry guidelines, could negatively influence the availability of commercial support for Medscape CME programs and/or physician participation in Medscape CME programs funded by commercial support.

Future changes to laws, regulations or accreditation standards, or to the internal compliance programs of supporters or potential supporters, may further discourage, significantly limit, or prohibit supporters or potential supporters from engaging in educational activities with Medscape, LLC, or may require Medscape, LLC to make further changes in the way it offers or provides educational activities.

Failure to comply with applicable anti-corruption laws could subject us to penalties and other adverse consequences

The United States and other countries have adopted anti-corruption laws that generally prohibit directly or indirectly giving, offering or promising inducements to public officials to elicit an improper commercial advantage. Under applicable U.S., German, and most European law, this prohibition has been interpreted to apply to doctors and other medical professionals who work in state-run hospitals and state-run healthcare systems. Some of these laws also prohibit directly or indirectly giving, offering or promising (and, in some cases, accepting or soliciting) inducements to (or from) private parties to elicit (or grant) an improper commercial advantage. In recent years, the U.S. Government has brought enforcement actions that led to significant monetary penalties against several companies operating in the global healthcare industry for violations of anti-corruption laws resulting from illegal payments made to non-U.S. medical professionals.

As our business expands outside the United States, we (and others acting on our behalf) increasingly interact with non-U.S. doctors and other medical professionals, at least some of whom work in state-run hospitals or healthcare systems. Such interactions inherently increase the risk of violating applicable anti-corruption laws. While we believe that we have appropriate compliance policies and procedures in place to mitigate such risk, our personnel and others acting on our behalf could engage in conduct that violates such laws, for which we could be held responsible. Under such circumstances, we could be subject to civil and/or criminal penalties and other consequences that could have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities and the price of our Common Stock and other securities could be adversely affected if we were to become the target of any resulting negative publicity.

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Other Risks Applicable to Our Company and to Ownership of Our Securities

Provisions in our organizational documents and Delaware law may inhibit a takeover, which could adversely affect the value of our Common Stock

Our Restated Certificate of Incorporation and Bylaws, as well as Delaware corporate law, contain provisions that could delay or prevent a change of control or changes in our management and board of directors that holders of our Common Stock might consider favorable and may prevent them from receiving a takeover premium for their shares. These provisions include, for example, our classified board structure and the authorization of our board of directors to issue up to 50 million shares of preferred stock without a stockholder vote. In addition, our Restated Certificate of Incorporation provides that stockholders may not act by written consent and may not call special meetings. These provisions apply even if an offer to purchase our company may be considered beneficial by some of our stockholders. If a change of control or change in management is delayed or prevented, the market price of our Common Stock could decline.

If certain transactions occur with respect to our capital stock, limitations may be imposed on our ability to utilize net operating loss carryforwards and tax credits to reduce our income taxes

WebMD has substantial accumulated net operating loss (NOL) carryforwards and tax credits available to offset taxable income in future tax periods. If certain transactions occur with respect to WebMD’s capital stock (including issuances, redemptions, recapitalizations, exercises of options, conversions of convertible debt, purchases or sales by 5%-or-greater shareholders and similar transactions) that result in a cumulative change of more than 50% of the ownership of capital stock over a three-year period (as determined under rules prescribed by Section 382 of the U.S. Internal Revenue Code and applicable Treasury regulations), an annual limitation would be imposed with respect to the ability to utilize WebMD’s NOL carryforwards and federal tax credits that existed at the time of the ownership change.

In November 2008, HLTH repurchased shares of its Common Stock in a tender offer. The tender offer resulted in a cumulative change of more than 50% of the ownership of HLTH’s capital, as determined under rules prescribed by Section 382 of the Code and applicable Treasury regulations. As a result of this ownership change, there is an annual limitation imposed on the amount of the NOL carryforwards and federal tax credits existing at the time of the ownership change that we may use to offset income in each tax year following the ownership change.

On April 3, 2012, WebMD completed a tender offer through which we repurchased 5,769,230 shares of WebMD Common Stock at a price of $26.00 per share (the “2012 Tender Offer”). On September 10, 2013, WebMD completed a tender offer through which we repurchased 5,000,000 shares of WebMD Common Stock at a price of $34.00 per share (the “2013 Tender Offer”). Completion of the 2012 Tender Offer and the 2013 Tender Offer may increase the possibility of another ownership change and corresponding annual limitation, which could decrease the existing annual limitation and would apply to all NOL carryforwards and tax credits generated prior to this potential new ownership change.

We may not be successful in protecting our intellectual property and proprietary rights

Our intellectual property and proprietary rights are important to our businesses. The steps that we take to protect our intellectual property, proprietary information and trade secrets may prove to be inadequate and, whether or not adequate, may be expensive. We rely on a combination of trade secret, patent and other intellectual property laws and confidentiality procedures and non-disclosure contractual provisions to protect our intellectual property. We cannot assure you that we will be able to detect potential or actual misappropriation or infringement of our intellectual property, proprietary information or trade secrets. Even if we detect misappropriation or infringement by a third party, we cannot assure you that we will be able to enforce our rights at a reasonable cost, or at all. In addition, our rights to intellectual property, proprietary information and trade secrets may not prevent independent third-party development and commercialization of competing products or services.

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Third parties may claim that we are infringing their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from providing certain services, which may harm our business

We have been, and may continue to be, subject to claims that we are misappropriating or infringing intellectual property or other proprietary rights of others. These claims, even if not meritorious, may be expensive to defend and divert management’s attention from our operations. If we become liable to third parties for infringing these rights, we could be required to pay a substantial damage award and to develop non-infringing technology, obtain a license or cease selling the products or services that use or contain the infringing intellectual property. We may be unable to develop non-infringing products or services or obtain a license on commercially reasonable terms, or at all. We may also be required to indemnify our customers if they become subject to third-party claims relating to intellectual property that we license or otherwise provide to them, which could be costly.

Acquisitions, business combinations and other transactions may be difficult to complete and, if completed, may have negative consequences for our business and our security holders

WebMD has been built, in part, through acquisitions. We intend to continue to seek to acquire or to engage in business combinations with companies engaged in complementary businesses. In addition, we may enter into joint ventures, strategic alliances or similar arrangements with third parties. These transactions may result in changes in the nature and scope of our operations and changes in our financial condition. Our success in completing these types of transactions will depend on, among other things, our ability to locate suitable candidates and negotiate mutually acceptable terms with them, and to obtain adequate financing. Significant competition for these opportunities exists, which may increase the cost of and decrease the opportunities for these types of transactions. Financing for these transactions may come from several sources, including:

•	cash and cash equivalents on hand and marketable securities;

•	proceeds from the incurrence of indebtedness; and

•	proceeds from the issuance of common stock, preferred stock, convertible debt or of other securities.

The issuance of additional equity or debt securities could:

•	cause substantial dilution of the percentage ownership of our stockholders at the time of the issuance;

•	cause substantial dilution of our earnings per share;

•	subject us to the risks associated with increased leverage, including a reduction in our ability to obtain financing or an increase in the cost of any financing we obtain;

•	subject us to restrictive covenants that could limit our flexibility in conducting future business activities; and

•	adversely affect the prevailing market price for our outstanding securities.

We do not intend to seek security holder approval for any such acquisition or security issuance unless required by applicable law, regulation or the terms of then-existing securities.

Our business will suffer if we fail to successfully integrate acquired businesses and technologies or to assess the risks in particular transactions

We have in the past acquired, and may in the future acquire, businesses, technologies, services, product lines and other assets. The successful integration of the acquired businesses and assets into our operations, on a cost-effective basis, can be critical to our future performance. The amount and timing of the expected benefits of any acquisition, including potential synergies between our company and the acquired business, are subject to significant risks and uncertainties. These risks and uncertainties include, but are not limited to, those relating to:

•	our ability to maintain relationships with the customers of the acquired business;

•	our ability to retain or replace key personnel of the acquired business;

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•	potential conflicts in sponsor or advertising relationships or in relationships with strategic partners;

•	our ability to coordinate organizations that are geographically diverse and may have different business cultures; and

•	compliance with regulatory requirements.

We cannot guarantee that any acquired businesses will be successfully integrated with our operations in a timely or cost-effective manner, or at all. Failure to successfully integrate acquired businesses or to achieve anticipated operating synergies, revenue enhancements or cost savings could have a material adverse effect on our business, financial condition and results of operations.

Although our management attempts to evaluate the risks inherent in each transaction and to value acquisition candidates appropriately, we cannot assure you that we will properly ascertain all such risks or that acquired businesses and assets will perform as we expect or enhance the value of our company as a whole. In addition, acquired companies or businesses may have larger than expected liabilities that are not covered by the indemnification, if any, that we are able to obtain from the sellers.

We may not be able to raise additional funds when needed for our business or to exploit opportunities

Our future liquidity and capital requirements will depend upon numerous factors, including the success of our service offerings, market developments, and repurchases of our Common Stock. We may need to raise additional funds to support expansion, develop new or enhanced applications and services, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. If required, we may raise such additional funds through public or private debt or equity financing, strategic relationships or other arrangements. There can be no assurance that such financing will be available on acceptable terms, if at all, or that such financing will not be dilutive to our stockholders.

WEBMD 2013 ANNUAL REPORT — RISK FACTORS ANNEX

ANNEX F – PAGE 21

ANNEX G

WEBMD HEALTH CORP. 2013 ANNUAL REPORT

EXPLANATION OF NON-GAAP FINANCIAL MEASURES

Annex C above (the “MD&A”) includes both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measures represent earnings before interest, taxes, non-cash and other items (which we refer to as “Adjusted EBITDA”) and related per share amounts. Adjusted EBITDA should be viewed as supplemental to, and not as an alternative for net income or loss calculated in accordance with GAAP (referred to below as “net income”) or income or loss from continuing operations calculated in accordance with GAAP (referred to below as “income from continuing operations”). The MD&A also includes reconciliations of non-GAAP financial measures to GAAP financial measures.

Adjusted EBITDA is used by our management as an additional measure of our company’s performance for purposes of business decision-making, including developing budgets, managing expenditures, and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our company’s financial results that may not be shown solely by period-to-period comparisons of net income or income from continuing operations. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees in order to evaluate our company’s performance. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, particularly those items that are recurring in nature. In order to compensate for those limitations, management also reviews the specific items that are excluded from Adjusted EBITDA, but included in net income or income from continuing operations, as well as trends in those items. The amounts of those items are set forth, for the applicable periods, in the reconciliations of Adjusted EBITDA to net income or income from continuing operations that accompany our press releases and disclosure documents containing non-GAAP financial measures, including the reconciliations contained in the MD&A.

We believe that the presentation of Adjusted EBITDA is useful to investors in their analysis of our results for reasons similar to the reasons why our management finds it useful and because it helps facilitate investor understanding of decisions made by management in light of the performance metrics used in making those decisions. In addition, as more fully described below, we believe that providing Adjusted EBITDA, together with a reconciliation of Adjusted EBITDA to net income or income from continuing operations, helps investors make comparisons between our company and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. However, Adjusted EBITDA is intended to provide a supplemental way of comparing our company with other public companies and is not intended as a substitute for comparisons based on net income or income from continuing operations. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules.

The following is an explanation of the items excluded by us from Adjusted EBITDA but included in net income and income from continuing operations:

•

Depreciation and Amortization.     Depreciation and amortization expense is a non-cash expense relating to capital expenditures and intangible assets arising from acquisitions that are expensed on a straight-line basis over the estimated useful life of the related assets. We exclude depreciation and amortization expense from Adjusted EBITDA because we believe that (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Accordingly, we believe that this exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that the use of

WEBMD 2013 ANNUAL REPORT — EXPLANATION OF NON-GAAP FINANCIAL MEASURES

ANNEX G – PAGE 1

tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

•	Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards to employees. We believe that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in our company’s operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Additionally, we believe that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between our company’s operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

•	Interest Income and Expense. Interest income is associated with the level of marketable debt securities and other interest bearing accounts in which we invest, and interest expense is related to our company’s capital structure (including non-cash interest expense relating to our convertible notes). Interest income and expense varies over time due to a variety of financing transactions and due to acquisitions and divestitures that we have entered into or may enter into in the future. We have, in the past, issued convertible debentures, repurchased shares in cash tender offers and repurchased shares and convertible debentures through other repurchase transactions, and completed the divestiture of certain businesses. We exclude interest income and interest expense from Adjusted EBITDA (i) because these items are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest income and expense will recur in future periods.

•	Income Tax Provision (Benefit). We maintain a valuation allowance on a portion of our net deferred tax assets (including our net operating loss carryforwards), the amount of which may change from quarter to quarter based on factors that are not directly related to our results for the quarter. The valuation allowance is either adjusted through the statement of operations or additional paid-in capital. The timing of such adjustments has not been consistent and as a result, our income tax expense can fluctuate significantly from period to period in a manner not directly related to our operating performance. We exclude the income tax provision (benefit) from Adjusted EBITDA (i) because we believe that the income tax provision (benefit) is not directly attributable to the underlying performance of our business operations and, accordingly, its exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different tax attributes. Investors should note that income tax provision (benefit) will recur in future periods.

•	Other Items. We engage in other activities and transactions that can impact our net income or income from continuing operations. In recent periods, these other items included, but were not limited to: (i) gain or loss on investments; (ii) a restructuring charge; (iii) severance expense; and (iv) loss on repurchases of our convertible notes. We exclude these other items from Adjusted EBITDA because we believe these activities or transactions are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that some of these other items may recur in future periods.

WEBMD 2013 ANNUAL REPORT — EXPLANATION OF NON-GAAP FINANCIAL MEASURES

ANNEX G – PAGE 2

ANNEX H

WEBMD HEALTH CORP.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

Effective as of October 30, 2012

A. Purpose and Role

1.	General. The Audit Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of WebMD Health Corp. (the “Corporation”) to oversee:

•	the accounting and financial reporting processes of the Corporation,

•	the audits of the Corporation’s financial statements, and

•	related matters, including administration of the Corporation’s Code of Business Conduct;

with such oversight responsibilities being delegated by the Board to the Committee to the full extent contemplated by the requirements applicable to audit committees of companies listed for quotation on The NASDAQ Global Market under applicable law and under the listing standards of The NASDAQ Stock Market.

2.	Oversight Role. The Committee’s role is one of oversight, recognizing that the Corporation’s management is responsible for preparing the Corporation’s financial statements and that the Corporation’s registered public accounting firm is responsible for auditing those financial statements. In carrying out its oversight responsibilities, the Committee is not providing any expert or professional certification as to the Corporation’s financial statements or the registered public accounting firm’s work.

3.	Reporting Relationships; Retention Authority. The Corporation’s registered public accounting firm shall report directly to the Committee and the Committee shall have the sole authority to appoint and terminate the Corporation’s registered public accounting firm and to approve the amount of their compensation and shall have the authority to cause its payment by the Corporation. The Corporation’s internal audit function shall also report directly to the Committee. The Committee shall have the sole authority to appoint and terminate any outside parties retained by the Corporation to provide internal audit services and to approve the amount of their compensation and shall have the authority to cause its payment by the Corporation.

B. Composition

1.	Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.

2.	Qualifications. Each member of the Committee shall, in the judgment of the Board (or an appropriate committee of the Board), meet the following requirements (the “Independence Requirements”):

•	all independence requirements, under applicable laws, rules and regulations, for members of audit committees of companies listed for quotation on The NASDAQ Global Market;

•	all applicable independence requirements of The NASDAQ Stock Market for members of audit committees of companies listed for quotation on The NASDAQ Global Market; and

•	being free from any relationship that, in the opinion of the Board (or an appropriate committee of the Board), would interfere with the exercise of independent judgment as a member of the Committee.

In addition, the following additional requirements (together with the Independence Requirements, the “Qualification Requirements”) shall also apply:

•	each member of the Committee shall, in the judgment of the Board (or an appropriate committee of the Board), meet the basic financial literacy requirements, under applicable law, for members of audit committees of companies listed for quotation on The NASDAQ Global Market;

•	each member of the Committee shall, in the judgment of the Board (or an appropriate committee of the Board), meet the basic financial literacy requirements under applicable listing standards of the NASDAQ Stock Market for members of audit committees of companies listed for quotation on The NASDAQ Global Market;

•	each member of the Committee must not have participated in the preparation of the financial statements of the Corporation (or any subsidiary of the Corporation) at any time during the three years prior to appointment as a member of the Committee;

•	at least one member of the Committee shall, in the judgment of the Board (or an appropriate committee of the Board), have previous employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities (which member may be the one who is also an “audit committee financial expert” under applicable rules promulgated by the Securities and Exchange Commission); and

•	at least one member of the Committee shall, in the judgment of the Board (or an appropriate committee of the Board), be an “audit committee financial expert” under the applicable rules promulgated by the Securities and Exchange Commission.

In the event that the Board (or an appropriate committee of the Board) determines that a member ceases to meet the Qualification Requirements applicable to individual members, the Board shall consider the removal and replacement of such member; provided, however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Qualification Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Qualification Requirements (or of there to be an “audit committee financial expert” or a Committee member meeting other qualifications required of one or more Committee members) shall not invalidate decisions made, or actions taken, by the Committee.

3.	Chairperson. A Chairperson of the Committee shall be appointed by the Board or by the Committee. If the Board does not do so, the Committee members shall elect a Chairperson by vote of a majority of the full Committee.

4.	Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled by the Board in accordance with the By-laws of the Corporation.

C. Operations

1.	Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least four times per year. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.

2.	Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER —

EFFECTIVE AS OF OCTOBER 30, 2012

ANNEX H – PAGE 2

pertinent information and reports, as it deems necessary; provided, however, that the Committee members shall meet regularly: with appropriate representatives of the Corporation’s registered public accounting firm without any members of management present; and with the Corporation’s head of internal audit without any other members of management present. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.

3.	Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D. Authority and Responsibilities Delegated to the Committee

1.	The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval.

2.	The Committee shall review and discuss with corporate management and the Corporation’s registered public accounting firm:

•	the unaudited quarterly financial results prior to the release of earnings and/or the quarterly financial statements prior to filing or distribution;

•	the audited financial results for the year and the proposed footnotes to the financial statements prior to filing or distribution, including disclosures of related party transactions;

•	other financial information to be included in the Corporation’s SEC filings, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section;

•	the “Report of Management on Internal Control Over Financial Reporting” and the registered public accounting firm’s attestation of the Report prior to filing or distribution;

•	all major accounting policy matters involved in the preparation of interim and annual financial reports and any deviations from prior practice; and

•	the application of significant accounting and auditing policies, including new pronouncements, to the Corporation’s financial reports.

3.	In consultation with corporate management, the Corporation’s registered public accounting firm and the internal auditors, the Committee shall review the Corporation’s accounting procedures, internal controls, financial reporting processes and disclosure controls and procedures, and shall take such action with respect to any of those matters as the Committee may determine to be necessary or appropriate. The Committee shall annually obtain and review a report from the Corporation’s registered public accounting firm, which shall be delivered prior to and within 90 days of the filing of the audit report with the SEC, which sets forth:

•	all critical accounting policies and practices used by the Corporation,

•	all alternative accounting treatments of financial information within GAAP related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the accounting firm, and

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER —

EFFECTIVE AS OF OCTOBER 30, 2012

ANNEX H – PAGE 3

•	other material written communications between the Corporation’s registered public accounting firm and management.

4.	The Committee shall oversee the work of the Corporation’s registered public accounting firm and evaluate their performance at least annually and shall receive and review:

•	a report by the Corporation’s registered public accounting firm describing the firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	any other required reports from the registered public accounting firm.

5.	At least annually, the Committee shall consider the independence of the registered public accounting firm, including whether the provision by the firm of permitted non-audit services is compatible with independence, and obtain and review a report from, and discuss with, the registered public accounting firm describing all relationships between the auditor and the Corporation.

6.	The Committee shall determine whether to pre-approve, to the extent required by applicable law, all potential audit engagements and any permitted non-audit engagements and the related fees and terms with the Corporation’s registered public accounting firm. The Committee may establish policies and procedures for the engagement of the Corporation’s registered public accounting firm to provide permitted non-audit services. The Committee shall review with management and the registered public accounting firm, at a time when the annual audit plan is being developed, the plan’s timing, scope, staffing, locations, foreseeable issues, priorities and procedures, and the engagement team.

7.	The Committee shall review with the Corporation’s registered public accounting firm, on completion of the annual audit, their experience, any restrictions on their work, cooperation received, significant disagreements with corporate management, their findings and their recommendations. The Committee shall oversee the resolution of any disagreements between corporate management and the registered public accounting firm. The Committee shall discuss with the registered public accounting firm those matters required to be communicated to audit committees by the registered public accounting firm in accordance with law and with professional standards applicable to the registered public accounting firm.

8.	The Committee shall recommend to the Board, based on the reviews performed by the Committee, whether the annual financial statements should be included in the Annual Report on Form 10-K.

9.	The Committee shall oversee the Corporation’s internal auditing program, shall receive regular reports from the Corporation’s internal auditors regarding the results of their procedures and shall receive corporate management’s response and follow-up to those reports. The Committee shall evaluate the Corporation’s internal auditors, including any outside parties retained by the Corporation to provide internal audit services.

10.	The Committee shall review the Corporation’s policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Corporation and major legislative and regulatory developments which could materially impact the Corporation’s contingent liabilities and risks.

11.	The Committee shall review and monitor any programs or procedures that the Corporation has instituted to correct any control deficiencies noted by the Corporation’s registered public accounting firm or the internal auditors in their reviews.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER —

EFFECTIVE AS OF OCTOBER 30, 2012

ANNEX H – PAGE 4

12.	The Committee shall oversee and confirm the rotation, in accordance with applicable law, of the lead audit partner of the Corporation’s registered public accounting firm.

13.	The Committee shall establish policies with respect to hiring by the Corporation of current or former employees of the Corporation’s registered public accounting firm.

14.	The Committee shall administer the Corporation’s Code of Business Conduct in accordance with its terms, shall have authority to construe all terms, provisions, conditions and limitations of the Code and to make factual determinations required for the administration of the Code and, in connection with such administration shall:

•	establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters; and

•	review with management proposed related party transactions (as such term is used in Item 404 of SEC Regulation S-K) and approve any such transactions the Committee determines to be appropriate for the Corporation to enter into.

The Committee shall coordinate with the Nominating & Governance Committee on matters relating to the Corporation’s compliance programs, implementation of the Code of Business Conduct, corporate governance and such other matters as the Committee may determine to be appropriate.

15.	The Committee shall annually prepare a report to stockholders as required to be included in the Corporation’s annual proxy statement filed with the Securities and Exchange Commission.

The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter or as may, from time to time, be delegated by the Board. The adoption of this Charter and any amendments hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.

The Committee shall have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate, to the full extent permitted under applicable law and applicable listing standards of The NASDAQ Stock Market; provided, however, that any decision made pursuant to the foregoing delegation of authority with respect to the Committee authority under Paragraph 6 of this Section D shall be presented to the Committee at its next regularly-scheduled meeting. In addition, the Committee shall have the power to delegate its authority to other members of the Board who meet the Independence Requirements as it deems appropriate, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation; provided, however, that in no event may it delegate its authority to such other members of the Board under Paragraphs 1 through 8 or Paragraph 15 of this Section D. The Committee shall have the power to delegate its authority under Paragraph 14 of this Section D with respect to administration of the Corporation’s Code of Business Conduct to the General Counsel of the Corporation and the Compliance Officer referred to in the Code, except with respect to the authority to amend the Code and to grant waivers to the Corporation’s directors, executive officers and senior financial officers.

The Committee shall have the power to conduct or authorize investigations into any matters within the scope of its responsibilities. The Committee shall have direct access to management of the Corporation and may obtain advice and assistance from the Corporation’s Legal, Human Resources, Tax, Finance, Accounting and Internal Audit Departments and other specialists. The Committee shall have the power to retain consultants, accountants and other outside advisors to advise and assist it in any manner it deems appropriate. The Committee may also retain outside legal counsel, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such consultants, accountants, advisors and counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER —

EFFECTIVE AS OF OCTOBER 30, 2012

ANNEX H – PAGE 5

ANNEX I

WEBMD HEALTH CORP.

AMENDED AND RESTATED COMPENSATION COMMITTEE CHARTER

Effective as of October 30, 2013

A. Purpose

1.	General. The Compensation Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of WebMD Health Corp. (the “Corporation”) to determine the compensation arrangements of the executive officers of the Corporation, to assist the Board in providing oversight of the compensation programs applicable to other employees of the Corporation and to provide assistance and recommendations to the Board with respect to various other aspects of the Corporation’s compensation policies and practices and related matters.

2.	Equity Compensation Plans. The Committee has the authority under the Corporation’s existing equity compensation plans (and shall have the authority under any future equity compensation plans that so provide) to make awards in any form permitted under the respective plans. All option grants and other stock-based awards to executive officers or Board members shall require Committee approval.

B. Composition

1.	Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.

2.	Qualifications. Each member of the Committee shall, in the judgment of the Board (or an appropriate committee of the Board), meet the following requirements (the “Independence Requirements”):

•	all independence requirements, under applicable laws, rules and regulations, for members of compensation committees of companies listed for quotation on the NASDAQ Global Market;

•	all applicable independence requirements of The NASDAQ Stock Market for members of compensation committees of companies listed for quotation on the NASDAQ Global Market; and

•	being free from any relationship that, in the opinion of the Board (or an appropriate committee of the Board), would interfere with the exercise of independent judgment as a member of the Committee.

In addition, each member shall, in the judgment of the Board (or an appropriate committee of the Board), also meet the following additional requirements (together with the Independence Requirements, the “Qualification Requirements”):

•	being “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended); and

•	being “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) (“Section 162(m)”).

In the event that the Board (or an appropriate committee of the Board) determines that a member ceases to meet the Qualification Requirements, the Board shall consider the removal and replacement of such member; provided, however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Qualification Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Qualification Requirements shall not invalidate decisions made, or actions taken, by the Committee.

3.	Chairperson. A Chairperson of the Committee shall be appointed by the Board or by the Committee. If the Board does not do so, the Committee members shall elect a Chairperson by vote of a majority of the full Committee.

4.	Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board in accordance with the By-laws of the Corporation.

C. Operations

1.	Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least twice per year. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.

2.	Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary; provided, however, that the Chief Executive Officer of the Corporation may not be present during voting or deliberations with respect to his or her own compensation arrangements. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.

3.	Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D. Authority and Responsibilities Delegated to the Committee

1.	The Committee shall review and approve compensation arrangements for the Corporation’s Chief Executive Officer and other executive officers and shall have the sole authority to make any determinations and take any actions it determines to be necessary or appropriate in administering any such compensation arrangements.

2.	The Committee shall provide general oversight with respect to compensation policies relating to the Corporation’s other officers and employees and make recommendations to the Board for any changes to such policies that the Committee determines to be necessary or appropriate.

3.	The Committee shall review and approve compensation arrangements for non-employee directors in their capacity as directors and members of the standing committees of the Board. The Committee shall review and approve compensation arrangements for any non-employee directors who provide services to the Corporation other than in their capacity as directors.

4.	The Committee shall evaluate the Chief Executive Officer’s performance in light of the Corporation’s goals and objectives and have the sole authority to determine and approve the compensation level of the Company’s Chief Executive Officer based on this evaluation.

5.	The Committee shall assist the Board and the Nominating & Governance Committee of the Board in overseeing the development of executive succession plans.

6.	The Committee shall administer the Corporation’s equity compensation plans and such other compensation plans as the Board may determine (the “Plans”) in accordance with their terms, shall construe all terms, provisions, conditions and limitations of the Plans and shall make factual determinations required for the administration of the Plans.

AMENDED AND RESTATED COMPENSATION COMMITTEE CHARTER —

EFFECTIVE AS OF OCTOBER 30, 2013

ANNEX I – PAGE 2

7.	The Committee shall have, to the full extent permitted by applicable law, the Certification of Incorporation of the Corporation, the By-laws of the Corporation and the listing standards of The NASDAQ Stock Market applicable to the Corporation, all of the power and authority of the Board with respect to the adoption and amendment of Plans.

8.	The Committee shall review the Plans from time to time, as it deems appropriate, and may recommend to the Board any changes in such Plans that the Committee determines to be necessary or appropriate or, to the full extent permitted by Paragraph 7 of this Section D, use the authority delegated to the Committee by the Board to approve any such changes it determines to be necessary or appropriate.

9.	The Committee shall oversee the Corporation’s policies on structuring compensation for executive officers to preserve tax deductibility and, as and when required, establish and certify the attainment of performance goals pursuant to Section 162(m).

10.	The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval.

11.	The Committee shall oversee disclosure, pursuant to the applicable rules of the Securities and Exchange Commission (the “SEC”), of compensation matters relating to the Corporation, including by: (a) reviewing and discussing with the Corporation’s management the Compensation Discussion and Analysis (CD&A) to be included in the Corporation’s annual proxy statement and Annual Report on Form 10-K (whether directly or by incorporation by reference) and determining whether to recommend to the Board that the CD&A be included in those filings with the SEC; and (b) providing a Compensation Committee Report, for inclusion in those filings, that complies with the rules and regulations applicable to those filings.

12.	The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to make all decisions and determinations relating to: (a) (1) the advisory votes at WebMD’s Annual Meetings of Stockholders regarding WebMD’s executive compensation contemplated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related SEC rules and (2) the form and content of proposals to be included in the Corporation’s proxy materials regarding such advisory votes, including any recommendations to stockholders regarding voting on such proposals; and (b) (1) the frequency of such advisory votes and (2) the form and content of proposals regarding such frequency to be included in the Corporation’s proxy materials, including any recommendations to stockholders regarding voting on such frequency.

13.	The Committee shall oversee the evaluation and management of risks arising from the Company’s compensation plans and practices and, in connection with fulfilling its duties under this Charter, shall consider potential opportunities for mitigation of those risks. In addition, the Committee shall oversee disclosure, pursuant to the applicable rules of the SEC, of such risks and efforts to mitigate such risks.

The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter or as may, from time to time, be delegated by the Board. The adoption of this Charter and any amendments hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.

The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate. In addition, the Committee shall have the power to delegate its authority to other members of the Board and to members of management as it deems appropriate, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation; provided, however, that in no event may it delegate its authority under Paragraphs 1, 3, 4, 6, 7 and 9 of this Section D.

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ANNEX I – PAGE 3

The Committee shall have direct access to management of the Corporation and may obtain advice and assistance from the Corporation’s Legal, Human Resources, Tax, Finance, Accounting and Internal Audit Departments and other specialists.

The Committee shall have the power to retain compensation consultants to assist the Committee in evaluating executive and director compensation or to provide other advice and assistance to the Committee in any manner it deems appropriate. The Committee may also retain outside legal counsel, accountants or other advisors as it deems appropriate to discharge its duties and responsibilities. The Committee has the sole authority to retain and terminate such compensation consultants or advisors (collectively, “Outside Advisors”) and to review and approve their fees and other retention terms and shall have the authority to cause the Company to pay such Outside Advisors. The Committee shall be responsible for the oversight of any such Outside Advisor’s work. Nothing contained in this Charter shall require the Committee to consult with or receive advice from an Outside Advisor, nor shall the Committee be required to accept the advice of any Outside Advisor.

The Committee shall consider the independence of any Outside Advisor in its decision to retain the advisor or when otherwise receiving advice from an advisor and at least annually thereafter. The Committee shall determine whether Outside Advisors are independent in light of the applicable requirements of The NASDAQ Stock Market, considering all factors prescribed under those requirements and any such other factors the Committee determines to be relevant.

Notwithstanding anything to the contrary contained in this Charter, the Committee shall not engage the Company’s independent auditors to perform any services without prior approval of the Audit Committee.

AMENDED AND RESTATED COMPENSATION COMMITTEE CHARTER —

EFFECTIVE AS OF OCTOBER 30, 2013

ANNEX I – PAGE 4

ANNEX J

WEBMD HEALTH CORP.

AMENDED AND RESTATED NOMINATING & GOVERNANCE COMMITTEE CHARTER

Effective as of October 30, 2013

A. Purpose

1.	General. The Nominating & Governance Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of WebMD Health Corp. (the “Corporation”) by combining the responsibilities of the Board’s Nominating Committee and its Governance & Compliance Committee. The Committee shall:

•	assist the Board by actively identifying individuals qualified to become Board members and making recommendations to the Board regarding (a) the persons to be nominated by the Board for election as director at each annual meeting of stockholders, (b) appointments of directors to fill vacancies occurring between annual meetings and (c) appointments of directors to fill newly created directorships, if any, created by expansion of the size of the Board between annual meetings;

•	to evaluate and make recommendations to the Board regarding matters relating to the governance of the Corporation;

•	to assist the Board in coordinating the activities of the Board’s other standing committees, including with respect to the Corporation’s compliance programs; and to provide additional oversight of those compliance programs.

2.	Diversity. The Board believes that diversity is a critical attribute of a well-functioning board. It is the responsibility of the Committee to seek qualified candidates to fill vacancies on the Board that contribute distinctive and useful perspectives to governance that best serves the interests of the Corporation and its stockholders. The Committee shall advise the Board on matters of diversity, including gender, race, culture, thought and geography, and recommend, as necessary, procedures for achieving diversity of viewpoint, background, skills, types of experience, and areas of expertise on the Board.

B. Composition

1.	Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than two members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.

2.	Qualifications. Each member of the Committee shall, in the judgment of the Board (or the Committee or another appropriate committee of the Board), meet the following requirements (the “Independence Requirements”):

•	all independence requirements, under applicable laws, rules and regulations, for members of nominating committees of companies listed for quotation on the NASDAQ Global Market;

•	all applicable independence requirements of The NASDAQ Stock Market for members of nominating committees of companies listed for quotation on the NASDAQ Global Market; and

•	being free from any relationship that, in the opinion of the Board (or the Committee or another appropriate committee of the Board), would interfere with the exercise of independent judgment as a member of the Committee.

In the event that the Board (or the Committee or another appropriate committee of the Board) determines that a member ceases to meet the Independence Requirements, the Board shall consider the removal and replacement of such member; provided, however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Independence Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Independence Requirements shall not invalidate decisions made, or actions taken, by the Committee.

3.	Chairperson. A Chairperson of the Committee shall be appointed by the Board or by the Committee. If the Board does not do so, the Committee members shall elect a Chairperson by vote of a majority of the full Committee.

4.	Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board in accordance with the By-laws of the Corporation.

C. Operations

1.	Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least twice per year, one of which shall be in advance of the Board’s nomination of directors for election at the Corporation’s annual meeting and consideration of other matters relating to the annual meeting. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.

2.	Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.

3.	Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D. Authority and Responsibilities Delegated to the Committee

1.	The Committee shall establish and review with the Board the qualifications and characteristics that it determines should be sought with respect to individual Board members and the Board as a whole and shall review with the Board any changes thereto that it may, from time to time, determine to be appropriate. These qualifications and characteristics shall be designed to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity.

2.	The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval. This assessment shall include a review of procedures developed to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity.

3.

In order to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity, the Committee shall develop director search processes that identify qualified Board

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EFFECTIVE AS OF OCTOBER 30, 2013

ANNEX J – PAGE 2

candidates both in the corporate environment as well as other enterprises, such as government, academia, private enterprise, complex non-profit organizations, and professions that serve them, such as accounting, human resources, and legal services. The search process will be designed so that candidates are not systematically eliminated from the search process due solely to background or organizational affiliation and so that each director search affirmatively seeks to include candidates with diverse backgrounds and skills.

4.	The Committee shall, in accordance with (a) the policies and principles set forth in this Charter and (b) the relevant requirements of applicable law and requirements applicable to companies listed for quotation on the NASDAQ Global Market, identify and recommend to the Board

i.	the persons to be nominated by the Board for election as director at each annual meeting of stockholders,

ii.	persons to be appointed as directors to fill vacancies occurring between annual meetings, and

iii.	persons to be appointed as directors to fill newly created directorships, if any, created by expansion of the size of the Board between annual meetings.

5.	The Committee shall review candidates for the Board recommended by stockholders pursuant to policies and procedures established by the Committee from time to time.

6.	The Committee shall consider whether to recommend to the Board increases or decreases in the size of the Board. The Committee shall consider whether to recommend to the Board (a) changes in the Board committee assignments of existing directors, (b) committee assignments for new directors and (c) the formation of additional Board committees.

7.	The Committee shall evaluate and make recommendations to the Board regarding (a) the governance of the Corporation; (b) Board procedures; and (c) related matters. Recommendations may include possible changes to the Corporation’s Certificate of Incorporation, By-laws, Board committee charters and other relevant constitutive documents, policy statements or similar materials.

8.	The Committee shall evaluate and make recommendations to the Board regarding any proposals for which a stockholder has provided required notice that such stockholder intends to make at the Annual Meeting of Stockholders, including recommendations regarding the Board’s response and regarding whether to include such proposal in the Corporation’s proxy statement.

9.	The Committee may, if it deems it appropriate to do so, develop and present to the Board for its adoption a set of “Corporate Governance Guidelines,” which shall set forth guidelines in areas such as the function and operations of the Board and its committees.

10.	The Committee shall assess the adequacy of this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval.

11.	The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, be responsible for making any required determinations regarding the independence of the members of the Board.

12.	The Committee shall assist the Board in coordinating the activities of the Board’s other standing committees, including with respect to the Corporation’s compliance programs, and shall provide additional oversight of those compliance programs and related matters.

13.	The Committee shall provide oversight with respect to matters relating to recruitment of senior executives of the Corporation, development of management talent and executive succession planning.

The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter, including the

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objectives set forth in Section A.2 of this Charter with respect to diversity, or as may, from time to time, be delegated by the Board. The adoption of this Charter and any amendments hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.

The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to delegate its authority to subcommittees or individual members of the Committee, as it deems appropriate.

The Committee shall have direct access to management of the Corporation and may obtain advice and assistance from the Corporation’s Legal, Human Resources, Tax, Finance, Accounting and Internal Audit Departments and other specialists. The Committee shall have the power to retain search firms or other advisors to identify director candidates. The Committee may also retain counsel or other advisors, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such search firms, advisors or counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.

AMENDED AND RESTATED NOMINATING & GOVERNANCE COMMITTEE CHARTER —

EFFECTIVE AS OF OCTOBER 30, 2013

ANNEX J – PAGE 4

ANNEX K

WEBMD HEALTH CORP.

AMENDED AND RESTATED

2005 LONG-TERM INCENTIVE PLAN

(AS PROPOSED TO BE AMENDED AND RESTATED AS OF OCTOBER 1, 2014)

ARTICLE 1

PURPOSE

1.1  General.    The purpose of the WebMD Health Corp. 2005 Long-Term Incentive Plan (as it may be amended from time to time, the “Plan”) is to promote the success, and enhance the value, of WebMD Health Corp., a Delaware Corporation (the “Corporation”), by linking the personal interests of its employees, officers, directors and consultants to those of Corporation shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract and retain the services of employees, officers, directors and consultants upon whose judgment, interest and special effort the successful conduct of the Corporation’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees and officers, directors and consultants.

ARTICLE 2

EFFECTIVE DATE

2.1  Effective Date.    The Plan became effective on the date upon which it was initially approved by the Board and the shareholders of the Corporation, which was September 26, 2005 (the “Effective Date”). This amendment and restatement of the Plan is effective as of October 1, 2014 and reflects the amendments to the Plan approved by stockholders of the Corporation on October 1, 2014 and all prior amendments.

ARTICLE 3

DEFINITIONS

3.1  Definitions.    When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence and is not otherwise defined in the Plan, the word or phrase shall generally be given the meaning ascribed to it in this Section. The following words and phrases shall have the following meanings:

(a)  “1933 Act” means the Securities Act of 1933, as amended from time to time.

(b)  “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

(c)  “Affiliate” means any Parent or Subsidiary and any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Corporation.

(d)  [intentionally omitted]

(e)  “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Dividend Equivalent Award or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(f)  “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(g)  “Board” means the Board of Directors of the Corporation.

(h)  “Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Corporation or an affiliated company, provided, however, that if there is no such employment agreement in which such term is defined, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Corporation, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Corporation, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Corporation.

(i)  “Change of Control” means and includes the occurrence of any one of the following events:

(i)  individuals who, at the effective date of the Initial Public Offering, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act (“Election Contest”)) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii)  any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of the Board (the “Corporation Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change of Control of the Corporation by virtue of any of the following acquisitions: (A) any acquisition by a person who is on the Effective Date the beneficial owner of 50% or more of the outstanding Corporation Voting Securities, (B) an acquisition by the Corporation which reduces the number of Corporation Voting Securities outstanding and thereby results in any person acquiring beneficial ownership of more than 50% of the outstanding Corporation Voting Securities, provided that if after such acquisition by the Corporation such person becomes the beneficial owner of additional Corporation Voting Securities that increase the percentage of outstanding Corporation Voting Securities beneficially owned by such person, a Change of Control of the Corporation shall then occur, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Parent or Subsidiary, (D) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (E) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)); or

(iii)  the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation that requires the approval of the Corporation’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Corporation’s assets to an entity that is not an affiliate of the Corporation (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Corporation (in either case, the “Surviving Corporation”) or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the

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Corporation Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Corporation Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Corporation Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Corporation, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of 25% or more of the outstanding Corporation Voting Securities) is the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”).

Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code, and payment or settlement of such Award is to be accelerated in connection with an event that would otherwise constitute a Change of Control, no event set forth in clause (i), (ii) or (iii) will constitute a Change of Control for purposes of the Plan and any Award Agreement unless such event also constitutes a “change in the ownership”, “change in the effective control” or “change in the ownership of a substantial portion of the assets” of the Corporation as defined under Section 409A of the Code and the Treasury guidance promulgated thereunder.

(j)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations promulgated thereunder.

(k)  “Committee” means, subject to the last sentence of Section 4.1, the committee of the Board described in Article 4.

(l)  “Covered Employee” means a covered employee as defined in Section 162(m)(3) of the Code, provided that no employee shall be a Covered Employee until the deduction limitations of Section 162(m) of the Code are applicable to the Corporation and any reliance period under Treasury Regulation Section 1.162-27(f) has expired.

(m)  “Disability” has the meaning ascribed under the long-term disability plan applicable to the Participant. Notwithstanding the above, (i) with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code and (ii) to the extent an Award is subject to Section 409A of the Code, and payment or settlement of the Award is to be accelerated solely as a result of the Participant’s Disability, Disability shall have the meaning ascribed thereto under Section 409A of the Code and the Treasury guidance promulgated thereunder.

(n)  “Dividend Equivalent” means a right granted to a Participant under Article 11.

(o)  “Effective Date” has the meaning assigned such term in Section 2.1.

(p)  “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable; provided, however, that if the Stock underlying an Award is sold on the same day as the date of exercise or settlement or the date on which the restrictions

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ANNEX K – PAGE 3

lapse applicable to Restricted Stock or similar Award through a broker approved by the Corporation, Fair Market Value shall be the actual sale price of the Stock in such transaction or transactions. With respect to awards granted on the effective date of the Corporation’s Initial Public Offering, Fair Market Value shall mean the price at which the Stock is initially offered in the Initial Public Offering.

(q)  “HLTH Corporation” means HLTH Corporation, a Delaware corporation (which was formerly known as Emdeon Corporation).

(r)  “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(s)  “Initial Public Offering” means the underwritten initial public offering of equity securities of the Corporation pursuant to an effective registration statement under the 1933 Act.

(t)  “Non-Employee Director” means a member of the Board who is not an employee of the Corporation or any Parent or Affiliate.

(u)  “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(v)  “Option” means a right granted to a Participant under Article 7 to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(w)  “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(x)  “Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(y)  “Participant” means a person who, as an employee, officer, consultant or director of the Corporation or any Parent, Subsidiary or Affiliate, has been granted an Award under the Plan.

(z)  “Performance Share” means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(aa)  “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(bb)  “Stock” means the $.01 par value common stock of the Corporation (which, beginning immediately following the completion of the merger of HLTH Corporation into the Corporation on October 23, 2009, was no longer referred to as “Class A” and, while otherwise unchanged, began being referred to as “$.01 par value common stock” of the Corporation) and such other securities of the Corporation as may be substituted for Stock pursuant to Article 15.

(cc)  “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(dd)  “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting equity securities or voting power is beneficially owned directly or indirectly by the Corporation. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

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ANNEX K – PAGE 4

ARTICLE 4

ADMINISTRATION

4.1  Committee.    The Plan shall be administered by a committee (the “Committee”) appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Section 162(m) of the Code) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Section 162(m) of the Code and such relief is sought by the Corporation, Section 162(m) of the Code, respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate (a) any Award made by the Committee which Award is otherwise validly made under the Plan or (b) any other action taken by the Committee which action is otherwise validly taken under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

4.2  Action by the Committee.    For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Parent or Affiliate, the Corporation’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.

4.3  Authority of Committee.    Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a)  Designate Participants;

(b)  Determine the type or types of Awards to be granted to each Participant;

(c)  Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)  Determine the terms and conditions of any Award granted under the Plan, including, but not limited to, the exercise price, grant price or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however that any Awards of (i) Restricted Stock or Other Stock-Based Award for which no purchase or exercise price is payable will be scheduled to vest over a period of no less than three years where such vesting is not tied to the attainment of performance goals and (ii) Performance Share Awards, Restricted Stock or Other Stock-Based Awards for which no purchase or exercise price is payable will be scheduled to vest over a period of no less than one year where such vesting is tied to the attainment of performance goals; provided, that, notwithstanding the foregoing, such vesting schedule will not be required for grants of Stock to Non-Employee Directors made to satisfy applicable Board of Director or Committee retainers or fees;

(e)  Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(f)  Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards or other property, or an Award may be canceled, forfeited or surrendered;

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ANNEX K – PAGE 5

(g)  Prescribe the form of each Award Agreement, which need not be identical for each Participant, or amend any Award Agreement;

(h)  Decide all other matters that must be determined in connection with an Award;

(i)  Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j)  Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(k)  Amend the Plan as provided herein.

Notwithstanding the foregoing authority, except as provided in or pursuant to Article 15, the Committee shall not authorize, generally or in specific cases only, for the benefit of any Participant, any adjustment in the exercise price of an Option or the base price of a Stock Appreciation Right, or in the number of shares subject to an Option or Stock Appreciation Right granted hereunder by (i) cancellation of an outstanding Option or Stock Appreciation Right and a subsequent regranting of an Option or Stock Appreciation Right, (ii) amendment to an outstanding Option or Stock Appreciation Right, (iii) substitution of an outstanding Option or Stock Appreciation Right or (iv) any other action that would be deemed to constitute a repricing of such an Award under applicable law, in each case, without prior approval of the Corporation’s stockholders.

4.4  Delegation of Authority.    To the extent not prohibited by applicable laws, rules and regulations, the Board or the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or to one or more directors or executive officers of the Corporation as it deems appropriate under such conditions or limitations as it may set at the time of such delegation or thereafter, except that neither the Board nor the Committee may delegate its authority pursuant to Article 16 to amend the Plan. For purposes of the Plan, references to the Committee shall be deemed to refer to any subcommittee, subcommittees, directors or executive officers to whom the Board or the Committee delegates authority pursuant to this Section 4.4.

4.5  Decisions Binding.    The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1  Number of Shares.    Subject to adjustment as provided in Article 15, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be 23,275,000 shares (the “Maximum Number”). Not more than the Maximum Number of shares of Stock shall be granted in the form of Incentive Stock Options. Subject to Section 5.2, (a) not more than 20% of the shares of Stock available for issuance under the Plan on October 21, 2010 were available for the grant of Restricted Stock Awards, Performance Share Awards and similar Awards for which no purchase or exercise price is paid (“Full Value Awards”); and (b) not more than 20% of the 5,075,000 shares of Stock added to the Plan since July 24, 2012 may be granted as Full Value Awards (the sum of the amounts remaining available for Full Value Awards under clauses (a) and (b) of this sentence, as of any date after July 24, 2012, being referred to as the “Full Value Award Limit”).

5.2  Lapsed Awards.    To the fullest extent permissible under Section 422 of the Code and any other applicable laws, rules and regulations, (i) if an Award is canceled, terminates, expires, is forfeited or lapses for any reason without having been exercised or settled, any shares of Stock subject to the Award will be added back into the Maximum Number and will again be available for the grant of an Award under the Plan and (ii) shares of Stock subject to SARs or other Awards settled in cash shall be added back into the Maximum Number and will

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be available for the grant of an Award under the Plan;  provided, however, that any shares of Stock underlying Full Value Awards that are added back into the Maximum Number pursuant to this Section 5.2 shall increase the Full Value Award Limit. For the sake of clarity, shares tendered or withheld to satisfy the exercise price or tax withholding obligations arising in connection with the exercise or vesting of an Award (including in connection with a “net exercise” as contemplated by Section 7.1(c)) shall not be added back into the Maximum Number and shall not be available for further grant.

5.3  Stock Distributed.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4  Limitation on Awards.    Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15), the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 412,500 (all of which may be granted as Incentive Stock Options); provided, however, that in connection with his or her initial employment with the Corporation, a Participant may be granted Options or SARs with respect to up to an additional 412,500 shares of Stock (all of which may be granted as Incentive Stock Options), which shall not count against the foregoing annual limit. The maximum Fair Market Value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $5,000,000. The maximum number of shares of Stock that may be subject to one or more Performance Share Awards (or used to provide a basis of measurement for or to determine the value of Performance Share Awards) in any one calendar year to any one Participant (determined on the date of grant) shall be 412,500.

ARTICLE 6

ELIGIBILITY

6.1  General.    Awards may be granted only to individuals who are employees, officers, directors or consultants of the Corporation or a Parent or an Affiliate. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Section 162(m) of the Code.

ARTICLE 7

STOCK OPTIONS

7.1  General.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)  Exercise Price.    The exercise price per share of Stock under an Option shall be determined by the Committee at the time of the grant but in no event shall the exercise price be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b)  Time and Conditions of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e) and 7.3. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exerciseable at an earlier date.

(c)  Payment.    Unless otherwise determined by the Committee, the exercise price of an Option may be paid (i) in cash, (ii) by actual delivery or attestation to ownership of freely transferable shares of stock already owned; (iii) by a combination of cash and shares of Stock equal in value to the exercise price or (iv) by such other means as the Committee, in its discretion, may authorize. In accordance with the rules and

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procedures authorized by the Committee for this purpose, an Option may, if the Committee so determines also be exercised through either or both of the following: (i) a “cashless exercise” procedure authorized by the Committee that permits Participants to exercise Options by delivering a properly executed exercise notice to the Corporation together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations or (ii)  a “net exercise” arrangement pursuant to which the Corporation will reduce the number of shares of Stock issued upon exercise by that number of shares of Stock having a Fair Market Value equal to the aggregate exercise price.

(d)  Evidence of Grant.    All Options shall be evidenced by a written Award Agreement between the Corporation and the Participant. The Award Agreement shall include such provisions not inconsistent with the Plan as may be specified by the Committee.

(e)  Exercise Term.    In no event may any Option be exercisable for more than ten years from the date of its grant.

7.2  Incentive Stock Options.    The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a)  Lapse of Option.    An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if an Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

(1)  The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

(2)  The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

(3)  If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant’s termination of employment; provided, however, that if the Participant’s employment is terminated by the Corporation for Cause, the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

(4)  If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant’s termination of employment.

(5)  If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 14, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant’s termination of employment.

(b)  Individual Dollar Limitation.    The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(c)  Ten Percent Owners.    No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes

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of stock of the Corporation or any Parent or Affiliate unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

(d)  Expiration of Incentive Stock Options.    No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

(e)  Right to Exercise.    During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(f)  Directors.    The Committee may not grant an Incentive Stock Option to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Corporation or any Parent or Affiliate but only in that individual’s position as an employee and not as a director.

7.3  Options Granted to Non-Employee Directors.    Notwithstanding the foregoing, Options granted to Non-Employee Directors under this Article 7 shall be subject to the following additional terms and conditions:

(a)  Lapse of Option.    An Option granted to a Non-Employee Director under this Article 7 shall lapse under the earliest of the following circumstances:

(1)  The Option shall lapse as of the option expiration date set forth in the Award Agreement.

(2)  If the Participant ceases to serve as a member of the Board for any reason other than as provided in the proviso to this paragraph (2), the Option shall lapse, unless it is previously exercised, three years after the Participant’s termination as a member of the Board; provided, however, that if the Participant is removed for cause (determined in accordance with the Corporation’s bylaws, as amended from time to time), the Option shall (to the extent not previously exercised) lapse immediately. If the Participant dies during the post termination exercise period specified above and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death, if later than the end of the three year period. Upon the Participant’s death, any exercisable Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.

If a Participant exercises Options after termination of his service on the Board, he may exercise the Options only with respect to the shares that were otherwise exercisable on the date of termination of his service on the Board. Such exercise otherwise shall be subject to the terms and conditions of this Article 7.

(b)  Acceleration Upon Change of Control.    Notwithstanding Section 7.1(b), in the event of a Change of Control, each Option granted to a Non-Employee Director under this Article 7 that is then outstanding immediately prior to such Change of Control shall become immediately vested and exercisable in full on the date of such Change of Control.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1  Grant of Stock Appreciation Rights.    The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)  Right to Payment.    Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1)  The Fair Market Value of one share of Stock on the date of exercise; over

(2)  The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant.

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(b)  Other Terms.    All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, the period in which the Stock Appreciation Right may be exercised (subject to Section 8.1(c) below), the methods of exercise, the methods of settlement, the form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

(c)  Exercise Period.    In no event may a Stock Appreciation Right be exercisable for more than ten years from the date of its grant.

ARTICLE 9

PERFORMANCE SHARES

9.1  Grant of Performance Shares.  The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee, subject to Section 4.3(d). The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant, subject to Section 5.4. All Awards of Performance Shares shall be evidenced by an Award Agreement.

9.2  Right to Payment.    A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

9.3  Other Terms.    Performance Shares may be payable in cash, Stock or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

ARTICLE 10

RESTRICTED STOCK AWARDS

10.1  Grant of Restricted Stock.    The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee, subject to Section 4.3(d). All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

10.2  Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

10.3  Forfeiture.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

10.4  Certificates for Restricted Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

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ARTICLE 11

DIVIDEND EQUIVALENTS

11.1  Grant of Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments (in cash, Stock or other property) equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued, or be deemed to have been reinvested in additional shares of Stock or otherwise reinvested. The terms of any reinvestment of Dividend Equivalents shall comply with Section 409A of the Code.

ARTICLE 12

OTHER STOCK-BASED AWARDS

12.1 Grant of Other Stock-based Awards.    The Committee is authorized, subject to limitations under applicable law and Section 4.3(d), to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, shares of Stock awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, stock units, phantom stock and other Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 13

ANNUAL AWARDS TO NON-EMPLOYEE DIRECTORS

13.1  Grant of Options.    Each Non-Employee Director who is serving in such capacity as of January 1 of each year that the Plan is in effect shall be granted a Non-Qualified Option to purchase 13,200 shares of Stock, subject to adjustment as provided in Article 15. In addition, each Non-Employee Director who is serving in such capacity as of the effective date of the Initial Public Offering shall be granted a Non-Qualified Stock Option to purchase 13,200 shares of Stock on such date. Each such date that Options are to be granted under this Article 13 is referred to hereinafter as a “Grant Date”. In addition, the Committee may, in its sole discretion, permit or require each Non-Employee Director to receive all or any portion of his or her compensation for services as a director in the form of an Award under the Plan with such term and conditions as may be determined by the Committee in its sole discretion.

If on any Grant Date, shares of Stock are not available under the Plan to grant to Non-Employee Directors the full amount of a grant contemplated by the immediately preceding paragraph, then each Non-Employee Director shall receive an Option (a “Reduced Grant”) to purchase shares of Stock in an amount equal to the number of shares of Stock then available under the Plan divided by the number of Non-Employee Directors as of the applicable Grant Date. Fractional shares shall be ignored and not granted.

If a Reduced Grant has been made and, thereafter, during the term of the Plan, additional shares of Stock become available for grant, then each person who was a Non-Employee Director both on the Grant Date on which the Reduced Grant was made and on the date additional shares of Stock become available (a “Continuing Non-Employee Director”) shall receive an additional Option to purchase shares of Stock. The number of newly available shares shall be divided equally among the Options granted to the Continuing Non-Employee Directors; provided, however, that the aggregate number of shares of Stock subject to a Continuing Non-Employee Director’s additional Option plus any prior Reduced Grant to the Continuing Non-Employee Director on the

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applicable Grant Date shall not exceed 13,200 shares (subject to adjustment pursuant to Article 15). If more than one Reduced Grant has been made, available Options shall be granted beginning with the earliest such Grant Date.

13.2  Option Price.    The option price for each Option granted under this Article 13 shall be the Fair Market Value on the date of grant of the Option.

13.3  Term.    Each Option granted under this Article 13 shall, to the extent not previously exercised, terminate and expire on the date ten (10) years after the date of grant of the Option, unless earlier terminated as provided in Section 13.4.

13.4  Lapse of Option.    An Option granted under this Article 13 shall not automatically lapse by reason of the Participant ceasing to qualify as a Non-Employee Director but remaining as a member of the Board. An Option granted under this Article 13 shall lapse under the earliest of the following circumstances:

(1)  The Option shall lapse ten years after it is granted.

(2)  If the Participant ceases to serve as a member of the Board for any reason other than as provided in the proviso to this paragraph (2), the Option shall lapse, unless it is previously exercised, three years after the Participant’s termination as a member of the Board; provided, however, that if the Participant is removed for cause (determined in accordance with the Corporation’s bylaws, as amended from time to time), the Option shall (to the extent not previously exercised) lapse immediately. If the Participant dies during the post termination exercise period specified above and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death, if later than the end of the three year period. Upon the Participant’s death, any exercisable Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.

If a Participant exercises Options after termination of his or her service on the Board, he or she may exercise the Options only with respect to the shares that were otherwise exercisable on the date of termination of his service on the Board. Such exercise otherwise shall be subject to the terms and conditions of this Article 13.

13.5  Cancellation of Options.    Upon a Participant’s termination of service for any reason other than death or Disability, all Options that have not vested in accordance with the Plan shall be cancelled immediately.

13.6  Exercisability.    Subject to Section 13.7, each Option grant under this Article 13 shall be exercisable as to twenty-five percent (25%) of the Option shares on each of the first, second, third and fourth anniversaries of the Grant Date, such that the Options will be fully exercisable after four years from the Grant Date.

13.7  Acceleration Upon Change of Control.    Notwithstanding Section 13.6, in the event of a Change of Control, each Option granted under this Article 13 that is then outstanding immediately prior to such Change of Control shall become immediately exercisable in full on the date of such Change in Control.

13.8  Termination of Article 13.    No Options shall be granted under this Article 13 after January 1, 2015.

13.9  Non-exclusivity.    Nothing in this Article 13 shall prohibit the Committee from making discretionary Awards to Non-Employee Directors pursuant to the other provisions of the Plan before or after January 1, 2015. Options granted pursuant to this Article 13 shall be governed by the provisions of this Article 13 and by other provisions of the Plan to the extent not inconsistent with the provisions of this Article 13.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1  Stand-alone, Tandem, and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, (subject to the last sentence of Section 4.3) or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution

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for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

14.2  Term of Award.    The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(c) applies, five years from the date of its grant).

14.3  Form of Payment for Awards.    Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Corporation or a Parent or Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including, without limitation, cash, Stock, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

14.4  Limits on Transfer.    No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered or hypothecated to or in favor of any party other than the Corporation or a Parent or Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Parent or Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation or other adverse tax consequences, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, state or federal tax or securities laws applicable to transferable Awards. In furtherance of the foregoing, with the consent of the Committee or its designee, a Participant may transfer Awards to such Participant’s family members or trusts or other entities in which the Participant or his or her family members hold 50% or more of the voting or beneficial ownership interest in such trust or entity for estate planning or other tax purpose. Any such permitted transfer shall be subject to such conditions as the Committee or its designee may impose and compliance with applicable federal and state securities laws.

14.5  Beneficiaries.    Notwithstanding Section 14.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and such Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Committee.

14.6  Stock Certificates.    All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.7  Acceleration Upon Death or Disability.    Unless otherwise set forth in an Award Agreement, upon the Participant’s death or Disability during his employment or service as a director, all outstanding Options, Stock Appreciation Rights, Restricted Stock Awards and other Awards in the nature of rights that may be exercised

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shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Non-Qualified Stock Options.

14.8  Acceleration of Vesting and Lapse of Restrictions.    Subject to Sections 7.3(b) and 13.7, the Committee may, in its sole discretion, at any time (including, without limitation, prior to, coincident with or subsequent to a Change of Control) determine that (a) all or a portion of a Participant’s Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or (b) all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare; provided, however, that, with respect to Awards that are subject to Section 409A of the Code, the Committee shall not have the authority to accelerate or postpone the timing of payment or settlement of an Award in a manner that would cause such Award to become subject to the interest and penalty provisions under Section 409A of the Code. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.8. All Awards made to Non-Employee Directors shall become fully vested and, in the case of Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised, fully exercisable in the event of the occurrence of a Change of Control as of the date of such Change of Control.

14.9  Other Adjustments.    If (i) an Award is accelerated under Sections 7.3(b), 13.7 and/or 14.8 or (ii) a Change of Control occurs (regardless or whether acceleration under Sections 7.3(b), 13.7 and/or 14.8 occurs), the Committee may, in its sole discretion, provide (a) that the Award will expire after a designated period of time after such acceleration or Change of Control, as applicable, to the extent not then exercised, (b) that the Award will be settled in cash rather than Stock, (c) that the Award will be assumed by another party to a transaction giving rise to the acceleration or a party to the Change of Control, (d) that the Award will otherwise be equitably converted or adjusted in connection with such transaction or Change of Control, or (e) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated; provided, however, that, with respect to Awards that are subject to Section 409A of the Code, the Committee shall not have the authority to accelerate or postpone the timing of payment or settlement of an Award in a manner that would cause such Award to become subject to the interest and penalty provisions under Section 409A of the Code.

14.10  Performance Goals.    In order to preserve the deductibility of an Award under Section 162(m) of the Code, the Committee may determine that any Award granted pursuant to this Plan to a Participant that is or is expected to become a Covered Employee shall be determined solely on the basis of (a) the achievement by the Corporation or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Corporation’s stock price, (c) the Corporation’s total shareholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (d) the achievement by the Corporation or a Parent or Subsidiary, or a business unit of any such entity, of a specified target, or target growth in, net income, revenues, earnings per share, earnings before income and taxes, and earnings before income, taxes, depreciation and amortization, or (e) any combination of the goals set forth in (a) through (d) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Section 162(m) of the Code), and the Committee has the right for any reason to reduce (but not increase) the Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

14.11  Termination of Employment.    Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur (i) in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries,

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transfers from a Parent or Affiliate to the Corporation, or transfers from one Parent or Affiliate to another Parent or Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a split-off, spin-off, sale or other disposition of the Participant’s employer from the Corporation or any Parent or Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Corporation, a Parent or Affiliate for purposes of Section 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1  General.    Upon or in contemplation of (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, (b) any merger, combination, consolidation, or other reorganization, (c) any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Stock (whether in the form of securities or property), (d) any exchange of Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Stock, or (e) a sale of all or substantially all the business or assets of the Corporation as an entirety, then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:

(i)  proportionately adjust any or all of (A) the number and type of shares of Stock (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (B) the number, amount and type of shares of Stock (or other securities or property) subject to any or all outstanding Awards, (C) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding Awards, (D) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards, or (E) the performance standards applicable to any outstanding Awards, or

(ii)  make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon the distribution or consideration payable to holders of the Stock upon or in respect of such event.

The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the Award. With respect to any Award of an Incentive Stock Option, the Committee may make such an adjustment that causes the option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant. Notwithstanding the foregoing, to the extent possible, all adjustments shall be made in a manner to avoid: (i) an Award that is not already subject to Section 409A of the Code from becoming subject to Section 409A of the Code; and (ii) the imposition of penalties pursuant to Section 409A of the Code.

In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by clause (i) above shall nevertheless be made.

WEBMD 2005 LONG-TERM INCENTIVE PLAN —

AS PROPOSED TO BE AMENDED AND RESTATED AS OF OCTOBER 1, 2014

ANNEX K – PAGE 15

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1  Amendment, Modification and Termination.    The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan; provided, however, that the Board or the Committee may condition any amendment or modification on the approval of shareholders of the Corporation if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

16.2  Awards Previously Granted.    At any time and from time to time, but subject to Section 4.3, the Committee may amend, modify or terminate any outstanding Award or Award Agreement without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination; provided further, however, that the original term of any Option may not be extended. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant. Notwithstanding any provision herein to the contrary, the Committee shall have broad authority to amend the Plan or any outstanding Award under the Plan without approval of the Participant to the extent necessary or desirable (i) to comply with, or take into account changes in or interpretations of, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations or (ii) to ensure that an Award is not subject to interest and penalties under Section 409A of the Code.

ARTICLE 17

GENERAL PROVISIONS

17.1  No Rights to Awards.    No Participant or any eligible participant shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants or eligible participants uniformly.

17.2  No Stockholder Rights.    No Award gives the Participant any of the rights of a shareholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with the exercise, payment or settlement of such Award.

17.3  Withholding.    The Corporation or any Subsidiary, Parent or Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, local and other taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by (i) withholding from the Award shares of Stock or (ii) delivering shares of Stock that are already owned, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The Corporation or any Subsidiary, Parent or Affiliate, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

17.4  No Right to Continued Service.    Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Corporation or any Parent or Affiliate. In its sole discretion, the Board or the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Stock with respect to awards hereunder.

WEBMD 2005 LONG-TERM INCENTIVE PLAN —

AS PROPOSED TO BE AMENDED AND RESTATED AS OF OCTOBER 1, 2014

ANNEX K – PAGE 16

17.5  Unfunded Status of Awards.    The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Affiliate.

17.6  Indemnification.    To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Corporation from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit or proceeding against him; provided such member shall give the Corporation an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold such persons harmless.

17.7  Relationship to Other Benefits.    No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Corporation or any Parent or Affiliate unless provided otherwise in such other plan.

17.8  Expenses; Application of Funds.    The expenses of administering the Plan shall be borne by the Corporation and its Parents or Subsidiaries. The proceeds received by the Corporation from the sale of shares of Stock pursuant to Awards will be used for general corporate purposes.

17.9  Titles and Headings.    The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.10  Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.11  Fractional Shares.    No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down.

17.12  Government and Other Regulations.    The obligation of the Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by government agencies as may be required. To the extent that Awards under the Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws of such jurisdiction and (ii) to avoid adverse tax consequences relating to an Award. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Corporation, one or more sub-plans applicable to separate classes of Participants who are subject to the laws of jurisdictions outside of the United States.

17.13  Securities Law Restrictions.    An Award may not be exercised or settled and no shares of Stock may be issued in connection with an Award unless the issuance of such shares of Stock has been registered under the 1933 Act and qualified under applicable state “blue sky” laws and any applicable foreign securities laws, or the Corporation has determined that an exemption from registration and from qualification under such state “blue

WEBMD 2005 LONG-TERM INCENTIVE PLAN —

AS PROPOSED TO BE AMENDED AND RESTATED AS OF OCTOBER 1, 2014

ANNEX K – PAGE 17

sky” laws is available. The Corporation shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock issued in connection with the Plan. The shares issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee may require each Participant purchasing or acquiring shares of Stock pursuant to an Award under the Plan to represent to and agree with the Corporation in writing that such Participant is acquiring the shares of Stock for investment purposes and not with a view to the distribution thereof. All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange upon which the Stock is then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

17.14  Satisfaction of Obligations.    Subject to applicable law, the Corporation may apply any cash, shares of Stock, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Corporation and its Parents, Subsidiaries or Affiliates in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.

17.15  Section 409A of the Code.    Notwithstanding any contrary provisions of the Plan or an Award Agreement, if any provision of the Plan or an Award Agreement contravenes the requirements of any regulations or Treasury guidance promulgated under Section 409A of the Code or could cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision of the Plan or any Award Agreement shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Board or the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority will contravene Section 409A of the Code or the Treasury guidance promulgated thereunder.

17.16  Governing Law.    To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

17.17  Additional Provisions.    Each Award Agreement may contain such other terms and conditions as the Board or the Committee may determine, provided that such other terms and conditions are not inconsistent with the provisions of this Plan. In the event of any conflict or inconsistency between the Plan and an Award Agreement, the Plan shall govern and the Award Agreement shall be interpreted to minimize or eliminate such conflict or inconsistency. Nothing contained in the Plan shall be construed: (a) to prevent the Company or any Subsidiary from taking any corporate action, whether or not it would have an adverse effect on any Awards made under the Plan; or (b) to provide any rights, not otherwise provided under applicable law, to any participant, beneficiary or other person with respect to the taking of any corporate action by the Company or any Subsidiary.

WEBMD 2005 LONG-TERM INCENTIVE PLAN —

AS PROPOSED TO BE AMENDED AND RESTATED AS OF OCTOBER 1, 2014

ANNEX K – PAGE 18

WEBMD HEALTH CORP.

ANNUAL MEETING OF STOCKHOLDERS

October 1, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Peter Anevski, Lewis H. Leicher and Douglas W. Wamsley as proxies, each with full power of substitution, to represent the undersigned and to vote all shares of stock which the undersigned is entitled in any capacity to vote at the 2014 Annual Meeting of Stockholders of WEBMD HEALTH CORP., to be held at The Ritz-Carlton New York Battery Park, Two West Street, New York, New York 10004, on October 1, 2014, at 9:30 a.m., Eastern time, and at any adjournment or postponement thereof, on the matters set forth on the reverse side and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting or any adjournment or postponement thereof. This proxy revokes all prior proxies given by the undersigned.

WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4, EACH AS SET FORTH THE REVERSE SIDE.

ANNUAL MEETING OF STOCKHOLDERS OF

WEBMD HEALTH CORP.

October 1, 2014

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting and Proxy Statement are available at

https://materials.proxyvote.com/94770V

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

☒	Please mark your votes as in this example.

The Board of Directors recommends a vote “FOR” the election of each of the director nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)
1.	To elect the persons listed below to each serve a three-year term as a Class III director.	☐	☐	☐
NOMINEES:
O William J. Marino
O Herman Sarkowsky
O Kristiina Vuori, M.D.
O Martin J. Wygod
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •)

		FOR	AGAINST	ABSTAIN
2.	Advisory vote to approve WebMD’s executive compensation.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To approve WebMD’s Amended and Restated 2005 Long-Term Incentive Plan, including an increase in the number of shares reserved for issuance.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2014.	☐	☐	☐

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement.

Signature:	Signature:
Date:	Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a corporation, please print the full corporate name and the full title of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and the full title of the duly authorized person executing on behalf of the partnership.